As filed with the Securities and Exchange Commission on March 17, 2010
 Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Colonial Financial Services, Inc. and
Colonial Bank, FSB 401(k) Savings Plan
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	Being applied for
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

2745 S. Delsea Drive
Vineland, New Jersey 08360
(856) 205-0058
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Mr. Edward J. Geletka
President and Chief Executive Officer
2745 S. Delsea Drive
Vineland, New Jersey 08360
(856) 205-0058
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:
Edward A. Quint, Esq.
Eric Luse, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	6,493,388 shares	$10.00	$64,933,880 (1)	$4,630
Participation interests	177,935 interests (2)			(2)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
The securities of Colonial Financial Services, Inc. to be purchased by the Colonial Bank, FSB 401(k) Savings Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

COLONIAL BANK, FSB
401(k) SAVINGS PLAN

Offering of Participation Interests in up to 177,935 Shares of

COLONIAL FINANCIAL SERVICES, INC.
Common Stock

In connection with the adoption of the Plan of Conversion and Reorganization of Colonial Bankshares, MHC, Colonial Financial Services, Inc. is allowing participants in the Colonial Bank, FSB 401(k) Savings Plan (the “Plan”) to invest all or a portion of their accounts in stock units representing an ownership interest in the common stock of Colonial Financial Services, Inc.  Based upon the value of the Plan assets at December 31, 2009, the trustee of the Plan could acquire (through purchase of new shares or exchange of existing shares of Colonial Bankshares, Inc. for shares of Colonial Financial Services, Inc.) up to 177,935 shares of common stock of Colonial Financial Services, Inc., at the purchase price of $10 per share.  This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in stock units representing an ownership interest in the Colonial Financial Services, Inc. Stock Fund at the time of the stock offering.

Colonial Financial Services, Inc.’s prospectus, dated _______, 2010, accompanies this prospectus supplement.  It contains detailed information regarding the conversion and stock offering of Colonial Financial Services, Inc. common stock and the financial condition, results of operations and business of Colonial Bank, FSB.  This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page _____ of the prospectus.

The interests in the Plan and the offering of common stock of Colonial Financial Services, Inc. have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency.  Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Colonial Financial Services, Inc., in the stock offering, of stock units representing an interest in shares of common stock in the Colonial Financial Services, Inc. Stock Fund of the Plan.  No one may use this prospectus supplement to reoffer or resell interests in shares of common stock of Colonial Financial Services, Inc. acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus.  Colonial Financial Services, Inc., Colonial Bank, FSB and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock or stock units representing an ownership interest in common stock of Colonial Financial Services, Inc. shall under any circumstances imply that there has been no change in the affairs of Colonial Bank, FSB or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is _________, 2010.

THE OFFERING

Securities Offered
Colonial Financial Services, Inc. is offering stock units in the Colonial Bank, FSB 401(k) Savings Plan (the “Plan”).  The stock units represent indirect ownership of Colonial Financial Services, Inc.’s common stock through the Colonial Financial Services, Inc. Stock Fund being established under the Plan in connection with the stock offering.  Given the purchase price of $10 per share in the stock offering, the Plan may purchase (or acquire) up to 177,935 shares of Colonial Financial Services, Inc. common stock in the stock offering.

Only employees of Colonial Bank, FSB may become participants in the Plan and only participants may purchase stock units in the Colonial Financial Services, Inc Stock Fund.  Your investment in stock units in connection with the stock offering through the Colonial Financial Services, Inc. Stock Fund is subject to the purchase priorities contained in the Plan of Conversion and Reorganization of Colonial Bankshares, MHC.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Colonial Financial Services, Inc. is contained in the accompanying prospectus.  The address of the principal executive office of Colonial Financial Services, Inc. and Colonial Bank, FSB is 2745 S. Delsea Drive, Vineland, New Jersey 08360.

Colonial Financial Services, Inc. Stock Fund
In connection with the stock offering, you may elect to transfer all or part of your account balances in the Plan to the Colonial Financial Services, Inc. Stock Fund, to be used to purchase stock units representing an ownership interest in the common stock of Colonial Financial Services, Inc. issued in the stock offering.  The Colonial Financial Services Inc. Stock Fund is a new fund in the Plan established to hold share of Colonial Financial Services, Inc.  It is different from the Colonial Bankshares, Inc. Stock Fund, which presently holds shares of Colonial Bankshares, Inc., the mid-tier holding company of Colonial Bank, FSB that will be eliminated in the reorganization of Colonial Bankshares, MHC into Colonial Financial Services, Inc., the newly formed stock holding company of Colonial Bank, FSB.  At the close of the reorganization and offering, shares of Colonial Bankshares, Inc. held in the Colonial Bankshares, Inc. Stock Fund will be exchanged for shares of Colonial Financial Services, Inc. pursuant to the exchange ratio (discussed in greater detail in the accompanying prospectus) and the Colonial Bankshares, Inc. Stock Fund will be merged into and become part of the Colonial Financial Services, Inc. Stock Fund.

Purchase Priorities
All Plan participants are eligible to direct a transfer of funds to the Colonial Financial Services, Inc. Stock Fund. However, such directions are subject to the purchase priorities in the Plan of Conversion and Reorganization of Colonial Bankshares, MHC, which contemplates a subscription offering and a community offering.  In the offering, the purchase priorities are as follows and apply in case more shares are ordered than are available for sale:

Subscription Offering:

(1)	Depositors of Colonial Bank, FSB with $50 or more as of January 31, 2009, get first priority.

(2)	Colonial Bank, FSB’s tax-qualified plans, including the employee stock ownership plan, get second priority.

(3)	Depositors of Colonial Bank, FSB with $50 or more on deposit as of March 31, 2010, get third priority.

(4)	Depositors of Colonial Bank, FSB as of ____________ and borrowers from Colonial Bank, FSB as of January 2, 2003 whose borrowings remained outstanding at the close of business of ___________ __, 20__, get fourth priority.

Community Offering:

(5)	Residents of the New Jersey counties of Cumberland and Gloucester get fifth priority.

Syndicated Community Offering:

(6)	Colonial Bankshares, Inc.’s public stockholders as of ___________ __, ____ get last priority.

If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase stock units representing an ownership interest in shares of Colonial Financial Services, Inc. common stock in the subscription offering and you may use funds in the Plan to pay for the stock units.   You may also be able to purchase stock units representing an ownership interest in shares of Colonial Financial Services, Inc. common stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) if Colonial Financial Services, Inc. determines to allow the Plan to purchase stock through subscription offering category (2), reserved for its tax-qualified employee plans.  If the Plan is not included in category (2), then any order for stock units placed by those ineligible to subscribe in categories (1), (3), and (4) will be considered an order placed in the community offering to members of the general public.  Subscription offering orders, however, will have preference over orders placed in a community offering.

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Allocation of Units
The trustee of the Colonial Financial Services, Inc. Stock Fund will purchase common stock of Colonial Financial Services, Inc. in the stock offering in accordance with your directions.  No later than the end of the subscription offering period, the amount that you elect to transfer from your existing account balances for the purchase of stock units in the Colonial Financial Services, Inc. Stock Fund in connection with the stock offering will be removed from your existing accounts and transferred to a money market account, the Federated Government Obligations Fund, pending the closing of the stock offering.  After the close of the subscription offering period, we will determine whether all or any portion of your order will be filled (if the offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above, and whether the Plan will purchase through category 2).  The amount that can be used toward your order will be applied to the purchase of common stock of Colonial Financial Services, Inc. which will be denominated in stock units in the Plan.

In the event the offering is oversubscribed, i.e., there are more orders for common stock of Colonial Financial Services, Inc. than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase interests in common stock of Colonial Financial Services, Inc. in the offering, the amount that cannot be invested in common stock of Colonial Financial Services, Inc., and any interest earned on such amount, will be transferred from the Federated Government Obligations Fund and reinvested in the existing funds of the Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions).  The prospectus describes the allocation procedures in the event of an oversubscription.  If you choose not to direct the investment of your account balances towards the purchase of any stock units representing an ownership interest in common stock of Colonial Financial Services, Inc. through the Colonial Financial Services, Inc. Stock Fund in connection with the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

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Composition of and Purpose of Stock Units
The Colonial Financial Services, Inc. Stock Fund will invest in the common stock of Colonial Financial Services, Inc.  In addition, the Colonial Financial Services, Inc. Stock Fund will maintain a cash component for liquidity purposes.  Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the Colonial Financial Services, Inc. Stock Fund.  For purchases in the offering, there will be no cash component.  A stock unit will be valued at $10.  After the offering, stock units will consist of a percentage interest in both the common stock of Colonial Financial Services, Inc. and cash held in the Colonial Financial Services, Inc. Stock Fund.  Unit values (similar to the stock’s share price) and the number of units (similar to number of shares) are used to communicate the dollar value of a participant’s account.  Following the stock offering, each day the stock unit value of the Colonial Financial Services, Inc. Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of units held in the fund by all participants as of the previous day’s end.  The change in stock unit value reflects the day’s change in stock price, any cash dividends accrued and the interest earned on the cash component of the fund, less any investment management fees.  The market value and unit holdings of your account in the Colonial Financial Services, Inc. Stock Fund is reported to you on your quarterly statements.

Value of Plan Assets
As of December 31, 2009, the market value of the assets of the Plan was approximately $1,779,351, all of which is eligible to purchase or acquire common stock of Colonial Financial Services, Inc. in the offering. The Plan administrator informed each participant of the value of his or her account balance under the Plan as of December 31, 2009.

Election to Purchase Stock Units in the Stock Offering
In connection with the stock offering, the Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the Plan to the Colonial Financial Services, Inc. Stock Fund.  You do not have to elect to transfer amounts that you have invested in the Colonial Bankshares, Inc. Stock Fund into the Colonial Financial Services, Inc. Stock Fund.  This exchange will take place automatically.  The shares of common stock of Colonial Bankshares, Inc. in the Colonial Bankshares, Inc. Stock Fund will be exchanged for Colonial Financial Services, Inc. common stock pursuant to the exchange ratio.  The trustee of the Plan will subscribe for Colonial Financial Services, Inc. common stock offered for sale in connection with the stock offering, in accordance with each participant’s direction.  In order to purchase stock units representing an ownership interest in common stock of Colonial Financial Services, Inc. in the stock offering through the Plan, you must purchase stock units representing an ownership interest in at least 25 shares in the offering through the Plan.  The prospectus describes maximum purchase limits for investors in the stock offering.  The trustee will pay $10 per stock unit in the offering, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings.

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How to Order Stock in the Offering	Enclosed is a Special Election Form on which you can elect to purchase stock units in the Colonial Financial Services, Inc. Stock Fund in connection with the stock offering. Please note the following stipulations concerning this election:

●	You can direct all or a portion of your current account to the Colonial Financial Services, Inc. Stock Fund in increments of $10.

●	Your election is subject to a minimum purchase of 25 stock units, which equals $250.

●	Your election, plus any order you placed outside the Plan, are together subject to a maximum purchase of 30,000 shares, which equals $300,000.

●	The election period opens ______________, 2010 and closes __________________ p.m., Eastern Time, on ______________________, 2010.

●	During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to purchase stock units in the Colonial Financial Services, Inc. Stock Fund among all other investment funds. However, you will not be permitted to change the investment amounts that you designated to be transferred to the Colonial Financial Services, Inc. Stock Fund on your Special Election Form.

●	After the election period ends, the amounts you designated will be transferred to the Colonial Financial Services, Inc. Stock Fund.

●	The amount transferred to the Colonial Financial Services, Inc. Stock Fund will be held separately until the offering closes. Therefore, this money is not available for distributions, loans, or withdrawals until the transaction is completed, which is after the closing of the subscription offering period.

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If you wish to use all or part of your account balance in the Plan to purchase common stock of Colonial Financial Services, Inc. issued in the stock offering, you should indicate that decision on the Special Election Form.  If you do not wish to make an election, you should check the box at the bottom of the Special Election Form and return the form to L. Joseph Stella, III, at Colonial Bank, FSB, 2745 S. Delsea Drive, Vineland, New Jersey 08360, no later than ________ p.m., New Jersey Time, on ___________.

Order Deadline
If you wish to purchase stock units representing an ownership interest in common stock of Colonial Financial Services, Inc. with  all or part of your Plan account balance, you must return your Special Election Form to L. Joseph Stella, III, at Colonial Bank, FSB, 2745 S. Delsea Drive, Vineland, New Jersey 08360, no later than _______ p.m. on _________, 2010.  You may return your Special Election Form by hand delivery, mail or by faxing it to (856) ___________, so long as it is returned by the time specified.

Irrevocability of Transfer Direction
Once you make an election to transfer amounts to the Colonial Financial Services, Inc. Stock Fund in connection with the stock offering, you may not change your election.  Your election is irrevocable until after the stock offering has concluded.  You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock units among all of the other investment funds on a daily basis.  You may also continue to transfer funds into and out of the Colonial Bankshares, Inc. Stock Fund which will purchase shares of Colonial Bankshares Inc. in the open market (but not in the offering) or sell the shares in your account until the closing of the offering.

Future Direction to Purchase Common Stock
You will be able to purchase stock units representing an ownership interest in stock after the offering through your investment in the Colonial Financial Services, Inc. Stock Fund.  You may direct that your future contributions or your account balance in the Plan be transferred to the Colonial Financial Services, Inc. Stock Fund.  After the offering, to the extent that shares are available, the trustee of the Plan will acquire common stock of Colonial Financial Services, Inc. at your election in open market transactions at the prevailing price.  You may change your investment allocation on a daily basis.  Special restrictions may apply to transfers directed to and from the Colonial Financial Services, Inc. Stock Fund by the participants who are subject to the provisions of section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Colonial Financial Services, Inc.

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Voting Rights of Common Stock
The Plan provides that you may direct the trustee as to how to vote any shares of Colonial Financial Services, Inc. common stock held by the Colonial Financial Services, Inc. Stock Fund, and the interest in such shares that is credited to your account.  If the trustee does not receive your voting instructions, the Plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly.  All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN
Introduction

Colonial Bank, FSB originally adopted the Colonial Bank, FSB 401(k) Plan (the “Plan”) effective as of January 1, 1999, as subsequently amended and restated, effective January 1, 200___, and further amended on __________ (as amended, the “Plan”).  The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Colonial Bank, FSB intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code.  Colonial Bank, FSB will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act  (“ERISA”).  The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA.  As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan).  The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA.  The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan.  Copies of the Plan are available to all employees by filing a request with the Plan Administrator at Colonial Bank, FSB, 2745 S. Delsea Drive, Vineland, New Jersey 08360. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

Employees who are at least 21 years old and have one year of service with Colonial Bank, FSB are eligible to enter the Plan on the first day of the payroll period of the month next following the date on which the employee meets the age and year of service requirements (a year of service includes the performance of at least 1,000 hours of service).  Leased employees, employees covered by a collective bargaining agreement and non-resident alien employees with no United States source income are not eligible to participate in the Plan.  The Plan year is January 1 to December 31 (the “Plan Year”).

As of December 31, 2009, there were approximately 92 employees and former employees with account balances in the Plan and 78 employees participating by making elective deferral contributions.

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Contributions Under the Plan

401(k) Plan Contributions. You are permitted to defer on a pre-tax basis up to 25% of your compensation (expressed in terms of whole percentages), subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf.  For purposes of the Plan, “compensation” means your compensation subject to income tax withholding at the source, as reported on your Form W-2, with all pre-tax contributions added.  In 2010, the annual compensation of each participant taken into account under the Plan is limited to $245,000.  (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code).  You may elect to modify the amount contributed to the Plan by filing a new elective deferral agreement with the Plan administrator at least ten days prior to the payroll period in which you want the modification to take effect.

  Employer Matching Contributions. Colonial Bank, FSB will make matching contributions to the Plan in an amount equal to 50% of the participant’s elective deferrals up to a maximum of 6% of compensation.  If you stop making elective deferrals for any period, Colonial Bank, FSB will also stop making matching contributions for the same period.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2010, the amount of your before-tax contributions may not exceed $16,500 per calendar year.  In addition, if are 50 years old in 2010, you will be able to make a “catch-up” contribution of up to $5,500 in addition to the $16,500 limit.  The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living.  Contributions in excess of these limits, as applicable to you, are known as excess deferrals.  If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral.  In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed.  Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Code limit the amount of employee deferrals and employer matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of employee deferrals and employer matching contributions made by or on behalf of all other employees eligible to participate in the Plan.  A highly compensated employee includes any employee who (1) was a 5% owner of Colonial Financial Services, Inc. at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $110,000.  The dollar amounts in the foregoing sentence may be adjusted annually to reflect increases in the cost of living.  If these limitations are exceeded, the level of deferrals by highly compensated employees may have to be adjusted.

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Benefits Under the Plan

Vesting.  At all times, you have a fully vested, nonforfeitable interest in the 401(k) deferrals you have made, the qualified matching contributions and qualified non-elective contributions and their investment earnings.  Employer matching contributions are subject to a 5-year graded vesting schedule in which such amounts vest in 20% increments after completed year of service until a participant is 100% vested upon completion of five years of service.

Withdrawals and Distributions from the Plan

In-service withdrawals are not permitted under the Plan.  However, in the event of financial hardship, participants may withdraw their elective deferrals.   In addition, participants may obtain a loan from their account balances, subject to restrictions imposed under the Internal Revenue Code.

Withdrawal upon Retirement.  You may withdraw from your account upon attainment or normal retirement age (the later of age 65 or the date five years after you first become eligible to participate in the Plan).  However, if you continue working past your normal retirement age, the distribution of your benefits will be postponed until you actually retire.  You may also leave your account with the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70 ½, except that distributions to a participant (other than a 5% owner) with respect to benefits accrued after the later of the adoption of the Plan or the effective date of the amendment of the Plan must commence no later than the April 1 of the calendar year following the later of the calendar year in which the participant attains age 70 ½ or the calendar year in which the participant retires.  Payment will be made in a single cash payment as soon as administratively possible following your termination of employment, provided that benefit derived from amounts invested in the Employer Stock Fund will be paid in the form of common stock of Colonial Financial Services, Inc.  You may also elect to transfer the value of your accounts to a rollover Individual Retirement Account (IRA), another employer’s qualified plan, a Section 403(b) annuity contract or a Section 457(b) governmental plan maintained by a state or agency of the state, if the other plan or contract permits it.

Withdrawal upon Disability.  You are eligible for a distribution if you become disabled while employed.  You will be considered disabled if you become eligible for long-term disability benefits under a long term disability plan sponsored by your employer.  Benefits will be paid to you at the time you would have reached your Normal Retirement Date, in a single cash payment, provided that benefits derived from amounts invested in the Employer Stock Fund will be paid in the form of common stock of Colonial Financial Services, Inc.  You may also elect to transfer the value of your accounts to a rollover Individual Retirement Account (IRA), another employer’s qualified plan, a Section 403(b) annuity contract or a Section 457(b) governmental plan maintained by a state or agency of the state, if the other plan or contract permits it.

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Withdrawal upon Termination (other than Retirement or Disability).  If you leave employment before you are eligible to retire, for any reason other than disability or death, you will be entitled to the vested value of your Plan account.  If your account is $1,000 or less, your benefits will be paid to you in a single cash payment as soon as administratively possible after your termination of employment, provided that amounts invested in the Employer Stock Fund will be paid in the form of common stock of Colonial Financial Services, Inc.  If the value of your account is greater than $1,000 but does not exceed $5,000 and you have not elected to receive your benefit under an optional form of payment, the value of your account will be transferred to rollover Individual Retirement Account (IRS) established on your behalf by the Plan Administrator.  If you leave employment for reasons other than retirement or disability and the value of your accounts is greater than $5,000, your benefits will be paid to you at the later of your Normal Retirement Date or the time you file the appropriate election form with the Plan Administrator.  Your benefit will be paid in a single cash payment, provided  that benefits derived from amounts invested in the Employer Stock Fund will be paid in the form of common stock of Colonial Financial Services, Inc.  You may also request that the value of your accounts be transferred to a rollover Individual Retirement Account (IRA), to another employer’s qualified plan, a Section 403(b) annuity contract or a Section 457(b) governmental plan maintained by a state or agency of the state, if the other plan or contract permits it.

Withdrawal upon Death.  Upon you death, the full value of your Plan accounts, less any outstanding loans, will be paid to your designated beneficiary.  If you are married, your spouse will automatically be your designated beneficiary, unless you elect otherwise in accordance with the requirements of the Plan.  If you are not married and if there is no designated beneficiary on record, payment will be made to your estate.  If you had not made a valid election as to how payments are to be made, a single cash payment and/or payment in the form of stock of Colonial Financial Services, Inc., if applicable, will be made as soon as administratively possible following your death.  If you had made a valid election or are otherwise scheduled to receive a deferred single cash payment, a single cash payment and/or payment in the form of stock of Colonial Financial Services, Inc., if applicable, will generally be made as of the date you had elected to receive the payment.

Hardship Withdrawals.  You may be eligible for a hardship withdrawal if you have an immediate and substantial financial need to meet certain expenses and you have no other reasonably available resources to meet your need.  Circumstances under which requests for hardship withdrawals made be made include: expenses for medical care incurred by you, your spouse, your dependents or a non-custodial child who is subject to the special rule of Code Section 152(e); purchase of a principal residence; payment of tuition and related educational fees for the next 12 months of post-secondary education for you, your spouse, children or dependents; need to prevent eviction from your principal residence or foreclosure of the mortgage on your primary residence; payments for funeral or burial expenses for your deceased parent, spouse, children or dependents; or expenses for the repair of damage to your principal residence  that would qualify for casualty deduction.  If you qualify for a hardship withdrawal, withdrawals will be made from your accounts in the following order: from your rollover contribution account, if any, from your before-tax contribution account, and from the vested portion of your matching contribution account.  Payment will be made in a cash payment.  You may not make more than one hardship withdrawal in any calendar year.

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Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan trust (the “Trust”) which is administered by the trustee appointed by Colonial Bank, FSB’s Board of Directors.

Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

AIM Capital Development Fund
American Beacon Large Cap Value Fund
Evergreen International Equity Fund
Janus Fund
Neuberger Berman Genesis Fund
PIMCO Total Return Fund
SSgA S&P 500 Index Fund
Sunrise Retirement Capital Preservation Fund
Sunrise Retirement Income Fund
Sunrise Retirement Diversified Income Fund
Sunrise Retirement Balanced Fund
Sunrise Retirement Balanced Equity Fund
Sunrise Retirement Diversified Equity with Income Fund
Sunrise Retirement Diversified Equity Fund
Wells Fargo Stable Value Fund
Colonial Bankshares, Inc. Stock Fund

In connection with the offering, the Plan now provides that in addition to the funds specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the Colonial Financial Services, Inc. Stock Fund.  You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above.  If you fail to provide an effective investment direction, your contributions will be invested in the RSGroup Trust Company Stable Value Fund until such time as you provide an effective investment direction.  Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions.  You may change your investment directions at any time.  This may be done either by telephone or electronic medium. You may also redirect the investment of your investment accounts such that a percentage of any one or more investment accounts may be transferred to any one or more other investment accounts either by telephone or electronic medium.

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Performance History

The following table provides performance data with respect to the investment funds available under the Plan through December 31, 2009:

Performance Return1 As of the Quarter Ended December 31, 2009
Stock Funds	Qtr	1 Year	3 Year	5 Year	10 Year	Since Inception2
AIM Capital Development Fund	5.76%	41.81%	-6.00%	1.13%	2.64%
American Beacon Large Cap Value Fund	5.78%	27.16%	-7.52%	0.59%	4.66%
Evergreen International Equity Fund	1.92%	15.38%	-8.23%	1.92%	1.39%
Janus Fund	6.83%	36.90%	-1.89%	1.56%	-3.92%
Neuberger Berman Genesis Fund	6.69%	26.25%	1.07%	5.19%	11.23%
PIMCO Total Return Fund	0.93%	13.55%	8.91%	6.58%	7.38%
SSgA S&P 500 Index Fund	6.01%	26.22%	-5.73%	0.28%	-1.10%
Sunrise Retirement Capital Preservation Fund	0.80%	9.50%	N/A	N/A	N/A	4.54%
Sunrise Retirement Income Fund	1.57%	12.70%	N/A	N/A	N/A	3.53%
Sunrise Retirement Diversified Income Fund	2.66%	18.12%	N/A	N/A	N/A	2.91%
Sunrise Retirement Balanced Fund	3.07%	21.92%	N/A	N/A	N/A	1.44%
Sunrise Retirement Balanced Equity Fund	4.23%	26.41%	N/A	N/A	N/A	-0.51%
Sunrise Retirement Diversified Equity with Income Fund	4.41%	28.61%	N/A	N/A	N/A	-3.80%
Sunrise Retirement Diversified Equity Fund	4.88%	29.52%	N/A	N/A	N/A	-6.22%
Wells Fargo Stable Return Fund	0.64%	2.53%	3.49%	3.60%	4.17%
Colonial Bankshares, Inc. Stock Fund	0.97%	-7.52%	-48.36%	N/A	N/A	-48.14%

1 For more complete information, see individual fund’s prospectus.
2 Inception date is March 31, 2007.

The following is a description of each of the Plan’s investment funds:

AIM Capital Development Fund.  The AIM Capital Development Fund seeks long-term growth of capital.  The fund invests primarily in common stocks of mid-cap companies.

American Beacon Large Cap Value Fund.  The American Beacon Large Cap Value Fund seeks long-term capital appreciation and current income.  The fund invests in equity securities of large market capitalization U.S. companies that appear to possess above-average earnings growth potential and dividend yields, as well as below-average price to earnings and price to book value ratios.

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Evergreen International Equity Fund.  The Evergreen International Equity Fund seeks long-term capital growth and secondarily, modest income.  The fund invests primarily in equity securities issued by established, quality non-U.S. companies located in countries with developed markets.

Janus Fund.  The Janus Fund seeks long-term growth of capital in a manner consistent with the preservation of capital.  The fund invests primarily in common stocks selected for their growth potential.  Although the fund may invest in companies of any size, it generally invests in larger, more established companies.

Neuberger Berman Genesis Fund.  The Neuberger Berman Genesis Fund seeks growth of capital.  The fund invests mainly in common stocks of companies with market capitalizations of $2 billion or less at the time of purchase.  The fund seeks securities it believes to be undervalued and that are issued by companies that have above-average returns, an established market niche and the ability to finance their own growth.

PIMCO Total Return Fund.  The PIMCO Total Return Fund seeks maximum total return, consistent with preservation of capital and prudent investment management.  The fund normally invests primarily in a diversified portfolio of fixed income instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements.

SSgA S&P 500 Index Fund.  The SSgA S&P 500 Index Fund seeks to replicate the total return of the S&P 500 Index.  The fund invests primarily in stocks in the index in proportion to their weightings in the index.

Sunrise Retirement Capital Preservation Fund.  The Sunrise Retirement Capital Preservation Fund targets 10% of its assets in a diversified mix of equity mutual funds and 90% in fixed-income mutual funds.  The equity allocation includes mutual funds that invest in U.S. large-cap equity securities.  The fixed-income exposure will be invested in intermediate- and short-term fixed-income, as well as money market, mutual funds.  The fund’s strategic asset class targets include: 10% U.S. large-cape equity, 87% fixed-income, and 3% cash equivalents.

Sunrise Retirement Income Fund. The Sunrise Retirement Income Fund targets 25% of its assets in a diversified mix of equity mutual funds and 75% in fixed-income mutual funds.  The equity allocation includes mutual funds that invest in U.S. large-cap and small-cap equity securities.  The fixed-income exposure will be invested in intermediate- and short-term fixed-income, as well as money market, mutual funds.  The fund’s strategic asset class targets include: 20% U.S. large-cap equity, 5% U.S. small-cap equity, 72% fixed-income, and 3% cash equivalents.

Sunrise Retirement Diversified Income Fund.  The Sunrise Retirement Diversified Income Fund targets 40% of its assets in a diversified mix of equity mutual funds and 60% in fixed-income mutual funds.  The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities.  The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds.  The fund’s strategic asset class targets include: 25% U.S. large-cap equity, 10% U.S. mid/small-cap equity, 5% non-U.S. equity, 57% fixed-income, and 3% cash equivalents.

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Sunrise Retirement Balanced Fund.  The Sunrise Retirement Balanced Fund targets 55% of its assets in a diversified mix of equity mutual funds and 45% in fixed-income mutual funds.  The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities.  The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds.  The fund’s strategic asset class targets include: 30% U.S. large-cap equity, 15% U.S. mid/small-cap equity, 10% non-U.S. equity, 42% fixed-income, and 3% cash equivalents.

Sunrise Retirement Balanced Equity Fund.  The Sunrise Retirement Balanced Equity Fund targets 70% of its assets in a diversified mix of equity mutual funds and 30% in fixed-income mutual funds.  The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities.  The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds.  The fund’s strategic asset class targets include: 35% U.S. large-cap equity, 22% U.S. mid/small-cap equity, 13% non-U.S. equity, 27% fixed-income, and 3% cash equivalents.

Sunrise Retirement Diversified Equity with Income Fund.  The Sunrise Retirement Diversified Equity with Income Fund targets 85% of its assets in a diversified mix of equity mutual funds and 15% in fixed-income mutual funds.  The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities.  The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds.  The fund’s strategic asset class targets include: 40% U.S. large-cap equity, 28% U.S. mid/small-cap equity, 17% non-U.S. equity, 12% fixed-income, and 3% cash equivalents.

Sunrise Retirement Diversified Equity Fund.  The Sunrise Retirement Diversified Equity Fund seeks to be 97% invested in a diversified mix of equity mutual funds, including mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities.  The balance will be invested in a money market portfolio.   The fund’s strategic asset class targets include: 42% U.S. large-cap equity, 35% U.S. mid/small-cap equity, 20% non-U.S. equity, and 3% cash equivalents.

Wells Fargo Stable Return Fund.  The Wells Fargo Stable Return Fund seeks safety of principal and consistency of returns with minimal volatility.  The fund is for conservative investors seeking more income than money market funds without the price fluctuation of stock or bond funds.  The fund invests in investment contracts issued by highly rated companies.  These include Guaranteed Investment Contracts (GICs), Security Backed Investment Contracts, Separate Account GICs, and cash equivalents.  The fund is one of the oldest and largest stable value collective funds in the nation and has been managed by the same portfolio management team since 1988.

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Investment in Common Stock of Colonial Financial Services, Inc.

The Colonial Financial Services, Inc. Stock Fund will consist primarily of investments in common stock of Colonial Financial Services, Inc., Inc.  The trustee will use all amounts allocated to the Colonial Financial Services, Inc. Stock Fund in the special election to acquire shares in the conversion and common stock offering.  Shares of Colonial Financial Services, Inc., Inc. which were held in the Colonial Bankshares, Inc. Stock Fund prior to the conversion and common stock offering will be converted into shares of common stock of Colonial Financial Services, Inc., in accordance with the exchange ratio.  After the offering, the trustee will, to the extent practicable, use amounts held by it in the Colonial Financial Services, Inc. Stock Fund, including cash dividends paid on common stock held in the Colonial Financial Services, Inc. Stock Fund, to purchase shares of common stock of Colonial Financial Services, Inc., taking into consideration cash amounts needed to maintain liquidity in the account.  It is expected that all purchases will be made at prevailing market prices.  Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased.  Pending investment in common stock, amounts allocated towards the purchase of shares in the offering will be held in the Colonial Financial Services, Inc. Stock Fund in an interest-bearing account.  In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the 401(k) plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages).

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

 Following the offering, Colonial Financial Services, Inc., Inc., a Maryland corporation  will be 100% owned by its public shareholders, including Colonial Bank, FSB’s tax-qualified plans.  Currently, Colonial Bank, FSB is a wholly-owned subsidiary of Colonial Bankshares, Inc., a federal mid-tier holding company, that is a majority-owned subsidiary of Colonial Bankshares, MHC, a mutual holding company.  The historical performance of the Colonial Bankshares, Inc. Stock Fund, the predecessor to the Colonial Financial Services, Inc. Stock Fund is set forth on page __.  Performance of the Colonial Financial Services, Inc. Stock Fund will be dependent upon a number of factors, including the financial condition and profitability of Colonial Financial Services, Inc. and Colonial Bank, FSB and market conditions for the common stock generally.  An investment in the fund is not insured or guaranteed by the FDIC or any other government agency.  It is possible to lose money by investing in the fund.

As of the date of this prospectus supplement, none of the shares of Colonial Financial Services, Inc. common stock have been issued or are outstanding and there is no established market for Colonial Financial Services, Inc. common stock.  Accordingly, there is no record of the historical performance of the Colonial Financial Services, Inc. Stock Fund.  Performance of the Colonial Financial Services, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Colonial Financial Services, Inc. and Colonial Bank, FSB and market conditions for Colonial Financial Services, Inc. common stock generally.

Investments in the Colonial Financial Services, Inc. Stock Fund involve special risks common to investments in the common stock of Colonial Financial Services, Inc.

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For a discussion of material risks you should consider, see “Risk Factors” beginning on page _____ of the attached prospectus.

Administration of the Plan

The Trustee and Custodian.  The trustee of the Plan is Pentegra Trust Company.  Pentegra Trust Company serves as trustee for all the investments funds under the Plan, including during the offering period for Colonial Financial Services, Inc. common stock.  Following the offering period, Pentegra Trust Company will also serve as the trustee of the Colonial Financial Services, Inc. Stock Fund.

Plan Administrator.  Pursuant to the terms of the Plan, the Plan is administered by the Plan Administrator, Colonial Bank, FSB.  The address of the Plan Administrator is 2745 S. Delsea Drive, Vineland, New Jersey 08360, telephone number (856) _________.  The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants.  The Plan Administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of Colonial Bank, FSB to continue the Plan indefinitely.  Nevertheless, Colonial Bank, FSB may terminate the Plan at any time.  If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts.  Colonial Bank, FSB reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Colonial Bank, FSB may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

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Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan.  Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances.  Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.  Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Colonial Bank, FSB will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 ½, and consists of the balance credited to participants under the Plan and all other profit sharing plans, if any, maintained by Colonial Bank, FSB.  The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by Colonial Bank, FSB, which is included in the distribution.

Colonial Financial Services, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Colonial Financial Services, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Colonial Financial Services, Inc. common stock; that is, the excess of the value of Colonial Financial Services, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust.  The tax basis of Colonial Financial Services, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Colonial Financial Services, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation.  Any gain on a subsequent sale or other taxable disposition of Colonial Financial Services, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Colonial Financial Services, Inc. common stock.  Any gain on a subsequent sale or other taxable disposition of Colonial Financial Services, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain.  The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

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Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries.  The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary.  The effect of this is two-fold.  First, you will not be deemed a “fiduciary” because of your exercise of investment discretion.  Second, no person who otherwise is a fiduciary, such as Colonial Bank, FSB, the Plan administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the Plan in Colonial Financial Services, Inc. common stock, the regulations under section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA.  These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Colonial Financial Services, Inc.   Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership.  Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Colonial Financial Services, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission.  Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 2 business days after the change occurs, or annually on a Form 5 within 45 days after the close of Colonial Financial Services, Inc.’s fiscal year.  Discretionary transactions in and beneficial ownership of the common stock through the Colonial Financial Services, Inc. Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Colonial Financial Services, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

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In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Colonial Financial Services, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Colonial Financial Services, Inc.’s common stock resulting from non-exempt purchases and sales of Colonial Financial Services, Inc. common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met.  These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Colonial Financial Services, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at December 31, 2009, is available upon written request to the Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm is acting as special counsel to Colonial Bank, FSB in connection with Colonial Financial Services, Inc.’s stock offering.

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PROSPECTUS

(Proposed Holding Company for Colonial Bank, FSB)
Up to 3,105,000 Shares of Common Stock
(Subject to increase to up to 3,570,750 shares)

Colonial Financial Services, Inc., a Maryland corporation, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Colonial Bankshares, MHC from the mutual to the stock form of organization. The shares of common stock we are offering represent the ownership interest in Colonial Bankshares, Inc. currently owned by Colonial Bankshares, MHC.  Colonial Bankshares, Inc.’s common stock is currently traded on the Nasdaq Global Market under the trading symbol “COBK.”  For a period of 20 trading days after the completion of the conversion and offering, we expect our shares of common stock will trade on the Nasdaq Global Market under the symbol “COBKD,” and, thereafter, our trading symbol will revert to “COBK.”

We are offering the shares of common stock to eligible depositors and borrowers of Colonial Bank, FSB in a “subscription offering.”  Depositors of Colonial Bank, FSB with aggregate account balances of at least $50 as of the close of business on January 31, 2009 will have first priority rights to buy our shares of common stock.  Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering.” We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a “syndicated community offering” managed by Stifel, Nicolaus & Company, Incorporated.

We are offering up to 3,105,000 shares of common stock for sale on a best efforts basis.  We may sell up to 3,570,750 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting purchasers.  In addition to the shares we are selling in the offering, we also will simultaneously issue up to 2,541,424 shares of common stock to existing public stockholders of Colonial Bankshares, Inc. in exchange for their existing shares.  The number of shares to be issued in the exchange may be increased to up to 2,922,638 shares of common stock, if we sell 3,570,750 shares of common stock in the offering.  We must sell a minimum of 2,295,000 shares in the offering and issue 1,878,444 shares in the exchange in order to complete the offering and the exchange of existing shares of common stock.

The minimum order is 25 shares.  The offering is expected to expire at 2:00 p.m., Eastern Time, on [expiration date].  We may extend this expiration date without notice to you until [extension date].  Once submitted, orders are irrevocable unless the offering is terminated or is extended, with Office of Thrift Supervision approval, beyond [extension date], or the number of shares of common stock to be sold is increased to more than 3,570,750 shares or decreased to less than 2,295,000 shares.  If the offering is extended past [extension date], or if the number of shares to be sold is increased to more than 3,570,750 shares or decreased to less than 2,295,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock will be returned with interest. Funds received prior to the completion of the offering will be held in a segregated account at Colonial Bank, FSB or, at our discretion, at another federally insured depository institution, and will earn interest at ___%.

Stifel, Nicolaus & Company, Incorporated will assist us in selling our shares of common stock on a best efforts basis in the subscription and community offerings. Stifel, Nicolaus & Company, Incorporated is not required to purchase any shares of common stock that are being offered for sale.

OFFERING SUMMARY
Price: $10.00 per Share
	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	2,295,000	2,700,000	3,105,000	3,570,750
Gross offering proceeds	$22,950,000	$27,000,000	$31,050,000	$35,707,500
Estimated offering expenses, excluding selling agent commissions and expenses	$1,048,000	$1,048,000	$1,048,000	$1,048,000
Selling agent commissions and expenses (1)	$1,090,000	$1,250,000	$1,411,000	$1,595,000
Estimated net proceeds	$20,812,000	$24,702,000	$28,591,000	$33,064,500
Estimated net proceeds per share	$9.07	$9.15	$9.21	$9.26

(1)
The amounts shown assume that 40% of the shares are sold in the subscription and community offerings and the remaining 60% are sold in a syndicated community offering.  If a greater percentage of shares are sold in the syndicated community offering, compensation paid to Stifel, Nicolaus & Company, Incorporated and the other broker-dealers that may participate in the syndicated community offering will be higher and net proceeds and net proceeds per share may be lower.  See “The Conversion and Offering—Plan of Distribution; Selling Agent Compensation” for information regarding compensation to be received by Stifel, Nicolaus & Company, Incorporated and the other broker-dealers that may participate in the syndicated community offering.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 18.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Stifel Nicolaus

For assistance, please contact the Stock Information Center, toll-free, at (___) ________.
The date of this prospectus is [Prospectus Date].

[MAP TO BE INSERTED ON INSIDE FRONT COVER]

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SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Colonial Bankshares, Inc. common stock for shares of Colonial Financial Services, Inc. common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements, and the section entitled “Risk Factors.”

The Companies

Colonial Bankshares, MHC

Colonial Bankshares, MHC is the federally chartered mutual holding company of Colonial Bankshares, Inc.  Colonial Bankshares, MHC’s principal business activity is the ownership of 2,441,716 shares of common stock of Colonial Bankshares, Inc., or 55.0% of the outstanding shares as of December 31, 2009.  Upon completion of the conversion and offering, Colonial Bankshares, MHC will no longer exist.

Colonial Bankshares, MHC’s executive offices are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number at this address is (856) 205-0058.

Colonial Bankshares, Inc.

Colonial Bankshares, Inc. is a federally chartered corporation that owns all of the outstanding common stock of Colonial Bank, FSB.  At December 31, 2009, Colonial Bankshares, Inc. had consolidated assets of $568.5 million, deposits of $500.4 million and stockholders’ equity of $45.5 million.  After the completion of the conversion and offering, Colonial Bankshares, Inc. will cease to exist, but will be succeeded by Colonial Financial Services, Inc., a newly formed Maryland corporation.  As of December 31, 2009, Colonial Bankshares, Inc. had 4,440,246 shares of common stock outstanding.  As of that date, Colonial Bankshares, MHC owned 2,441,716 shares of common stock of Colonial Bankshares, Inc., representing 55.0% of the outstanding shares of common stock.  The remaining shares were owned by the public.

Colonial Bankshares, Inc.’s executive offices are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number at this address is (856) 205-0058.

Colonial Financial Services, Inc.

Colonial Financial Services, Inc. is a newly formed Maryland corporation that will own all of the outstanding common stock of Colonial Bank, FSB upon completion of the conversion and the offering, and will be the successor to Colonial Bankshares, Inc.

Colonial Financial Services, Inc.’s executive offices are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number at this address is (856) 205-0058.

Colonial Bank, FSB

Colonial Bank, FSB is a federally chartered savings bank headquartered in Vineland, New Jersey.  Colonial Bank, FSB was originally founded in 1913. Colonial Bank, FSB conducts business from its main office located in Vineland, New Jersey, its eight branch offices located in Cumberland and Gloucester Counties, New Jersey and through its Delaware operating subsidiary, CB Delaware Investments, Inc., which was formed in September 2006.  Our principal business activity is the origination of one- to four-family residential and commercial real estate loans.  We also offer home equity loans and lines of credit, commercial business loans and construction and land loans, and, to a lesser extent, multi-family real estate loans and consumer loans.  We also invest in mortgage-backed securities and other investment securities.  We offer a variety of deposit accounts, including demand accounts, NOW accounts, money market accounts, savings accounts and certificates of deposit.  Deposits are our primary source of funds for our lending and investing activities.  We have also used borrowed funds as a source of funds, and we borrow principally from the Federal Home Loan Bank of New York.

Colonial Bank, FSB is subject to comprehensive regulation and examination by the Office of Thrift Supervision.

Colonial Bank, FSB’s executive offices are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number at this address is (856) 205-0058.  Its website address is www.colonialbankfsb.com.  Information on this website is not and should not be considered to be a part of this prospectus.

Our Current Organizational Structure

In January 2003, Colonial Bank, FSB completed its conversion from a mutual savings bank into the two-tiered mutual holding company structure and became a wholly owned subsidiary of Colonial Bankshares, Inc. In June 2005, Colonial Bankshares, Inc. sold 2,079,980 shares of its common stock to the public, representing 46.0% of its then-outstanding shares, at $10.00 per share.  The remaining 2,441,716 shares were issued to Colonial Bankshares, MHC.

Pursuant to the terms of Colonial Bankshares, MHC’s plan of conversion and reorganization, Colonial Bankshares, MHC will convert from the mutual holding company to the stock holding company corporate structure.  As part of the conversion, we are offering for sale in a subscription offering and possibly in a community offering and a syndicated community offering the majority ownership interest in Colonial Bankshares, Inc. that is currently held by Colonial Bankshares, MHC.  Upon the completion of the conversion and offering, Colonial Bankshares, MHC and Colonial Bankshares, Inc. will cease to exist, and we will complete the transition of our organization from being partially owned by public stockholders to being fully owned by public stockholders.  Upon completion of the conversion, public stockholders of Colonial Bankshares, Inc. will receive shares of common stock of Colonial Financial Services, Inc. in exchange for their shares of Colonial Bankshares, Inc.

                The following diagram shows our current organizational structure, which is commonly referred to as the “two-tier” mutual holding company structure:

After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:

Business Strategy

Our business strategy is as follows:

●	Implement a controlled growth strategy to prudently increase profitability and enhance shareholder value;

●	Maintain strong asset quality through conservative underwriting and aggressive monitoring of our assets;

●	Emphasize lower cost core deposits to reduce our funding costs;

●	Expand our franchise through a selective de novo branching strategy;

●	Capitalize on our existing infrastructure and management’s knowledge of the local banking environment to meet the needs of customers;

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Business Strategy” for a more complete discussion of our business strategy.

Our Market Area

Our success depends primarily on the general economic conditions in the New Jersey counties of Cumberland and Gloucester, as nearly all of our loans are to customers in this market area.

See “Business of Colonial Bankshares, Inc. and Colonial Bank, FSB—Market Area” for information with respect to the markets in which we operate.

Reasons for the Conversion

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

●	increase our capital during a period of significant economic, regulatory and political uncertainty, especially for the financial services industry;

●	support internal growth through increased lending in the communities we serve;

●	enable us to enhance existing products and services to meet the needs of our market;

●	assist us in managing interest rate risk;

●	improve the liquidity of our shares of common stock and enhance stockholder returns through more flexible capital management strategies; and

●	support acquisitions of financial institutions as opportunities arise, although we do not currently have any agreements to acquire a financial institution or other entity.

Terms of the Conversion and Offering

Pursuant to Colonial Bankshares, MHC’s plan of conversion and reorganization, our organization will convert from a partially public to a fully public holding company structure.  In connection with the conversion, we are selling shares that represent the 55.0% ownership interest in Colonial Bankshares, Inc. currently held by Colonial Bankshares, MHC.

We are offering between 2,295,000 and 3,105,000 shares of common stock to eligible depositors and borrowers of Colonial Bank, FSB, to our tax-qualified employee benefit plans and, to the extent shares remain available, to residents of the New Jersey counties of Cumberland and Gloucester, to our existing public stockholders and to the general public in a community offering and, if necessary, either a syndicated community offering or a firm commitment underwritten offering.  The number of shares of common stock to be sold may be increased to up to 3,570,750 shares as a result of demand for the shares of common stock in the offering or changes in market conditions.  Unless the number of shares of common stock to be offered is increased to more than 3,570,750 shares or decreased to fewer than 2,295,000 shares, or the offering is extended beyond [extension date], subscribers will not have the opportunity to change or cancel their stock orders once submitted.  If the offering is extended past [extension date], or if the number of shares to be sold is increased to more than 3,570,750 shares or decreased to less than 2,295,000 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock will be returned with interest at _______%.  We will then resolicit subscribers, giving them an opportunity to place a new order for a period of time.

The purchase price of each share of common stock to be offered for sale in the offering is $10.00.  All investors will pay the same purchase price per share.  Investors will not be charged a commission to purchase shares of common stock in the offering.  Stifel, Nicolaus & Company, Incorporated, our marketing advisor and sales agent in the offering, will use its best efforts to assist us in selling shares of our common stock.  Stifel, Nicolaus & Company, Incorporated is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The amount of common stock we are offering and the exchange ratio are based on an independent appraisal of the estimated market value of Colonial Financial Services, Inc., assuming the conversion, exchange and offering are completed.  RP Financial, LC., our independent appraiser, has estimated that, as of February 19, 2010, this market value ranged from $41.7 million to $56.5 million, with a midpoint of $49.1 million.  Based on this valuation, the 55.0% ownership interest of Colonial Bankshares, MHC in Colonial Bankshares, Inc. being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by Colonial Financial Services, Inc. will range from 2,295,000 shares to 3,105,000 shares.  The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.  The exchange ratio will range from 0.9399 shares at the minimum of the offering range to 1.2716 at the maximum of the offering range, and will preserve the existing percentage ownership of public stockholders of Colonial Bankshares, Inc. (excluding any new shares purchased by them in the stock offering and their receipt of cash in lieu of fractional shares).  If demand for shares or market conditions warrant, the appraisal can be increased by 15%, which would result in an appraised value of $64.9 million, an offering of 3,570,750 shares of common stock and an exchange ratio of 1.4624.

The appraisal is based in part on Colonial Bankshares, Inc.’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings banks and thrift holding companies that RP Financial, LC. considers comparable to Colonial Bankshares, Inc.  The appraisal peer group consists of the following companies.  Asset size for all companies is as of December 31, 2009, except as indicated otherwise.

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets
				(in millions)
Westfield Financial Inc.	WFD	Nasdaq	Westfield, MA	$1,191
Beacon Federal Bancorp	BFED	Nasdaq	East Syracuse, NY	1,070	(1)
ESSA Bancorp, Inc.	ESSA	Nasdaq	Stroudsburg, PA	1,034
Harleysville Savings Financial Corp.	HARL	Nasdaq	Harleysville, PA	840
Fidelity Bancorp, Inc.	FSBI	Nasdaq	Pittsburgh, PA	736
TF Financial Corp.	THRD	Nasdaq	Newtown, PA	714
Elmira Savings Bank, FSB	ESBK	Nasdaq	Elmira, NY	506	(1)
Newport Bancorp, Inc.	NFSB	Nasdaq	Newport, RI	459
WVS Financial Corp.	WVFC	Nasdaq	Pittsburgh, PA	392
Rome Bancorp, Inc.	ROME	Nasdaq	Rome, NY	330

(1)	As of September 30, 2009.

Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 11.6% on a price-to-book value basis, a discount of 17.2% on a price-to-tangible book value basis and a premium of 9.8% on a price-to-earnings basis.

Our board of directors carefully reviewed the information provided to it by RP Financial, LC. through the appraisal process, but did not make any determination regarding whether prior mutual-to-stock conversions had been undervalued.  Instead, we engaged RP Financial, LC. to help us understand the regulatory process as it applies to the appraisal and to advise the board of directors as to how much capital we would be required to raise under the regulatory appraisal guidelines.

The following table presents a summary of selected pricing ratios for the peer group companies and Colonial Financial Services, Inc. (on a pro forma basis) based on annual earnings and other information as of and for the twelve months ended December 31, 2009, and stock price information for the peer group companies as of February 19, 2010, as reflected in the appraisal report.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Colonial Financial Services, Inc. (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	26.68	x	85.76%	85.76%
Maximum	23.34	x	78.80%	78.80%
Midpoint	20.40	x	72.15%	72.15%
Minimum	17.43	x	64.68%	64.68%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	18.58	x	81.64%	87.14%
Medians	16.22	x	88.82%	92.01%

(1)
Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core,” or recurring, earnings.  These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate market value.  Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price.  Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial, LC. to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group.  The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

The Exchange of Existing Shares of Colonial Bankshares, Inc. Common Stock

If you are currently a stockholder of Colonial Bankshares, Inc., your shares will be canceled at the completion of the conversion and become the right to receive shares of common stock of Colonial Financial Services, Inc.  The number of shares of common stock you receive will be based on the exchange ratio, which will depend upon our final appraised value.  The following table shows how the exchange ratio will adjust, based on the valuation of Colonial Financial Services, Inc. and the number of shares of common stock issued in the offering.  The table also shows the number of shares of Colonial Financial Services, Inc. common stock a hypothetical owner of Colonial Bankshares, Inc. common stock would receive in exchange for 100 shares of Colonial Bankshares, Inc. common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.
					Total Shares of Common Stock to be Issued in Conversion and Offering

	Shares to be Sold in This Offering		Shares of Colonial Financial Services, Inc. to be Issued for Shares of Colonial Bankshares, Inc.			Exchange Ratio	Equivalent Value of Shares Based Upon Current Market Price (1)	Shares to be Received for 100 Existing Shares
	Amount	Percent	Amount	Percent

Minimum	2,295,000	55.0%	1,878,444	45.0%	4,173,444	0.9399	$9.39	93
Midpoint	2,700,000	55.0	2,209,934	45.0	4,909,934	1.1058	11.05	110
Maximum	3,105,000	55.0	2,541,424	45.0	5,646,424	1.2716	12.71	127
15% above Maximum	3,570,750	55.0	2,922,638	45.0	6,493,388	1.4624	14.62	146

(1)
Represents the value of shares of Colonial Financial Services, Inc. common stock to be received in the conversion by a holder of one share of Colonial Bankshares, Inc., pursuant to the exchange ratio, assuming the market price of $10.00 per share.

If you own shares of Colonial Bankshares, Inc. common stock in a brokerage account in “street name,” your shares will be automatically exchanged, and you do not need to take any action to exchange your shares of common stock.  If you own shares in the form of Colonial Bankshares, Inc. stock certificates after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. New certificates of Colonial Financial Services, Inc. common stock will be mailed to you within five business days after the exchange agent receives properly executed transmittal forms and your Colonial Bankshares, Inc. stock certificates.  You should not submit a stock certificate until you receive a transmittal form.

No fractional shares of Colonial Financial Services, Inc. common stock will be issued to any public stockholder of Colonial Bankshares, Inc.  For each fractional share that otherwise would be issued, Colonial Financial Services, Inc. will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share subscription price.

Outstanding options to purchase shares of Colonial Bankshares, Inc. common stock also will convert into and become options to purchase new shares of Colonial Financial Services, Inc. common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion.  At December 31, 2009, there were 196,468 outstanding options to purchase shares of Colonial Bankshares, Inc. common stock, 117,882 of which have vested.  Such outstanding options will be converted into options to purchase 184,660 shares of common stock at the minimum of the offering range and 249,828 shares of common stock at the maximum of the offering range.  Because Office of Thrift Supervision regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion.  If all existing options were exercised for authorized, but unissued shares of common stock following the conversion, stockholders would experience dilution of approximately 4.24% at both the minimum and the maximum of the offering range.

How We Intend to Use the Proceeds From the Offering

We intend to invest at least 80% of the net proceeds from the stock offering in Colonial Bank, FSB, loan funds to our employee stock ownership plan to fund its purchase of our shares of common stock in the stock offering and retain the remainder of the net proceeds from the offering.  Therefore, assuming we sell 2,700,000 shares of common stock in the stock offering, and we have net proceeds of $24.7 million, we intend to invest $19.8 million in Colonial Bank, FSB, loan $1.1 million to our employee stock ownership plan to fund its purchase of our shares of common stock and retain the remaining $3.9 million of the net proceeds.

We may use the funds we retain for investments, to pay cash dividends, to repurchase shares of common stock and for other general corporate purposes.  Colonial Bank, FSB may use the proceeds it receives from us to expand its branch network and to support increased lending and other products and services.

Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	First, to depositors with accounts at Colonial Bank, FSB with aggregate balances of at least $50 at the close of business on January 31, 2009.

(ii)
Second, to our tax-qualified employee benefit plans (including Colonial Bank, FSB’s employee stock ownership plan and 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.  We expect our employee stock ownership plan to purchase 4% of the shares of common stock sold in the stock offering.

(iii)	Third, to depositors with accounts at Colonial Bank, FSB with aggregate balances of at least $50 at the close of business on [supplemental date].

(iv)
Fourth, to depositors of Colonial Bank, FSB at the close of business on [member voting date], and to borrowers of Colonial Bank, FSB as of January 2, 2003 whose borrowings remained outstanding at the close of business on [member voting date].

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons residing in the New Jersey counties of Cumberland and Gloucester, and then to Colonial Bankshares, Inc.’s public stockholders as of [stockholder record date].  The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time.  We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a “syndicated community offering” managed by Stifel, Nicolaus & Company, Incorporated, or in a firm commitment underwritten offering.  We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering.  Any determination to accept or reject stock orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order.  Shares will be allocated first to categories in the subscription offering.  A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

If you are not currently a Colonial Bankshares, Inc. stockholder –

No individual may purchase more than 30,000 shares ($300,000) of common stock.  If any of the following persons purchases shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 60,000 shares ($600,000) of common stock:

●	your spouse or relatives of you or your spouse living in your house;

●	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

●	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit or loan accounts registered to the same address will be subject to the overall purchase limitation of 60,000 shares ($600,000).

See the detailed description of the purchase limitations in the section of this prospectus headed “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

If you are currently a Colonial Bankshares, Inc. stockholder –

In addition to the above purchase limitations, there is an ownership limitation for stockholders other than our employee stock ownership plan.  Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Colonial Bankshares, Inc. common stock, may not exceed 5% of the total shares of common stock to be issued and outstanding after the completion of the conversion.

Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase and ownership limitations at any time.

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

(i)	personal check, bank check or money order made payable directly to Colonial Financial Services, Inc.; or

(ii)	authorizing us to withdraw funds from the types of Colonial Bank, FSB deposit accounts designated on the stock order form.

Colonial Bank, FSB is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering.  Additionally, you may not use a Colonial Bank, FSB line of credit check or any type of third party check to pay for shares of common stock.  Please do not submit cash or wire transfers.  You may not designate withdrawal from Colonial Bank, FSB’s accounts with check-writing priviliges.  You may not authorize direct withdrawal from a Colonial Bank, FSB retirement account.  See “—Using Individual Retirement Accounts.”

You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment payable to Colonial Financial Services, Inc. or authorization to withdraw funds from one or more of your Colonial Bank, FSB deposit accounts, provided that the stock order form is received before 2:00 p.m., Eastern Time, on [expiration date], which is the end of the offering period.  You may submit you stock order form and payment by mail using the stock order reply envelope provided, or by overnight delivery to our Stock Information Center at the address noted on the Stock Order Form.  You may hand-deliver stock order forms to Colonial Bank, FSB’s main office, located at 2745 S. Delsea Drive, Vineland, New Jersey.  Hand-delivered stock order forms will only be accepted at this location.  We will not accept stock order forms at our branch offices.  Please do not mail stock order forms to Colonial Bank, FSB.

Please see “The Conversion and Offering— Procedure for Purchasing Shares—Payment for Shares” for a complete description of how to purchase shares in the stock offering.

Using Individual Retirement Accounts to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA.  If you wish to use some or all of the funds in your Colonial Bank, FSB individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] offering deadline, for assistance with purchases using your individual retirement account or other retirement account that you may have at Colonial Bank, FSB or elsewhere.  Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion— Procedure for Purchasing Shares—Payment for Shares” and “—Using IRA Funds” for a complete description of how to use IRA funds to purchase shares in the stock offering.

Purchases by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for ______________ shares of common stock in the offering, representing ___% of shares to be sold at the midpoint of the offering range.  The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering.  Following the conversion, our directors and executive officers, together with their associates, are expected to own _______ shares of common stock, or ____% of our total outstanding shares of common stock at the midpoint of the offering range, which includes shares they currently own that will be exchanged for new shares of Colonial Financial Services, Inc.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of our shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offering

The deadline for purchasing shares of common stock in the subscription and community offering is 2:00 p.m., Eastern Time, on [expiration date], unless we extend this deadline.  If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Eastern Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF [EXPIRATION DATE] IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO [EXPIRATION DATE] OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO [EXPIRATION DATE].

See “The Conversion— Procedure for Purchasing Shares—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Office of Thrift Supervision regulations prohibit you from transferring your subscription rights.  If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights.  We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights.  We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights.  On the order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do.  You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility.  In addition, the stock order form requires that you list all deposit or loan accounts, giving all names on each account and the account number at the applicable eligibility date.  Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to the certificate registration address noted by purchasers on the stock order form.  Stock certificates will be sent to purchasers by first-class mail as soon as practicable after the completion of the conversion and stock offering.  We expect trading in the stock to begin on the business day of or on the business day following the completion of the conversion and stock offering.  The conversion and stock offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion and the Offering.”  It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.  Your ability to sell the shares of common stock before receiving your stock certificate will depend on arrangements you may make with a brokerage firm.  If you are currently a stockholder of Colonial Bankshares, Inc., see “The Conversion and Offering—Exchange of Existing Stockholders’ Stock Certificates.”

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

●
The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of Colonial Bankshares, MHC (depositors and certain borrowers of Colonial Bank, FSB as of [member voting date];

●
The plan of conversion and reorganization is approved by at least two-thirds of the outstanding shares of common stock of Colonial Bankshares, Inc. as of [stockholder record date], including shares held by Colonial Bankshares, MHC;

●
The plan of conversion and reorganization is approved by at least a majority of the outstanding shares of common stock of Colonial Bankshares, Inc. as of [stockholder record date], excluding those shares held by Colonial Bankshares, MHC;

●	We sell at least the minimum number of shares of common stock offered; and

●	We receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.

Colonial Bankshares, MHC intends to vote its ownership interest in favor of the plan of conversion and reorganization.  At December 31, 2009, Colonial Bankshares, MHC owned 55.0% of the outstanding shares of common stock of Colonial Bankshares, Inc.  The directors and executive officers of Colonial Bankshares, Inc. and their affiliates owned ________ shares of Colonial Bankshares, Inc., or ___% of the outstanding shares of common stock and ___% of the outstanding shares of common stock, excluding shares owned by Colonial Bankshares, MHC. They intend to vote those shares in favor of the plan of conversion and reorganization.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 2,295,000 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the offering range.  Specifically, we may:

(i)	increase the purchase and ownership limitations; and/or

(ii)	seek regulatory approval to extend the offering beyond [extension date], so long as we resolicit subscriptions that we have previously received in the offering; and/or

(iii)	increase the purchase of shares by the employee stock ownership plan.

If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large purchasers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering.  If, as a result of demand for the shares or changes in market conditions, RP Financial, LC. determines that our pro forma market value has increased, we may sell up to 3,570,750 shares in the offering without further notice to you.  If our pro forma market value at that time is either below $41.7 million or above $64.9 million, then, after consulting with the Office of Thrift Supervision, we may:

●	terminate the stock offering and promptly return all funds;

●	set a new offering range; or

●	take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return subscription funds, with interest at ___________%, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  We will resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Colonial Bankshares, MHC that is being called to vote upon the conversion, and at any time after member approval with the approval of the Office of Thrift Supervision.  If we terminate the offering, we will promptly return your funds with interest at ___________% and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees, to purchase up to 4% of the shares of common stock we sell in the offering.  These shares, when combined with shares owned by our existing employee stock ownership plan, will be less than 8% of the shares outstanding following the conversion.  If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 4% of the shares of common stock sold in the offering.  This would reduce the number of shares available for allocation to eligible account holders.  For further information, see “Management—Executive Compensation—Employee Stock Ownership Plan and Trust.”

Office of Thrift Supervision regulations permit us to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion.  Our current intention is to implement one or more new stock-based incentive plans no earlier than twelve months after completion of the conversion.  Stockholder approval of these plans would be required.  If implemented within 12 months following the completion of the conversion, the stock-based benefit plans will reserve a number of shares up to 4% of the shares of common stock sold in the offering (reduced by amounts purchased in the this stock offering by our 401(k) plan using its purchase priority in the stock offering) for awards of restricted stock to key employees and directors, at no cost to the recipients.  If implemented within 12 months following the completion of the conversion, the stock-based benefit plans will also reserve a number of shares up to 10% of the shares of common stock sold in the offering for issuance pursuant to grants of stock options to key employees and directors.  The total grants available under the stock-based benefit plans are subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect shares of common stock or stock options previously granted by Colonial Bankshares, Inc. or Colonial Bank, FSB.  Current Office of Thrift Supervision policy would require the aggregate amount of outstanding restricted stock (including prior grants) to be 4% or less of our total outstanding shares following the conversion and outstanding stock options (including prior grants) to be 10% or less of our total outstanding shares following the conversion.  If the stock-based benefit plan is adopted more than one year after the completion of the conversion, awards of restricted stock or grants of stock options under the plan may exceed the percentage limitations set forth above.  We have not yet determined the number of shares that would be reserved for issuance under these plans.  For a description of our current stock-based benefit plans, see “Management—Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to not more than 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options.  The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market.  A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees.

	Number of Shares to be Granted or Purchased			Dilution Resulting From Issuance of Shares for Stock-Based Benefit Plans
			As a Percentage of Common Stock to be Sold in the Offering		Value of Grants (In Thousands (1)
	At Minimum of Offering Range	At Maximum as adjusted of Offering Range			At Minimum of Offering Range	At Adjusted Maximum of Offering Range

Employee stock ownership plan	91,800	142,830	4.0%	N/A (2)	$918	$1,428
Restricted stock awards	91,800	142,830	4.0	2.15%	918	1,428
Stock options	229,500	357,075	10.0	5.21%	920	1,432
Total	413,100	642,735	18.0%	7.15%	$2,756	$4,288

(1)
The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made.  For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share.  The fair value of stock options has been estimated at $4.01 per option using the Black-Scholes option pricing model, adjusted for the exchange ratio, with the following assumptions:  a grant-date share price and option exercise price of $10.00; an expected option life of 10 years; a dividend yield of 2.0%; a risk-free rate of return of 3.85%; and a volatility rate of 36.45% based on an index of publicly traded thrift institutions. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2006 Stock-Based Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under our stock-based benefit plan or under extraordinary circumstances.  We have been advised by the staff of the Office of Thrift Supervision that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance for purposes of this test.

The following table presents information as of December 31, 2009 regarding our employee stock ownership plan, our 2006 Stock-Based Incentive Plan and our proposed stock-based benefit plan.  The table below assumes that 5,646,424 shares are outstanding after the offering, which includes the sale of 3,105,000 shares in the offering at the maximum of the offering range and the issuance of shares in exchange for shares of Colonial Bankshares, Inc. using an exchange ratio of 1.2716.  It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion

Employee Stock Ownership Plan:	Employees
Shares purchased in 2005 offering (1)		211,592	(2)	$2,115,920		3.75%
Shares to be purchased in this offering		124,200		1,242,000		2.20
Total employee stock ownership plan shares		335,792		$3,357,920		5.95%

Restricted Stock Awards:	Directors, Officers and Employees
2006 Stock-Based Incentive Plan (1)		112,696	(3)	$1,126,960	(4)	2.00%
New shares of restricted stock		124,200		1,242,000	(4)	2.20
Total shares of restricted stock		236,896		$2,368,960		4.20	% (5)

Stock Options:	Directors, Officers and Employees
2006 Stock-Based Incentive Plan (1)		281,740	(6)	$1,129,775		4.99%
New stock options		310,500		1,245,105	(7)	5.50
Total stock options		592,240		$2,374,880		10.49	% (5)

Total of stock benefit plans		1,164,928		$8,101,760		20.63%

(1)	The number of shares indicated has been adjusted for the 1.2716 exchange ratio at the maximum of the offering range.
(2)	As of December 31, 2009, 73,771 of these shares, or 58,015 shares prior to adjustment for the exchange, have been allocated.
(3)
As of December 31, 2009, 112,695 of these shares, or 88,625 shares prior to adjustment for the exchange, have been awarded, and 45,078 shares, or 35,450 shares prior to adjustment for the exchange, have vested.

(4)
The value of restricted stock awards is determined based on their fair value as of the date grants are made.  For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.

(5)
The number of shares of restricted stock and stock options set forth in the table would exceed regulatory limits if a stock-based incentive plan was adopted within one year of the completion of the conversion.  Accordingly, the number of new shares of restricted stock and stock options set forth in the table would have to be reduced such that the aggregate amount of stock awards would be 4% or less of our outstanding shares and the aggregate amount of stock options would be 10% or less of our outstanding shares, unless we obtain a waiver from the Office of Thrift Supervision, or we implement the incentive plan after twelve months following the completion of the conversion.  Our current intention is to implement a new stock-based incentive plan no earlier than twelve months after completion of the conversion.

(6)
As of December 31, 2009, options to purchase 249,828 of these shares, or 196,468 shares prior to adjustment for the exchange, have been awarded, and options to purchase 31,910 of these shares, or 25,095 shares prior to adjustment for the exchange, remain available for future grants.

(7)
The weighted-average fair value of stock options has been estimated at $4.01 per option, adjusted for the exchange ratio, using the Black-Scholes option pricing model.  The fair value of stock options uses the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 2.0%; expected life, 10 years; expected volatility, 36.45%; and risk-free rate of return, 3.85%.  The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

Market for Common Stock

Existing publicly held shares of Colonial Bankshares, Inc.’s common stock are quoted on the Nasdaq Global Market under the symbol “COBK.” Upon completion of the conversion, the shares of common stock of Colonial Financial Services, Inc. will replace the existing shares. For a period of 20 trading days after the completion of the conversion and offering, we expect our shares of common stock will trade on the Nasdaq Global Market under the symbol “COBKD,” and, thereafter, our trading symbol will revert to “COBK.”  In order to list our stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock.  Colonial Bankshares, Inc. currently has more than three market makers, including Stifel, Nicolaus & Company, Incorporated, and Stifel, Nicolaus & Company, Incorporated has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

Our Dividend Policy

Colonial Bankshares, Inc. has never paid a cash dividend on its shares of common stock.  Although Colonial Financial Services, Inc. will consider the payment of dividends in the future, you should not purchase our shares of common stock if you have a desire or need for dividend income.  Please see the section of this prospectus entitled “Our Dividend Policy.”

Tax Consequences

Colonial Bankshares, MHC, Colonial Bankshares, Inc., Colonial Bank, FSB and Colonial Financial Services, Inc. have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion.  As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Colonial Bankshares, MHC, Colonial Bankshares, Inc. (except for cash paid for fractional shares), Colonial Bank, FSB, Colonial Financial Services, Inc., persons eligible to subscribe in the subscription offering, or existing stockholders of Colonial Bankshares, Inc.  Existing stockholders of Colonial Bankshares, Inc. who receive cash in lieu of fractional share interests in shares of Colonial Financial Services, Inc. will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering.  If you have any questions regarding the conversion or offering, please call our Stock Information Center.  The toll-free telephone number is (_______) ____________.  The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time.  The Stock Information Center will be closed on weekends and bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

The United States economy remains weak and unemployment levels are high.  A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.

The United States experienced a severe economic recession in 2008 and 2009.  Recent growth has been slow and unemployment remains at very high levels and is not expected to improve in the near future.  Loan portfolio quality has deteriorated at many financial institutions reflecting, in part, the weak United States economy and high unemployment rates.  In addition, the value of real estate collateral supporting many commercial loans and home mortgages has declined and may continue to decline.  The continuing real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans.  Bank and bank holding company stock prices have declined substantially, and it is significantly more difficult for banks and bank holding companies to raise capital or borrow funds.

The Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that nonperforming assets as a percentage of assets for Federal Deposit Insurance Corporation-insured financial institutions rose to 3.32% as of December 31, 2009, compared to 0.95% as of December 31, 2007.  For the year ended December 31, 2009, the Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that return on average assets was 0.09% for Federal Deposit Insurance Corporation-insured financial institutions compared to 0.81% for the year ended December 31, 2007.  The NASDAQ Bank Index declined 38% between December 31, 2007 and December 31, 2009. At December 31, 2009, our nonperforming assets as a percentage of total assets was 0.93%, and our return on average assets was 0.29% for the year ended December 31, 2009.

Continued negative developments in the financial services industry and the domestic and international credit markets may significantly affect the markets in which we do business, the market for and value of our loans and investments, and our ongoing operations, costs and profitability.  We could experience reduced demand for our products and services, increases in loan delinquencies, problem assets or foreclosures, and the collateral for our loans may decline further in value.  Moreover, continued declines in the stock market in general, or stock values of financial institutions and their holding companies specifically, could adversely affect our stock performance.

Our strategy of controlling growth and focusing on increasing our net interest margin may not succeed.

We are currently controlling the growth of our commercial real estate loan portfolio and, forwarding the future, we intend to limit all loans other than one- to four-family residential real estate loans to 275% of the sum of core capital plus our allowance for loan losses.  As of December 31, 2009, our ratio of all loans other than one- to four-family residential real estate loans to the sum of core capital plus our allowance for loan losses was 319% and, assuming we had sold 2,700,000 shares of common stock in the offering as of December 31, 2009 and had contributed 80% of the net proceeds to Colonial Bank, FSB, this ratio would have been 226%.  Residential real estate mortgage loans generally have lower interest rates than commercial business loans and commercial real estate loans.  As a result, we may generate lower interest rate spreads and rates of return when compared to our competitors who originate more commercial loans than we do.

If our non-performing assets increase, our earnings will suffer.

At December 31, 2009, our non-performing assets (which at that time consisted solely of non-accrual loans) totaled $5.3 million, which is an increase of $3.3 million or 177.4% over non-performing assets at December 31, 2008.  Our non-performing assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans or real estate owned. We must establish an allowance for loan losses that reserves for losses inherent in the loan portfolio that are both probable and reasonably estimable through current period provisions for loan losses.  From time to time, we also write down the value of properties in our other real estate owned portfolio to reflect changing market values. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to our other real estate owned. Further, the resolution of non-performing assets requires the active involvement of management, which can distract them from our overall supervision of operations and other income-producing activities. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance for loan losses accordingly.

A significant portion of our loan portfolio consists of recently originated loans.

Our loan portfolio has grown to $321.6 million at December 31, 2009 from $157.8 million at December 31, 2005.  It is difficult to assess the future performance of these recently originated loans.  As a result, these loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance.

If the allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

Our customers may not repay their loans according to the original terms, and the collateral, if any, securing the payment of these loans may be insufficient to pay any remaining loan balance.  We may experience significant loan losses, which may have a material adverse effect on our operating results.  We make various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans.  If our assumptions are incorrect, the allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to the allowance.  Additions to the allowance would decrease our net income. At December 31, 2009, our allowance for loan losses was $2.6 million, or 0.80% of total loans and 49.37% of non-performing loans, compared to $2.1 million, or 0.69% of total loans and 110.67% of non-performing loans, at December 31, 2008.

Our emphasis on originating commercial real estate, real estate construction and commercial business loans is one of the more significant factors in evaluating the allowance for loan losses. As we continue to increase our originations of such loans, increased provisions for loan losses may be necessary, which would decrease our earnings.

Bank regulators periodically review our allowance for loan losses and may require an increase to the provision for loan losses or further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our results of operations or financial condition.

Our commercial real estate, commercial business, construction and multi-family loan portfolios could expose us to increased lending risks.

At December 31, 2009, our portfolios of commercial real estate loans, commercial business loans, construction loans and multi-family loans totaled $97.1 million, or 29.9% of our total loan portfolio, $17.9 million, or 5.5% of our total loan portfolio, $14.1 million, or 4.3% of our total loan portfolio and $4.1 million, or 1.3% of our total loan portfolio, respectively.  These types of loans generally expose a lender to greater risk of non-payment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operations and the income stream of the borrowers.  Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans.  Also, many of our borrowers have more than one of these types of loans outstanding.  Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential real estate loan.

In addition, if loans that are collateralized by real estate become troubled and the value of the real estate has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses and adversely affect our operating results and financial condition.  Also, the collateral underlying commercial business loans may fluctuate in value.  Some of our commercial business loans are collateralized by equipment, inventory, accounts receivable or other business assets, and the liquidation of collateral in the event of default is often an insufficient source of repayment because accounts receivable may be uncollectible and inventories may be obsolete or of limited use.

Construction and land lending involves additional risks because of the inherent difficulty in estimating a property’s value both before and at completion of the project.  Construction costs may exceed original estimates as a result of increased materials, labor or other costs.  In addition, because of current uncertainties in the residential and commercial real estate markets, property values have become more difficult to determine than they have been historically.  Construction and land acquisition and development loans often involve the repayment dependent, in part, on the ability of the borrower to sell or lease the property.  These loans also require ongoing monitoring.

Our business may be adversely affected by credit risk associated with residential property.

As of December 31, 2009, residential mortgage loans totaled $151.4 million, or 46.6% of total loans.  We had $4.0 million of non-accrual residential mortgage loans as of December 31, 2009, representing 76.2% of total non-accrual loans as of that date.  This type of lending is generally sensitive to regional and local economic conditions that may significantly affect the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. The decline in residential real estate values resulting from the downturn in the New Jersey housing markets has reduced the value of the real estate collateral securing the majority of our loans and has increased the risk that we would incur losses if borrowers default on their loans. Continued declines in both the volume of real estate sales and the sales prices, coupled with current economic conditions and the associated increases in unemployment rates, may result in higher loan delinquencies or problem assets, a decline in demand for our products and services, or a decrease in our deposits. These potential negative events may cause us to incur losses, which would adversely affect our capital and liquidity and damage our financial condition and business operations. These declines may have a greater impact on our earnings and capital than on the earnings and capital of financial institutions that have more diversified loan portfolios.

Changes in interest rates could adversely affect our results of operations and financial condition.

Our results of operations and financial condition are significantly affected by changes in interest rates.  Our results of operations depend substantially on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings.  Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would tend to result in a decrease in net interest income.

Changes in interest rates may also affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs.  Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans. Also, increases in interest rates may extend the life of fixed-rate assets, which would restrict our ability to reinvest in higher yielding alternatives, and may result in customers withdrawing certificates of deposit early so long as the early withdrawal penalty is less than the additional interest they could receive on an alternative investment.

Changes in interest rates also affect the current fair value of our interest-earning securities portfolio.  Generally, the value of securities moves inversely with changes in interest rates.  At December 31, 2009, the fair value of our securities portfolio (excluding Federal Home Loan Bank of New York stock) totaled $207.8 million.

At December 31, 2009, the Office of Thrift Supervision’s simulation model indicated that our net portfolio value would decrease by 23% if there was an instantaneous parallel 200 basis point increase in market interest rates. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

We could record future losses on our securities portfolio.

During the year ended December 31, 2009, we recognized total other-than-temporary impairment on our securities portfolio of $1.1 million.  We considered all of this impairment to be credit-related and, therefore, in accordance with applicable accounting standards, we recorded all of the impairment as losses through a reduction of non-interest income.  A number of factors or combinations of factors could require us to conclude in one or more future reporting periods that an unrealized loss that exists with respect to our securities portfolio constitutes additional impairment that is other than temporary, which could result in material losses to us.  These factors include, but are not limited to, a continued failure by an issuer to make scheduled interest payments, an increase in the severity of the unrealized loss on a particular security, an increase in the continuous duration of the unrealized loss without an improvement in value or changes in market conditions and/or industry or issuer specific factors that would render us unable to forecast a full recovery in value.  In addition, the fair values of securities could decline if the overall economy and the financial condition of some of the issuers continues to deteriorate and there remains limited liquidity for these securities.

See “Business of Colonial Bankshares, Inc. and Colonial Bank, FSB—Securities Activities” for a further discussion of the impairment charges we recognized in 2009, as well as a discussion of our securities portfolio and the unrealized losses related to the portfolio.

If our investment in the Federal Home Loan Bank of New York becomes impaired, our earnings and stockholders’ equity could decrease.

We are required to own common stock of the Federal Home Loan Bank of New York to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank’s advance program.  The aggregate cost of our Federal Home Loan Bank common stock as of December 31, 2009 was $1.7 million.  Federal Home Loan Bank common stock is not a marketable security and can only be redeemed by the Federal Home Loan Bank.

Federal Home Loan Banks may be subject to accounting rules and asset quality risks that could materially lower their regulatory capital. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the Federal Home Loan Bank of New York, could be substantially diminished or reduced to zero. Consequently, there is a risk that our investment in Federal Home Loan Bank of New York common stock could be deemed impaired at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the amount of the impairment charge.

Strong competition may limit growth and profitability.

Competition in the banking and financial services industry is intense.  We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere.  Many of these competitors (whether regional or national institutions) have substantially greater resources and lending limits than we have and may offer certain services that we do not or cannot provide.  Our profitability depends upon our ability to successfully compete in our market areas.

Our operations may be adversely affected if we are unable to hire and retain qualified senior management and other employees.

Our performance is largely dependent on the talents and efforts of skilled individuals. Our continued ability to compete in our market area, to manage our business effectively and to expand into new businesses and geographic markets depends on our ability to attract new employees and to retain and motivate our existing employees. Competition for qualified senior management and other employees is often intense. Moreover, future laws or regulations limiting the amount of compensation financial institutions may pay to senior management could adversely affect our ability to hire and retain qualified employees.

Our wholesale funding sources may prove insufficient to replace deposits at maturity and support our future growth.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments.  As we continue to grow, we are likely to become more dependent on these sources, which include Federal Home Loan Bank advances, proceeds from the sale of loans and liquidity resources of the holding company.  At December 31, 2009, we had $21.3 million of Federal Home Loan Bank advances outstanding.  Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates.  Finally, if we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In this case, our operating margins and profitability would be adversely affected.

Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.

On May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009.  We recorded an expense of $259,000 during the quarter ended June 30, 2009, to reflect the special assessment.  Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the appropriate period.  In addition, the Federal Deposit Insurance Corporation increased the general deposit insurance assessment rate and, therefore, our Federal Deposit Insurance Corporation insurance premium expense will increase compared to prior periods.

The Federal Deposit Insurance Corporation also adopted a rule pursuant to which all insured depository institutions were required to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012.  The prepayment amount was collected on December 30, 2009.  The assessment rate for the fourth quarter of 2009 and for 2010 is based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 will be equal to the modified third quarter assessment rate plus an additional three basis points.  In addition, each institution’s base assessment rate for each period will be calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012.  We recorded the pre-payment as a prepaid expense, which will be amortized to expense over three years.  Based on our deposits and assessment rate as of September 30, 2009, our prepayment amount was $2.8 million.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Such regulators govern the activities in which we may engage, primarily for the protection of depositors and the Deposit Insurance Fund.  These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on a bank’s operations, reclassify assets, determine the adequacy of a bank’s allowance for loan losses and determine the level of deposit insurance premiums assessed.  Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations or legislation or additional deposit insurance premiums could have a material impact on our operations.  Because our business is highly regulated, the laws and applicable regulations are subject to frequent change.  Any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.

Legislative proposals have been introduced that would eliminate the Office of Thrift Supervision, which would require Colonial Financial Services, Inc. to become a bank holding company.

Legislation has been proposed that would implement sweeping changes to the current bank regulatory structure, including eliminating our current primary federal regulator, the Office of Thrift Supervision, by merging the Office of Thrift Supervision into the Comptroller of the Currency (the primary federal regulator for national banks). The proposed legislation would also establish a Financial Services Oversight Council and grant the Board of Governors of the Federal Reserve System exclusive authority to regulate all bank and thrift holding companies.  As a result, Colonial Financial Services, Inc. would become a holding company subject to supervision by the Federal Reserve Board as opposed to the Office of Thrift Supervision, and would become subject to the Federal Reserve’s regulations, including holding company capital requirements, that Colonial Financial Services, Inc. would not be subject to as a savings and loan holding company. In addition, compliance with new regulations and being supervised by one or more new regulatory agencies could increase our expenses.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.

In response to the financial crisis of 2008 and early 2009, Congress has taken actions that are intended to strengthen confidence and encourage liquidity in financial institutions, and the Federal Deposit Insurance Corporation has taken actions to increase insurance coverage on deposit accounts. In addition, there have been proposals made by members of Congress and others that would reduce the amount delinquent borrowers are otherwise contractually obligated to pay on their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral.

The potential exists for additional federal or state laws and regulations, or changes in policy, affecting lending and funding practices and liquidity standards.  Moreover, bank regulatory agencies have been active in responding to concerns and trends identified in examinations, and have issued many formal enforcement orders requiring capital ratios in excess of regulatory requirements. Bank regulatory agencies, such as the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, govern the activities in which we may engage, primarily for the protection of depositors, and not for the protection or benefit of potential investors. In addition, new laws and regulations may increase our costs of regulatory compliance and of doing business, and otherwise affect our operations. New laws and regulations may significantly affect the markets in which we do business, the markets for and value of our loans and investments, the fees we can charge, and our ongoing operations, costs and profitability. Legislative proposals limiting our rights as a creditor could result in credit losses or increased expense in pursuing our remedies as a creditor.

System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.

The computer systems and network infrastructure we use could be vulnerable to unforeseen problems.  Our operations are dependent upon our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers.  Any damage or failure that causes an interruption in our operations could have a material adverse effect on our financial condition and results of operations.  Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us.  Although we, with the help of third-party service providers, intend to continue to implement security technology and establish operational procedures to prevent such damage, there can be no assurance that these security measures will be successful.  In addition, advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to encrypt and protect customer transaction data.  A failure of such security measures could have a material adverse effect on our financial condition and results of operations.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering.  In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price.  The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time.  After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of Colonial Financial Services, Inc. and the outlook for the financial services industry in general.  Price fluctuations may be unrelated to the operating performance of particular companies.

Our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.

We intend to invest between $16.7 million and $22.9 million of the net proceeds of the offering (or $26.5 million at the adjusted maximum of the offering range) in Colonial Bank, FSB.  We may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends or for other general corporate purposes.  We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan.  Colonial Bank, FSB may use the net proceeds it receives to fund new loans, expand its retail banking franchise by acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes.  However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. We have not established a timetable for reinvesting of the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds.

Our return on equity will be low following the stock offering.  This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. Following the stock offering, we expect our consolidated equity to be between $64.5 million at the minimum of the offering range and $75.7 million at the adjusted maximum of the offering range. Based upon our income for the year ended December 31, 2009, and these pro forma equity levels, our return on equity would be 2.2% and 1.9% at the minimum and adjusted maximum of the offering range, respectively. We expect our return on equity to remain low until we are able to leverage the additional capital we receive from the stock offering. Although we will be able to increase net interest income using proceeds of the stock offering, our return on equity will be negatively affected by higher expenses from the costs of being a public company and added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt. Until we can increase our net interest income and non-interest income and leverage the capital raised in the stock offering, we expect our return on equity to remain low, which may reduce the market price of our shares of common stock.

Our stock-based benefit plans would increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the offering, subject to stockholder approval, which would increase our annual employee compensation and benefit expenses related to the stock options and shares granted to participants under our stock-based benefit plan.  The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted under the plan, the fair market value of our stock or options on the date of grant, the vesting period and other factors which we cannot predict at this time.  If the stock-based benefit plan is implemented within one year of the completion of the offering, the number of shares of common stock reserved for issuance for awards of restricted stock or grants of options under such stock-based benefit plan may not exceed 4% and 10%, respectively, of the shares sold in the offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options or restricted stock previously granted by Colonial Bankshares, Inc. or Colonial Bank, FSB.  If we award restricted shares of common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than one year after the completion of the offering, our costs would increase further.

In addition, we would recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts (i.e., as the loan used to acquire these shares is repaid), and we would recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients.  The expense in the first year following the offering has been estimated to be approximately $143,000 ($86,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock.  For further discussion of our proposed stock-based plans, see “Management—Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.”

The implementation of stock-based benefit plans may dilute your ownership interest.  Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock.  Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including, but not limited to, applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance.  While our intention is to fund this plan through open market purchases, stockholders would experience a 7.15% reduction in ownership interest at the adjusted maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options or shares of restricted common stock under the plan in an amount equal to up to 10% and 4%, respectively, of the shares sold in the offering.  In the event we adopt the plan within one year following the conversion, shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under the stock-based benefit plan would be limited to 4% and 10%, respectively, of the total shares sold in the offering, subject to adjustment as may be required by Office of thrift Supervision regulations or policy to reflect stock options or restricted stock previously granted by Colonial Bankshares, Inc. or Colonial Bank, FSB.  In the event we adopt the plan more than one year following the conversion, the plan would not be subject to these limitations.

Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

Our current intention is to adopt stock-based benefit plans more than one year following the stock offering.  Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would further increase our costs.

If we adopt stock-based benefit plans more than one year following the completion of the stock offering, then grants of shares of common stock or stock options under our stock-based benefit plans may exceed 4% and 10%, respectively, of our total outstanding shares.  Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans would increase our expenses, which would reduce our income.”  Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest.”  Although the implementation of the stock-based benefit plan would be subject to stockholder approval, the determination as to the timing of the implementation of such a plan will be at the discretion of our board of directors.

Various factors may make takeover attempts more difficult to achieve.

Our board of directors has no current intention to sell control of Colonial Financial Services, Inc. Provisions of our articles of incorporation and bylaws, federal regulations, Maryland law and various other factors may make it more difficult for companies or persons to acquire control of Colonial Financial Services, Inc. without the consent of our board of directors.  You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock.  The factors that may discourage takeover attempts or make them more difficult include:

●
Office of Thrift Supervision regulations.  Office of Thrift Supervision regulations prohibit, for three years following the completion of a conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a savings institution regulated by the Office of Thrift Supervision without the prior approval of the Office of Thrift Supervision.

●
Articles of Incorporation of Colonial Financial Services, Inc. and statutory provisions. Provisions of the articles of incorporation and bylaws of Colonial Financial Services, Inc. and Maryland law may make it more difficult and expensive to pursue a takeover attempt that management opposes, even if the takeover is favored by a majority of our stockholders.  These provisions also would make it more difficult to remove our current board of directors or management, or to elect new directors.  Specifically, under Maryland law, any person who acquires more than 10% of the common stock of Colonial Financial Services, Inc. without the prior approval of its board of directors would be prohibited from engaging in any type of business combination with Colonial Financial Services, Inc. for a five-year period. Any business combination after the five year prohibition would be subject to super-majority stockholder approval or minimum price requirements. Additional provisions include limitations on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years and not permitting cumulative voting in the election of directors.  Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the board of directors.

●
Charter of Colonial Bank, FSB.  The charter of Colonial Bank, FSB will provide that for a period of five years from the closing of the conversion and stock offering, no person other than Colonial Financial Services, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Colonial Bank, FSB.  This provision does not apply to any tax-qualified employee benefit plan we establish, as well as other acquisitions specified in the charter.  In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

●
Stock options and restricted stock.  We have previously granted to key employees and directors stock options and shares of restricted stock that will require payments to these persons in the event of a change in control of Colonial Financial Services, Inc.  We currently expect to issue additional stock options and shares of restricted stock following the conversion.  These payments may have the effect of increasing the costs of acquiring Colonial Financial Services, Inc., thereby discouraging future takeover attempts.

●
Significant ownership by our directors, executive officers and stock benefit plans.  Following the conversion and stock offering, our directors, executive officers and stock benefit plans are expected to own in the aggregate approximately _____% of our shares of common stock to be outstanding based upon sales of shares at the midpoint of the offering range.  The significant ownership percentage could make it more difficult to obtain the required vote for a takeover or merger that management opposes.

●
Employment and change-in control-agreements.  Colonial Bankshares, Inc. has employment and change-in-control agreements with certain of its executive officers that will remain in effect following the stock offering.  These agreements may have the effect of increasing the costs of acquiring Colonial Financial Services, Inc., thereby discouraging future takeover attempts.

See “Restrictions on Acquisition of Colonial Financial Services, Inc.”

There may be a decrease in stockholders’ rights for existing stockholders of Colonial Bankshares, Inc.

As a result of the conversion, existing stockholders of Colonial Bankshares, Inc. will become stockholders of Colonial Financial Services, Inc. In addition to the provisions discussed above that may discourage takeover attempts that are favored by stockholders, some rights of stockholders of Colonial Financial Services, Inc. will be reduced compared to the rights stockholders currently have in Colonial Bankshares, Inc.  The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law.  Many of the differences in stockholder rights under the articles of incorporation and bylaws of Colonial Financial Services, Inc. are not mandated by Maryland law but have been chosen by management as being in the best interests of Colonial Financial Services, Inc. and its stockholders.  The articles of incorporation and bylaws of Colonial Financial Services, Inc. include the following provisions:  (i) greater lead time required for stockholders to submit proposals for new business or to nominate directors; and (ii) approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of Stockholders’ Rights For Existing Stockholders of Colonial Bankshares, Inc.” for a discussion of these differences.

You may not revoke your decision to purchase Colonial Financial Services, Inc. common stock in the subscription offering after you send us your subscription.

Funds submitted or automatic withdrawals authorized in connection with a purchase of shares of common stock in the subscription offering will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date.  Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in the completion of the conversion and offering.  Orders submitted in the subscription offering are irrevocable, and subscribers will have no access to subscription funds unless the offering is terminated, or extended beyond [extension date], or the number of shares to be sold in the offering is increased to more than 3,570,750 shares or decreased to fewer than 2,295,000 shares.

An active trading market for our common stock may not develop.

Colonial Bankshares, Inc.’s common stock is currently quoted on the Nasdaq Global Market.  Upon completion of the conversion, the common stock of Colonial Financial Services, Inc. will replace the existing shares.  An active public trading market for Colonial Financial Services, Inc.’s common stock may not develop or be sustained after this stock offering.  If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could depress the market price.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain depositors and borrowers of Colonial Bank, FSB are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value.  Whether subscription rights are considered to have ascertainable value is an inherently factual determination.  We have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF COLONIAL BANKSHARES, INC. AND SUBSIDIARY

The following tables set forth selected consolidated historical financial and other data of Colonial Bankshares, Inc. and its subsidiaries for the years and at the dates indicated.  The following is only a summary and you should read it in conjunction with the consolidated financial statements of Colonial Bankshares, Inc. and notes beginning on page F-1 of this prospectus.  The information at December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 is derived in part from the audited consolidated financial statements that appear in this prospectus.  The information at December 31, 2007, 2006 and 2005 and for the years ended December 31, 2007, 2006 and 2005 is derived in part from audited consolidated financial statements that do not appear in this prospectus.

	At December 31,
	2009	2008	2007	2006	2005
	(In thousands)
Selected Financial Condition Data:

Total assets	$568,541	$530,576	$457,860	$383,597	$336,852
Cash and amounts due from banks	15,882	23,407	15,978	13,257	10,669
Investment securities held to maturity	41,032	16,897	17,213	18,722	17,474
Investment securities available for sale	166,378	165,462	163,549	136,925	139,256
Loans receivable, net	321,607	303,151	241,040	198,519	157,774
Deposits	500,366	457,231	371,382	337,254	284,725
Borrowings	21,300	31,227	45,939	8,324	15,415
Stockholders’ equity	45,517	40,630	39,028	36,663	35,861

	For the Years Ended December 31,
	2009	2008	2007	2006	2005
	(In thousands)
Selected Operating Data:

Interest income	$27,355	$27,151	$23,045	$18,509	$14,706
Interest expense	13,514	15,696	14,432	10,208	6,623
Net interest income	13,841	11,455	8,613	8,301	8,083
Provision for loan losses	615	756	84	179	204
Net interest income after provision for loan losses	13,226	10,699	8,529	8,122	7,879
Non-interest income	267	628	1,114	1,043	956
Non-interest expense	11,661	9,629	8,866	7,430	6,567
Income before income taxes	1,832	1,698	777	1,735	2,268
Income tax expense (benefit)	392	353	(454)	124	499
Net income	$1,440	$1,345	$1,231	$1,611	$1,769

	At or For the Years Ended December 31,
	2009	2008	2007	2006	2005

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	0.28%	0.27%	0.29%	0.45%	0.57%
Return on average equity	3.34%	3.44%	3.33%	4.49%	6.69%
Interest rate spread (1)	2.52%	2.27%	1.95%	2.17%	2.65%
Net interest margin (2)	2.71%	2.50%	2.20%	2.47%	2.80%
Efficiency ratio (3)	82.46%	79.69%	91.15%	79.52%	72.65%
Noninterest expense to average total assets	2.12%	1.92%	2.09%	2.07%	2.10%
Average interest-earning assets to average interest-bearing liabilities	107.28%	106.49%	106.73%	109.99%	106.70%

Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.93%	0.38%	0.25%	0.06%	0.02%
Non-performing loans as a percent of total loans	1.62%	0.62%	0.48%	0.12%	0.05%
Allowance for loan losses as a percent of non-performing loans	49.38%	110.67%	119.38%	589.27%	1460.00%
Allowance for loan losses as a percent of total loans	0.81%	0.69%	0.57%	0.69%	0.73%
Net recoveries (charge-offs) to average loans outstanding	(0.04)%	(0.02)%	(0.03)%	0.01%	(0.03)%

Capital Ratios:
Total risk-based capital (to risk weighted assets)	12.60%	13.06%	14.96%	18.26%	20.20%
Tier 1 risk-based capital (to risk weighted assets)	11.94%	12.42%	14.42%	17.57%	19.53%
Tangible capital (to tangible assets)	7.17%	7.27%	8.03%	9.09%	9.85%
Tier 1 leverage (core) capital (to adjusted tangible assets)	7.17%	7.27%	8.03%	9.09%	9.85%
Equity to total assets	8.01%	7.66%	8.52%	9.56%	10.65%

Other Data:
Number of full service offices	9	8	7	6	6
Dividends declared per share	$—	$—	$—	$—	$—

Earnings per share:
Basic and diluted (4)	$0.34	$0.31	$0.29	$0.37	$0.20

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(4)	For 2005, represents earnings per share for the six-month period from June 30, 2005 (date of public offering) to December 31, 2005.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:

●	statements of our goals, intentions and expectations;

●	statements regarding our business plans, prospects, growth and operating strategies;

●	statements regarding the asset quality of our loan and investment portfolios; and

●	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	general economic conditions, either nationally or in our market areas, that are worse than expected;

●	competition among depository and other financial institutions;

●	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

●	adverse changes in the securities markets;

●	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

●	our ability to enter new markets successfully and capitalize on growth opportunities;

●	our ability to successfully integrate acquired entities, if any;

●	changes in consumer spending, borrowing and savings habits;

●
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

●	changes in our organization, compensation and benefit plans; and

●	changes in the financial condition or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 18 .

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $20.8 million and $28.6 million, or $33.1 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	2,295,000 Shares		2,700,000 Shares		3,105,000 Shares		3,570,750 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$22,950		$27,000		$31,050		$35,708
Less offering expenses	2,138		2,298		2,459		2,643
Net offering proceeds	$20,812	100.0%	$24,702	100.0%	$28,591	100.0%	$33,065	100.0%

Distribution of net proceeds:
To Colonial Bank, FSB	$16,650	80.0%	$19,762	80.0%	$22,873	80.0%	$26,452	80.0%
To fund loan to employee stock ownership plan	$918	4.4%	$1,080	4.4%	$1,242	4.3%	$1,428	4.3%
Retained by Colonial Financial Services, Inc.(3)	$3,244	15.6%	$3,860	15.6%	$4,476	15.7%	$5,185	15.7%

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
In the event the stock-based benefit plan providing for stock awards and stock options is approved by stockholders, and assuming shares are purchased for the stock awards at $10.00 per share, an additional $918,000, $1.1 million, $1.2 million and $1.4 of net proceeds will be used by Colonial Financial Services, Inc.  In this case, the net proceeds retained by Colonial Financial Services, Inc. would be $2.3 million, $2.8 million, $3.2 million and $3.8 million, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Colonial Bank, FSB’s deposits.  The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates.  For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.  In addition, amounts shown for the distribution of the net proceeds at the minimum of the offering range to fund the loan to the employee stock ownership plan and to be proceeds retained by Colonial Financial Services, Inc. may change if we exercise our right to have the employee stock ownership plan purchase more than 4% of the shares of common stock offered if necessary to complete the offering at the minimum of the offering range.

Colonial Financial Services, Inc. may use the proceeds it retains from the offering:

●	to invest in securities;

●	to finance the acquisition of financial institutions, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

●	to pay cash dividends to stockholders;

●	to repurchase shares of our common stock; and

●	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval.

Colonial Bank, FSB May Use the Net Proceeds it Receives From the Offering:

●	to fund new loans, including commercial real estate and commercial business loans, one-to four-family residential mortgage loans, real estate construction loans and consumer loans;

●
to expand its retail banking franchise by acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any agreements to acquire a financial institution or other entity.  We currently intend to open one new branch office over the next three years;

●	to enhance existing products and services and to support the development of new products and services;

●	to reduce wholesale funding of our investments;

●
to invest in mortgage-backed securities and collateralized mortgage obligations, and debt securities issued by the U.S. Government, U.S. Government agencies or U.S. Government sponsored enterprises; and

●	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

We expect our return on equity to decrease as compared to our performance in recent years, until we are able to reinvest effectively the additional capital raised in the offering.  Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.”

OUR DIVIDEND POLICY

Colonial Bankshares, Inc. has never paid a cash dividend on its shares of common stock.  Although Colonial Financial Services, Inc. will consider the payment of dividends in the future, you should not purchase our shares of common stock if you have a desire or need for dividend income.  After the conversion, the payment of dividends will primarily depend on our earnings, alternative uses for capital, our capital requirements, acquisition opportunities, our financial condition and results of operations and, to a lesser extent, statutory and regulatory limitations, tax considerations and general economic conditions.

Under the rules of the Office of Thrift Supervision, Colonial Bank, FSB will not be permitted to pay dividends on its capital stock to Colonial Financial Services, Inc., its sole stockholder, if Colonial Bank, FSB’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion.  In addition, Colonial Bank, FSB will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized.  Any payment of dividends by Colonial Bank, FSB to us that would be deemed to be drawn out of Colonial Bank, FSB’s bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by Colonial Bank, FSB on the amount of earnings deemed to be removed from the reserves for such distribution.  Colonial Bank, FSB does not intend to make any distribution to us that would create such a federal tax liability.  See “The Conversion and Offering—Liquidation Rights.” For information concerning additional federal and state law and regulations regarding the ability of Colonial Bank, FSB to make capital distributions, including the payment of dividends to Colonial Bankshares, Inc., see “Taxation—Federal Taxation” and “Supervision and Regulation—Federal Banking Regulation.”

Unlike Colonial Bank, FSB, Colonial Financial Services, Inc. is not restricted by Office of Thrift Supervision regulations on the payment of dividends to its stockholders, although the source of dividends will depend on the net proceeds retained by us and earnings thereon, and dividends from Colonial Bank, FSB.  Colonial Bankshares, Inc. currently does not receive cash dividends from Colonial Bank, FSB.  In addition, Colonial Financial Services, Inc. will be subject to state law limitations on the payment of dividends. Maryland law generally limits dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent.

We will file a consolidated federal tax return with Colonial Bank, FSB.  Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes.  Additionally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Colonial Bankshares, Inc.’s common stock is currently quoted on the Nasdaq Global Market under the symbol “COBK.” Upon completion of the conversion, the new shares of common stock of Colonial Financial Services, Inc. will replace the existing shares. For a period of 20 trading days after the completion of the conversion and offering, we expect our shares of common stock will trade on the Nasdaq Global Market under the symbol “COBKD,” and, thereafter, our trading symbol will revert to “COBK.”   In order to list our stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock.  Colonial Bankshares, Inc. currently has more than three market makers, including Stifel, Nicolaus & Company, Incorporated.  Stifel, Nicolaus & Company, Incorporated has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker.  The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold.  There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering.  Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock.

The following table sets forth the high and low trading prices for shares of Colonial Bankshares, Inc. common stock.  Colonial Bankshares, Inc. has never paid cash dividends to its stockholders.  As of the close of business on ______________, there were _______ shares, outstanding, including ______ publicly held shares of Colonial Bankshares, Inc. common stock outstanding (excluding shares held by Colonial Bankshares, MHC), and approximately _______ stockholders of record.

The high and low closing prices for the quarterly periods noted below were obtained from the ________________.

	Price Per Share
	High		Low
2010
Second quarter (through _______________)	$		$
First quarter

2009
Fourth quarter		$8.65		$6.55
Third quarter		9.29		7.00
Second quarter		9.49		5.51
First quarter		8.77		5.51

2008
Fourth quarter		$11.48		$6.50
Third quarter		11.04		8.42
Second quarter		11.75		9.50
First quarter		11.75		9.05

On February 17, 2010, the business day immediately preceding the public announcement of the conversion, and on __________________, the closing prices of Colonial Bankshares, Inc. common stock as reported on the Nasdaq Global Market were $6.60 per share and $____ per share, respectively.  On the effective date of the conversion, all publicly held shares of Colonial Bankshares, Inc. common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Colonial Financial Services, Inc. common stock determined pursuant to the exchange ratio.  See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”  Options to purchase shares of Colonial Bankshares, Inc. common stock will be converted into options to purchase a number of shares of Colonial Financial Services, Inc. common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2009, Colonial Bank, FSB exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Colonial Bank, FSB at December 31, 2009, and the pro forma regulatory capital of Colonial Bank, FSB, after giving effect to the sale of shares of common stock at $10.00 per share.  The table assumes the receipt by Colonial Bank, FSB of 80% of the net offering proceeds.  See “How We Intend to Use the Proceeds from the Offering.”

	Colonial Bank, FSB Historical at December 31, 2009		Pro Forma at December 31, 2009, Based Upon the Sale in the Offering of (1)
			2,295,000 Shares		2,700,000 Shares		3,105,000 Shares		3,570,750 Shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$43,636	7.68%	$58,460	9.99%	$61,247	10.42%	$64,035	10.83%	$67,241	11.31%

Core capital	$40,399	7.17%	$55,223	9.52%	$58,010	9.95%	$60,798	10.37%	$64,004	10.85%
Core requirement (4)	22,533	4.00	23,199	4.00	23,324	4.00	23,448	4.00	23,592	4.00
Excess	$17,866	3.17%	$32,024	5.52%	$34,686	5.95%	$37,350	6.37%	$40,412	6.85%

Tier 1 risk-based capital (5)	$40,399	11.94%	$55,223	16.16%	$58,010	16.94%	$60,798	17.72%	$64,004	18.62%
Risk-based requirement	13,823	4.00	13,671	4.00	13,696	4.00	13,721	4.00	13,750	4.00
Excess	$27,076	7.94%	$41,552	12.16%	$44,314	12.94%	$47,077	13.72%	$50,254	14.62%

Total risk-based capital (5)	$42,646	12.60%	$57,470	16.81%	$60,257	17.60%	$63,045	18.38%	$66,251	19.27%
Risk-based requirement	15,570	8.00	27,343	8.00	27,393	8.00	27,442	8.00	27,500	8.00
Excess	$27,076	4.60%	$30,127	8.81%	$32,864	9.60%	$35,603	10.38%	$38,751	11.27%

Reconciliation of capital infused into Colonial Bank, FSB:
Net proceeds			$16,650		$19,761		$22,873		$26,452
MHC capital contribution			10		10		10		10
Less: Common stock acquired by stock-based benefit plan			(918)		(1,080)		(1,242)		(1,428)
Less: Common stock acquired by employee stock ownership plan			(918)		(1,080)		(1,242)		(1,428)
Pro forma increase			$14,824		$17,611		$20,399		$23,606

(1)
Pro forma capital levels assume that the employee stock ownership plan purchases 4% of the shares of common stock sold in the stock offering with funds we lend.  Pro forma generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund this plan.  See “Management” for a discussion of the employee stock ownership plan.

(2)
As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(3)	Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)
The current Office of Thrift Supervision core capital requirement for financial institutions is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.

(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 50% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Colonial Bankshares, Inc. at December 31, 2009 and the pro forma consolidated capitalization of Colonial Financial Services, Inc. after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Colonial Bankshares, Inc. Historical at December 31, 2009	Pro Forma at December 31, 2009 Based upon the Sale in the Offering at $10.00 per Share of
		2,295,000 Shares	2,700,000 Shares	3,105,000 Shares	3,570,750 Shares (1)
	(Dollars in thousands)

Deposits (2)	$500,366	$500,366	$500,366	$500,366	$500,366
Borrowed funds	21,300	21,300	21,300	21,300	21,300
Total deposits and borrowed funds	$521,666	$521,666	$521,666	$521,666	$521,666

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized (post-conversion) (3)
Common stock, $0.01 par value, 100,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	452	42	49	56	65
Additional paid-in capital (3)	20,628	41,850	45,733	49,615	54,079
MHC capital contribution (3)	—	10	10	10	10
Retained earnings (5)	23,879	23,879	23,879	23,879	23,879
Accumulated other comprehensive income	3,238	3,238	3,238	3,238	3,238
Less:
Treasury stock	(1,596)	(1,596)	(1,596)	(1,596)	(1,596)
Common stock held by employee stock ownership plan (6)	(1,084)	(2,002)	(2,164)	(2,326)	(2,512)
Common stock to be acquired by stock-based benefit plan (7)	—	(918)	(1,080)	(1,242)	(1,428)
Total stockholders’ equity	$45,517	$64,503	$68,069	$71,634	$75,735

Pro Forma Shares Outstanding
Shares offered for sale	—	2,295,000	2,700,000	3,105,000	3,570,750
Exchange shares issued	—	1,878,444	2,209,934	2,541,424	2,922,638
Total shares outstanding	4,440,246	4,173,444	4,909,934	5,646,424	6,493,388

Total stockholders’ equity as a percentage of total assets (2)	8.01%	10.98%	11.52%	12.05%	12.65%

(1)
As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.

(2)
Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)
Colonial Bankshares, Inc. currently has 1,000,000 authorized shares of preferred stock and 10,000,000 authorized shares of common stock, par value $0.10 per share.  On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Colonial Financial Services, Inc. common stock to be outstanding.

(4)
No effect has been given to the issuance of additional shares of Colonial Financial Services, Inc. common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Colonial Financial Services, Inc. common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans.  No effect has been given to the exercise of options currently outstanding. See “Management.”

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(continued from previous page)

(5)
The retained earnings of Colonial Bank, FSB will be substantially restricted after the conversion.  See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation.”

(6)
Assumes that 4% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Colonial Financial Services, Inc.  The loan will be repaid principally from Colonial Bank, FSB’s contributions to the employee stock ownership plan.  Since Colonial Financial Services, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Colonial Financial Services, Inc.’s consolidated financial statements.  Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(7)
Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans.  If the stock-based benefit plans are adopted within 12 months following the conversion and stock offering, the amount reserved for restricted stock awards would be reduced by amounts purchased in the stock offering by our 401(k) plan using its purchase priority in the stock offering. The funds to be used by the plan to purchase the shares will be provided by Colonial Financial Services, Inc.  The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Colonial Financial Services, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the plan, the credit to capital will be offset by a charge to operations. Implementation of the plan will require stockholder approval.

PRO FORMA DATA

The following table summarizes historical data of Colonial Bankshares, Inc. and pro forma data at and for the year ended December 31, 2009.  This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

(i)	_________ shares of common stock will be purchased by our executive officers and directors, and their associates;

(ii)
our employee stock ownership plan will purchase 4% of the shares of common stock sold in the offering, with a loan from Colonial Financial Services, Inc.  The loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest plus 1%, calculated as of the date of the origination of the loan) over a period of 10 years.  Interest income that we earn on the loan will offset the interest paid by Colonial Bank, FSB;

(iii)
Stifel, Nicolaus & Company, Incorporated will receive a fee equal to 1.0% of the dollar amount of shares of common stock sold in the subscription offering and 6.0% of the dollar amount of shares sold in the syndicated offering, with 40% of the total shares sold being subscribed for in the subscription offering.  No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families; and

(iv)	total expenses of the offering, other than the fees and expenses to be paid to Stifel, Nicolaus & Company, Incorporated, will be $1.0 million.

We calculated pro forma consolidated net income for the year ended December 31, 2009 as if the estimated net proceeds we received had been invested at the beginning of the year at an assumed interest rate of 3.30% (1.98% on an after-tax basis).  This represents the average yield on 15-year fixed-rate mortgage backed securities and the five-year U.S. Treasury Note as of December 31, 2009, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by Office of Thrift Supervision regulations.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net loss and stockholders’ equity by the indicated number of shares of common stock.  We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan.  We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma table gives effect to the implementation of one or more stock-based benefit plans.  Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering.  We assume that awards of common stock granted under the plans vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering.  In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years.  We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $4.01 for each option.  In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 36.45% for the shares of common stock (based on an index of publicly traded thrift institutions), a dividend yield of 2.0%, an expected option life of 10 years and a risk-free rate of return of 3.85%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Stock Offering,” we intend to contribute 80% of the net proceeds from the stock offering to Colonial Bank, FSB, and we will retain the remainder of the net proceeds from the stock offering.  We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

●	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

●	our results of operations after the stock offering; or

●	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities.  The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different that the amounts that would be available for distribution to stockholders if we liquidated.  Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation account to be established in the conversion or, in the unlikely event of a liquidation of Colonial Bank, FSB, to the tax effect of the recapture of the bad debt reserve.  See “The Conversion and Offering—Liquidation Rights.”

At or for the Year Ended December 31, 2009 Based upon the Sale at $10.00 Per Share of
2,295,000 Shares	2,700,000 Shares	3,105,000 Shares	3,570,750 Shares (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$22,950	$27,000	$31,050	$35,708
Market value of shares issued in the exchange	18,784	22,099	25,414	29,226
Pro forma market capitalization	$41,734	$49,099	$56,464	$64,934

Gross proceeds of offering	$22,950	$27,000	$31,050	$35,708
Expenses	(2,138)	(2,298)	(2,459)	(2,643)
Estimated net proceeds	20,812	24,702	28,591	33,065
Common stock purchased by employee stock ownership plan	(918)	(1,080)	(1,242)	(1,428)
Common stock purchased by stock-based benefit plan	(918)	(1,080)	(1,242)	(1,428)
Cash received from the MHC	10	10	10	10
Estimated net proceeds, as adjusted	$18,986	$22,552	$26,117	$30,219

For the Year Ended December 31, 2009
Consolidated net earnings:
Historical	$1,440	$1,440	$1,440	$1,440
Pro forma adjustments:
Income on adjusted net proceeds	376	447	518	599
Employee stock ownership plan (2)	(55)	(65)	(75)	(86)
Stock awards (3)	(110)	(130)	(149)	(172)
Stock options (4)	(166)	(195)	(224)	(258)
Pro forma net income	$1,485	1,497	$1,510	$1,523

Earning per share (5):
Historical	$0.35	$0.30	$0.26	$0.23
Pro form adjustments:
Income on adjusted net proceeds	0.09	0.09	0.09	0.09
Employee stock ownership plan (2)	(0.01)	(0.01)	(0.01)	(0.01)
Stock awards (3)	(0.03)	(0.03)	(0.03)	(0.03)
Stock options (4)	(0.04)	(0.04)	(0.04)	(0.04)
Pro forma earnings per share (5) (6)	$0.36	$0.31	$0.27	$0.24

Offering price to pro forma net earnings per share	27.78	x	32.26	x	37.04	x	41.67	x
Number of shares used in earnings per share calculations	4,090,824	4,812,734	5,534,644	6,364,841

At December 31, 2009
Stockholders’ equity:
Historical	$45,517	$45,517	$45,517	$45,517
Estimated net proceeds	20,812	24,702	28,591	33,065
Equity increase from MHC	10	10	10	10
Common stock purchased by employee stock ownership plan	(918)	(1,080)	(1,242)	(1,428)
Common stock purchased by stock-based benefit plan (3)	(918)	(1,080)	(1,242)	(1,428)
Pro forma stockholders equity	$64,503	$68,069	$71,634	$75,736
Intangible assets	$—	$—	$—	$—
Pro forma tangible stockholders equity	$64,503	$68,069	$71,634	$75,736

Stockholders’ equity per share:(7)
Historical	$10.91	$9.27	$8.07	$7.01
Estimated net proceeds	4.99	5.03	5.06	5.09
Plus: Assets received from the MHC	—	—	—	—
Common stock acquired by employee stock ownership plan	(0.22)	(0.22)	(0.22)	(0.22)
Common stock acquired by stock-based benefit plan (3)	(0.22)	(0.22)	(0.22)	(0.22)
Pro forma stockholders’ equity per share (6) (7)	$15.46	$13.86	$12.69	$11.66
Pro forma tangible stockholders’ equity per share (6) (7)	$15.46	$13.86	$12.69	$11.66

Offering price as percentage of pro forma stockholders’ equity per share	64.68%	72.15%	78.80%	85.76%
Offering price as percentage of pro forma stockholders’ equity per share	64.68%	72.15%	78.80%	85.76%
Number of shares outstanding for pro forma book value per share calculations	4,173,444	4,909,934	5,646,424	6,493,388

(footnotes begin on following page)

(1)
As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.

(2)
Assumes that 4% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Colonial Financial Services, Inc.  Colonial Bank, FSB intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt.  Colonial Bank, FSB’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest.  Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employer Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Colonial Bank, FSB, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39.94%.  The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan.  The pro forma net income further assumes that 18,360, 21,600, 24,840 and 28,566 shares were committed to be released during the year at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(3)
If approved by Colonial Financial Services, Inc.’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (or a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans, and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Colonial Financial Services, Inc. or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Colonial Financial Services, Inc.  The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2009, and (iii) the plan expense reflects an effective combined federal and state tax rate of 39.94%.  Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.15% at the maximum of the offering range.

(4)
If approved by Colonial Financial Services, Inc.’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $4.01 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 39.94%.

(Footnotes continue on following page)

(continued from previous page)

The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share.  If a portion of the shares to satisfy the exercise of options is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease.  The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.21% at the maximum of the offering range.
(5)
Per share figures include publicly held shares of Colonial Bankshares, Inc. common stock that will be exchanged for shares of Colonial Financial Services, Inc. common stock in the conversion.  See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”  Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods. See note 2.  The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.  Pro forma net income per share has been annualized for purposes of calculating the offering price to pro forma net earnings per share.

(6)
The retained earnings of Colonial Bank, FSB will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”

(7)
Per share figures include publicly held shares of Colonial Bankshares, Inc. common stock that will be exchanged for shares of Colonial Financial Services, Inc. common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering and (ii)  shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.9399, 1.1058, 1.2716 and 1.4624 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations.  The information in this section has been derived from the audited consolidated financial statements, which appear beginning on page F-1 of this prospectus.  You should read the information in this section in conjunction with the business and financial information regarding Colonial Bankshares, Inc. provided in this prospectus.

Overview

We have grown our organization to $568.5 million in assets at December 31, 2009 from $336.9 million in assets at December 31, 2005.  We have increased our assets primarily through loan growth, as our loan portfolio increased to $321.6 million at December 31, 2009 from $157.8 million at December 31, 2005.  Although we have experienced growth in nearly all loan categories during this time period, we have been particularly focused on increasing our commercial real estate loan portfolio, which has tripled to $97.1 million at December 31, 2009 from $31.4 million at December 31, 2005, and represented 29.9% of our loan portfolio at December 31, 2009, compared to 19.7% at December 31, 2005.  We have emphasized commercial real estate loans because they have higher yields than our one- to four-family residential real estate loans, because they are collateralized by real estate collateral and because commercial loans enable us to cross-sell products, such as deposit products, to commercial borrowers.  However, as a result of our current regulatory capital position, we are controlling the growth of our commercial real estate loan portfolio and, going forward, we intend to limit all loans (other than one- to four-family residential real estate loans) to 275% of the sum of core capital (generally common stockholders’ equity (including retained earnings) and minority interests in equity accounts of consolidated subsidiaries, less certain intangible assets) plus our allowance for loan losses.  Were this limit applicable to us at December 31, 2009, our total loans other than one- to four-family residential real estate loans would have been limited to $118.3 million.

Our continued emphasis on conservative loan underwriting has resulted in relatively low levels of non-performing assets at a time when many financial institutions are experiencing significant deterioration in asset quality.  Our non-performing assets totaled $5.3 million at December 31, 2009, or 0.93% of total assets, compared to $2.0 million, or 0.38% of total assets at December 31, 2008.  We had $8.0 million of loans delinquent 30 days or greater at December 31, 2009, compared to $3.8 million of such loans at December 31, 2008.  However, 63.4% of the delinquent loans at December 31, 2009 were secured by one- to four-family residential real estate.

All of our mortgage-backed securities have been issued by Freddie Mac, Fannie Mae or Ginnie Mae, U.S. government agencies or government-sponsored enterprises.  These entities guarantee the payment of principal and interest on our mortgage-backed securities.  We do not own any common or preferred stock issued by Fannie Mae or Freddie Mac.

As of December 31, 2009, our available credit lines and other sources of liquidity had not been reduced compared to levels from December 31, 2008.

Business Strategy

Our business strategy is as follows:

●
Implement a controlled growth strategy to prudently increase profitability and enhance shareholder value.  We have grown our organization from to $568.7 million of assets at December 31, 2009 from $336.9 million in assets at December 31, 2005.  We have increased our assets primarily through loan growth, as our loan portfolio increased to $321.6 million at December 31, 2009 from $157.8 million at December 31, 2005.  We are controlling the growth of our commercial real estate loan portfolio and, in the future, we intend to limit all loans other than one- to four-family residential real estate loans to 275% of the sum of core capital plus our allowance for loan losses.  As of December 31, 2009, our ratio of all loans other than one- to four-family residential real estate loans to the sum of core capital plus our allowance for loan losses was 319% and, assuming we had sold 2,700,000 shares of common stock in the offering as of December 31, 2009 and had contributed 80% of the net proceeds to Colonial Bank, FSB, this ratio would have been 226%.  As part of our controlled growth strategy, we intend to focus more on expanding our net interest margin and increasing operating efficiency.  Our net interest margin has improved to 2.71% for the year ended December 31, 2009 from 2.20% for the year ended December 31, 2007.  We believe our existing infrastructure, including our increased commercial lending staff, along with the capital raised in the offering, will enable us to originate new loans, both to replace existing loans as they are repaid and prudently grow our loan portfolio, while continuing to focus on profitability.

●
Maintain strong asset quality through conservative underwriting and aggressive monitoring of our assets.  Our current asset quality compares favorably with the asset quality of our peers.  At December 31, 2009, our ratio of non-performing assets to total assets was 0.93%, compared to the median ratio of 2.26% for all Nasdaq-listed banks and thrifts located in New Jersey.  In the current economic environment, we intend to continue to aggressively monitor our loan portfolio.  We reviewed and evaluated every home equity line of credit during 2008.  In addition, we have lowered our maximum loan-to-one value ratios for certain types of loans, and we use an outside loan review firm to review portions of our loan portfolio on a semi-annual basis.

●
Emphasize lower cost core deposits to reduce our funding costs.  Our average balance of savings accounts, NOW accounts and money market deposits, which we consider core deposits, has increased to 49.0% of total deposits for the year ended December 31, 2009 from 38.2% for the year ended December 31, 2007.  This has helped to lower the weighted average cost of our deposits to 2.11% for the year ended December 31, 2009 from 3.72% for the year ended December 31, 2007.  In addition, our overall deposit growth has enabled us to reduce our need for borrowings, which generally have a higher cost than core deposits.  We intend to continue to increase core deposits by cross-selling existing customers and establishing new relationships, such as the employees of the businesses and municipalities with whom we currently conduct business.

●
Expand our franchise through a selective de novo branching strategy.  We have purchased three properties that are “shovel ready” for the establishment of new branches.  Given the current economic environment, we expect to establish one new branch in the next three years.  However, we are ready to expand our branch network through these additional properties should market conditions warrant such expansion.

●
Capitalize on our existing infrastructure and management’s knowledge of the local banking environment to meet the needs of customers.  Our senior management has an average experience of 30 years in the banking industry and 25 years in our local markets.  In addition to experienced, community-based management, we emphasize personalized banking, competitive pricing strategies and the advantage of local decision-making in our banking business.   Since we began to emphasize commercial lending in 2001, we have steadily grown our infrastructure to support our loan growth by hiring additional loan officers, credit officers, credit administrators and credit analysts.  We believe our expanded infrastructure will enable us to originate new loans, both to replace existing loans as they are repaid and prudently grow our loan portfolio, while continuing to focus on profitability.

Expected Increase in Non-Interest Expense as a Result of the Conversion

Following the completion of the conversion, our non-interest expense is expected to increase because of the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans, if approved by our stockholders no earlier than six months after the completion of the conversion.

Assuming that 3,570,750 shares are sold in the offering:

(i)
the employee stock ownership plan will acquire 142,830 shares of common stock with a $1.4 million loan that is expected to be repaid over 10 years, resulting in an annual pre-tax expense of approximately $143,000 (assuming that the shares of common stock maintain a value of $10.00 per share); and

(ii)
a new stock-based benefit plan would award a number of shares equal to 4% of the shares sold in the offering, or 142,830 shares, to eligible participants, and such awards would be expensed as the awards vest.  Assuming all shares are awarded under the plan at a price of $10.00 per share, and that the awards vest over five years, the corresponding annual pre-tax expense associated with shares awarded under the plan would be approximately $286,000; and

(iii)
a new stock-based benefit plan would award options to purchase a number of shares equal to 10% of the shares sold in the offering, or 357,075 shares, to eligible participants, and such options would be expensed as the options vest.  Assuming all options are awarded under the stock-based benefit plan at a price of $10.00 per share, and that the options vest over a minimum of five years, the corresponding annual pre-tax expense associated with options awarded under the stock-based benefit plan would be approximately $286,000 (assuming a grant-date fair value of $4.01 per option, using the Black-Scholes option valuation methodology).

The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term.  Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made.  Further, the actual expense of the shares awarded under the stock-based benefit plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share.

Critical Accounting Policies

Critical accounting policies are those that involve significant judgments and assumptions by management and that have, or could have, a material impact on our income or the carrying value of our assets.  Our critical accounting policies are those related to our allowance for loan losses, the evaluation of other-than-temporary impairment of investment securities and the valuation of and our ability to realize deferred tax assets.

Allowance for Loan Losses.  The allowance for loan losses is calculated with the objective of maintaining an allowance necessary to absorb estimated probable loan losses inherent in the loan portfolio.  Management’s determination of the adequacy of the allowance is based on periodic evaluations of the loan portfolio and other relevant factors.  However, this evaluation is inherently subjective, as it requires an estimate of the loss content for each risk rating and for each impaired loan, an estimate of the amounts and timing of expected future cash flows, and an estimate of the value of collateral.

We have established a systematic method of periodically reviewing the credit quality of the loan portfolio in order to establish an allowance for losses on loans.  The allowance for losses on loans is based on our current judgments about the credit quality of individual loans and segments of the loan portfolio.  The allowance for losses on loans is established through a provision for loan losses based on our evaluation of the probable losses inherent in the loan portfolio, and considers all known internal and external factors that affect loan collectibility as of the reporting date.  Our evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters, the estimated net realizable value or the fair value of the underlying collateral, economic conditions, historical loan loss experience, our knowledge of inherent losses in the portfolio that are probable and reasonably estimable and other factors that warrant recognition in providing an appropriate loan loss allowance.  Management believes this is a critical accounting policy because this evaluation involves a high degree of complexity and requires us to make subjective judgments that often require assumptions or estimates about various matters.  Historically, we believe our estimates and assumptions have proven to be relatively accurate.  For example, over the past three years, our allowance for loan losses as a percentage of average loans outstanding has ranged from 0.63% to 0.84%, while our net charge-offs as a percentage of average loans outstanding has ranged from 0.02% to 0.04%.  Nevertheless, because a small number of non-performing loans could result in net charge-offs significantly in excess of the estimated losses inherent in our loan portfolio, you should not place undue reliance on the accuracy of past estimates.

The analysis of the allowance for loan losses has three components: specific allocations, general allocations and an unallocated component.  Specific allocations are made for loans that are determined to be impaired.  Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses.  The general allocation is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history.  We also analyze delinquency trends, general economic conditions and geographic and industry concentrations.  This analysis establishes factors that are applied to the loan groups to determine the amount of the general allowance.  The principal assumption used in deriving the allowance for loan losses is the estimate of loss content for each risk rating.  To illustrate, if recent loss experience dictated that the projected loss ratios changed by 10% (of the estimate) across all risk ratings, the allocated allowance as of December 31, 2009 would have changed by approximately $161,000.  Actual loan losses may be significantly more than the allowances we have established, which could have a material negative effect on our financial results.

Other-Than-Temporary Impairment.  In estimating other-than-temporary impairment of investment securities, securities are evaluated on at least a quarterly basis, to determine whether a decline in their value is other-than-temporary.  In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) whether or not we intend to sell or expect that it is more likely than not that we will be required to sell the investment security prior to an anticipated recovery in fair value.  Once a decline in value for a debt security is determined to be other than temporary, the other-than-temporary impairment is separated in (a) the amount of total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of other-than-temporary impairment related to all other factors.  The amount of the total other-than-temporary impairment related to credit loss is recognized in earnings.  The amount of other-than-temporary impairment related to other factors is recognized in other comprehensive income (loss).

Valuation of Deferred Tax Assets.  In evaluating our ability to realize deferred tax assets, management considers all positive and negative information, including our past operating results and our forecast of future taxable income.  In determining future taxable income, management utilizes a budget process that makes business assumptions and the implementation of feasible and prudent tax planning strategies.  These assumptions require us to make judgments about our future taxable income and are consistent with the plans and estimates we use to manage our business.  Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets which would result in additional income tax expense in the period.

Federal Home Loan Bank of New York Stock.  Federal Home Loan Bank of New York stock is carried at cost.  Management evaluates Federal Home Loan Bank of New York stock for impairment in accordance with Statement of Position 01-6, “Accounting by Certain Entities (Including Entities With Trade Receivables) That Lend to or Finance the Activities of Others.” Management’s determination of whether these investments are impaired is based on their assessment of the ultimate recoverability of their cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of their cost is influenced by criteria such as (1) the significance of the decline in net assets of the Federal Home Loan Bank as compared to the capital stock amount for the Federal Home Loan Bank and the length of time this situation has persisted, (2) commitments by the Federal Home Loan Bank to make payments required by law or regulation and the level of such payments in relation to the operating performance of the Federal Home Loan Bank of New York, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the Federal Home Loan Bank.  Management believes no impairment charge was necessary for the Federal Home Loan Bank of New York stock as of December 31, 2009.

Comparison of Financial Condition at December 31, 2009 and 2008

Total assets increased $37.9 million, or 7.1%, to $568.5 million at December 31, 2009 from $530.6 million at December 31, 2008.  The increase was the result of increases in loans receivable, investment securities and other assets, offset by decreases in cash and amounts due from banks, real estate owned and Federal Home Loan Bank stock.

Net loans receivable increased by $18.4 million, or 6.1%, to $321.6 million at December 31, 2009 from $303.2 million at December 31, 2008.  Commercial real estate loans increased $15.1 million, or 18.4%, to $97.1 million at December 31, 2009 from $82.0 million at December 31, 2008.  The increased commercial real estate loan balances reflected our continued emphasis on originating this type of loan, resulting in part from the expansion of our commercial lending staff in recent years.  One- to four-family residential real estate loans increased $6.1 million, or 4.2%, to $151.4 million at December 31, 2009 from $145.3 million at December 31, 2008.  Home equity loans and lines of credit decreased $3.4 million, or 8.2%, to $37.9 million at December 31, 2009 from $41.3 million at December 31, 2008.  Construction loans increased $1.9 million, or 15.6%, to $14.1 million at December 31, 2009 from $12.2 million at December 31, 2008.  Commercial loans increased $687,000 or 4.0%, to $17.9 million at December 31, 2009 from $17.2 million at December 31, 2008.  As a result of our current regulatory capital position, we are controlling the growth of our commercial real estate loan portfolio and, forwarding the future, we intend to limit all loans (other than one- to four-family residential real estate loans) to 275% of the sum of core capital (generally common stockholders’ equity (including retained earnings) and minority interests in equity accounts of consolidated subsidiaries, less certain  intangible assets) plus our allowance for loan losses.

Investment securities available for sale increased $916,000, or 0.06%, to $166.4 million at December 31, 2009 from $165.5 million at December 31, 2008.  The increase was the result of purchases of $76.7 million of mortgage-backed and investment securities and a $4.5 million increase in the market value of investment securities available for sale, offset by $29.7 million in principal amortization, $6.8 million in sales of investments securities available for sale, $44.1 million in calls and maturities of investment securities available for sale and accretion of discounts and premiums in the amount of $253,000.   In addition, securities held to maturity increased $24.1 million to $41.0 million at December 31, 2009 from $16.9 million at December 31, 2008.  The increase in securities held to maturity was the result of purchases of $42.9 million offset by principal amortization of $499,000 and $17.7 million in calls and maturities of investment securities held to maturity and accretion of discounts and premiums in the amount of $230,000.  During the year ended December 31, 2009, we experienced other-than-temporary impairment of investment securities of $1.1 million, of which $311,000 was for investment securities available for sale and $815,000 was for investment securities held to maturity.  For a further discussion of this impairment, see “Business of Colonial Bankshares, Inc. and Colonial Bank, FSB—Securities Activities.”

Other assets increased by $2.6 million due to the prepaid Federal Deposit Insurance Corporation premium assessments. Cash and amounts due from banks decreased by $7.5 million to $15.9 million at December 31, 2009 from $23.4 million at December 31, 2008, reflecting our investing excess cash into loans and short-term securities.

Deposits increased $43.2 million, or 9.4%, to $500.4 million at December 31, 2009 from $457.2 million at December 31, 2008.  The largest increase was in NOW accounts, which increased $43.4 million, or 78.3%, to $98.8 million at December 31, 2009 from $55.4 million at December 31, 2008.  The increase in NOW accounts was due to an increase in public fund accounts (such as municipalities and school districts).  Money market deposit accounts increased $17.6 million, or 38.8%, to $63.0 million at December 31, 2009 from $45.4 million at December 31, 2008.  The increase in money market deposit accounts was due to our offering competitive rates for high balance accounts and depositors’ preferences to maintain funds in short-term investments in the current interest rate environment.  Savings accounts increased $9.9 million, or 12.2%, to $91.0 million at December 31, 2009 from $81.1 at December 31, 2008.  The increase in savings accounts was due to an increase in county governmental-related accounts. Certificates of deposit decreased $35.0 million, or 14.5%, to $206.7 million at December 31, 2009 from $241.7 million at December 31, 2008.  Included in the balance in certificates of deposits are brokered deposits in the amount of $19.3 million at December 31, 2009, which decreased $24.3 million from $43.6 million at December 31, 2008.  We have reduced our reliance on brokered certificates of deposit in favor of lower cost, core deposits, which has decreased our cost of funds. We did not aggressively price our certificates of deposit upon maturity, but some certificate of deposit customers remained with us by opening other types of deposit accounts.  Non-interest bearing demand accounts increased $3.0 million, or 16.3%.  Super NOW accounts increased $4.3 million, or 27.7%, to $19.8 million at December 31, 2009 from $15.5 million at December 31, 2008.  Overall deposit growth has resulted from our continued focus on generating deposits in our local communities, and from our establishing relationships with larger customers, such as municipalities, and using those relationships to offer deposit products to the customers’ employees, who tend to open core deposit accounts and not certificates of deposits.  Also, in January 2009 we opened our branch in Cedarville, New Jersey, which ended the year with $7.9 million in deposits.

Borrowings decreased to $21.3 million at December 31, 2009 from $31.2 million at December 31, 2008.  We have decreased our outstanding borrowings because our net increase in deposits and the proceeds received from the calls, maturities and pay-downs of securities, discussed above, exceeded our cash needs to fund loan originations and investment securities purchases.

Total stockholders’ equity increased $4.9 million to $45.5 million at December 31, 2009 from $40.6 million at December 31, 2008.  This increase was attributable to net income of $1.4 million and an increase in accumulated other comprehensive income of $3.0 million.  Accumulated other comprehensive income increased as a result of an increase in the net unrealized gains on investment securities available for sale.  Because of interest rate volatility, accumulated other comprehensive income (loss) could materially fluctuate for future interim periods and years depending on economic and interest rate conditions.

Average Balance Sheet

The following table sets forth average balances, average yields and costs, and certain other information for the periods indicated.  Tax-equivalent yield adjustments have not been made for tax-exempt securities.  All average balances are daily average balances.  Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	At
	December	For the Years Ended December 31,
	31, 2009	2009			2008			2007
	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Loans	5.94%	$311,585	$18,677	5.99%	$273,905	$16,946	6.19%	$221,179	$14,034	6.35%
Securities
Taxable	3.81%	175,034	7,959	4.55%	172,209	9,630	5.59%	139,533	7,689	5.51%
Tax-exempt	2.46%	24,048	719	2.99%	12,283	575	4.68%	30,460	1,322	4.34%
Total interest-earning assets	5.02%	510,667	27,355	5.36%	458,397	27,151	5.92%	391,172	23,045	5.89%
Noninterest-earning assets		42,233			42,530			32,395
Total assets		$552,900			$500,927			$423,567

Interest-bearing liabilities:
Savings accounts	2.63%	$85,752	2,241	2.61%	$80,384	2,232	2.78%	$56,576	1,188	2.10%
NOW accounts	0.96%	79,947	799	1.00%	52,940	861	1.63%	57,521	1,299	2.26%
Money market deposits	1.63%	53,949	1,123	2.08%	31,109	1,029	3.31%	19,316	678	3.51%
Certificates of deposit	2.91%	228,158	8,245	3.61%	224,900	9,933	4.42%	215,480	10,467	4.86%
Total interest-bearing deposits	2.21%	447,806	12,408	2.77%	389,333	14,055	3.61%	348,893	13,632	3.91%
Borrowings	2.49%	28,226	1,106	3.92%	41,140	1,641	3.99%	17,605	800	4.54%
Total interest-bearing liabilities	2.22%	476,032	13,514	2.84%	430,473	15,696	3.65%	366,498	14,432	3.94%
Noninterest-bearing liabilities		33,789			31,308			20,110
Total liabilities		509,821			461,781			386,608
Equity		43,079			39,146			36,959
Total liabilities and equity		$552,900			$500,927			$423,567

Net interest income			$13,841			$11,455			$8,613
Interest rate spread (1)				2.52%			2.27%			1.95%
Net interest-earning assets (2)		$34,635			$27,924			$24,674
Net interest Margin (3)				2.71%			2.50%			2.20%
Average interest-earning assets to average interest-bearing liabilities		107.28%			106.49%			106.73%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated.  The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume).  The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate).  The net column represents the sum of the prior columns.  For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Years Ended December 31, 2009 vs. 2008			Years Ended December 31, 2008 vs. 2007
	Increase (Decrease) Due to		Net	Increase (Decrease) Due to		Net
	Volume	Rate		Volume	Rate
	(In thousands)

Interest-earning assets:
Loans	$2,238	$(507)	$1,731	$3,252	$(340)	$2,912
Securities
Taxable	162	(1,833)	(1,671)	1,827	114	1,941
Tax-exempt	231	(87)	144	(860)	113	(747)
Total interest-earning assets	2,631	(2,427)	204	4,219	(113)	4,106

Interest-bearing liabilities:
Savings accounts	112	(103)	9	590	454	1,044
NOW accounts	(257)	195	(62)	(98)	(340)	(438)
Money market deposit	191	(97)	94	388	(37)	351
Certificates of deposit	145	(1,833)	(1,688)	499	(1,033)	(534)
Total interest-bearing deposits	191	(1,838)	(1,647)	1,379	(956)	423
Borrowings	(506)	(29)	(535)	925	(84)	841
Total interest-bearing liabilities	(315)	(1,867)	(2,182)	2,304	(1,040)	1,264

Net change in interest income	$2,946	$(560)	$2,386	$1,915	$927	$2,842

Comparison of Operating Results for the Years Ended December 31, 2009 and December 31, 2008

General.  Net income increased $95,000, or 7.1%, to $1.4 million for the year ended December 31, 2009 from $1.3 million for the year ended December 31, 2008.  The principal reason for the increase was a $2.4 million increase in net interest income and a reduction in the provision for loan losses of $141,000, offset by an increase in non-interest expense of $2.0 million, a reduction in non-interest income of $361,000 and a $39,000 increase in income tax expense.

Interest Income.  Interest income increased $204,000 to $27.4 million for the year ended December 31, 2009 from $27.2 million for the year ended December 31, 2008.  The increase in interest income resulted from a $1.7 million increase in interest income on loans and a $1.5 million decrease in income on investment securities and mortgage-backed securities.

Interest income on loans increased $1.7 million, or 10.0%, to $18.7 million for the year ended December 31, 2009 from $16.9 million for the year ended December 31, 2008.  This increase resulted from an increase in the average balance of loans of $37.7 million, or 13.8%, to $311.6 million for the year ended December 31, 2009 from $273.9 million for the year ended December 31, 2007, which was offset by a 20 basis point decrease in the average yield to 5.99% for the year ended December 31, 2009 from 6.19% for the year ended December 31, 2008, reflecting decreases in market interest rates.  The increase in average balance of loans resulted primarily from increases in the average balances of one- to four-family residential real estate loans and commercial real estate loans.  See “—Comparison of Financial Condition at December 31, 2009 and 2008” for a discussion of how our growth in commercial real estate loans will be limited in future periods.

Interest income on securities decreased by $1.5 million to $8.7 million for the year ended December 31, 2009 from $10.2 million for the year ended December 31, 2008.  The decrease in interest income on securities was due to a decrease in the average yield on taxable and tax-exempt securities of 117 basis points to 4.36% for the year ended December 31, 2009 from 5.53% for the year ended December 31, 2008, which was offset by an increase in the average balance of taxable and tax-exempt securities to $199.1 million for the year ended December 31, 2009 from $184.5 million for the year ended December 31, 2008.  The increase in the average balance of securities resulted from our investing excess cash in short-term investment securities.  The yields on tax-exempt securities are not tax-affected.

Interest Expense. Interest expense decreased $2.2 million, or 14.0%, to $13.5 million for the year ended December 31, 2009 from $15.7 million for the year ended December 31, 2008.

Interest expense on interest-bearing deposits decreased by $1.7 million, or 12.1%, to $12.4 million for the year ended December 31, 2009 from $14.1 million for the year ended December 31, 2008.  The decrease in interest expense on interest-bearing deposits was due to a decrease of 84 basis points in the average rate paid on interest-bearing deposits to 2.77% for the year ended December 31, 2009 from 3.61% for the year ended December 31, 2008.  We experienced decreases in the average cost across all categories of interest-bearing deposits for the year ended December 31, 2009, reflecting lower market interest rates.  This was offset by a $58.5 million, or 15.0%, increase in the average balance of interest-bearing deposits to $447.8 million for the year ended December 31, 2009 from $389.3 million for the year ended December 31, 2008.  We experienced increases in the average balance across all categories of interest-bearing deposits; savings accounts, NOW and Super-NOW accounts, money market deposit accounts and certificates of deposits for the year ended December 31, 2009.    See “—Comparison of Financial Condition at December 31, 2009 and 2008” for a discussion of how we have increased our deposits in recent periods.

Interest expense on borrowings decreased $535,000 to $1.1 million for the year ended December 31, 2009 from $1.6 million for the year ended December 31, 2008.  This decrease was due to a $12.9 million decrease in the average balance of borrowings to $28.2 million for the year ended December 31, 2009 from $41.1 million for the year ended December 31, 2008, and to a seven basis point decrease in the average cost of such borrowings to 3.92% for the year ended December 31, 2009 from 3.99% for the year ended December 31, 2008.  We have decreased our outstanding borrowings because our net increase in deposits and the proceeds received from the calls, maturities and pay-downs of securities, discussed above, exceeded our cash needs to fund loan originations and investment securities purchases.

Net Interest Income.  Net interest income increased by $2.3 million, or 20.0%, to $13.8 million for the year ended December 31, 2009 from $11.5 million for the year ended December 31, 2008 because of an increase in our interest income and a decrease in our interest expense, reflecting the improvement in our net interest margin and net interest rate spread.  Our net interest margin increased 21 basis points to 2.71% for the year ended December 31, 2009 from 2.50% for the year ended December 31, 2008, and our net interest rate spread increased 24 basis points to 2.52% for the year ended December 31, 2009 from 2.27% for the year ended December 31, 2008, as the average cost of our interest-bearing liabilities more than the decrease in the average yield on our interest-earning assets.

Provision for Loan Losses. We establish provisions for loan losses, which are charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb probable credit losses inherent in the loan portfolio.  In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluation of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of nonperforming and other classified loans.  The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or later events change.  We assess the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

Based on our evaluation of the above factors, we recorded a provision for loan losses of $615,000 for the year ended December 31, 2009 and a provision for loan losses of $756,000 for the year ended December 31, 2008.  The allowance for loan losses was $2.6 million, or 0.81% of total loans, at December 31, 2009, compared to $2.1 million, or 0.69% of total loans, at December 31, 2008.  We increased the allowance for loan losses at December 31, 2009 due to increases in (i) general reserves, reflecting growth in the loan portfolio, and (ii) specific reserves for substandard loans, loans designated as “special mention” and loans on our watch list, in each case where the recorded investment in the loan exceeds the measured value of the loan.   Our balance of loans we analyzed for possible specific reserves increased to $28.1 million at December 31, 2009 from $10.6 million at December 31, 2008, although we provided specific reserves on loans with principal balances of $2.0 million as of December 31, 2009 and $705,000 as of December 31, 2008.  During 2008, in recognition of current economic conditions, we increased the loss rates used to determine general reserves based upon historical loss experience.  During 2009 and 2008, in further recognition of current economic conditions, we established unallocated allowances for loan losses of $500,000 and $350,000, respectively.  The allowance for loan losses represented 49.38% of nonperforming loans at December 31, 2009 and 110.67% of nonperforming loans at December 31, 2008.  Despite our recent increase in nonperforming loans, we experienced net charge-offs of $114,000 for the year ended December 31, 2009 and $43,000 for the year ended December 31, 2008.  In addition, at December 31, 2009, 76.2% of our non-performing loans were one- to four-family residential real estate loans.  To the best of our knowledge, we have recorded all losses that are both probable and reasonable to estimate at December 31, 2009 and 2008.

Non-interest Income.  Non-interest income decreased $361,000, or 57.5%, to $267,000 for the year ended December 31, 2009 compared to $628,000 for the year ended December 31, 2008.  Net gains on the sales and calls of investment securities decreased $547,000 to $14,000 for the year ended December 31, 2009 from $561,000 for the year ended December 31, 2008, reflecting sales of securities of $6.5 million and $36.3 million during the years ended December 31, 2009 and 2008, respectively.  Fees and service charges on deposit accounts increased by $100,000, or 8.9%.  The increase in fees and services charges on deposit accounts was attributable an increase in the volume of several service charges.  Non-interest income reflected charges of $1.1 million and $1.2 million for other-than-temporary impairment of securities during the years ended December 31, 2009 and 2008, respectively.  For a discussion of these impairment charges, see “Business of Colonial Bankshares, Inc. and Colonial Bank, FSB—Securities Activities.”

Non-interest Expense.  Non-interest expense increased $2.1 million, or 21.9%, to $11.7 million for the year ended December 31, 2009 from $9.6 million for the year ended December 31, 2008.  Compensation and benefits expense increased $345,000, or 6.3%, to $5.8 million for the year ended December 31, 2009 from $5.4 million for the year ended December 31, 2008.  Normal salary increases and increases in payroll taxes accounted for the increase in compensation and benefits expense.  Also, compensation increased due to the opening of our new Cedarville branch in January 2009.  Occupancy and equipment expense increased $257,000, or 18.8%, to $1.6 million for the year ended December 31, 2009 from $1.4 million for the year ended December 31, 2008.  This increase was mainly due to increased depreciation expense and utility expense due to the opening of our Landis Avenue branch in Vineland, New Jersey in August 2008 and the opening of our Cedarville, New Jersey branch in January 2009.  Federal Deposit Insurance Corporation insurance premiums increased by $643,000 to $964,000 for the year ended December 31, 2009 from $321,000 for the year ended December 31, 2008.  This increase was due to an increase in the amount of insurable deposit accounts and an increase in the premium rate charged by the Federal Deposit Insurance Corporation.  We incurred a $459,000 prepayment penalty on a long-term Federal Home Loan Bank advance during 2009, and had no similar expense in 2008.  Professional fees increased by $65,000 to $443,000 for the year ended December 31, 2009 from $378,000 for the year ended December 31, 2008.  This increase was due to higher legal expenses for additional loan collections, an increase in auditing and accounting fees and the engagement of a compensation consultant.  Other expenses increased $206,000 to $1.2 million for the year ended December 31, 2009 from $963,000 for the year ended December 31, 2008.  This increase was mainly attributable to increases in training and education expense, insurance and surety bond expense, supervisory examination expense, telephone expense, postage expense, correspondent bank expense, and loan acquisition expense.

Income Tax Expense. We recorded an expense of $392,000 for income taxes for the year ended December 31, 2009, compared to an expense of $353,000 for the year ended December 31, 2008, reflecting effective tax rates of 21.4% and 20.8%, respectively.  Our effective tax rate is lower than state and federal statutory rates due to the formation of our Delaware operating subsidiary, income from life insurance and the increased holdings in tax-exempt securities in 2009.  For the years ended December 31, 2009 and 2008, Colonial Bank, FSB incurred a net operating loss of approximately $2.6 million and $3.2 million, respectively, for state tax purposes.  All but $140,000 of the related deferred tax benefit was offset by a valuation allowance.

Management of Market Risk

General.  The majority of our assets and liabilities are monetary in nature.  Consequently, our most significant form of market risk is interest rate risk.  Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits.  As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates.  Accordingly, our board of directors has established an Asset/Liability Management Committee, consisting of senior management, which is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors.  The Asset/Liability Management Committee monitors the level of interest rate risk and our board of directors reviews our asset/liability policies and interest rate risk position.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates.  Given the current low interest rate environment, we intend to use the following strategies to manage our interest rate risk:

●
maintaining our portfolios of shorter-term loans, including commercial real estate loans and home equity loans, subject to the limitations with respect to the amounts of these loans as a percentage of our capital and the allowance for loan losses;

●	maintaining adjustable-rate and shorter-term investments; and

●	maintaining pricing strategies that encourage deposits in longer-term, certificates of deposit.

In addition, we have sold long-term (greater than 15 years) loans, and we are an approved qualified loan seller/servicer for Fannie Mae, which will facilitate our sale of long-term, fixed-rate residential mortgage loans in the future.  By following these strategies, we believe that we are better positioned to react to increases in market interest rates.  However, investments in shorter-term assets generally have lower yields than longer-term investments.

Net Portfolio Value.  The Office of Thrift Supervision requires the computation of amounts by which the net present value of an institution’s cash flow from assets, liabilities and off balance sheet items (the institution’s net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates.  The Office of Thrift Supervision provides all institutions that file a Consolidated Maturity/Rate Schedule as a part of their quarterly Thrift Financial Report with an interest rate sensitivity report of net portfolio value.  The Office of Thrift Supervision simulation model uses a discounted cash flow analysis and an option-based pricing approach to measuring the interest rate sensitivity of net portfolio value.  Historically, the Office of Thrift Supervision model estimated the economic value of each type of asset, liability and off-balance sheet contract under the assumption that the United States Treasury yield curve increases or decreases instantaneously by 100 to 300 basis points in 100 basis point increments.  However, given the current low level of market interest rates, we did not prepare a NPV calculation for an interest rate decrease of greater than 100 basis points.  A basis point equals one-hundredth of one percent, and 100 basis points equals one percent.  An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

The table below sets forth, as of December 31, 2009, the estimated changes in our net portfolio value that would result from the designated instantaneous changes in the United States Treasury yield curve.  Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

				NPV as a Percentage of Present
				Value of Assets (3)
Change in Interest		Estimated Increase (Decrease) in			Increase
Rates (basis	Estimated	NPV		NPV	(Decrease)
points) (1)	NPV (2)	Amount	Percent	Ratio (4)	(basis points)
	(Dollars in thousands)

+300	$41,434	$(25,807)	(38)%	7.34%	(391)
+200	51,468	(15,773)	(23)%	8.93%	(233)
+100	60,741	(6,500)	(10)%	10.33%	(93)
+50	64,134	(3,108)	(5)%	10.82%	(44)
—	67,241	—	—	11.26%	—
-50	69,499	2,258	3%	11.56%	31
-100	71,570	4,329	6%	11.85%	59

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

The table above indicates that at December 31, 2009, in the event of a 100 basis point decrease in interest rates, we would experience a 6% increase in net portfolio value.  In the event of a 200 basis point increase in interest rates, we would experience a 23% decrease in net portfolio value.  Both of these calculations are based against the calculated net portfolio value of $67.2 million.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement.  Modeling changes in net portfolio value require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates.  In this regard, the net portfolio value table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities.  Accordingly, although the net portfolio value table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature.  Our primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

We regularly adjust our investments in liquid assets based upon our assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and securities, and the objectives of our asset/liability management program.  Excess liquid assets are invested generally in interest-earning deposits with other banks and short- and intermediate-term securities.

We believe that we have enough sources of liquidity to satisfy our short- and long-term liquidity needs as of December 31, 2009.  We anticipate that we will maintain higher liquidity levels following the completion of the stock offering.

Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At December 31, 2009, cash and cash equivalents totaled $15.9 million.  Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $166.4 million at December 31, 2009. In addition, at December 31, 2009, we had the ability to borrow approximately $123.7 million from the Federal Home Loan Bank of New York.  On that date, we had $21.3 million in advances outstanding.

At December 31, 2009, we had $13.4 million in loan commitments outstanding.  In addition to commitments to originate loans, we had $21.1 million in unadvanced funds to borrowers and $4.4 million of commitments issued under standby letters of credit. Certificates of deposit due within one year of December 31, 2009 totaled $127.4 million, or 25.5% of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and Federal Home Loan Bank advances.  Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before December 31, 2010. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us, either as certificates of deposit or as other deposit products, as the recent runoff of certificates of deposit was primarily related to our not bidding on brokered certificates of deposit. We have the ability to attract and retain deposits by adjusting the interest rates offered.

We have no material commitments or demands that are likely to affect our liquidity other than set forth below. In the event loan demand were to increase at a pace greater than expected, or any unforeseen demand or commitment were to occur, we would access our borrowing capacity with the Federal Home Loan Bank of New York.

Our primary investing activities are the origination of loans and the purchase of securities. In 2009, we originated $85.7 million of loans and purchased $119.8 million of securities. In 2008, we originated $132.6 million of loans and purchased $93.2 million of securities. We have not purchased any whole loans in recent periods.

Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances.  We experienced a net increase in total deposits of $43.1 million and $85.8 million for the years ended December 31, 2009 and 2008, respectively.  Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors.  We generally manage the pricing of our deposits so that we are competitive in our market area.

Federal Home Loan Bank advances decreased by $9.9 million during the year ended December 31, 2009 and decreased by $14.7 million during the year ended December 31, 2008.  Federal Home Loan Bank advances have been used primarily to fund new loans and purchase securities.

Colonial Bank, FSB is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 2009, Colonial Bank, FSB exceeded all regulatory capital requirements. Colonial Bank, FSB is considered “well-capitalized” under regulatory guidelines. See “Supervision and Regulation—Federal Banking Regulation—Capital Requirements” and Note 13 of the Notes to the Consolidated Financial Statements.

The net proceeds from the stock offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of loans. Our financial condition and results of operations will be enhanced by the net proceeds from the stock offering, resulting in increased net interest-earning assets and net interest income. However, due to the increase in equity resulting from the net proceeds raised in the stock offering, our return on equity will be adversely affected following the stock offering.

Off-Balance Sheet Arrangements and Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit.  While these contractual obligations represent our potential future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon.  Such commitments are subject to the same credit policies and approval process accorded to loans we make. In addition, we enter into commitments to sell mortgage loans.  For additional information, see Note 12 of the Notes to the Consolidated Financial Statements.

Contractual Obligations.  In the ordinary course of our operations, we enter into certain contractual obligations.  Such obligations include operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities and agreements with respect to investments.

Recent Accounting Pronouncements

In June 2009, Financial Accounting Standards Board (“FASB”) issued guidance now codified as FASB ASC Topic 105 “Generally Accepted Accounting Principles”, as the single source of authoritative nongovernmental U. S. GAAP.  FASB ASC Topic 105 does not change current U. S. GAAP, but is intended to simplify user access to all authoritative U. S. GAAP by providing all authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative.  These provisions of FASB ASC Topic 105 are effective for interim and annual periods ending after September 15, 2009.  The adoption of this guidance did not have an impact on our consolidated financial statements.

In April 2009, the FASB issued guidance now codified as FASB Accounting Standards Codification (“ASC”) Topic 820-10, “Fair Value Measurements and Disclosures.”  FASB ASC Topic 820-10 clarifies the application of previous guidance when the volume and level of activity for the asset or liability has significantly decreased and guidance on identifying circumstances when a transaction may not be considered orderly.  This guidance is effective for interim and annual reporting periods ending after June 15, 2009.  The application of the provisions of FASB ASC Topic 820-10 did not have a material impact on our consolidated financial statements.

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 320-10, “Investments – Debt and Equity Securities.”   FASB ASC Topic 320-10 amends the other-than-temporary impairment guidance in U. S. generally accepted accounting principles for debt securities.  FASB ASC Topic 320-10 expands disclosures about other-than-temporary impairment and requires that the annual disclosures in existing generally accepted accounting principles be made for interim reporting periods.  FASB ASC Topic 320-10 changes the presentation and amount of the other-than-temporary impairment recognized in the income statement.  The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings.  The amount of the total other-than-temporary impairment related to all other factors is recognized in other comprehensive income.  This guidance is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The application of the provisions of FASB ASC Topic 320-10 did not have a material impact on our consolidated financial statements.

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 825-10, “Financial Instruments.”  FASB ASC Topic 825-10 amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements.  This guidance also requires those disclosures in summarized financial information at interim reporting periods.  This FASB ASC Topic 825-10 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The application of the provisions of FASB ASC Topic 825-10 did not have a material impact on our consolidated financial statements, although additional interim disclosures have been provided.

In August 2009, the FASB issued ASU 2009-05, “Measuring Liabilities at Fair Value,” to amend FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” to clarify how entities should estimate the fair value of liabilities.  FASB ASC Topic 820, as amended, includes clarifying guidance for circumstances in which a quoted price in an active market is not available, the effect of the existence of liability transfer restriction, and the effect of quoted prices for the identical liability, including when the identical liability is traded as an asset.  The amended guidance in FASB ASC Topic 820 on measuring liabilities at fair value is effective for the first interim or annual reporting period beginning after August 28, 2009, with earlier application permitted.  The application of the provisions of FASB ASU 2009-05 did not have a material impact on our consolidated financial statements.

In September 2009, the FASB issued ASU 2009-12, “Investment in Certain Entities That Calculate Net Assets Value per Share (or Its Equivalent),” to amend FASB ASC Topic 820, Fair Value Measurements and Disclosures.  The amendments within ASU 2009-12 create a practical expedient to measure the fair value of an investment in the scope of the amendments in this ASU on the basis of the net assets value per share of the investment (or its equivalent) determined as of the reporting entity’s measurement date.  It also requires disclosures by major category of investment about the attributes of those investments, such as the nature of any restriction on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments, and the investment strategies of the investees.  It improves financial reporting by permitting use of a practical expedient, with appropriate disclosures, when measuring the fair value of an alternative investment that does not have a readily determinable fair value.  It also improves transparency by requiring additional disclosures about investment in the scope of the amendments in this ASU to enable users of financial statements to understand the nature and risks of investments and whether the investments are probable of being sold at amounts different from net assets value per share.  The ASU is effective for interim and annual periods ending after December 15, 2009.  Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.  The adoption of this FASB ASU did not have a material impact on our consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force” (ASC 605).  The objective of ASU 2009-13 is to address the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit.  ASU 2009-13 provides principles and application guidance on whether multiple deliverables exits, how the arrangement should be separated, and the consideration allocated.  It requires an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor-specific objective evidence or third-party evidence of selling price.  It also eliminates the use of the residual method and requires an entity to allocate revenue using the relative selling price method.  ASU 2009-13 shall be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted.  We do not anticipate the adoption of this FASB ASU will have a material impact on our consolidated financial statements.

In October 2009, the FASB issued ASU 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.”  The ASU amends ASC Topic 470 and provides guidance for accounting and reporting for own-share lending arrangements issued in contemplation of a convertible debt issuance.  At the date of issuance, a share-lending arrangement entered into on an entity’s own shares should be measured at fair value in accordance with Topic 820 and recognized as an issuance cost, with an offset to additional paid-in-capital.  Loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs.  The amendments also require several disclosures including a description and the terms of the arrangement and the reason for entering into the arrangement.  The effective dates of the amendments are dependent upon the date the share-lending arrangement was entered into and include retrospective application for arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009.  We do not anticipate the adoption of this FASB ASU will have a material impact on our consolidated financial statements.

In October 2009, the FASB issued ASU 2009-16, “Transfers and Servicing (Topic 860) – Accounting for Transfers of Financial Assets.”  This Update amends the Codification for the issuance of FASB Statement No. 166, “Accounting for Transfers of Financial Assets-an amendment of FASB Statement No, 140.”  The amendments in this Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets.  In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets.  Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting.  This Update is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009.  We do not anticipate the adoption of this FASB ASU will have a material impact on our consolidated financial statements.

In October 2009, the FASB issued ASU 2009-17, “Consolidations (Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.”  This Update amends the Codification for the issuance of FASB Statement No. 167, “Amendments to FASB Interpretation No. 46(R).”  The amendments in this Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity.  The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements.  This Update is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009.  Early application is not permitted.  We do not anticipate the adoption of this FASB ASU will have a material impact on the consolidated financial statements.

In January 2010, the FASB issued ASU 2010-01, “Equity (Topic 505) – Accounting for Distribution to Shareholders with Components of Stock and Cash.”  The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend.  This Update codifies the consensus reached in EITF Issue No. 09-E, “Accounting for Stock Dividends, Including Distributions to Shareholders with Components of Stock and Cash.”  This Update is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis.  The implementation had no effect on our consolidated financial statements.

In January 2010, the FASB issued ASU 2010-02, “Consolidation (Topic 810) - Accounting and Reporting for Decreases in Ownership of a Subsidiary - A Scope Clarification.”  This Update clarifies that the scope of the decrease in ownership provisions of Subtopic 810-10 and related guidance applies to:

●	A subsidiary or group of assets that is a business or nonprofit activity;

●	A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and

●	An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

This Update also clarifies that the decrease in ownership guidance in Subtopic 810-10 does not apply to: (a) sales of in substance real estate; and (b) conveyances of oil and gas mineral rights, even if these transfers involve businesses.  The amendments in this Update expand the disclosure requirements about deconsolidation of a subsidiary or derecognition of a group of assets to include:

●	The valuation techniques used to measure the fair value of any retained investment;

●	The nature of any continuing involvement with the subsidiary or entity acquiring the group of assets; and

●
Whether the transaction that resulted in the deconsolidation or derecognition was with a related party or whether the former subsidiary or entity acquiring the assets will become a related party after the transaction.

This Update is effective beginning in the period that an entity adopts FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB 51” (now included in Subtopic 810-10). If an entity has previously adopted Statement 160, the amendments are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this Update should be applied retrospectively to the first period that an entity adopts Statement 160. We do not anticipate the adoption of this FASB ASU will have a material impact on the consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.” This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurements as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and increase the transparency in financial reporting. Specifically, ASU 2010-06 amends Codification Subtopic 820-10 to now require:

●	A reporting entity to disclose separately the amount of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and

●	In the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements.

In addition, ASU 2010-06 clarifies the requirements of the following existing disclosures:

●
For purposes of reporting fair value measurement for each class of assets and liabilities, a reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities; and

●	A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.

ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the potential impact the new pronouncement will have on our consolidated financial statements.

Impact of Inflation and Changing Prices

The consolidated financial statements and related notes of Colonial Bankshares, Inc. have been prepared in accordance with GAAP.  GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

BUSINESS OF COLONIAL FINANCIAL SERVICES, INC.

Colonial Financial Services, Inc. is a Maryland corporation, organized in February 2010. Upon completion of the conversion, Colonial Financial Services, Inc. will become the holding company of Colonial Bank, FSB and will succeed to all of the business and operations of Colonial Bankshares, Inc. and each of Colonial Bankshares, Inc. and Colonial Bankshares, MHC will cease to exist.

Initially following the completion of the conversion, Colonial Financial Services, Inc. will have no significant assets other than owning 100% of the outstanding common stock of Colonial Bank, FSB, the net proceeds it retains from the offering, part of which will be used to make a loan to the Colonial Bank, FSB Employee Stock Ownership Plan, and will have no significant liabilities. See “How We Intend to Use the Proceeds From the Offering.” Colonial Financial Services, Inc. intends to use the support staff and offices of Colonial Bank, FSB and will pay Colonial Bank, FSB for these services.  If Colonial Financial Services, Inc. expands or changes its business in the future, it may hire its own employees.

Colonial Financial Services, Inc. intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.”  In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations.  There are, however, no current understandings or agreements for these activities.

BUSINESS OF COLONIAL BANKSHARES, INC.
AND COLONIAL BANK, FSB

Colonial Bankshares, Inc.

Colonial Bankshares, Inc. is a federally chartered corporation that owns all of the outstanding shares of common stock of Colonial Bank, FSB.  At December 31, 2009, Colonial Bankshares, Inc. had consolidated assets of $568.5 million, deposits of $500.4 million and stockholders’ equity of $45.5 million.

Colonial Bank, FSB became the wholly owned subsidiary of Colonial Bankshares, Inc. in January 2003 when Colonial Bank, FSB reorganized from a federally chartered mutual savings bank into the two-tiered mutual holding company structure. In June 2005, Colonial Bankshares, Inc. sold 2,079,980 shares of its common stock to the public, representing 46.0% of its then-outstanding shares, at $10.00 per share. An additional 2,441,716 shares, or 54.0% of the outstanding shares of Colonial Bankshares, Inc., were issued to Colonial Bankshares, MHC. As part of the reorganization and offering, we established an employee stock ownership plan, which acquired 166,398 shares of Colonial Bankshares, Inc. in the stock offering, financed by a loan from Colonial Bankshares, Inc.

Colonial Bankshares, Inc.’s executive offices are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number at this address is (856) 205-0058.  Its website address is www.colonialbankfsb.com.  Information on this website is not and should not be considered to be a part of this prospectus.

Colonial Bank, FSB

Colonial Bank, FSB is a federally chartered stock savings bank headquartered in Vineland, New Jersey.  Colonial Bank, FSB is a community oriented financial institution that has been serving the financial needs of the residents of southern New Jersey since 1913.  Colonial Bank, FSB currently operates from its main office and eight branch offices.

Colonial Bank, FSB’s principal business consists of attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential and commercial real estate loans, as well as home equity loans and lines of credit, commercial business loans, construction and land loans, multi-family real estate loans and consumer loans.  We also invest in mortgage-backed securities and other investment securities.  We offer a variety of deposit accounts, including demand accounts, NOW accounts, money market accounts, savings accounts and certificates of deposit.  Deposits are our primary source of funds for our lending and investing activities.  We also borrow as a source of funds, and we borrow principally from the Federal Home Loan Bank of New York.  Colonial Bank, FSB’s nine offices are located in Bridgeton, Cedarville, Mantua, Millville, Sewell, Upper Deerfield Township and Vineland, New Jersey.  For the convenience of customers, Colonial Bank, FSB offers extended hours at the majority of its branches, and is dedicated to offering alternative banking delivery systems utilizing state-of-the-art technology, including ATMs, online banking, electronic statement delivery, remote deposit capture and telephone banking delivery systems.

Colonial Bank, FSB’s executive offices are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number at this address is (856) 205-0058.  Its website address is www.colonialbankfsb.com.  Information on this website is not and should not be considered to be a part of this prospectus.

Market Area

We conduct our operations from our main office in Vineland, New Jersey and eight full-service branch offices located in Cumberland and Gloucester counties in New Jersey, which is our primary market area for loans and deposits.  These counties are in the southwest part of New Jersey, within a one hour driving distance of Philadelphia, Pennsylvania, Wilmington, Delaware and Atlantic City, New Jersey.

Our market areas have a broad range of private employers, as well as public employers such as  federal, state and local governments. Gloucester County is located within the Greater Philadelphia Metropolitan Statistical Area of the United States Census Bureau, and diverse employment opportunities exist within this area. Cumberland County is predominantly rural, with a smaller proportion of higher paying white collar jobs.  Industries represented in the employment base include healthcare, retail, glass manufacturing, higher education, agriculture and food processing. The New Jersey Motor Sports Park opened in July 2008.  This motorsports attraction has hosted nationally broadcast races from its 700 acre facility in Cumberland County.  In addition, a large airline company recently announced that it would locate a facility at Millville Airport, which will replace many positions lost upon the departure of another company from the same facility.

 According to the New Jersey Department of Labor and Workforce Development, the population of Cumberland and Gloucester counties, New Jersey grew 7.1% and 12.6%, respectively, from 2000 to December 31, 2009.  The unemployment rates for Cumberland and Gloucester counties were 10.3% and 6.9% as of December 2008, respectively, compared to 14.2% and 10.5% as of December 2009, respectively. This compares to 10.1% for the entire State of New Jersey and 10.0% for the United States as a whole.

U.S. Census Bureau data indicates the median household income as of December 31, 2008 was $50,833 and $70,837 for Cumberland and Gloucester counties, New Jersey, respectively, compared to $39,150 and $54,273 as of December 31, 2000.  Based on the American Community Survey for 2008 and the United States Census Bureau for 2000, the home housing value in Cumberland County, New Jersey was $184,500 as of December 2008 compared to $91,200 for 2000.  Similarly, for Gloucester County, New Jersey, the median home value has increased to $249,300 as of 2008 compared to $120,100 as of 2000.

Competition

We face significant competition in both originating loans and attracting deposits.  Cumberland and Gloucester Counties, New Jersey, which comprise our primary market area, have a high concentration of financial institutions, many of which are significantly larger and have greater financial resources than we, and many of which are our competitors to varying degrees.  As of June 30, 2009 (the latest date for which information is available), our market share was 16.48% of total deposits in Cumberland County, making us the second largest out of 12 financial institutions in Cumberland County based upon deposit share as of that date.  As of June 30, 2009, our market share was 1.77% of total deposits in Gloucester County, making us the 12th largest out of 22 financial institutions based on deposit share as of that date.  Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking.  Our competition for loans comes principally from commercial banks, savings banks, mortgage banking companies and credit unions.  Our most direct competition for deposits has historically come from commercial banks, savings banks and credit unions.  We face additional competition for deposits from nondepository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies.

We seek to meet this competition by emphasizing personalized banking, competitive pricing strategies and the advantage of local decision-making in our banking business. Specifically, we promote and maintain relationships and build customer loyalty within our market area by focusing our marketing and community involvement on the specific needs of local communities.

Lending Activities

General.  We originate one- to four-family residential real estate loans, home equity loans and lines of credit, commercial real estate loans, commercial business loans, construction loans, consumer loans and multi-family mortgage loans.  At December 31, 2009, our gross loan portfolio totaled $324.6 million compared to $305.6 million at December 31, 2008.  As a result of our current regulatory capital position, we are controlling the growth of our commercial real estate loan portfolio and, forwarding the future, we intend to limit all loans (other than one- to four-family residential real estate loans) to 275% of the sum of core capital (generally common stockholders’ equity (including retained earnings) and minority interests in equity accounts of consolidated subsidiaries, less certain intangible assets) plus our allowance for loan losses.

One- to Four-Family Residential Real Estate Loans.  We offer conforming and non-conforming, fixed-rate and adjustable-rate residential real estate loans with maturities of up to 30 years.  This portfolio totaled $151.4 million, or 46.6% of our total loan portfolio, at December 31, 2009.

We currently offer fixed-rate conventional mortgage loans with terms of 10 to 30 years that are fully amortizing with monthly loan payments, and adjustable-rate conventional residential real estate loans with initial fixed-rate terms of one, three, five or seven years that amortize up to 30 years.  One- to four-family residential real estate loans are generally underwritten according to Fannie Mae guidelines, and loans that conform to such guidelines are referred to as “conforming loans.” We generally originate both fixed- and adjustable-rate loans in amounts up to the maximum conforming loan limits as established by Fannie Mae, which for 2010 is currently $417,000 for single-family homes located in our primary market area.  Private mortgage insurance is required for first mortgage loans with loan-to-value ratios in excess of 80%.  We also originate loans above conforming limits, referred to as “jumbo loans,” although the significant majority of the loans we have originated have been within conforming loan limits.

We currently offer several adjustable-rate loan products secured by residential properties with rates that are fixed for an initial period ranging from one year to seven years. After the initial fixed-rate period, the interest rate on these loans resets based upon a contractual spread or margin above the average yield on U.S. Treasury securities, adjusted to a constant maturity of one, three or five years, as published weekly by the Federal Reserve Board, subject to certain periodic and lifetime limitations on interest rate changes.  Adjustable-rate residential real estate loans generally pose different credit risks than fixed-rate loans primarily because the underlying debt service payments of the borrowers rise as interest rates rise, thereby increasing the potential for default. At December 31, 2009, our adjustable-rate, one- to four-family residential real estate loan portfolio totaled $19.2 million.

We require title insurance on all of our one- to four-family residential real estate loans, and we also require that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements.  Nearly all residential real estate loans must have a mortgage escrow account from which disbursements are made for real estate taxes.  We do not conduct environmental testing on residential real estate loans unless specific concerns for hazards are determined by the appraiser utilized in connection with the loan.

Home Equity Loans and Lines of Credit.  In addition to traditional one- to four-family residential real estate loans, we offer home equity loans and home equity lines of credit that are secured by the borrower’s primary residence.  At December 31, 2009, the outstanding balances of home equity loans totaled $32.7 million, or 10.1% of our total loan portfolio, and the outstanding balance of home equity lines of credit totaled $5.2 million, or 1.6% of our total loan portfolio.  The borrower is permitted to draw on a home equity line of credit at any time after it is originated and may repay the outstanding balance over a term not to exceed 15 years from the date of the borrower’s last draw on the home equity line of credit.  We generally review each performing line of credit every six years to determine whether to continue to offer the unused portion of the line of credit to the borrower.  However, due to the current economic environment, we reviewed and evaluated every home equity line of credit during 2008.  Our home equity loans are generally originated as mortgages with fixed terms of five to 15 years or with balloon maturities of three or five years.  Home equity loans and lines of credit are generally underwritten with the same criteria that we use to underwrite fixed-rate, one- to four-family residential mortgage loans.  We currently underwrite fixed-rate home equity loans with a loan-to-value ratio of up to 80% when combined with the principal balance of the existing first mortgage loan and we underwrite lines of credit with a loan-to-value ratio of up to 75% when combined with the principal balance of the existing mortgage loan.  We obtain an appraisal of the property securing the loan at the time of the loan application in order to determine the value of the property securing the home equity loan or line of credit.  At the time we close a home equity loan or line of credit, we file a mortgage to perfect our security interest in the underlying collateral.

Commercial Real Estate Lending.  We also originate real estate loans secured by first liens on commercial real estate.  The commercial real estate properties are predominantly professional offices, churches and hotels and, to a lesser extent, manufacturing and retail facilities and healthcare facilities. We have purchased commercial real estate loan participations through the Thrift Institution Community Investment Council, which originates loans for Community Reinvestment Act purposes.  We have also originated commercial real estate loans as a participant with other lenders.  We emphasize commercial real estate loans with initial principal balances between $100,000 and $2.0 million.  Loans secured by commercial real estate totaled $97.1 million, or 29.9% of our total loan portfolio, at December 31, 2009, and consisted of 241 loans outstanding with an average loan balance of approximately $403,000, although we have originated loans with balances substantially greater than this average.  Substantially all of our commercial real estate loans are secured by properties located in our primary market area.

Our commercial real estate loans are generally written as mortgages with balloon maturities of five years.  Amortization of these loans is typically based on 10- to 20-year payout schedules.  We also originate some 10 and 15-year, fixed-rate, fully amortizing loans.  We establish margins for commercial real estate loans based upon our cost of funds, but we also consider rates offered by our competitors in our market area.  Interest rates may be fixed or adjustable, but may not be fixed for periods of longer than 10 years.

In the underwriting of commercial real estate loans, we currently lend up to 75% of the lower of the purchase price or the property’s appraised value.  We base our decisions to lend on the economic viability of the property and the creditworthiness of the borrower. In evaluating a proposed commercial real estate loan, we emphasize the ratio of the property’s projected net cash flow to the loan’s debt service requirement (generally requiring a minimum ratio of 120%), computed after deduction for a vacancy factor and property expenses we deem appropriate.  Personal guarantees are usually obtained from commercial real estate borrowers.  We require title insurance insuring the priority of our lien, fire and extended coverage casualty insurance, and, if appropriate, flood insurance, in order to protect our security interest in the underlying property.

Commercial real estate loans generally have higher interest rates and shorter terms than those on one- to four-family residential mortgage loans.  Commercial real estate loans, however, entail significant additional credit risks compared to one- to four-family residential mortgage loans, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers.  In addition, the repayment of loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy.

Commercial Loans. We offer various types of secured and unsecured commercial loans to customers in our market area for business expansion, working capital and other general business purposes.  The terms of these loans generally range from less than one year to five years.  The loans are either negotiated on a fixed-rate basis or carry adjustable interest rates indexed to the prime rate, as published in The Wall Street Journal, although the significant majority of our commercial loans are fixed-rate loans.  At December 31, 2009, we had 200 commercial loans outstanding with an aggregate balance of $17.9 million, or 5.5% of the total loan portfolio.  These totals include 29 unsecured commercial loans with an aggregate outstanding balance of $1.1 million.  As of December 31, 2009, the average commercial loan balance (secured and unsecured loans) was approximately $89,000, although we have originated loans with balances substantially greater than this average.

Commercial credit decisions are based upon our credit assessment of the loan applicant. We determine the applicant’s ability to repay in accordance with the proposed terms of the loans and we assess the risks involved. We also evaluate the applicant’s credit and business history and ability to manage the loan and its business.  We usually obtain personal guarantees of the principals.  In addition to evaluating the loan applicant’s financial statements, we consider the adequacy of the primary and secondary sources of repayment for the loan.  We supplement our analysis of the applicant’s creditworthiness with credit agency reports of the applicant’s credit history.  We may also check with other banks and conduct trade investigations.  Collateral supporting a secured transaction also is analyzed to determine its marketability.  Commercial business loans generally have higher interest rates than residential loans of like duration because they have a higher risk of default since their repayment generally depends on the successful operation of the borrower’s business and the sufficiency of any collateral.  Our pricing of commercial business loans is based primarily on the credit risk of the borrower, with due consideration given to borrowers with appropriate deposit relationships and competition.

Construction Loans.  We originate construction loans to individuals and builders in our market area.  These loans totaled $14.1 million, or 4.3% of our total loan portfolio, at December 31, 2009.  At December 31, 2009, we had 33 construction loans outstanding with an average balance of $427,000.  Our construction loans are often originated in conjunction with development loans.  In the case of residential subdivisions, these loans finance the cost of completing homes on the improved property.  Advances on construction loans are made in accordance with a schedule reflecting the cost of construction, but are generally limited to 75% of actual construction costs and a 75% loan to completed appraised value ratio.  Repayment of construction loans on residential subdivisions is normally expected from the sale of units to individual purchasers.

Construction lending exposes us to greater credit risk than permanent mortgage financing.  The repayment of construction loans may depend upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements.  Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs.  In addition, the ultimate sale or rental of the property may not occur as anticipated.

Loan Portfolio Composition.  The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated.

	At December 31,
	2009		2008		2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate loans:
One- to four-family residential	$151,352	46.6%	$145,329	47.6%	$114,745	47.3%	$102,328	51.1%	$77,738	48.8%
Home equity loans and lines of credit	37,892	11.7	41,293	13.5	40,264	16.6	38,074	19.0	33,067	20.8
Multi-family	4,108	1.3	4,942	1.6	5,609	2.3	2,492	1.2	1,676	1.1
Commercial	97,075	29.9	81,983	26.8	55,606	22.9	39,186	19.6	31,392	19.7
Construction	14,093	4.3	12,223	4.0	10,137	4.2	8,371	4.2	6,267	3.9
Commercial	17,864	5.5	17,177	5.6	12,600	5.2	7,337	3.7	6,880	4.3
Consumer and other	2,223	0.7	2,616	0.9	3,752	1.5	2,427	1.2	2,258	1.4

Total loans receivable	324,607	100.0%	305,563	100.0%	242,713	100.0%	200,215	100.0%	159,278	100.0%
Deferred loan fees	(394)		(307)		(281)		(323)		(336)
Allowance for loan losses	(2,606)		(2,105)		(1,392)		(1,373)		(1,168)

Total loans receivable, net	$321,607		$303,151		$241,040		$198,519		$157,774

Loan Portfolio Maturities and Yields.  The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2009.  Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

	One- to Four-Family Residential		Home Equity Loans and Lines of Credit		Multi-Family		Commercial Real Estate
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending December 31,
2010	$3,086	5.18%	$6,663	3.85%	$3,397	6.34%	$14,248	5.81%
2011	590	7.29%	1,746	5.17%	—	—%	4,912	4.82%
2012	3,942	7.21%	1,840	6.29%	—	—%	6,507	6.76%
2013 to 2014	11,461	6.13%	10,347	5.62%	30	8.08%	41,682	5.94%
2015 to 2019	10,668	5.14%	5,522	5.21%	214	6.99%	20,206	6.09%
2020 to 2024	13,174	5.35%	10,956	5.85%	—	—%	7,029	6.17%
2024 and beyond	108,431	5.90%	818	3.11%	467	5.61%	2,491	8.08%

Total	$151,352	5.84%	$37,892	5.27%	$4,108	6.30%	$97,075	5.97%

	Construction		Commercial		Consumer and Other		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending December 31,
2010	$14,093	5.52%	$4,037	5.16%	$226	8.45%	$45,750	5.39%
2011	—	—%	822	5.41%	323	8.86%	8,393	5.28%
2012	—	—%	3,296	6.03%	664	7.41%	16,249	6.70%
2013 to 2014	—	—%	6,105	5.58%	579	5.74%	70,204	5.89%
2015 to 2019	—	—%	3,604	5.99%	180	5.95%	40,394	5.72%
2020 to 2024	—	—%	—	—%	—	—%	31,159	5.71%
2024 and beyond	—	—%	—	—%	251	7.09%	112,458	5.89%

Total	$14,093	5.52%	$17,864	5.64%	$2,223	%	$324,607	5.81%

The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2009 that are contractually due after December 31, 2010.

	Due After December 31, 2010
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$130,589	$17,676	$148,265
Home equity loans and lines of credit	31,229	—	31,229
Multi-family	711	—	711
Commercial	82,827	—	82,827
Commercial	13,827	—	13,827
Consumer and other	1,998	—	1,998

Total loans	$261,181	$17,676	$278,857

Loan Originations, Purchases, Sales and Servicing. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders competing in our market area.  Loan originations are derived from a number of sources, including branch office personnel, existing customers, borrowers, builders, attorneys, accountants and other professionals, real estate broker referrals and walk-in customers.

Our loan origination activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand, while declining interest rates may stimulate increased loan demand. Accordingly, the volume of loan originations, the mix of fixed and adjustable-rate loans, and the profitability of this activity can vary from period to period. One- to four-family residential mortgage loans are generally underwritten to current Fannie Mae seller/servicer guidelines, and are closed on documents that conform to Fannie Mae guidelines.

During 2009, we sold $4.2 million in loans. We have not purchased any whole loans in recent periods. We are an approved loan seller and seller/servicer for Fannie Mae. We may continue to sell conforming loans in the future. Currently, we do not retain the servicing rights for the conforming loans we sell.

Loan Approval Authority and Underwriting. Our board of directors grants lending authority to our Management Loan Committee and to individual executive officers and loan officers. Our lending activities are subject to written policies established by the board of directors. These policies are reviewed periodically.

The Management Loan Committee may approve loans in accordance with applicable loan policies, including our policy governing loans to one borrower. This policy limits the aggregate dollar amount of credit that may be extended to any one borrower and related entities. The Management Loan Committee may approve secured loans in amounts up to $300,000, and unsecured loans in amounts up to $100,000.

In connection with our residential and commercial real estate loans, we generally require property appraisals to be performed by independent appraisers who are approved by the board of directors. Appraisals are then reviewed by our loan underwriting personnel. Under certain conditions, we may not require appraisals for loans under $250,000, but we obtain appraisals in nearly all of these cases. We also require title insurance, hazard insurance and, if necessary, flood insurance on property securing mortgage loans.

Loan Origination Fees and Costs. In addition to interest earned on loans, we also receive loan origination fees. Such fees vary with the volume and type of loans and commitments made, and competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money. We defer loan origination fees and costs and amortize such amounts as an adjustment to yield over the term of the loan by use of the level-yield method. Deferred loan origination fees (net of deferred costs) were $394,000 and $307,000 at December 31, 2009 and 2008, respectively.

Loans to One Borrower. At December 31, 2009, our five largest aggregate amounts loaned to any borrower and related interests totaled $5.6 million, $5.3 million, $5.2 million, $5.0 million and $4.9 million. At December 31, 2009, these loans were all performing according to their terms. Under federal banking regulations, at December 31, 2009 our maximum loan-to-one borrower limit was $5.9 million. See “Supervision and Regulation—Federal Banking Regulation—Loans to One Borrower” for a discussion of applicable regulatory limitations.

Delinquent Loans, Other Real Estate Owned and Classified Assets

Collection Procedures.  When a loan is more than 10 days delinquent, we generally contact the borrower by telephone to determine the reason for delinquency and arrange for payment, and accounts are monitored electronically for receipt of payments.  We also send a computer-generated late notice on the tenth day after the payment due date on a commercial loan (the 15th day for a consumer or residential loan), which requests the payment due plus any late charge that is assessed.  If payments are not received within 30 days of the original due date, a letter demanding payment of all arrearages is sent and contact efforts are continued.  If payment is not received within 60 days of the due date, we accelerate loans and demand payment in full.  Failure to pay within 90 days of the original due date may result in legal action, notwithstanding ongoing collection efforts. Unsecured consumer loans are charged-off between 90 to 120 days.  For commercial loans, procedures with respect to demand letters and legal action may vary depending upon individual circumstances.

Loans Past Due and Nonperforming Assets.  Loans are reviewed on a regular basis, and are placed on nonaccrual status when either principal or interest is 90 days or more past due.  As of December 31, 2009, we had no loans that were past due 90 days or more and still accruing.  In addition, we place loans on nonaccrual status when we believe that there is sufficient reason to question the borrower’s ability to continue to meet contractual principal or interest payment obligations.  Interest accrued and unpaid at the time a loan is placed on nonaccrual status is reversed from interest income.  Interest payments received on nonaccrual loans are not recognized as income unless warranted based on the borrower’s financial condition and payment record.

Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold.  When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal.  If the fair value of the property is less than the loan balance, the difference is charged against the allowance for loan losses.

For all loans secured by real estate, carrying values in excess of net realizable value are charged off at or before the time foreclosure is completed or when settlement is reached with the borrower.  If foreclosure is not pursued and there is no reasonable expectation for recovery, the account is charged off no later than the end of the month in which the account becomes six months contractually delinquent.  For all secured and unsecured commercial business loans, loan balances are charged off at the time all or a portion of the balance is deemed uncollectible.

The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated.

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At December 31, 2009
Real estate loans:
One- to four-family residential	9	$1,085	23	$4,023	32	$5,108
Home equity loans and lines of credit	5	193	5	215	10	408
Multi-family	—	—	—	—	—	—
Commercial	8	1,384	4	535	12	1,919
Construction	—	—	2	487	2	487
Commercial	—	—	1	15	1	15
Consumer and other	17	113	1	2	18	115
Total	39	$2,775	36	$5,277	75	$8,052

At December 31, 2008
Real estate loans:
One- to four-family residential	10	$1,574	1	$382	11	$1,956
Home equity loans and lines of credit	5	117	4	290	9	407
Multi-family	—	—	—	—	—	—
Commercial	3	753	4	511	7	1,264
Construction	—	—	—	—	—	—
Commercial	—	—	2	13	2	13
Consumer and other	15	80	2	73	17	153
Total	33	$2,524	13	$1,269	46	$3,793

At December 31, 2007
Real estate loans:
One- to four-family residential	1	$82	4	$682	5	$764
Home equity loans and lines of credit	4	78	1	10	5	88
Multi-family	—	—	—	—	—	—
Commercial	—	—	1	252	1	252
Construction	—	—	—	—	—	—
Commercial	2	197	3	118	5	315
Consumer and other	7	18	2	22	9	40
Total	14	$375	11	$1,084	25	$1,459

At December 31, 2006
Real estate loans:
One- to four-family residential	1	$52	2	$167	3	$219
Home equity loans and lines of credit	5	253	2	22	7	275
Multi-family	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Construction	—	—	1	44	1	44
Commercial	—	—	—	—	—	—
Consumer and other	7	115	—	—	7	115
Total	13	$420	5	$233	18	$653

At December 31, 2005
Real estate loans:
One- to four-family residential	1	$41	2	$37	3	$78
Home equity loans and lines of credit	4	147	1	39	5	186
Multi-family	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Consumer and other	11	209	1	4	12	213
Total	16	$397	4	$80	20	$477

Nonperforming Assets. The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated. As of December 31, 2009, we had nine loans totaling $4.8 million that were considered troubled debt restructurings (where, for economic or legal reasons related to a borrower’s financial difficulties, we granted a concession to the borrower that we would not otherwise consider). These loans consisted of four commercial real estate loans, construction and multi-family loans with outstanding balances totaling $4.1 million, three one- to four-family residential real estate loans with outstanding balances totaling $711,000, and two consumer loans with immaterial outstanding balances.  We had no troubled debt restructurings as of December 31, 2008, 2007, 2006 or 2005.

	At December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands)

Non-accrual loans:
Real estate loans:
One- to four-family residential	$4,023	$1,015	$764	$167	$37
Home equity loans and lines of credit	215	290	10	22	39
Multi-family	—	—	—	—	—
Commercial	535	511	252	—	—
Construction	487	—	—	44	—
Commercial	15	13	118	—	—
Consumer and other	2	73	22	—	4
Total	5,277	1,902	1,166	233	80

Accruing loans 90 days or more past due:
Real estate loans:
One- to four-family residential	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial	—	—	—	—	—
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Consumer and other	—	—	—	—	—
Total accruing loans 90 days or more past due	—	—	—	—	—

Total non-performing loans	5,277	1,902	1,166	233	80

Foreclosed real estate	—	113	—	—	—
Other non-performing assets	—	—	—	—	—

Total non-performing assets	$5,277	$2,015	$1,166	$233	$80

Ratios:
Total non-performing loans to total loans	1.63%	0.62%	0.48%	0.12%	0.05%
Total non-performing loans to total assets	0.93%	0.36%	0.25%	0.06%	0.02%
Total non-performing assets to total assets	0.93%	0.38%	0.25%	0.06%	0.02%

The amount of the allowance for loan losses allocated to the $5.3 million of non-performing loans at December 31, 2009, noted above, was $400,000.

Classification of Assets.  Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  Substandard assets include those characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected.  Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, questionable.  Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted.  Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as special mention. As of December 31, 2009, we had $11.6 million of assets designated as special mention.

The allowance for loan losses represents amounts that have been established to recognize losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements. When we classify problem assets as loss, we charge-off such amounts. Our determination as to the classification of our assets and the amount of our loss allowances are subject to review by our regulatory agencies, which can require that we establish additional loss allowances. We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

The following table sets forth our amounts of classified assets and assets designated as special mention as of December 31, 2009 and 2008. The classified assets total at December 31, 2009 includes $5.3 million of nonperforming loans.

	At December 31,
	2009	2008
	(In thousands)

Classified assets:
Substandard	$10,583	$1,984
Doubtful	—	—
Loss	—	—
Total classified assets	$10,583	$1,984
Special mention	$11,645	$8,479

At December 31, 2009, substandard assets consisted primarily of (i) 20 residential mortgage loans with a principal balance of $3.3 million, (ii) six commercial real estate loan relationships with principal balances totaling $3.2 million and (iii) four investment securities with a book value of $3.8 million and a par value of $5.4 million.  The collateral for the commercial real estate loan relationships was valued at $5.4 million as of December 31, 2009. At December 31, 2009, special mention assets consisted primarily of (i) 11 residential mortgage loans with outstanding balances totaling $1.5 million and (ii) six commercial real estate loan relationships with outstanding balances totaling $9.9 million. The collateral for the commercial real estate loan relationships was valued at $14.5 million as of December 31, 2009. Included in the special mention commercial real estate loans are two relationships with outstanding balances totaling $8.9 million, and collateral valued at $12.7 million as of December 31, 2009. The investment securities are not considered in determining the provision or allowance for loan losses. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Comparison of Operating Results for the Years Ended December 31, 2009 and 2008—Provision for Loan Losses” and “—Allowance for Loan Losses.”

Allowance for Loan Losses. We provide for loan losses based on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses. We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with GAAP. The allowance for loan losses consists of three components:

(1)
specific allowances established for (a) any impaired commercial real estate, commercial, construction and multi-family mortgage loans or (b) non-accrual residential real estate loans, in either case where the recorded investment in the loan exceeds the measured value of the loan;

(2)	general allowances for loan losses for each loan type based on historical loan loss experience; and

(3)	adjustments to historical loss experience (unallocated allowances), maintained to cover uncertainties that affect our estimate of probable losses for each loan type.

The adjustments to historical loss experience are based on our evaluation of several factors, including:

●	levels of, and trends in, charge-offs and recoveries;

●	national and local economic trends and conditions;

●	trends in volume and terms of loans, including any credit concentrations in the loan portfolio; and

●	experience, ability, and depth of lending management and other relevant staff.

We evaluate the allowance for loan losses based upon the combined total of the specific, historical loss and general components.  Generally when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase.  Generally when the loan portfolio decreases, absent other factors, the allowance for loan loss methodology results in a lower dollar amount of estimated probable losses than would be the case without the decrease.

We consider commercial loans, commercial real estate loans and construction loans to be riskier than one- to four-family residential mortgage loans. Commercial loans involve a higher risk of default than residential loans of like duration since their repayment generally depends on the successful operation of the borrower’s business and the sufficiency of collateral, if any.  Commercial real estate loans also have greater credit risks compared to one- to four-family residential mortgage loans, as they typically involve large loan balances concentrated with single borrowers or groups of related borrowers.  In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Construction loans have greater credit risk than permanent mortgage financing. The repayment of these loans depends upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements. In the event we make an acquisition loan on property that is not yet approved for the planned development, there is the risk that approvals will not be granted or will be delayed. These events may adversely affect the borrower and the collateral value of the property. Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

We periodically evaluate the carrying value of loans and the allowance is adjusted accordingly. While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, our regulatory agencies periodically review the allowance for loan losses. Such agencies may require us to recognize additions to the allowance based on their evaluation of information available to them at the time of their examination.

For a discussion of how we determined the allowance for loan losses as of December 31, 2009 and 2008, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Comparison of Operating Results for the Years Ended December 31, 2009 and December 31, 2008—Provisions for Loan Losses.”

The following table sets forth activity in our allowance for loan losses for the years indicated.

	At or For the Years Ended December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands)

Balance at beginning of year	$2,105	$1,392	$1,373	$1,168	$990

Charge-offs:
Real estate loans:
One- to four-family residential	—	(11)	—	—	—
Home equity loans and lines of credit	(34)	(2)	—	—	—
Multi-family	—	—	—	—	—
Commercial	—	(5)	(62)	—	—
Construction	—	—	—	—	—
Commercial	(9)	—	—	—	—
Consumer and other	(74)	(32)	(6)	(10)	(31)
Total charge-offs	(117)	(50)	(68)	(10)	(31)

Recoveries:
Real estate loans:
One- to four-family residential	—	3	—	—	—
Home equity loans and lines of credit	—	—	—	15	—
Multi-family	—	—	—	—	—
Commercial	—	4	—	—	—
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Consumer and other	3	—	3	21	5
Total recoveries	3	7	3	36	5

Net recoveries (charge-offs)	(114)	(43)	(65)	26	(26)
Provision for loan losses	615	756	84	179	204

Balance at end of year	$2,606	$2,105	$1,392	$1,373	$1,168

Ratios:
Net recoveries (charge-offs) to average loans outstanding	(0.04)%	(0.02)%	(0.03)%	0.01%	(0.03)%
Allowance for loan losses to non-performing loans at end of year	49.38%	110.67%	119.38%	589.27%	1,460.00%
Allowance for loan losses to total loans at end of year	0.80%	0.69%	0.57%	0.69%	0.73%

Allocation of Allowance for Loan Losses.  The following tables set forth the allowance for loan losses allocated by loan category, the percent of the allowance to the total allowance and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category.

	At December 31,
	2009			2008			2007
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$418	16.0%	46.6%	$273	13.0%	47.6%	$115	8.3%	47.3%
Home equity loans and lines of credit	42	1.6	11.7	57	2.7	13.5	40	2.9	16.6
Multi-family	10	0.4	1.3	16	0.7	1.6	70	5.0	2.3
Commercial	1,010	38.8	29.9	863	41.0	26.8	825	59.3	22.9
Construction	157	6.0	4.3	63	3.0	4.0	71	5.1	4.2
Commercial	283	10.9	5.5	271	12.9	5.6	158	11.3	5.2
Consumer and other	164	6.3	0.7	212	10.1	0.9	113	8.1	1.5
Unallocated	522	20.0	—	350	16.6	—	—	—	—

Total allowance for loan losses	$2,606	100.0%	100.0%	$2,105	100.0%	100.00%	$1,392	100.0%	100.0%

	At December 31,
	2006			2005
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$265	19.3%	51.1%	$205	17.5%	48.8%
Home equity loans and lines of credit	95	6.9	19.0	83	7.1	20.8
Multi-family	—	—	1.2	—	—	1.1
Commercial	695	50.6	19.6	640	54.8	19.7
Construction	—	—	4.2	—	—	3.9
Commercial	220	16.0	3.7	155	13.3	4.3
Consumer and other	98	7.2	1.2	85	7.3	1.4
Unallocated	—	—	—	—	—	—

Total allowance for loan losses	$1,373	100.0%	100.0%	$1,168	100.0%	100.0%

Securities Activities

Our securities investment policy is established by our board of directors. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and consistency with our interest rate risk management strategy. Our Asset/Liability Management Committee, which consists of senior management, oversees our investing strategies. The board of directors reviews the Asset/Liability Management Committee’s activities and strategies, and evaluates on an ongoing basis our investment policy and objectives. Our Asset/Liability Management Committee is responsible for making securities portfolio decisions in accordance with established policies.  Our chief executive officer and our chief financial officer have the authority to purchase and sell securities within specific guidelines established by the investment policy. In addition, all transactions are reviewed by the Asset/Liability Management Committee at least monthly.

Our current investment policy generally permits securities investments in debt securities issued by the U.S. Government and U.S. Government agencies, municipal bonds, and corporate debt obligations, as well as investments in preferred and common stock of U.S. Government agencies and U.S. Government sponsored enterprises such as Fannie Mae, Freddie Mac and the Federal Home Loan Bank.  Securities in these categories are classified as “investment securities” for financial reporting purposes. The policy also permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, as well as collateralized mortgage obligations (“CMOs”) issued or backed by securities issued by these government agencies or government-sponsored enterprises. Also permitted are investments in securities issued or backed by the Small Business Administration and mortgage-related mutual funds. As of December 31, 2009, we held no asset-backed securities (securities collateralized by automobile loans, credit card receivables and home equity loans), no preferred securities issued by either Fannie Mae or Freddie Mac and no private-label mortgage backed securities. Our current investment strategy uses a risk management approach of diversified investing in fixed-rate securities with short- to intermediate-term maturities, as well as adjustable-rate securities, which may have a longer term to maturity. The emphasis of this approach is to increase overall investment securities yields, manage interest rate risk, ensure adequate liquidity for loan demand, deposit fluctuations and other changes to our balance sheet, and provide collateral for our long-term debt needs.

Financial Accounting Standards Board Accounting Standards Codification 320-10-25, “Accounting for Certain Investments in Debt and Equity Securities,” requires that, at the time of purchase, we designate a security as held to maturity, available-for-sale, or trading, depending on our ability and intent. Securities available-for-sale are reported at fair value, while securities held to maturity are reported at amortized cost. We do not have a trading portfolio.

Mortgage-Backed Securities.  We invest in mortgage-backed securities in order to generate positive interest rate spreads with minimal administrative expense, lower credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae and Ginnie Mae, and increased liquidity. We invest primarily in mortgage-backed securities issued or guaranteed by Fannie Mae, Freddie Mac, and Ginnie Mae.  At December 31, 2009, our mortgage-backed securities portfolio had a fair value of $119.7 million, and consisted of pass-through securities.

In September 2008, the Federal Housing Finance Agency placed Freddie Mac and Fannie Mae into conservatorship. The U.S. Treasury Department has established financing agreements to ensure that Freddie Mac and Fannie Mae meet their obligations to holders of mortgage-backed securities that they have issued or guaranteed. These actions have not affected the markets for mortgage-backed securities issued by Freddie Mac or Fannie Mae.

Mortgage-backed securities are created by pooling mortgages and issuing a security collateralized by the pool of mortgages with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although most of our mortgage-backed securities are collateralized by single-family mortgages. The issuers of such securities (government sponsored enterprises, such as Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors, such as Colonial Bank, FSB, and guarantee the payment of principal and interest to these investors. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater or lesser than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby affecting the net yield on such securities. We review prepayment estimates for our mortgage-backed securities at the time of purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates, and to determine the yield and estimated maturity of the mortgage-backed securities portfolio.

CMOs are types of debt securities issued by a special-purpose entity that aggregates pools of mortgages and mortgage-backed securities and creates different classes of securities with varying maturities and amortization schedules, as well as a residual interest, with each class possessing different risk characteristics. The cash flows from the underlying collateral are generally divided into “tranches” or classes that have descending priorities with respect to the distribution of principal and interest cash flows, while cash flows on pass-through mortgage-backed securities are distributed pro rata to all security holders. Our practice is to limit fixed-rate CMO investments primarily to the early-to-intermediate tranches, which have the greatest cash flow stability. Floating rate CMOs are purchased with emphasis on the relative trade-offs between lifetime interest rate caps, prepayment risk and interest rates.

Corporate Debt Securities and Municipal Bonds. At December 31, 2009, we held $16.0 million in corporate debt securities, at fair value, $10.7 million of which were classified as available for sale and $5.3 million of which were classified as held to maturity. At December 31, 2009, we held $36.1 million in bonds issued by states and political subdivisions, $33.2 million of which were classified as held to maturity at amortized cost and $2.8 million of which were classified as available for sale at fair value. Included in this total are bond anticipation notes and tax anticipation notes (all of which have terms of one year or less), issued by municipalities in the State of New Jersey. Although corporate debt securities and municipal bonds may offer a higher yield than a U.S. Treasury or agency security of comparable duration, these securities also have a higher risk of default due to adverse changes in the creditworthiness of the issuer. In recognition of this potential risk, we generally limit investments in corporate bonds to securities rated in one of the four highest categories by at least one nationally recognized rating agency, and to a total investment of no more than $1.0 million per issuer. We also generally limit investments in municipal bonds to issues that are insured unless the issuer is a local government entity within our service area. Such local entity obligations generally are not rated, and are subject to internal credit reviews. In, addition our investment policy imposes an investment limitation of $1.5 million per municipal bond and a limitation equal to our loan-to-one borrower limitation for bond anticipation notes and tax anticipation notes.

Equity Securities. At December 31, 2009, our equity securities consisted of Federal Home Loan Bank of New York common stock and mutual funds. We hold the Federal Home Loan Bank of New York common stock to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank of New York’s advance program. There is no market for the common stock, but it is the current practice of the Federal Home Loan Bank of New York to redeem shares at par value. The aggregate fair value of our Federal Home Loan Bank of New York common stock as of December 31, 2009 was $1.7 million based on its par value. No unrealized gains or losses have been recorded because the par value of the common stock represents its fair value. Our mutual funds consist solely of Shay Asset Management Funds. For the years ended December 31, 2009 and 2008, we made a determination to write down this mutual fund for “other than temporary impairment.” We took an impairment charge (pre-tax) of $100,000 and $1.2 million during 2009 and 2008, respectively, based on the length of time the mutual fund was in a loss position and based on the fact that the mutual fund had not made any recovery during the recent reduction in interest rates.

U.S. Government Agency Securities. At December 31, 2009, we held U.S. government agency securities available for sale with a fair value of $29.1 million. Generally, these securities have short- to medium-term maturities (one to five years) and may have call or step-up features. While these securities generally provide lower yields than other investments such as mortgage-backed securities, our current investment strategy is to maintain investments in such instruments to the extent appropriate for liquidity purposes, as collateral for borrowings, and for prepayment protection.

Other-Than-Temporary Impairment of Securities. For the year ended December 31, 2009, due to a decline in the fair value of our investment in a mutual fund, we identified the impairment of this available-for-sale security as other than temporary and recorded a loss of $100,000 as a charge against operating results. Also, due to a downgrade by a credit rating agency to below investment grade, we identified the impairment of two held-to-maturity corporate debt obligations as other than temporary and recorded a loss of $815,000 as a charge against operating results. In addition, for the year ended we identified the impairment of an available-for-sale corporate debt obligation as other than temporary and recorded the loss of $211,000 as a charge against operating results. The total other-than-temporary impairment taken in 2009 was all related to credit losses, and no bifurcation was done with respect to the impairment (i.e. all of the other-than-temporary impairment was recorded as a loss against operations, and not as a reduction in other comprehensive income). During the first quarter of 2010, we sold $1.7 million of the $3.0 million remaining principal balance of the three corporate debt obligations on which we recognized other-than-temporary impairment during 2009.

For the year ended December 31, 2008, due to a decline in the fair value of our investment in a mutual fund, we took a pre-tax investment write down of $1.2 million for other-than-temporary impairment. Our decision was based on the length of time the mutual fund was in a loss position and based on the fact that the mutual fund had not made any recovery during recent changes in interest rates.

The following table sets forth the composition of our securities portfolio (excluding Federal Home Loan Bank of New York common stock) at the dates indicated.

	At December 31,
	2009		2008		2007
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available-for-sale:
Mortgage-backed securities	$112,262	$116,888	$115,245	$117,010	$79,085	$79,454
U.S. Government obligations	28,973	29,142	21,963	22,245	44,052	44,275
Corporate debt obligations	10,563	10,672	15,249	13,483	12,880	12,267
Mutual funds (1)	1,561	1,625	2,643	2,643	14,385	14,385
Municipal debt obligations	2,817	2,830	3,659	3,632	5,402	5,504
SBA pools	5,231	5,221	6,453	6,449	7,614	7,664
Total securities available-for-sale	$161,407	$166,378	$165,212	$165,462	$163,418	$163,549

Securities held-to-maturity:
Mortgage-backed securities	$2,650	$2,803	$3,143	$3,256	$3,766	$3,863
U.S. Government obligations	—	—	932	970	1,420	1,442
Corporate debt obligations	5,209	5,292	3,969	3,259	2,173	2,317
Municipal debt obligations	33,173	33,300	8,853	8,847	9,854	10,354
Total securities held-to-maturity	$41,032	$41,395	$16,897	$16,332	$17,213	$17,976

(1)	The cost and fair value for 2009 and 2008 reflect an impairment charge of approximately $100,000 and $1.2 million before income tax benefit.

The following tables show the gross unrealized losses and fair value, and the length of time that individual securities have been in a continuous unrealized loss position, for our available-for-sale investment securities at the dates indicated.

	At December 31, 2009
	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)

Corporate debt obligations	$766	$16	1,357	$107	$2,123	$123
Municipal debt obligations	846	36	—	—	846	36
SBA pools	—	—	2,278	39	2,278	39
Mortgage-backed securities	1,350	15	2,064	2	3,414	17
Total	$2,962	$67	$5,699	$148	$8,661	$215

	At December 31, 2008
	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)

U. S. Government obligations	$451	$13	$1,931	$36	$2,382	$49
Corporate debt obligations	8,889	1,157	2,748	676	11,637	1,833
Municipal debt obligations	1,373	76	—	—	1,373	76
SBA pools	1,609	38	1,316	24	2,925	62
Mortgage-backed securities	31,136	357	2,046	50	33,182	407
Total	$43,458	$1,641	$8,041	$786	$51,499	$2,427

The following tables show the gross unrealized losses and fair value, and the length of time that individual securities have been in a continuous unrealized loss position, for our held-to-maturity investment securities at the dates indicated.

	At December 31, 2009
	Less than 12 months		Less than 12 months		Less than 12 months
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)

Corporate debt obligations	$462	$7	$—	$—	$462	$7
Municipal debt obligations	1,306	85	391	8	1,697	93
Total	$1,768	$92	$391	$8	$2,159	$100

	At December 31, 2008
	Less than 12 months		Less than 12 months		Less than 12 months
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)

Corporate debt obligations	$1,474	$351	$605	$378	$2,079	$729
Municipal debt obligations	2,367	223	—	—	2,367	223
Total	$3,841	$574	$605	$378	$4,446	$952

At December 31, 2009, we held seven available-for-sale securities that had been in a loss position for less than twelve months, and 18 available-for-sale securities that had been in a loss position for twelve months or more. Included in the seven securities in the less-than-twelve month position are (a) two corporate debt securities, one of which has been in a loss position for seven months and one of which has been in a loss position for one month; (b) three municipal debt securities, which have been in loss positions for two, three and 11 months, respectively; and (c) two mortgage-backed securities, both of which have been in a loss position for one month. Included in the 18 securities in the twelve-months-or-more position are (a) two corporate debt securities; (b) 13 SBA pools; and (c) three mortgage-backed securities.

At December 31, 2009, we had four held-to-maturity securities that had been in a loss position for less than twelve months, and one held-to-maturity security that had been in a loss position for twelve months or more. Included in the four securities in the less-than-twelve month position are (a) one corporate debt security which has been in a loss position for one month and (b) three municipal debt securities all of which have been in a loss position for three months. The one security that was in the more-than-twelve month position for the held-to-maturity was a municipal debt obligation.

As of December, 31, 2009 management believes that the estimated fair value of the securities noted above are primarily dependent on movements in market interest rates. These investment securities are comprised of securities that are rated investment grade by at least one bond credit rating service, pools of loans from the Small Business Administration and pools of loans from a government-sponsored enterprise. Management believes that these fair values will recover as the underlying portfolios mature. We do not intend to sell or expect that it is more likely than not that we will be required to sell these investment securities prior to an anticipated recovery in fair value. Accordingly, management does not believe any individual unrealized loss as of December 31, 2009, represents an other-than-temporary impairment.

Portfolio Maturities and Yields. The composition and maturities of the investment debt securities portfolio and the mortgage-backed securities portfolio at December 31, 2009 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State and municipal securities yields have been adjusted to a tax-equivalent basis assuming an federal income tax rate of 34.0%. At December 31, 2009, the non-tax adjusted weighted average yield on total municipal securities was 2.61%.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Securities available for sale:
Mortgage-backed securities	$1,936	1.60%	$9,973	2.29%	$8,932	3.55%	$91,421	4.75%	$112,262	$116,888	4.38%
U.S. government obligations	5,006	1.49	21,990	1.81	500	5.05	1,477	5.00	28,973	29,142	1.97
Corporate debt obligations	999	2.83	5,827	5.21	3,237	4.09	500	4.00	10,563	10,672	4.58
Mutual funds	1,561	3.67	—	—	—	—	—	—	1,561	1,625	3.67
Municipal debt obligations	—	—	352	6.14	1,269	6.79	1,196	6.53	2,817	2,830	6.65
SBA pools	—	—	2,779	3.79	—	—	2,452	1.56	5,231	5,221	2.74
Total securities available for sale	$9,502	2.02%	$40,921	2.58%	$13,938	4.03%	$97,046	4.69%	$161,407	$166,378	3.94%

Securities held to maturity:
Mortgage-backed securities	$6	7.00%	$628	6.04%	$187	6.93%	$1,829	5.98%	$2,650	$2,803	6.06%
Corporate debt obligations	2,012	2.57	538	9.38	2,463	4.78	196	6.44	5,209	5,292	4.46
Municipal debt obligations	27,181	2.77	306	6.97	1,446	8.15	4,240	7.88	33,173	33,300	3.70
Total securities held to maturity	$29,199	2.76%	$1,472	7.45%	$4,096	6.07%	$6,265	7.28%	$41,032	$41,395	3.95%

Sources of Funds

General. Deposits, borrowings, repayments and prepayments of loans and securities, proceeds from sales of securities, proceeds from maturing securities and cash flows from operations are the primary sources of our funds for use in lending, investing and for other general purposes.

Deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Our deposit accounts consist of certificates of deposit, savings accounts, NOW accounts, checking accounts, money market deposit accounts, club accounts and individual retirement accounts. We provide commercial checking accounts for businesses and municipalities. In addition, we provide low-cost checking account services for our customers.

Our deposits are obtained predominantly from the areas in which our branch offices are located. We rely on our customer service and competitive pricing to attract and retain these deposits. We accept certificates of deposit in excess of $100,000 for which we may provide preferential rates. At December 31, 2009, we had $19.3 million in brokered certificates of deposits. In addition, at December 31, 2009, we had $92.6 million in deposits from municipalities within the State of New Jersey.

The following tables set forth the distribution of total deposit accounts, by account type, at the dates indicated.

	At December 31,
	2009			2008			2007
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
Non-interest bearing demand	$21,111	4.22%	—%	$18,146	3.97%	—%	$15,141	4.08%	—%
Savings	90,957	18.18	2.63	81,050	17.73	2.76	55,716	15.00	2.18
NOW accounts	98,810	19.74	0.85	55,439	12.12	0.72	45,255	12.19	2.12
Super NOW accounts	19,755	3.95	1.47	15,532	3.40	1.75	16,520	4.45	1.77
Money market deposit	63,005	12.59	1.63	45,404	9.93	3.26	20,670	5.56	3.72
Total transaction accounts	293,638	58.68	1.55	215,571	47.15	2.03	153,302	41.28	2.11

Certificates of deposit	206,728	41.32	2.91	241,660	52.85	3.97	218,080	58.72	4.86

Total deposits	$500,366	100.00%	2.11%	$457,231	100.0%	3.06%	$371,382	100.00%	3.72%

As of December 31, 2009, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $98.7 million. The following table sets forth the maturity of those certificates as of December 31, 2009.

At December 31, 2009
(In thousands)

Three months or less	$28,421
Over three months through six months	12,170
Over six months through one year	23,103
Over one year to three years	32,448
Over three years	2,520

Total	$98,668

At December 31, 2009, $127.4 million of our certificates of deposit had maturities of one year or less. We monitor activity in these accounts and, based on historical experience and our current pricing strategy, we believe we will retain a large portion of these accounts upon maturity.

The following table sets forth the interest-bearing deposit activities for the years indicated.

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Beginning balance	$439,085	$356,241	$319,199
Net deposits (withdrawals) before interest credited	27,762	68,789	23,410
Interest credited	12,408	14,055	13,632
Ending balance	$479,255	$439,085	$356,241

Borrowings. Our borrowings consist of short-term and long-term Federal Home Loan Bank advances. The following table sets forth information concerning the borrowing balances and interest rates at the dates and for the years indicated.

	At or For the Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands)

Balance at end of year	$21,300	$31,227	$45,939
Average balance during year	$28,226	$41,140	$17,605
Maximum outstanding at any month end	$41,490	$58,998	$45,939
Weighted average interest rate at end of year	2.49%	4.46%	4.33%
Average interest rate during year	3.92%	3.99%	4.54%

At December 31, 2009 the maturities of the borrowings were as follows:  $5.3 million in January 2010; $5.0 million in June 2010; $4.0 million in October 2010; $2.0 million in April 2011; $3.0 million in June 2011; and $2.0 million in October 2012.

At December 31, 2009, we had the ability to borrow approximately $123.7 million under our credit facilities with the Federal Home Loan Bank of New York of which $21.3 million was outstanding.

Employees

As of December 31, 2009, we had 83 full-time employees and 21 part-time employees. The employees are not represented by a collective bargaining unit and we believe we have a good working relationship with our employees.

Legal Proceedings

Colonial Bank, FSB and its Senior Vice President, Richard W. Dapp, have been named as defendants in a lawsuit, Renewable Energy Resources, LLC, Dennis Bracall, Sr. v. Mauro Conte, Conte’s Pasta Company, Inc., Richard Dapp, Colonial Bank, FSB, XYZ Entities, John Does, filed December 11, 2009 in the Superior Court of New Jersey, Atlantic County Law Division. The plaintiffs allege to have entered into an agreement with defendant Conte’s Pasta Company, Inc. pursuant to which the plaintiffs would install a solar electric energy system for Conte’s Pasta Company, Inc. The plaintiffs also allege that Conte’s Pasta Company, Inc. discussed the financing for its project with Richard W. Dapp, who is Senior Vice President and Chief Credit Officer for Colonial Bank, FSB. The plaintiffs further allege that Mr. Dapp informed defendant Mauro Conte, the president and principal of Conte’s Pasta Company, Inc., that the plaintiffs were unreliable and had a bad business reputation, and that Mr. Dapp refused to submit the financing proposal to Colonial Bank, FSB’s board of directors for approval and, as a result, Conte’s Pasta Company, Inc. determined to breach its contract with the plaintiffs. The plaintiffs seek judgment for compensatory damages, pre-judgment interest, punitive damages, attorney fees and costs and other just and equitable relief.

Colonial Bank, FSB vigorously disputes these allegations. No trial date has been set. At this time, we are unable to predict an outcome, favorable or unfavorable, or to estimate the amount of any potential loss.

As of December 31, 2009, we were not involved in any other pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business, which, in the aggregate, involve amounts that we believe are immaterial to our consolidated financial condition, results of operations and cash flows.

Subsidiary Activities

CB Delaware Investments, Inc. is a wholly owned subsidiary of Colonial Bank, FSB. It is a Delaware corporation that was formed in 2006 to invest in and manage investment securities that Colonial Bank, FSB is authorized to hold. At December 31, 2009, CB Delaware Investments, Inc. had $153.4 million in assets, and Colonial Bank, FSB had an equity investment of $18.6 million in CB Delaware Investments, Inc.

Properties

The following table provides certain information with respect to our banking offices as of December 31, 2009:

Location	Owned or Leased	Net Book Value of Real Property
		(In thousands)
Main Office:
2745 S. Delsea Drive Vineland, New Jersey 08360	Owned	$6,036

Branch Offices:
85 West Broad Street Bridgeton, New Jersey 08302	Owned	$436

339 Main Street Cedarville, New Jersey 08311	Owned	$420

1107 North High Street Millville, New Jersey 08332	Owned	$303

227 Bridgeton Pike Mantua, New Jersey 08051	Owned	$495

271 Lambs Road Sewell, New Jersey 08080	Owned	$315

Route 77 and Big Oak Road Upper Deerfield Township, New Jersey 08302	Owned	$389

1771 South Lincoln Avenue Vineland, New Jersey 08361	Owned	$330

125 West Landis Avenue Vineland, New Jersey 08360	Owned	$557

In addition to the above properties, we have purchased land in the Borough of Buena in Atlantic County, New Jersey as a possible branch location and the total amount invested in this site to date is $361,000. We have purchased land in Millville, Cumberland county, New Jersey as a possible branch location and the total amount invested in this site to date is $792,000. We purchased land in Harrison Township, New Jersey as a possible branch location and the total amount invested in this site to date is $1.3 million. As we are in the early stages of planning, we cannot determine completion dates or estimated costs to complete.

The net book value of our premises, land and equipment was approximately $11.4 million at December 31, 2009.

SUPERVISION AND REGULATION

General

Colonial Bank, FSB is examined and supervised by the Office of Thrift Supervision and is subject to examination by the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following completion of its examination, the federal agency critiques the institution’s operations and assigns its rating (known as an institution’s CAMELS rating). Under federal law, an institution may not disclose its CAMELS rating to the public. Colonial Bank, FSB also is a member of and owns stock in the Federal Home Loan Bank of New York, which is one of the twelve regional banks in the Federal Home Loan Bank System. Colonial Bank, FSB is also regulated to a lesser extent by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines Colonial Bank, FSB and prepares reports for the consideration of its board of directors on any operating deficiencies. Colonial Bank, FSB’s relationship with its depositors and borrowers is also regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts and the form and content of Colonial Bank, FSB’s mortgage documents.

Any change in these laws or regulations, whether by the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or Congress, could have a material adverse impact on Colonial Financial Services, Inc. and Colonial Bank, FSB and their operations.

As a savings and loan holding company following the conversion, Colonial Financial Services, Inc. will be required to comply with the rules and regulations of the Office of Thrift Supervision, and will be required to file certain reports with and will be subject to examination by the Office of Thrift Supervision. Colonial Financial Services, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below is a brief description of certain regulatory requirements that are or will be applicable to Colonial Financial Services, Inc. and Colonial Bank, FSB. The description below is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Colonial Financial Services, Inc. and Colonial Bank, FSB.

Proposed Federal Legislation

Legislation has been proposed that would implement sweeping changes to the current bank regulatory structure, including eliminating our current primary federal regulator, the Office of Thrift Supervision, by merging the Office of Thrift Supervision into the Comptroller of the Currency (the primary federal regulator for national banks). The proposed legislation would also establish a Financial Services Oversight Council and grant the Board of Governors of the Federal Reserve System exclusive authority to regulate all banks and thrift holding companies. As a result, Colonial Financial Services, Inc. would become a bank holding company subject to supervision by the Federal Reserve Board as opposed to the Office of Thrift Supervision, and would become subject to the Federal Reserve’s regulations, including holding company capital requirements, that Colonial Financial Services, Inc. would not be subject to as a savings and loan holding company. In addition, compliance with new regulations and being supervised by one or more new regulatory agencies could increase our expenses.

Federal Banking Regulation

Business Activities. A federal savings bank derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, Colonial Bank, FSB may invest in mortgage loans secured by residential and nonresidential real estate, commercial business loans and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. Colonial Bank, FSB also may establish subsidiaries that may engage in activities not otherwise permissible for Colonial Bank, FSB, including real estate investment and securities and insurance brokerage.

Capital Requirements.  Office of Thrift Supervision regulations require savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for savings banks receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio.

The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision, based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a savings bank that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the purchaser’s recourse to the savings bank. Colonial Bank, FSB does not typically engage in asset sales.

At December 31, 2009, Colonial Bank, FSB’s capital exceeded all applicable requirements.

Loans-to-One Borrower.  Generally, a federal savings bank may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of December 31, 2009, Colonial Bank, FSB was in compliance with the loans-to-one borrower limitations.

Qualified Thrift Lender Test. As a federal savings bank, Colonial Bank, FSB must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Colonial Bank, FSB must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” in at least nine months of the most recent 12 months. “Portfolio assets” generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings bank’s business.

“Qualified thrift investments” include various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of portfolio assets. “Qualified thrift investments” also include 100% of an institution’s credit card loans, education loans and small business loans. Colonial Bank, FSB also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code.

A savings bank that fails the qualified thrift lender test must either convert to a bank charter or operate under specified restrictions. At December 31, 2009, Colonial Bank, FSB held 87.9% of its “portfolio assets” in “qualified thrift investments,” and satisfied this test.

Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by a federal savings bank, which include cash dividends, stock repurchases and other transactions charged to the capital account. A savings banks must file an application for approval of a capital distribution if:

●
the total capital distributions for the applicable calendar year exceed the sum of the association’s net income for that year to date plus the association’s retained net income for the preceding two years;

●	the association would not be at least adequately capitalized following the distribution;

●	the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

●	the association is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings bank that is a subsidiary of a holding company must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

The Office of Thrift Supervision may disapprove a notice or application if:

●	the association would be undercapitalized following the distribution;

●	the proposed capital distribution raises safety and soundness concerns; or

●	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution, if after making such distribution the institution would be undercapitalized.

Liquidity.  A federal savings bank is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

Community Reinvestment Act and Fair Lending Laws.  All savings banks have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings bank, the Office of Thrift Supervision is required to assess the association’s record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Colonial Bank, FSB received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties.  A federal savings bank’s authority to engage in transactions with its affiliates is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W. An affiliate is a company that controls, is controlled by, or is under common control with an insured depository institution such as Colonial Bank, FSB. Colonial Financial Services, Inc. will be an affiliate of Colonial Bank, FSB. In general, loan transactions between an insured depository institution and its affiliate are subject to certain quantitative and collateral requirements. In this regard, transactions between an insured depository institution and its affiliate are limited to 10% of the institution’s unimpaired capital and unimpaired surplus for transactions with any one affiliate and 20% of unimpaired capital and unimpaired surplus for transactions in the aggregate with all affiliates. Collateral in specified amounts ranging from 100% to 130% of the amount of the transaction must usually be provided by affiliates in order to receive loans from the association. In addition, Office of Thrift Supervision regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates. The Office of Thrift Supervision requires savings banks to maintain detailed records of all transactions with affiliates.

Colonial Bank, FSB’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Colonial Bank, FSB’s capital. In addition, extensions of credit in excess of certain limits must be approved by Colonial Bank, FSB’s board of directors.

Enforcement.  The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all “institution-affiliated parties,” including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action by the Office of Thrift Supervision may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to terminate deposit insurance or to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

Standards for Safety and Soundness.  Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

Prompt Corrective Action Regulations.  Under the prompt corrective action regulations, the Office of Thrift Supervision is required and authorized to take supervisory actions against undercapitalized savings banks. For this purpose, a savings bank is placed in one of the following five categories based on the savings bank’s capital:

●	well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

●	adequately capitalized (at least 4% leverage capital (3% for savings banks with a composite examination rating of 1), 4% Tier 1 risk-based capital and 8% total risk-based capital);

●	undercapitalized (less than 4% leverage capital (3% for savings banks with a composite examination rating of 1), 4% Tier 1 risk-based capital or 3% leverage capital);

●	significantly undercapitalized (less than 6% total risk-based capital, 3% Tier 1 risk-based capital or 3% leverage capital); or

●	critically undercapitalized (less than 2% tangible capital).

Generally, the Office of Thrift Supervision is required to appoint a receiver or conservator for a savings bank that is “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings bank receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.”  The criteria for an acceptable capital restoration plan include, among other things, the establishment of the methodology and assumptions for attaining adequately capitalized status on an annual basis, procedures for ensuring compliance with restrictions imposed by applicable federal regulations, the identification of the types and levels of activities the savings bank will engage in while the capital restoration plan is in effect, and assurances that the capital restoration plan will not appreciably increase the current risk profile of the savings bank. Any holding company for the savings bank required to submit a capital restoration plan must guarantee the lesser of: an amount equal to 5% of a savings bank’s assets at the time it was notified or deemed to be undercapitalized by the Office of Thrift Supervision, or the amount necessary to restore the savings bank to adequately capitalized status. This guarantee remains in place until the Office of Thrift Supervision notifies the savings bank that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the Office of Thrift Supervision has the authority to require payment and collect payment under the guarantee. Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings bank, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized savings banks, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At December 31, 2009, Colonial Bank, FSB met the criteria for being considered “well-capitalized.”

Insurance of Deposit Accounts. In October 2008, deposit insurance by the Federal Deposit Insurance Corporation was increased to a maximum of $250,000 per depositor. On January 1, 2014, the maximum insurance amount will return to $100,000 per depositor for all deposit accounts except certain retirement accounts, which will remain at $250,000 per depositor. In addition, under the Federal Deposit Insurance Corporation’s Transaction Account Guarantee Program, most of our non-interest-bearing transaction accounts are guaranteed regardless of amount until June 30, 2010.

Pursuant to the Federal Deposit Insurance Reform Act of 2005 (the “Reform Act”), the Federal Deposit Insurance Corporation is authorized to set the reserve ratio for the Deposit Insurance Fund annually at between 1.15% and 1.5% of estimated insured deposits. As of June 30, 2008, the reserve ratio had decreased to 1.01% as a result of bank failures. As part of a plan to restore the reserve ratio to 1.15%, the Federal Deposit Insurance Corporation imposed a special assessment equal to five basis points of assets less Tier 1 capital as of June 30, 2009, which was payable on September 30, 2009. In addition, the Federal Deposit Insurance Corporation has increased its quarterly deposit insurance assessment rates and amended the method by which rates are calculated. Beginning in the second quarter of 2009, institutions are assigned an initial base assessment rate ranging from 12 to 45 basis points of deposits depending on risk category. The initial base assessment is then adjusted based upon the level of unsecured debt, secured liabilities, and brokered deposits to establish a total base assessment rate ranging from seven to 77.5 basis points.

On November 12, 2009, the Federal Deposit Insurance Corporation approved a final rule requiring insured depository institutions to prepay on December 30, 2009, their estimated quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011, and 2012. Estimated assessments for the fourth quarter of 2009 and for all of 2010 are based upon the assessment rate in effect on September 30, 2009, with three basis points added for the 2011 and 2012 assessment rates. In addition, a 5% annual growth in the assessment base is assumed. Prepaid assessments are to be applied against the actual quarterly assessments until exhausted, and may not be applied to any special assessments that may occur in the future. Any unused prepayments will be returned to the institution on June 30, 2013. On December 30, 2009, we prepaid $2.6 million in estimated assessment fees for the fourth quarter of 2009 through 2012. Because the prepaid assessments represent the prepayment of future expense, they do not affect our regulatory capital (the prepaid asset will have a risk-weighting of 0%) or tax obligations.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended December 31, 2009, the annualized FICO assessment was equal to 1.06 basis points for each $100 in domestic deposits maintained at an institution.

Temporary Liquidity Guarantee Program. The Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program guarantees newly issued senior unsecured debt of a participating organization, up to certain limits established for each institution, issued between October 14, 2008 and June 30, 2009. The Federal Deposit Insurance Corporation extended this component of the program to cover debt issued through October 31, 2009. The Federal Deposit Insurance Corporation will pay the unpaid principal and interest on Federal Deposit Insurance Corporation-guaranteed debt instruments upon the uncured failure of the participating entity to make timely payments of principal or interest in accordance with the terms of the instrument. The guarantee will remain in effect until December 31, 2012. In return for the Federal Deposit Insurance Corporation’s guarantee, participating institutions are required to pay the Federal Deposit Insurance Corporation a fee based on the amount and maturity of the debt. We opted not to participate in this part of the Temporary Liquidity Guarantee Program.

The other component of the Temporary Liquidity Guarantee Program provides full federal deposit insurance coverage for non-interest bearing transaction deposit accounts, regardless of dollar amount, until June 30, 2010. Through December 31, 2009, an annualized 10 basis point assessment on balances in noninterest-bearing transaction accounts that exceed $250,000 was assessed to insured depository institutions that have not opted out of this component of the Temporary Liquidity Guarantee Program. Beginning January 1, 2010, the fees will be based on the institution’s risk category rating assigned with respect to regular Federal Deposit Insurance Corporation assessments.  Institutions in Risk Category I (generally well-capitalized institutions with composite CAMELS 1 or 2 ratings) will pay an annualized assessment rate of 15 basis points.  Institutions in Risk Category II (generally adequately capitalized institutions with composite CAMELS 3 or better) will pay an annualized assessment rate of 20 basis points.  Institutions in Risk Category III or IV (generally under capitalized or composite CAMELS 4 or 5) will pay an annualized assessment rate of 25 basis points. We opted to participate in this component of the Temporary Liquidity Guarantee Program.

U.S. Treasury’s Troubled Asset Relief Program Capital Purchase Program. The Emergency Economic Stabilization Act of 2008 provides the Secretary of the Treasury with broad authority to implement certain actions to help restore stability and liquidity to U.S. financial markets. One of the programs resulting from the legislation is the Troubled Asset Relief Program—Capital Purchase Program, which provides direct equity investment by the U.S. Treasury Department in perpetual preferred stock or similar securities of qualified financial institutions. This program is voluntary (subject to regulatory approval) and requires an institution to comply with a number of restrictions and provisions, including limits on executive compensation, stock redemptions and declaration of dividends. We opted not to participate in this program.

Prohibitions Against Tying Arrangements. Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Federal Home Loan Bank System. Colonial Bank, FSB is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the Federal Home Loan Bank of New York, Colonial Bank, FSB is required to acquire and hold shares of capital stock in the Federal Home Loan Bank. As of December 31, 2009, Colonial Bank, FSB was in compliance with this requirement.

Federal Reserve System

Federal Reserve Board regulations require savings banks to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At December 31, 2009, Colonial Bank, FSB was in compliance with these reserve requirements.

Other Regulations

Interest and other charges collected or contracted for by Colonial Bank, FSB are subject to state usury laws and federal laws concerning interest rates. Colonial Bank, FSB’s operations are also subject to federal laws applicable to credit transactions, such as the:

●	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

●
Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

●	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

●	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

●	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

●	Truth in Savings Act; and

●	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Colonial Bank, FSB also are subject to the:

●
Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

●
Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

●
Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

●
The USA PATRIOT Act, which requires savings banks to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

●
The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

Upon completion of the conversion, Colonial Financial Services, Inc. will be a unitary savings and loan holding company, subject to regulation and supervision by the Office of Thrift Supervision. The Office of Thrift Supervision will have enforcement authority over Colonial Financial Services, Inc. and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to Colonial Bank, FSB.

Colonial Financial Services, Inc.’s activities are limited to those activities permissible for financial holding companies or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

Federal Securities Laws

Colonial Financial Services, Inc. common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. Colonial Financial Services, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in Colonial Financial Services, Inc.’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Colonial Financial Services, Inc. may be resold without registration. Shares purchased by an affiliate of Colonial Financial Services, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Colonial Financial Services, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Colonial Financial Services, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Colonial Financial Services, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Colonial Financial Services, Inc. may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting. We have existing policies, procedures and systems designed to comply with these regulations, and we are further enhancing and documenting such policies, procedures and systems to ensure continued compliance with these regulations.

TAXATION
Federal Taxation

General. Colonial Bankshares, MHC, Colonial Bankshares, Inc. and Colonial Bank, FSB are, and Colonial Financial Services, Inc. will be, subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Colonial Bankshares, Inc., Colonial Financial Services, Inc. or Colonial Bank, FSB.

Colonial Bankshares, MHC, Colonial Bankshares, Inc. and Colonial Bank, FSB are not currently under audit with respect to their federal income tax returns and their federal income tax returns have not been audited for the past five years.

Method of Accounting. For federal income tax purposes, Colonial Bankshares, Inc. currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal and state income tax returns.

Bad Debt Reserves. Historically, Colonial Bank, FSB has been subject to special provisions in the tax law regarding allowable tax bad debt deductions and related reserves. Tax law changes were enacted in 1996, pursuant to the Small Business Protection Act of 1996 (the “1996 Act”), that eliminated the use of the percentage of taxable income method for tax years after 1995 and required recapture into taxable income over a six-year period of all bad debt reserves accumulated after 1987. Colonial Bank, FSB recaptured approximately $50,000 of reserves over the six-year period ended December 31, 2002.

Currently, the Colonial Bankshares, Inc. consolidated group uses the specific charge off method to account for bad debt deductions for income tax purposes.

Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to November 1, 1988 were subject to recapture into taxable income if Colonial Bank, FSB failed to meet certain thrift asset and definitional tests.

At December 31, 2009, our total federal pre-1988 base year reserve was approximately $1.5 million. However, under current law, base-year reserves remain subject to recapture if Colonial Bank, FSB makes certain non-dividend distributions, repurchases any of its stock, pays dividends in excess of tax earnings and profits, or ceases to maintain a bank charter.

Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”). The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of AMT may be used as credits against regular tax liabilities in future years. Colonial Bankshares, Inc. and Colonial Bank, FSB have been subject to the AMT but currently have no such amounts available as credits for carryover.

Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. However, as a result of recent legislation, subject to certain limitations, the carryback period for net operating losses incurred in 2008 or 2009 (but not both years) has been expanded to five years. At December 31, 2009, Colonial Bank, FSB had no net operating loss carryforwards for federal income tax purposes.

Corporate Dividends-Received Deduction. Colonial Bankshares, Inc. (and Colonial Financial Services, Inc.) may exclude from its federal taxable income 100% of dividends received from Colonial Bank, FSB as a wholly owned subsidiary.

Capital Loss Carryovers. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. At December 31, 2009, Colonial Bankshares, Inc. and its subsidiaries have federal consolidated capital loss carryforwards of approximately $934,000.

State Taxation

Colonial Bank, FSB currently files, and after the conversion and stock offering will continue to file, New Jersey Corporation Business tax returns for banking and financial corporations. Generally, the income of savings institutions in New Jersey is subject to the New Jersey Corporation Business tax at the rate of 9% on its “entire net income,” which generally means federal taxable income before net operating loss and special deductions, subject to certain adjustments (including addition of interest income on state and municipal obligations). With the formation of CB Delaware Investments, Inc. and the transfer of investment securities to it, the taxable state income of Colonial Bank, FSB has been substantially reduced. With the reduction, Colonial Bank, FSB is in a net operating loss position for state tax purposes and may utilize state net operating loss carryforwards to reduce future state income taxes though there is no guarantee that these carryforwards will be utilized before they expire.

Colonial Bank, FSB has New Jersey net operating loss carryforwards of $10.9 million. New Jersey net operating losses occurring for periods before January 1, 2009 can be carried forward for seven succeeding years, of which $8.4 million would be subject to these carryforward rules. New Jersey net operating losses accruing for periods after January 1, 2009 may be carried forward 20 succeeding tax years, of which $2.6 million would be subject to this carryforward rule.

Colonial Bank, FSB has New Jersey capital loss carryforwards of $1.0 million. For New Jersey purposes, capital losses can be carried back three years and carried forward five succeeding years.

Colonial Bankshares, MHC, Colonial Bankshares, Inc. and Colonial Bank, FSB are not currently under audit with respect to their state income tax returns and their state income tax returns have not been audited for the past five years.

As a Maryland business corporation, Colonial Financial Services, Inc. will be required to file annual returns and pay annual fees to the State of Maryland.

MANAGEMENT

Shared Management Structure

The directors of Colonial Financial Services, Inc. are the same persons who are the directors of Colonial Bank, FSB. In addition, each executive officer of Colonial Financial Services, Inc. is also an executive officer of Colonial Bank, FSB. We expect that Colonial Financial Services, Inc. and Colonial Bank, FSB will continue to have common executive officers until there is a business reason to establish separate management structures.

Executive Officers of Colonial Financial Services, Inc. and Colonial Bank, FSB

The following table sets forth information regarding the executive officers of Colonial Financial Services, Inc. and Colonial Bank, FSB. Age information is as of December 31, 2009. The executive officers of Colonial Financial Services, Inc. and Colonial Bank, FSB are elected annually.

Name	Age	Position
Edward J. Geletka	48	President and Chief Executive Officer
L. Joseph Stella, III	52	Executive Vice President and Chief Financial Officer
William F. Whelan	57	Executive Vice President and Chief Operations Officer
Richard W. Dapp	55	Senior Vice President and Chief Credit Officer

Directors of Colonial Financial Services, Inc. and Colonial Bank, FSB

Colonial Financial Services, Inc. has five directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Colonial Bank, FSB will be elected by Colonial Financial Services, Inc. as its sole stockholder. The following table states our directors’ names, their ages as of December 31, 2009, the years when they began serving as directors of Colonial Bank, FSB and when their current term expires.

Name (1)	Position(s) Held With Colonial Financial Services, Inc.	Age	Director Since	Current Term Expires
Albert A. Fralinger, Jr.	Chairman of the Board	77	1971	2011
Gregory J. Facemyer, CPA	Vice Chairman of the Board	54	1994	2012
Edward J. Geletka	President and Chief Executive Officer	48	2001	2010
Frank M. Hankins, Jr.	Director	92	1947	2012
John Fitzpatrick, CPA	Director	47	2005	2011

(1)
The mailing address for each person listed is 2745 S. Delsea Drive, Vineland, New Jersey 08360. Each of the persons listed as a director is also a director of Colonial Bank, FSB, as well as Colonial Bankshares, MHC.

Board Independence

The board of directors has determined that each of Colonial Bankshares, Inc.’s directors, with the exception of Mr. Geletka, is “independent” as defined in Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market. In determining the independence of the directors listed above, the board of directors reviewed the following transactions, which are not required to be reported under “—Transactions With Certain Related Persons,” below. During the year ended December 31, 2009, Colonial Bank, FSB paid $18,948 to Fralinger Engineering for site work for a branch office and site plan approvals for another branch office. Chairman Albert Fralinger is Chairman and Chief Financial Officer of Fralinger Engineering.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the board of directors to determine that the person should serve as a director. Each director is also a director of Colonial Bank, FSB. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Albert A. Fralinger, Jr. is the Chairman and Chief Financial Officer of Fralinger Engineering, a civil engineering firm that he founded in 1960. Mr. Fralinger has more than 40 years of experience as chief executive of his own company. He has served as Chairman on various Boards including the Delaware River and Bay Authority and the South Jersey Regional Health System. Mr. Fralinger has lived in the community in which Colonial Bank, FSB operates for over 60 years. Mr. Fralinger has a three-year term that expires in 2011.

Gregory J. Facemyer, CPA, has been a self-employed certified public accountant since 1980. Mr. Facemyer is a Township Committeeman in Hopewell Township, and has lived in the community in which Colonial Bank, FSB operates for over 50 years. Mr. Facemyer’s experience as a certified public accountant qualifies him as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission. Mr. Facemyer has a three-year term that expires in 2012.

Edward J. Geletka has served as the President and Chief Executive Officer of Colonial Bank, FSB since 2000, and has been employed by Colonial Bank, FSB in a variety of positions since 1987. Mr. Geletka has over 30 years of banking experience. During his tenure as President and Chief Executive Officer, Colonial Bank, FSB has grown in assets from $125 million at December 31, 1999, to over $568 million at December 31, 2009. Mr. Geletka has lived in the community in which Colonial Bank, FSB operates for over 45 years. Mr. Geletka is being nominated for a three-year term that expires in 2013.

Frank M. Hankins, Jr. is the retired Chairman of H. H. Hankins & Brothers Lumber in Bridgeton, New Jersey. Mr. Hankins has over 50 years of experience as chief executive of his own company, and has lived in the community in which Colonial Bank, FSB operates for more than 75 years. Mr. Hankins has a three-year term that expires in 2012.

John Fitzpatrick, CPA, is the President of Premier Accounting Services, of Pitman, New Jersey, formerly called Fitzpatrick & McIlvaine, CPAs PC, which he founded in 1992. Mr. Fitzpatrick’s experience as a certified public accountant qualifies him as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission.  Mr. Fitzpatrick has lived in the community in which Colonial Bank, FSB operates for over 40 years. Mr. Fitzpatrick has a three-year term that expires in 2011.

Executive Officers Who are Not Directors

L. Joseph Stella, III, CPA has served as Executive Vice President and Chief Financial Officer of Colonial Bank, FSB since March 1999.

William F. Whelan was appointed Executive Vice President and Operations Officer in January 2007. He was appointed Senior Vice President of Colonial Bank, FSB in July 2005. Mr. Whelan was previously the Chief Executive Officer of St. Joseph’s Carpenter Society, a charitable organization that constructs housing units, and worked for that organization from 2001 until 2005. From 1974 until 2001, Mr. Whelan worked for financial institutions in numerous positions. Mr. Whelan has served as a Cumberland County Freeholder since 2008.

Richard W. Dapp has served as Senior Vice President and Chief Credit Officer of Colonial Bank, FSB since July 2004. From November 2003 to July 2004, Mr. Dapp served as Vice President/Chief Commercial Lending Officer for Franklin Savings Bank, Pilesgrove, New Jersey. From June 2001 to November 2002, Mr. Dapp served as Cumberland County Regional Vice President for Commerce Bank, NA, Vineland, New Jersey.

Code of Ethics

Colonial Bankshares, Inc. has adopted a Code of Ethics that is applicable to the officers, directors and employees of Colonial Bankshares, Inc., including Colonial Bankshares, Inc.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Executive Compensation

The following table sets forth for the years ended December 31, 2009 and 2008 certain information as to the total remuneration paid by us to Mr. Geletka, who serves as President and Chief Executive Officer, and the two most highly compensated executive officers of Colonial Bank, FSB other than Mr. Geletka (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($) (1)	Total ($)
Edward J. Geletka President, Chief	2009	196,500	19,581	—	—	21,916	237,997
Executive Officer and Director	2008	189,082	3,706	—	—	22,893	215,681

L. Joseph Stella, III Executive Vice	2009	136,228	13,575	—	—	11,768	161,571
President and Chief Financial Officer	2008	131,085	2,569	—	—	12,247	145,901

William F. Whelan Executive Vice	2009	127,660	12,831	—	—	11,456	151,947
President and Operations Officer	2008	122,841	4,815	—	—	12,043	139,699

(1)
For 2009, includes: employer matching contributions of $6,073, $4,133 and $3,946 allocated to the accounts of Messrs. Geletka, Stella and Whelan, respectively, under the Colonial Bank, FSB 401(k) plan; the fair market value at December 31, 2009 of the shares of common stock allocated pursuant to the Colonial Bank, FSB employee stock ownership plan in 2009, representing $5,280, $3,297 and $3,279 for each of Messrs. Geletka, Stella and Whelan, respectively; unused sick pay in the amount of $5,934, $4,114 and $3,855 paid to Messrs. Geletka, Stella and Whelan, respectively; and life insurance premiums in the amount of $250, $224 and $376 paid on behalf of Messrs. Geletka, Stella and Whelan, respectively. Also includes an automobile allowance of $4,379 for Mr. Geletka.

Salary for the Named Executive Officers is paid pursuant to Employment Agreements, which are discussed below under “—Employment Agreements.”  Amounts included in the “Bonus” column are discretionary bonuses, which are discussed below under “—Bonuses.”

Employment Agreements.  Colonial Bank, FSB has entered into amended and restated employment agreements with Edward J. Geletka, L. Joseph Stella, III, and William F. Whelan. The agreement for Mr. Geletka has an initial term of three years and the agreements for Messrs. Stella and Whelan each have an initial term of two years. Unless notice of non-renewal is provided, the agreements renew annually. The agreements provide for the payment of a base salary, which will be reviewed at least annually, and which may be increased, but not decreased. Under the agreements, the current base salaries for Messrs. Geletka, Stella and Whelan are $192,864, $133,707 and $125,298, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs, participation in other employee pension benefit and fringe benefit plans applicable to executive employees which may not be adversely changed without approval of the executive, and reimbursement of business expenses, including fees for memberships in clubs and organizations. Mr. Geletka’s agreement provides for the use of an automobile and reimbursement of expenses associated with the use of such automobile. Each executive’s employment may be terminated for just cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

The executives are entitled to severance payments and benefits in the event of termination of employment under specified circumstances, including in the event the executive’s employment is terminated for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following:

(1)	the failure to elect or reelect or to appoint or reappoint the executive to his executive position;

(2)	a material change in the executive’s functions, duties, or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance or scope;

(3)	the liquidation or dissolution of Colonial Bankshares, Inc. or Colonial Bank, FSB;

(4)
a material reduction in the executive’s base salary or a relocation of the executive’s principal place of employment by more than 25 miles from its location as of the date of the employment agreement; or

(5)	a material breach of the employment agreement by Colonial Bank, FSB.

The executives will also be entitled to severance payments and benefits in the event of the executive’s involuntary termination following a change in control of Colonial Bankshares, Inc. or Colonial Bank, FSB or the executive’s resignation from employment following a change in control. These severance payments will be equal to, for Mr. Geletka, three times the sum of his base salary and the highest rate of bonus awarded to him during the prior three years, payable in a lump sum, and, for Messrs. Stella and Whelan, two times the sum of the base salary and highest rate of bonus awarded during the prior three years, payable in a lump sum. In addition, Colonial Bank, FSB will continue to provide life, medical, dental and disability coverage for 36 months after termination of the agreement for Mr. Geletka, and coverage for 24 months after termination of the agreement for Messrs. Stella and Whelan.

Upon termination of the executive’s employment for which severance payments are due, other than in connection with a change in control, the executive agrees not to compete with Colonial Bankshares, Inc. or Colonial Bank, FSB, for one year following termination of employment, within 25 miles of any existing branch of Colonial Bank, FSB or within 25 miles of any office for which Colonial Bank, FSB or a subsidiary has filed an application for regulatory approval. Should the executive become disabled, the executive would be entitled to benefits provided under any disability program sponsored by Colonial Bankshares, Inc. or Colonial Bank, FSB. To the extent such benefits are less than the executive’s base salary, Colonial Bank, FSB would continue to pay the difference between the benefits provided under any disability program sponsored by Colonial Bank, FSB or Colonial Bankshares, Inc. and the executive’s base salary for a period of one year, and would continue to provide life, medical and dental coverage for the remaining term of the agreement or one year, whichever is longer. In the event the executive dies while employed by Colonial Bank, FSB, the executive’s beneficiary, personal representatives or estate will be paid the executive’s base salary for one year and the executive’s family will be entitled to continuation of medical and dental benefits for two years after Mr. Geletka’s death, and one year after Mr. Stella’s or Mr. Whelan’s death.

Upon termination of the employment agreement upon retirement (as defined therein), the executive would only be entitled to benefits under any retirement plan of Colonial Bank, FSB and other plans to which the executive is a party. The employment agreements also provide that in the event termination payments would include an “excess parachute payment” under Section 280G of the Internal Revenue Code, such benefits would be reduced to the extent necessary to avoid any such “excess benefit payment.”

Bonuses. For the year ended December 31, 2009, we paid discretionary bonuses to our directors and officers, including our Named Executive Officers. Our Named Executive Officers received bonuses equal to approximately 11% of their base salaries, based upon the Compensation Committee’s review of numerous performance factors, such as earnings per share, returns on average assets and average equity, credit quality, efficiency ratio, regulatory ratings, deposit growth, loan growth and asset growth, and management factors, such as teamwork, leadership and productivity. Under the bonus plan in effect for the year ended December 31, 2008, Named Executive Officers were eligible to receive discretionary bonuses up to 30% of base salary, based upon returns on assets. For the year ended December 31, 2008, Named Executive Officers received discretionary bonuses of approximately 2.5% of their base salary, which was less than the maximum bonuses that could have been awarded based on our returns on assets as calculated pursuant to the prior bonus plan. These amounts are included in the “Bonus” column of the Summary Compensation Table.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2009 for the Named Executive Officers.

	OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009 (1)
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Edward J. Geletka	26,700	17,800	—	12.47	10/19/2016	6,800	49,368	—	—

L. Joseph Stella, III	13,200	8,800	—	12.47	10/19/2016	3,400	24,684	—	—

William F. Whelan	7,200	4,800	—	12.47	10/19/2016	2,400	17,424	—	—

(1)
All equity awards noted in this table were granted pursuant to the Colonial Bankshares, Inc. 2006 Stock-based Incentive Plan, which was approved by stockholders on July 19, 2006, and represent all awards held at December 31, 2009 by the Named Executive Officers. On October 19, 2006, the Named Executive Officers were granted shares of restricted stock and stock options. Shares of restricted stock vest at a rate of 20% per year commencing on October 19, 2007. Stock options vest at a rate of 20% per year commencing on October 19, 2007, have an exercise price of $12.47, the closing price on the date of grant, and expire ten years from the date of grant.

(2)	Based on the closing stock price of $7.26 per share on December 31, 2009 as reported by the NASDAQ Stock Market.

Stock-Based Incentive Plan. Our stockholders approved the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan (the “Incentive Plan”) at our 2006 Annual Meeting of Stockholders. The purpose of the Incentive Plan is to provide our officers, employees and directors with additional incentives to promote our growth and performance.

The Incentive Plan authorizes the issuance of up to 310,188 shares of our common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. No more than 88,625 shares may be issued as restricted stock awards, and no more than 221,563 shares may be issued pursuant to the exercise of stock options. Employees and outside directors are eligible to receive awards under the Incentive Plan.

Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards as follows:

Stock Options.  A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Fair market value for purposes of the Incentive Plan means the final sales price of our shares of common stock as reported on the NASDAQ Stock Market on the date the option is granted, or if our shares of common stock were not traded on such date, then on the day prior to such date or on the next preceding day on which our shares of common stock were traded, and without regard to after-hours trading activity.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with our stock that was owned by the participant for at least six months prior to delivery, or by a reduction in the number of shares deliverable pursuant to the stock option, or subject to a “cashless exercise” through a third party. Cash may be paid in lieu of any fractional shares under the Incentive Plan and generally no fewer than 100 shares may be purchased on exercise of an award unless the total number of shares available for purchase or exercise pursuant to an award is less than 100 shares.

Stock Appreciation Rights.  Stock appreciation rights give the recipient the right to receive a payment in shares of common stock of an amount equal to the excess of the fair market value of a specified number of shares of common stock, on the date of the exercise of the stock appreciation rights, over the fair market value of the common stock on the date of the grant of the stock appreciation right, as set forth in the recipient’s award agreement. Stock appreciation rights will not be granted unless we solely settle the stock appreciation right in common stock and there is no further ability to defer the income received on the exercise of the stock appreciation right.

Stock Awards.  Stock awards under the Incentive Plan will be granted only in whole shares of common stock. Recipients have the rights to direct the voting of any unvested shares under such awards. In addition, recipients have rights to dividends, if any, paid with respect to such shares. No stock options or shares of restricted stock were granted to our Named Executive Officers during the year ended December 31, 2009.

Employee Stock Ownership Plan and Trust.  Colonial Bank, FSB implemented an employee stock ownership plan in connection with Colonial Bankshares, Inc.’s initial public offering. Employees with at least one year of employment with Colonial Bank, FSB are eligible to participate. As part of that offering, the employee stock ownership plan trust borrowed funds from Colonial Bankshares, Inc. and used those funds to purchase 166,398 shares of the common stock. The shares of common stock purchased by the employee stock ownership plan are the collateral for the loan. The loan is being repaid principally from Colonial Bank, FSB through discretionary contributions to the employee stock ownership plan over a period of 15 years. There are presently ten years remaining on the loan terms. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is equal to 6.00%. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan become fully vested upon completion of five years of credited service, with credit given to participants for years of service with Colonial Bank, FSB prior to the adoption of the plan. A participant’s interest in his account under the plan also fully vests in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits are payable in the form of shares of common stock and/or cash. Colonial Bank, FSB’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to Financial Accounting Standards Board Accounting Standards Codification 718-40, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. The employee stock ownership plan will terminate in the event of a change in control.

In connection with the conversion, the trustee for our existing employee stock ownership plan is expected to purchase, on behalf of the employee stock ownership plan, 4% of the shares of common stock sold in the offering. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Colonial Financial Services, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Colonial Bank, FSB’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 10-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be a fixed-rate equal to the prime interest rate plus 1%, determined as of the date of origination of the loan. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of eligible plan compensation relative to all participants.

We reserve the right to purchase shares of common stock in the open market following the offering in order to fund all or a portion of the employee stock ownership plan. We also reserve the right to have the employee stock ownership plan purchase more than 4% of the shares of common stock sold in the offering if necessary to complete the offering at the minimum of the offering range.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2009 certain information as to the total remuneration we paid to our directors other than Mr. Geletka. Mr. Geletka does not receive fees for his services as a director.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2009
Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($) (2)	All other compensation ($)	Total ($)
Richard S. Allen (3)	27,434	—	—	—	27,434
Gregory J. Facemyer	35,464	—	—	—	35,464
Albert A. Fralinger, Jr.	35,500	—	—	—	35,500
Frank M. Hankins, Jr.	28,930	—	—	—	28,930
James Quinn (3)	25,184	—	—	—	25,184
John Fitzpatrick	30,134	—	—	—	30,134

(1)
Each director received an award of 4,350 shares of restricted stock granted on October 19, 2006 with a grant date fair value of $54,245 (based on a grant date fair value of $12.47 per share). Awards vest in five equal annual installments beginning on the first anniversary of the date of grant. As of December 31, 2009, each director had 1,740 unvested shares of restricted stock.

(2)
Each director received an award of 11,078 stock options on October 19, 2006 with a grant date fair value of $41,986 (based on a grant date fair value of $3.79 per stock option). Each option has an exercise price of $12.47, the closing price of our common stock on the date of grant. Options vest in five equal annual installments beginning on the first anniversary of the date of grant. As of December 31, 2009, each director held 6,648 vested stock options and unexercised stock options.

(3)	Directors’ terms for Messrs. Allen and Quinn will expire at the 2010 annual meeting of stockholders of Colonial Bankshares, Inc.

Each of the individuals who currently serve as a director of Colonial Bankshares, Inc. also serves as a director of Colonial Bank, FSB and earns director fees in that capacity, although directors who are also employees of Colonial Bank, FSB do not receive director fees. Each non-employee director of Colonial Bank, FSB is paid an annual retainer fee of $7,500. The Chairman of the Board is paid a fee of $2,030 per board meeting, the Vice Chairman of the Board is paid a fee of $1,675 per board meeting and all other non-employee directors are paid a fee of $1,407 per board meeting.

Directors are eligible to participate in our Incentive Plan, described above in “—Stock-Based Incentive Plan.”  No grants were made under this plan to directors during the year ended December 31, 2009.

Transactions With Certain Related Persons

In the ordinary course of business, Colonial Bank, FSB makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Colonial Bank, FSB. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Colonial Bankshares, Inc. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Colonial Bankshares, Inc.’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

In accordance with the listing standards of the NASDAQ Stock Market, any transactions that would be required to be reported under this section of this prospectus must be approved by our audit committee or another independent body of the board of directors. In addition, any transaction with a director is reviewed by and subject to approval of the members of the board of directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to us from an unrelated party through an arms-length transaction.

Indemnification of Directors and Officers

The officers, directors, agents and employees of Colonial Financial Services, Inc. are indemnified with respect to certain actions pursuant to Colonial Financial Services, Inc.’s articles of incorporation and Maryland law. Maryland law allows Colonial Financial Services, Inc. to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Colonial Financial Services, Inc. No such indemnification may be given (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated, or (iii) to the extent otherwise provided by Maryland law. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons by our bylaws or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Benefits to be Considered Following Completion of the Conversion

Following the stock offering, we intend to adopt a new stock-based benefit plan that will provide for grants of stock options and restricted common stock awards. The number of options granted or shares awarded under the plan may not exceed 10% and 4%, respectively, of the shares sold in the stock offering if the stock-based benefit plan is adopted within one year after the stock offering, in accordance with regulations and policy of the Office of Thrift Supervision.

The stock-based benefit plan will not be established sooner than six months after the stock offering and if adopted within one year after the stock offering would require the approval by stockholders by a majority of the votes eligible to be cast. If the stock-based benefit plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast. The following additional restrictions would apply to our stock-based benefit plan only if the plan is adopted within one year after the stock offering:

●	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

●	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

●	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

●
any tax-qualified employee stock benefit plans and management stock benefit plans, in the aggregate, may not hold more than 10% of the shares sold in the offering, unless Colonial Bank, FSB has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock benefit plans, may be increased to up to 12% of the shares sold in the offering;

●	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

●	accelerated vesting is not permitted except for death, disability or upon a change in control of Colonial Bank, FSB or Colonial Financial Services, Inc.; and

●
our executive officers or directors must exercise or forfeit their options in the event that Colonial Bank, FSB becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

Our current intention is to present the stock-based benefit plan for stockholder approval more than 12 months after the completion of the conversion. In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under the stock-based benefit plan will be based in part on the price of Colonial Financial Services, Inc.’s common stock at the time the shares are awarded. The stock-based benefit plan is subject to stockholder approval, and cannot be implemented until at least six months after the offering. The following table presents the total value of all shares that would be available for award and issuance under the stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	91,800 Shares Awarded at Minimum of Offering Range	108,000 Shares Awarded at Midpoint of Offering Range	124,200 Shares Awarded at Maximum of Offering Range	142,830 Shares Awarded at Maximum of Offering Range, As Adjusted
(In thousands, except share price information)

$8.00	$734	$864	$994	$1,143
10.00	918	1,080	1,242	1,428
12.00	1,102	1,296	1,490	1,714
14.00	1,285	1,512	1,739	2,000

The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of common stock of Colonial Financial Services, Inc. at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	229,500 Options at Minimum of Range	270,000 Options at Midpoint of Range	310,500 Options at Maximum of Range	357,075 Options at Maximum of Range, As Adjusted
(In thousands, except exercise price and fair value information)

$8.00	$3.21	$737	$867	$997	$1,146
10.00	4.01	920	1,083	1,245	1,432
12.00	4.81	1,104	1,299	1,494	1,718
14.00	5.61	1,287	1,515	1,742	2,003

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 18.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Colonial Bankshares, Inc. held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of _____________, 2010. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name of Beneficial Owner	Total Shares Beneficially Owned		Percent of All Common Stock Outstanding

Directors:
Albert A. Fralinger, Jr. (1)	62,358		1.4%
Gregory J. Facemyer, CPA (2)	44,998		1.0%
Edward J. Geletka (3)	71,335		1.6%
Frank M. Hankins, Jr. (4)	63,697		1.4%
John Fitzpatrick, CPA (5)	11,298		*

Executive Officers Other Than Directors:
L. Joseph Stella, III (6)	36,604		*
William F. Whelan (7)	19,324		*
Richard W. Dapp (8)	31,980		*

All directors and executive officers as a group (10 persons)	398,590	(9)	9.0%

Colonial Bankshares, MHC 2745 S. Delsea Drive Vineland, New Jersey 08360	2,441,716		55.0%

Colonial Bankshares, MHC and all directors and executive officers as a group	2,840,306	(9)	64.0%

Grace and White, Inc. 515 Madison Ave., Suite 1700 New York, New York 10022 (10)	346,000		7.1%

*	Less than 1%.
(1)
Includes 10,000 shares held by Mr. Fralinger’s spouse, 1,740 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 6,648 shares.

(2)
Includes 10,000 shares held in Mr. Facemyer’s profit sharing plan, 1,740 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 6,648 shares.

(3)
Includes 9,827 shares held in Mr. Geletka’s account in Colonial Bank, FSB’s 401(k) Plan, 4,498 shares allocated to Mr. Geletka under Colonial Bank, FSB’s employee stock ownership plan, 3,195 shares held by Mr. Geletka’s spouse, 6,800 unvested shares awarded under the Company’s 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 26,700 shares.

(4)
Includes 15,350 shares held in trust for Mr. Hankins’ grandchildren, 1,740 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 6,648 shares.

(5)	Includes 1,740 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 6,648 shares.
(6)
Includes 10,539 shares held in Mr. Stella’s account in Colonial Bank, FSB’s 401(k) plan, 3,465 shares allocated to Mr. Stella under Colonial Bank, FSB’s employee stock ownership plan, 900 shares held jointly with Mr. Stella’s spouse, 3,400 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 13,200 shares.

(7)
Includes 3,661 shares held in Mr. Whelan’s account in Colonial Bank, FSB’s 401(k) plan, 2,163 shares allocated to Mr. Whelan under Colonial Bank, FSB’s employee stock ownership plan, 2,400 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 7,200 shares.

(8)
Includes 20 shares held in Mr. Dapp’s account in Colonial Bank, FSB’s 401(k) plan, 1,983 shares allocated to Mr. Dapp under Colonial Bank, FSB’s employee stock ownership plan, 2,400 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 7,200 shares.

(9)	Includes shares held by two directors whose terms expire at the 2010 annual meeting of stockholders of Colonial Bankshares, Inc.

(10)	Based on information contained in a Schedule 13G/A filed on February 1, 2010 with information as of December 31, 2009.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of Colonial Financial Services, Inc.’s directors, executive officers and other senior officers, and for all of these individuals as a group, the following information:

(i)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Colonial Bankshares, Inc. common stock as of [stockholder record date];

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”  Regulations of the Office of Thrift Supervision prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase. Subscriptions by management through our 401(k) plan will be counted as part of the maximum number of shares such individuals may subscribe for in the stock offering.

		Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held at Midpoint of Offering Range
Name of Beneficial Owner	Number of Exchange Shares to Be Held (2)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Albert A. Fralinger, Jr., Chairman of the Board
Gregory J. Facemyer, CPA, Vice Chairman of the Board
Edward J. Geletka, President, Chief Executive Officer and Director
Frank M. Hankins, Jr., Director
John Fitzpatrick, CPA, Director
L. Joseph Stella, III, Executive Vice President and Chief Financial Officer
William F. Whelan, Executive Vice President and Chief Operations Officer
Richard W. Dapp, Senior Vice President and Chief Credit Officer
J. Steven Sammartino, Senior Vice President
Jody K. Hirata, Senior Vice President
Joseph M. Sidebotham, Senior Vice President
Total for Directors and Executive Officers
Total for Directors, Executive Officers and Senior Officers who are not Executive Officers

*	Less than 1%.
(1)	Includes proposed subscriptions, if any, by associates.

(2)	Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 1.1058 at the midpoint of the offering range.

THE CONVERSION AND OFFERING

The Boards of Directors of Colonial Bankshares, Inc. and Colonial Bankshares, MHC have approved the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by the members of Colonial Bankshares, MHC (depositors and certain borrowers of Colonial Bank, FSB) and the stockholders of Colonial Bankshares, Inc. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

General

The respective Boards of Directors of Colonial Bankshares, MHC and Colonial Bankshares, Inc. adopted the plan of conversion and reorganization on February 18, 2010. Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form. Colonial Bankshares, MHC, the mutual holding company parent of Colonial Bankshares, Inc., will be merged into Colonial Bankshares, Inc., and Colonial Bankshares, MHC will no longer exist. Colonial Bankshares, Inc., which owns 100% of Colonial Bank, FSB,  will be merged into a new Maryland corporation named Colonial Financial Services, Inc. As part of the conversion, the 55.0% ownership interest of Colonial Bankshares, MHC in Colonial Bankshares, Inc. will be offered for sale in the stock offering. When the conversion is completed, all of the outstanding common stock of Colonial Bank, FSB will be owned by Colonial Financial Services, Inc., and all of the outstanding common stock of Colonial Financial Services, Inc. will be owned by public stockholders. Colonial Bankshares, MHC and Colonial Bankshares, Inc. will cease to exist. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion and reorganization, at the completion of the conversion and offering, each share of Colonial Bankshares, Inc. common stock owned by persons other than Colonial Bankshares, MHC will be converted automatically into the right to receive new shares of Colonial Financial Services, Inc. common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Colonial Bankshares, Inc. for new shares, the public stockholders will own the same aggregate percentage of shares of common stock of Colonial Financial Services, Inc. that they owned in Colonial Bankshares, Inc. immediately prior to the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares.

Colonial Financial Services, Inc. intends to retain between $3.2 million and $5.2 million of the net proceeds of the offering and to invest between $16.7 million and $26.5 million of the net proceeds in Colonial Bank, FSB. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental eligible account holders and other members. In addition, we expect to offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:

(i)	Natural persons residing in the New Jersey counties of Cumberland and Gloucester; and

(ii)	Colonial Bankshares, Inc.’s public stockholders as of [stockholder record date].

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated community offering or a firm commitment underwritten offering to be managed by Stifel, Nicolaus & Company, Incorporated. See “—Syndicated Community Offering” herein.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Colonial Financial Services, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each branch office of Colonial Bank, FSB and at the Northeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to Colonial Bankshares, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting and undertaking the stock offering are to:

●	improve our capital position during a period of significant economic, regulatory and political uncertainty, especially for the financial services industry;

●	support internal growth through increased lending in the communities we serve;

●	enable us to enhance existing products and services to meet the needs of our market;

●	assist us in managing interest rate risk;

●	improve the liquidity of our shares of common stock and enhance stockholder returns through more flexible capital management strategies; and

●	support acquisitions of financial institutions as opportunities arise.

As a fully converted stock holding company, we will have greater flexibility in structuring future mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure and our relatively small asset size limit our ability to offer shares of our common stock as consideration for a merger or acquisition since Colonial Bankshares, MHC is required to own a majority of our shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We do not currently have any agreement or understanding as to any specific acquisition.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of Colonial Bankshares, MHC is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the members of Colonial Bankshares, MHC will also be approving the merger of Colonial Bankshares, MHC into Colonial Bankshares, Inc. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Colonial Bankshares, Inc. and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Colonial Bankshares, Inc. held by the public stockholders of Colonial Bankshares, Inc. are also required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Office of Thrift Supervision, which has given its conditional approval.

Share Exchange Ratio for Current Stockholders

Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. At the completion of the conversion, each publicly held share of Colonial Bankshares, Inc. common stock will be automatically converted into the right to receive a number of shares of Colonial Financial Services, Inc. common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in Colonial Financial Services, Inc. after the conversion as they held in Colonial Bankshares, Inc. immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio will not depend on the market value of Colonial Financial Services, Inc. common stock. The exchange ratio will be based on the percentage of Colonial Bankshares, Inc. common stock held by the public, the independent valuation of Colonial Financial Services, Inc. prepared by RP Financial, LC. and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 0.9399 exchange shares for each publicly held share of Colonial Bankshares, Inc. at the minimum of the offering range to 1.4624 exchange shares for each publicly held share of Colonial Bankshares, Inc. at the adjusted maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering. The table also shows how many shares of Colonial Financial Services, Inc. a hypothetical owner of Colonial Bankshares, Inc. common stock would receive in the exchange for 100 shares of Colonial Bankshares, Inc. common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

					Total Shares		Equivalent
					of Common		Value of
			Shares of Colonial Financial		Stock to be		Shares Based	Shares to be
	Shares to be Sold in This		Services, Inc. to be Issued for Shares		Issued in		Upon Current	Received for
	Offering		of Colonial Bankshares, Inc.		Conversion	Exchange	Market Price	100 Existing
	Amount	Percent	Amount	Percent	and Offering	Ratio	(1)	Shares
Minimum	2,295,000	55.0%	1,878,444	45.0%	4,173,444	0.9399	$9.39	93
Midpoint	2,700,000	55.0	2,209,934	45.0	4,909,934	1.1058	11.05	110
Maximum	3,105,000	55.0	2,541,424	45.0	5,646,424	1.2716	12.71	127
15% above Maximum	3,570,750	55.0	2,922,638	45.0	6,493,388	1.4624	14.62	146

(1)
Represents the value of shares of Colonial Financial Services, Inc. common stock to be received in the conversion by a holder of one share of Colonial Bankshares, Inc., pursuant to the exchange ratio, assuming the market price of $10.00 per share.

Options to purchase shares of Colonial Bankshares, Inc. common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of Colonial Financial Services, Inc. common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Colonial Bankshares, Inc. common stock into the right to receive shares of Colonial Financial Services, Inc. common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Colonial Bankshares, Inc. who holds stock certificates. The transmittal forms will contain instructions on how to exchange stock certificates of Colonial Bankshares, Inc. common stock for stock certificates of Colonial Financial Services, Inc. common stock. We expect that stock certificates evidencing shares of Colonial Financial Services, Inc. common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Colonial Bankshares, Inc. stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of Colonial Financial Services, Inc. common stock will be issued to any public stockholder of Colonial Bankshares, Inc. when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Colonial Bankshares, Inc. stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions.  After the conversion, stockholders will not receive shares of Colonial Financial Services, Inc. common stock and will not be paid dividends on the shares of Colonial Financial Services, Inc. common stock until existing certificates representing shares of Colonial Bankshares, Inc. common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Colonial Bankshares, Inc. common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Colonial Financial Services, Inc. common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Colonial Bankshares, Inc. common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of Colonial Financial Services, Inc. common stock that we issue in exchange for existing shares of Colonial Bankshares, Inc. common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, the normal business of Colonial Bank, FSB of accepting deposits and making loans will continue without interruption. Colonial Bank, FSB will continue to be a federally chartered savings bank and will continue to be regulated by the Office of Thrift Supervision. After the conversion, Colonial Bank, FSB will continue to offer existing services to depositors, borrowers and other customers. The directors serving Colonial Bankshares, Inc. at the time of the conversion will be the directors of Colonial Financial Services, Inc. after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of Colonial Bank, FSB at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Colonial Bank, FSB will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all depositors and certain borrowers of Colonial Bank, FSB are members of, and have voting rights in, Colonial Bankshares, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors and borrowers will cease to be members of Colonial Bankshares, MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in Colonial Bank, FSB will be vested in Colonial Financial Services, Inc. as the sole stockholder of Colonial Bank, FSB.  The stockholders of Colonial Financial Services, Inc. will possess exclusive voting rights with respect to Colonial Financial Services, Inc. common stock.

Tax Effects. We will receive an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Colonial Bankshares, MHC, Colonial Bankshares, Inc., the public stockholders of Colonial Bankshares, Inc. (except for cash paid for fractional shares), members of Colonial Bankshares, MHC, eligible account holders, supplemental eligible account holders, or Colonial Bank, FSB. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Colonial Bank, FSB has both a deposit account in Colonial Bank, FSB and a pro rata ownership interest in the net worth of Colonial Bankshares, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Colonial Bankshares, MHC and Colonial Bank, FSB. Any depositor who opens a deposit account obtains a pro rata ownership interest in Colonial Bankshares, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Colonial Bankshares, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Colonial Bankshares, MHC and Colonial Bank, FSB are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Colonial Bankshares, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, however, depositors will receive rights in a liquidation account maintained by Colonial Financial Services, Inc. representing the amount of (i) Colonial Bankshares, MHC’s ownership interest in Colonial Bankshares, Inc.’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Colonial Bankshares, MHC as of the date of the latest statement of financial condition of Colonial Bankshares, MHC prior to the consummation of the conversion (excluding its ownership of Colonial Bankshares, Inc.). Colonial Financial Services, Inc. shall continue to hold the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Colonial Bank, FSB. The liquidation account is designed to provide payments to depositors of their liquidation interests in the event of a liquidation of Colonial Financial Services, Inc. and Colonial Bank, FSB or of Colonial Bank, FSB. The plan of conversion also provides for the establishment of a liquidation account in Colonial Bank, FSB to support the liquidation account in Colonial Financial Services, Inc.

See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial, LC. will receive a fee of $35,000, as well as up to $10,000 for reimbursable expenses and an additional $5,000 for each valuation update, as necessary. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial, LC.’s bad faith or negligence.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies:  (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial, LC. to account for differences between Colonial Financial Services, Inc. on a pro forma basis and the peer group. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value.

The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including the consolidated financial statements of Colonial Bankshares, Inc. RP Financial, LC. also considered the following factors, among others:

●	the present results and financial condition of Colonial Bankshares, Inc. and the projected results and financial condition of Colonial Financial Services, Inc.;

●	the economic and demographic conditions in Colonial Bankshares, Inc.’s existing market area;

●	certain historical, financial and other information relating to Colonial Bankshares, Inc.;

●
a comparative evaluation of the operating and financial characteristics of Colonial Bankshares, Inc. with those of other similarly situated publicly traded savings institutions located in the Eastern United States;

●	the impact of the conversion and offering on Colonial Bankshares, Inc.’s stockholders’ equity and earnings potential;

●	the proposed dividend policy of Colonial Financial Services, Inc.; and

●	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of Colonial Financial Services, Inc. after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 1.98% for the year ended December 31, 2009 on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of February 19, 2010, the estimated pro forma market value, or valuation range of Colonial Financial Services, Inc. ranged from a minimum of $41.7 million to a maximum of $56.5 million, with a midpoint of $49.1 million. The board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Colonial Bankshares, Inc. common stock owned by Colonial Bankshares, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Colonial Bankshares, Inc. common stock owned by Colonial Bankshares, MHC and the $10.00 price per share, the minimum of the offering range will be 2,295,000 shares, the midpoint of the offering range will be 2,700,000 shares and the maximum of the offering range will be 3,105,000 shares.

The board of directors of Colonial Financial Services, Inc. reviewed the independent valuation and, in particular, considered the following:

●	Colonial Bankshares, Inc.’s financial condition and results of operations;

●	a comparison of financial performance ratios of Colonial Bankshares, Inc. to those of other financial institutions of similar size;

●	market conditions generally and in particular for financial institutions; and

●	the historical trading price of the publicly held shares of Colonial Bankshares, Inc. common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of Colonial Bankshares, Inc. or Colonial Bank, FSB or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Colonial Financial Services, Inc. to less than $41.7 million or more than $64.9 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to Colonial Financial Services, Inc.’s registration statement.

The following table presents a summary of selected pricing ratios for the peer group companies and Colonial Financial Services, Inc. (on a pro forma basis) based on annual earnings and other information as of and for the twelve months ended December 31, 2009, and stock price information for the peer group companies as of February 19, 2010, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 25.6% on a price-to-earnings basis, a discount of 3.5% on a price-to-book basis and a discount of 9.6% on a price-to-tangible book basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering  The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the conversion and offering as well as the trading price of Colonial Bankshares, Inc.’s common stock. The closing price of the common stock was $6.60 per share on February 17, 2010, the last trading day immediately preceding the announcement of the conversion, and $8.00 per share on February 19, 2010, the effective date of the appraisal.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Colonial Financial Services, Inc. (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	26.68	x	85.76%	85.76%
Maximum	23.34	x	78.80%	78.80%
Midpoint	20.40	x	72.15%	72.15%
Minimum	17.43	x	64.68%	64.68%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	18.58	x	81.64%	87.14%
Medians	16.22	x	88.82%	92.01%

(1)
Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core,” or recurring, earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers Colonial Bank, FSB as a going concern and should not be considered as an indication of the liquidation value of Colonial Bank, FSB. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $64.9 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 3,570,750 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “—Additional Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 3,570,750 shares.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $64.9 million and a corresponding increase in the offering range to more than 3,570,750 shares, or a decrease in the minimum of the valuation range to less than $41.7 million and a corresponding decrease in the offering range to fewer than 2,295,000 shares, then we will promptly return with interest at ______% all funds previously delivered to us to purchase shares of common stock and cancel deposit account withdrawal authorizations and, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion and reorganization. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Office of Thrift Supervision in order to complete the offering. In the event that we extend the offering and conduct a resolicitation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final extension date], which is two years after the special meeting of members to vote on the conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Colonial Financial Services, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and Colonial Financial Services, Inc.’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of Colonial Bank, FSB and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase and ownership limitations set forth in the plan of conversion and reorganization and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each Colonial Bank, FSB depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on January 31, 2009 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $300,000 (30,000 shares) of our common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on January 31, 2009. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Colonial Bankshares, Inc. or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding January 31, 2009.

Priority 2: Tax-Qualified Plans.  Our tax-qualified employee plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 4% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion. The amount of the subscription requests by the 401(k) plan will be determined by its participants, who will have the right to invest all or a portion of their 401(k) plan accounts in our common stock, subject to the maximum purchase limitations.

Priority 3: Supplemental Eligible Account Holders.  To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each Colonial Bank, FSB depositor with a Qualifying Deposit at the close of business on [supplemental date] who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $300,000 (30,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at [supplemental date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of Colonial Bank, FSB as of the close of business on [member voting date] or borrower of Colonial Bank, FSB as of January 2, 2003 whose borrowings remained outstanding at the close of business on [member voting date], who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $300,000 (30,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, available shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at [member voting date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 2:00 p.m., Eastern Time, on [expiration date], unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. Subscription rights will expire whether or not each eligible depositor or borrower can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock have been sold in the offering. If at least 2,295,000 shares have not been sold in the offering by [extension date] and the Office of Thrift Supervision has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at _________% and all deposit account withdrawal authorizations will be canceled. If an extension beyond [extension date] is granted by the Office of Thrift Supervision, we will resolicit purchasers in the offering as described under “—Procedures for Purchasing Shares—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Members, we expect to offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering. Shares would be offered with the following preferences:

(i)	Natural persons residing in the New Jersey counties of Cumberland and Gloucester;

(ii)	Colonial Bankshares, Inc.’s public stockholders as of [stockholder record date]; and

(iii)	Other members of the general public.

Subscribers in the community offering may purchase up to $300,000 (30,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the New Jersey counties of Cumberland and Gloucester, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If oversubscription occurs due to the orders of public stockholders of Colonial Bankshares, Inc. or members of the general public, the allocation procedures described above will apply to the stock orders of such persons. In connection with the allocation process, unless the Office of Thrift Supervision permits otherwise, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the New Jersey counties of Cumberland and Gloucester, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. Colonial Financial Services, Inc. may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which event we will resolicit purchasers.

Syndicated Community Offering

As a final step in the conversion, the plan of conversion and reorganization provides that, if feasible, all shares of common stock not purchased in the subscription offering and community offering, if any, may be offered for sale to selected members of the general public in a syndicated community offering through a syndicate of registered broker-dealers managed by Stifel, Nicolaus & Company, Incorporated as agent of Colonial Financial Services, Inc. We expect that the syndicated community offering will begin as soon as practicable after termination of the subscription offering and the community offering, if any. We, in our sole discretion, have the right to reject orders, in whole or in part, received in the syndicated community offering. Neither Stifel, Nicolaus & Company, Incorporated nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Stifel, Nicolaus & Company, Incorporated has agreed to use its best efforts in the sale of shares in any syndicated community offering.

The price at which common stock is sold in the syndicated community offering will be the same price at which shares are offered and sold in the subscription offering and community offering. No person may purchase more than $300,000 (30,000 shares) of common stock in the syndicated community offering, subject to the maximum purchase limitations. See “—Additional Limitations on Common Stock Purchases.”

If a syndicated community offering is held, Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager. In such capacity, Stifel, Nicolaus & Company, Incorporated may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms. Neither Stifel, Nicolaus & Company, Incorporated nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Stifel, Nicolaus & Company, Incorporated, a broker-dealer, will deposit funds it receives prior to closing from interested investors into a separate non-interest-bearing bank account at a bank other than Colonial Bank, FSB. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among Colonial Financial Services, Inc., Colonial Bankshares, Inc., Colonial Bankshares, MHC and Colonial Bank, FSB on one hand and Stifel, Nicolaus & Company, Incorporated on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable by us, will be delivered promptly to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest. If the offering is not consummated, funds in the account will be returned promptly, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.

We may sell common stock in a “stand by” underwritten public offering instead of a syndicated community offering. Any underwritten public offering will be conducted on a firm commitment basis. In such case, the underwriters will purchase all shares of common stock not sold in the subscription offering or the community offering, if any such shares are purchased. The aggregate price paid to us by or through the underwriters for the shares of common stock will be the number of shares sold multiplied by the $10.00 price per share, less the amount of an underwriting discount as negotiated between us and the underwriters and approved by the Office of Thrift Supervision and the Financial Industry Regulatory Authority. If we determine to sell stock in an underwritten public offering, the terms of such offering, including the names of the underwriters participating in such offering, will be described in a supplement to this prospectus.

The syndicated community offering or underwritten public offering will be completed within 45 days after the termination of the subscription offering, unless extended by Colonial Bank, FSB with the approval of the Office of Thrift Supervision.

If for any reason we cannot effect a syndicated community offering or underwritten public offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there is an insignificant number of shares remaining unsold after the subscription, community and syndicated community offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock;

(ii)
Tax qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

(iii)
Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $600,000 (60,000 shares) of common stock in all categories of the offering combined;

(iv)
Current stockholders of Colonial Bankshares, Inc. are subject to an ownership limitation. As previously described, current stockholders of Colonial Bankshares, Inc. will receive shares of Colonial Financial Services, Inc. common stock in exchange for their existing shares of Colonial Bankshares, Inc. common stock. The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Colonial Bankshares, Inc. common stock, may not exceed 5% of the shares of common stock of Colonial Financial Services, Inc. to be issued and outstanding at the completion of the conversion; and

(v)
The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Colonial Bank, FSB and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 25% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with the approval of the Office of Thrift Supervision and without further approval of members of Colonial Bankshares, MHC, may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given, and, in our sole discretion, some other large purchasers who through their orders evidence a desire to purchase the maximum allowable number of shares may be given, the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

In the event of an increase in the offering range of up to 3,570,750 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

(i)
to fill the subscriptions of our tax-qualified employee benefit plans, including the employee stock ownership plan and our 401(k) plan, for up to 10% of the total number of shares of common stock issued in the offering;

(ii)
in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(iii)
to fill unfilled subscriptions in the community offering, with preference given first to natural persons residing in New Jersey counties of Cumberland and Gloucester, then to Colonial Bankshares, Inc.’s public stockholders as of [stockholder record date] and then to members of the general public.

The term “associate” of a person means:

(i)
any corporation or organization, other than Colonial Bankshares, Inc., Colonial Bank, FSB or a majority-owned subsidiary of Colonial Bank, FSB,  of which the person is a senior officer, partner or 10% beneficial stockholder;

(ii)
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Colonial Bankshares, Inc. or Colonial Bank, FSB.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”  Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of Colonial Financial Services, Inc. or Colonial Bank, FSB and except as described below.  Any purchases made by any associate of Colonial Financial Services, Inc. or Colonial Bank, FSB for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.  In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities.  For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Colonial Financial Services, Inc.”

Plan of Distribution; Selling Agent Compensation

To assist in the marketing of our shares of common stock, we have retained Stifel, Nicolaus & Company, Incorporated, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Stifel, Nicolaus & Company, Incorporated will assist us on a best efforts basis in the offering by:

(i)           acting as our financial advisor for the conversion and offering;

(ii)           providing administrative services and managing the Stock Information Center;

(iii)           educating our employees regarding the stock offering;

(iv)	targeting our sales efforts, including assisting in the preparation of marketing materials; and

(v)           soliciting orders for shares of common stock.

For these services, Stifel, Nicolaus & Company, Incorporated has received an advisory and administrative fee of $30,000, and will receive a fee of 1% of the dollar amount of all shares of common stock sold in the subscription and community offerings.  No sales fee will be payable to Stifel, Nicolaus & Company, Incorporated with respect to shares purchased by officers, directors, employees or their immediate families and shares purchased by our tax-qualified and non-qualified employee benefit plans.

In the event that Stifel, Nicolaus & Company, Incorporated sells shares of common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1% of the dollar amount of total shares sold in the syndicated community offering, which fee, along with the fee payable to selected dealers (which will include Stifel, Nicolaus & Company, Incorporated), shall not exceed 6% in the aggregate.  Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager.

In the event that Stifel, Nicolaus & Company, Incorporated sells common stock through a group of broker-dealers in a ”stand-by” firm commitment underwritten public offering (for which Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager), any stand-by fees will be paid separately by us, and the underwriting discount will not exceed 6% of the dollar amount of total shares sold in such offering.  All fees payable with respect to a syndicated community offering or a firm commitment public offering will be in addition to fees sold in the subscription and community offerings.

Stifel, Nicolaus & Company, Incorporated also will be reimbursed for allocable expenses in amount not to exceed $25,000 for the subscription offering and community offering and $50,000 for the syndicated community offering, and for attorney’s fees in the subscription offering community offering and syndicated community offering in an amount not to exceed $85,000.

In the event that we are required to resolicit subscribers for shares of our common stock in the subscription and community offerings and Stifel, Nicolaus & Company, Incorporated provides significant additional services in connection with the resolicitation, (including repeating the services described above, such as reviewing supplemental offering documents and news releases, reviewing any updates to the independent appraisal, providing advice with respect to potential changes to purchase limitations, assisting with the receipt of supplemental regulatory approvals, providing additional assistance with the processing of the return and acceptance of prior and new orders (including orders from individual retirement accounts and Keogh Accounts) and coordinating functions with the financial printer), we may pay Stifel, Nicolaus & Company, Incorporated an additional fee for those services that will not exceed $30,000. Under such circumstances, Stifel, Nicolaus & Company, Incorporated may be reimbursed for additional allowable expenses not to exceed $15,000 and additional reimbursable attorney’s fees not to exceed $25,000, provided that the aggregate of all reimbursable expenses and legal fees shall not exceed $200,000.

We will indemnify Stifel, Nicolaus & Company, Incorporated against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Colonial Bank, FSB may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction.  No offers or sales may be made by tellers or at the teller counters.  No sales activity will be conducted in a Colonial Bank, FSB banking office.  Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Stifel, Nicolaus & Company, Incorporated.  Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock.  We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

We have also engaged Stifel, Nicolaus & Company, Incorporated as records management agent in connection with the conversion and offering. In its role as records management agent, Stifel, Nicolaus & Company, Incorporated, will assist us in the offering as follows:

●	consolidation of deposit and loan accounts and vote calculation;

●	preparation of information for order forms and proxy cards;

●	interfacing with our financial printer;

●	recording stock order information; and

●	tabulating proxy votes.

For these services, Stifel, Nicolaus & Company, Incorporated will receive a fee of $20,000.  We will also reimburse Stifel, Nicolaus & Company, Incorporated for its reasonable out-of-pocket expenses in connection with these services, not to exceed $5,000.

Prospectus Delivery

To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver any later than two days prior to the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will only be distributed with or preceded by a prospectus.

In the syndicated community offering or “stand-by” underwritten public offering, a prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Stifel, Nicolaus & Company, Incorporated or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Stifel, Nicolaus & Company, Incorporated or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares

Expiration Date. The subscription and community offerings will expire at 2:00 p.m., Eastern Time, on [expiration date], unless we extend one or both for up to 45 days, with the approval of the Office of Thrift Supervision, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond [extension date] would require the Office of Thrift Supervision’s approval.  If the offering is so extended, or if the offering range is decreased or is increased above the adjusted maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and subscription funds submitted to us will be returned with interest at ______%.  We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at ________% from the date of receipt.

Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment.  We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 2:00 p.m., Eastern Time, on [expiration date]. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms.  We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.  You may submit your order form and payment by mail using the stock order return envelope provided, or by overnight delivery to our Stock Information Center at the address noted on the Stock Order Form.  You may hand-deliver stock order forms to Colonial Bank, FSB’s main office, located at 2745 S. Delsea Drive, Vineland, New Jersey.  Hand-delivered stock order forms will only be accepted at this location.  We will not accept stock order forms at our branch offices.  Please do not mail stock order forms to Colonial Bank, FSB.

Once tendered, an order form cannot be modified or revoked without our consent.  We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.  If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.  We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization.  Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Colonial Bank, FSB or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

(i)	personal check, bank check or money order, made payable to Colonial Financial Services, Inc.; or

(ii)	authorization of withdrawal from the types of Colonial Bank, FSB deposit accounts described on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at Colonial Bank, FSB are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal.  In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at Colonial Bank, FSB and/or another insured depository institution and will earn interest at ____% from the date payment is processed until the offering is completed or terminated.

You may not remit cash, wire transfers, Colonial Bank, FSB line of credit checks or any type of third-party checks (including those payable to you and endorsed over to Colonial Financial Services, Inc.).  You may not designate on your stock order form direct withdrawal from a Colonial Bank, FSB retirement account.  See “—Using Individual Retirement Account Funds.”  Additionally, you may not designate a direct withdrawal from Colonial Bank, FSB accounts with check-writing privileges.  Please provide a check instead.  If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [expiration date], in which event funds delivered to us to purchase shares of common stock in the offering will be returned promptly with interest at _________%, all deposit account withdrawal authorizations will be canceled and we will resolicit purchasers for a specified period of time.

Regulations prohibit Colonial Bank, FSB from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion.  This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or Colonial Financial Services, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Individual Retirement Account Funds.  If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account.  By regulation, Colonial Bank, FSB’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock.  Therefore, if you wish to use funds that are currently in a Colonial Bank, FSB retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts.  The purchase must be made through that account.  If you do not have such an account, you will need to establish one before placing a stock order.  An annual administrative fee may be payable to the independent trustee or custodian.  There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers.  Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Colonial Bank, FSB or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the [expiration date] offering deadline.  Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates. Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to the certificate registration address noted by purchasers on the stock order form.  Stock certificates will be sent to purchasers by first-class mail as soon as practicable after the completion of the conversion and stock offering.  We expect trading in the stock to begin on the business day of or on the business day following the completion of the conversion and stock offering.  It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading.  Your ability to sell the shares of common stock before receiving your stock certificate will depend on arrangements you may make with a brokerage firm.  If you are currently a stockholder of Colonial Bankshares, Inc., see “—Exchange of Existing Stockholders’ Stock Certificates.”

Other Restrictions. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.  In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(iii)
the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Office of Thrift Supervision regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account.  When registering your stock purchase on the order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower purchase priority than you do.  Doing so may jeopardize your subscription rights.  Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering.  If you have any questions regarding the conversion or offering, please call our Stock Information Center.  The toll-free phone number is (___) ___-____.  The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time.  The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

In the unlikely event that Colonial Bankshares, MHC is liquidated prior to the conversion, all claims of creditors of Colonial Bankshares, MHC would be paid first. Thereafter, if there were any assets of Colonial Bankshares, MHC remaining, these assets would first be distributed to certain depositors of Colonial Bank, FSB under such depositors’ liquidation rights.  The amount received by such depositors would be equal to their pro rata interest in the remaining value of Colonial Bankshares, MHC after claims of creditors, based on the relative size of their deposit accounts.

The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a liquidation account by Colonial Financial Services, Inc. for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Colonial Bankshares, MHC’s ownership interest in Colonial Bankshares, Inc.’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Colonial Bankshares, MHC as of the date of the latest statement of financial condition of Colonial Bankshares, MHC prior to the consummation of the conversion (excluding its ownership of Colonial Bankshares, Inc.). The plan of conversion also provides the establishment of a parallel bank liquidation account in Colonial Bank, FSB to support the Colonial Financial Services, Inc. liquidation account.

In the unlikely event that Colonial Bank, FSB were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first.  However, except with respect to the liquidation account to be established in Colonial Bankshares, Inc. and Colonial Bank, FSB, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Colonial Bank, FSB or Colonial Financial Services, Inc. above that amount.

The liquidation account established by Colonial Financial Services, Inc. is designed to provide payments to depositors of their liquidation interests (exchanged for the liquidation rights such persons had in Colonial Bankshares, MHC) in the event of a liquidation of Colonial Financial Services, Inc. and Colonial Bank, FSB or a liquidation solely of Colonial Bank, FSB.  Specifically, in the unlikely event that either (i) Colonial Bank, FSB or (ii) Colonial Financial Services, Inc. and Colonial Bank, FSB were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution to depositors as of January 31, 2009 and March 31, 2010 of their interests in the liquidation account maintained by Colonial Financial Services, Inc.  Also, in a complete liquidation of both entities, or of just Colonial Bank, FSB, when Colonial Financial Services, Inc. has insufficient assets (other than the stock of Colonial Bank, FSB) to fund the liquidation account distribution due to Eligible Account Holders and Supplemental Eligible Account Holders and Colonial Bank, FSB has positive net worth, Colonial Bank, FSB shall immediately make a distribution to fund Colonial Financial Services, Inc.’s remaining obligations under the liquidation account. If Colonial Financial Services, Inc. is completely liquidated or sold apart from a sale or liquidation of Colonial Bank, FSB, then the Colonial Financial Services, Inc. liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in such bank liquidation account, subject to the same rights and terms as the Colonial Financial Services, Inc. liquidation account.

Pursuant to the plan of conversion and reorganization, after two years from the date of conversion and upon the written request of the Office of Thrift Supervision, Colonial Financial Services, Inc. will transfer the liquidation account and the depositors’ interests in such account to Colonial Bank, FSB and the liquidation account shall thereupon become the liquidation account of Colonial Bank, FSB.  The liquidation account also may be transferred to Colonial Bank, FSB at the discretion of the board of directors of Colonial Financial Services, Inc. no earlier than two years after the conversion.

Under the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution in which Colonial Financial Services, Inc. or Colonial Bank, FSB is not the surviving institution, would not be considered a liquidation.  In such a transaction, the liquidation account would be assumed by the surviving institution.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Colonial Bank, FSB on January 31, 2009 or March 31, 2010 equal to the proportion that the balance of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s deposit account on January 31, 2009 and March 31, 2010, respectively, bears to the balance of all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders in Colonial Bank, FSB on such date.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on January 31, 2009 or March 31, 2010, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income tax consequences of conversion to Colonial Bankshares, MHC, Colonial Bankshares, Inc., Colonial Bank, FSB,  Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of Colonial Bankshares, MHC.  Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Colonial Financial Services, Inc. or Colonial Bank, FSB would prevail in a judicial proceeding.

Colonial Bankshares, MHC, Colonial Bankshares, Inc. Colonial Bank, FSB and Colonial Financial Services, Inc. have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The merger of Colonial Bankshares, MHC with and into Colonial Bankshares, Inc. will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.
The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Colonial Bankshares, MHC for liquidation interests in Colonial Bankshares, Inc. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.
None of Colonial Bankshares, MHC, Colonial Bankshares, Inc., Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of Colonial Bankshares, MHC to Colonial Bankshares, Inc. in constructive exchange for liquidation interests established in Colonial Bankshares, Inc. for the benefit of such persons who remain depositors of Colonial Bank, FSB.

4.
The basis of the assets of Colonial Bankshares, MHC and the holding period of such assets to be received by Colonial Bankshares, Inc. will be the same as the basis and holding period in such assets in the hands of Colonial Bankshares, MHC immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code.)

5.
The merger of Colonial Bankshares, Inc. with and into Colonial Financial Services, Inc. will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Neither Colonial Bankshares, Inc. nor Colonial Financial Services, Inc. will recognize gain or loss as a result of such merger. (Sections 361(a) and 1032(a) of the Internal Revenue Code).

6.
The basis of the assets of Colonial Bankshares, Inc. and the holding period of such assets to be received by Colonial Financial Services, Inc. will be the same as the basis and holding period in such assets in the hands of Colonial Bankshares, Inc. immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code.)

7.	Current stockholders of Colonial Bankshares, Inc. will not recognize any gain or loss upon their exchange of Colonial Bankshares, Inc. common stock for Colonial Financial Services, Inc. common stock.

8.
Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Colonial Bankshares, Inc. for the liquidation accounts in Colonial Financial Services, Inc.

9.
The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in Colonial Bankshares, Inc. for interests in a liquidation account established in Colonial Financial Services, Inc. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.
Each stockholder’s aggregate basis in shares of Colonial Financial Services, Inc. common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Colonial Bankshares, Inc. common stock surrendered in the exchange.

11.
Each stockholder’s holding period in his or her Colonial Financial Services, Inc. common stock received in the exchange will include the period during which the Colonial Bankshares, Inc. common stock surrendered was held, provided that the Colonial Bankshares, Inc. common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.
Cash received by any current stockholder of Colonial Bankshares, Inc. in lieu of a fractional share interest in shares of Colonial Financial Services, Inc. common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Colonial Financial Services, Inc. common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.
It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Colonial Financial Services, Inc. common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Colonial Financial Services, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.
It is more likely than not that the fair market value of the benefit provided by the liquidation account of Colonial Bank, FSB supporting the payment of the Colonial Financial Services, Inc. liquidation account in the event Colonial Financial Services, Inc. lacks sufficient net assets is zero.  Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Colonial Bank, FSB liquidation account as of the effective date of the merger of Colonial Bankshares, Inc. with and into Colonial Financial Services, Inc.  (Section 356(a) of the Code.)

15.
It is more likely than not that the basis of the shares of Colonial Financial Services, Inc. common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Colonial Financial Services, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by Colonial Financial Services, Inc. on the receipt of money in exchange for Colonial Financial Services, Inc. common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Colonial Bankshares, MHC, Colonial Bankshares, Inc., Colonial Bank, FSB, Colonial Financial Services, Inc. and persons receiving subscription rights and shareholders of Colonial Bankshares, Inc.  With respect to items 8 and 13 above, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable fair market value.  The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that:  (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder, Supplemental Eligible Account Holder will be reduced as their deposits in Colonial Bank, FSB are reduced; and (iv) the Colonial Bank, FSB liquidation account payment obligation arises only if Colonial Financial Services, Inc. lacks sufficient net assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC. stating its belief that the benefit provided by the Colonial Bank, FSB liquidation account supporting the payment of the liquidation account in the event Colonial Financial Services, Inc. lacks sufficient net assets does not have any economic value at the time of the conversion.  Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes it is more likely than not that such rights in the Colonial Bank, FSB liquidation account have no value.  If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed.  We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from ParenteBeard LLC that the New Jersey state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as an exhibit to Colonial Financial Services, Inc.’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of Colonial Bank, FSB generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer.  Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction.  Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Colonial Financial Services, Inc. also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

Office of Thrift Supervision regulations prohibit Colonial Financial Services, Inc. from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF
COLONIAL BANKSHARES, INC.

General. As a result of the conversion, existing stockholders of Colonial Bankshares, Inc. will become stockholders of Colonial Financial Services, Inc.  There are differences in the rights of stockholders of Colonial Bankshares, Inc. and stockholders of Colonial Financial Services, Inc. caused by differences between federal and Maryland law and regulations and differences in Colonial Bankshares, Inc.’s federal stock charter and bylaws and Colonial Financial Services, Inc.’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Colonial Financial Services, Inc.’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Colonial Bankshares, Inc. consists of 10,000,000 shares of common stock, $0.10 par value per share, and 1,000,000 shares of preferred stock.

The authorized capital stock of Colonial Financial Services, Inc. consists of 100,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Under the Maryland General Corporation Law and Colonial Financial Services, Inc.’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval.  Stockholder approval is required to increase or decrease the number of authorized shares of Colonial Bankshares, Inc.

Colonial Bankshares, Inc.’s charter and Colonial Financial Services, Inc.’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control.  We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, Colonial Bankshares, MHC is required to own not less than a majority of the outstanding shares of Colonial Bankshares, Inc. common stock. Colonial Bankshares, MHC will no longer exist following completion of the conversion.

Colonial Financial Services, Inc.’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Colonial Bankshares, Inc.’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by the stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by Colonial Financial Services, Inc. stockholders due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.

Voting Rights. Neither Colonial Bankshares, Inc.’s stock charter or bylaws nor Colonial Financial Services, Inc.’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends.  Colonial Bankshares, Inc.’s ability to pay dividends depends, to a large extent, upon Colonial Bank, FSB’s ability to pay dividends to Colonial Bankshares, Inc., which is restricted by Office of Thrift Supervision regulations and by federal income tax considerations related to federal savings associations.

The same restrictions will apply to Colonial Bank, FSB’s payment of dividends to Colonial Financial Services, Inc.  In addition, Maryland law generally provides that Colonial Financial Services, Inc. is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.

Board of Directors. Colonial Bankshares, Inc.’s bylaws and Colonial Financial Services, Inc.’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Colonial Bankshares, Inc.’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors.  Persons elected by the board of directors of Colonial Bankshares, Inc. to fill vacancies may only serve until the next election of directors by stockholders. Under Colonial Financial Services, Inc.’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. The charter and bylaws of Colonial Bankshares, Inc. do not limit the personal liability of directors.

Colonial Financial Services, Inc.’s articles of incorporation provide that directors will not be personally liable for monetary damages to Colonial Financial Services, Inc. for certain actions as directors, except for (i) receipt of an improper personal benefit from their positions as directors, (ii) actions or omissions that are determined to have involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might benefit Colonial Financial Services, Inc.

Indemnification of Directors, Officers, Employees and Agents.  As generally allowed under current Office of Thrift Supervision regulations, Colonial Bankshares, Inc. will indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Colonial Bankshares, Inc. or its stockholders.  Colonial Bankshares, Inc. also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification.  Before making any indemnification payment, Colonial Bankshares, Inc. is required to notify the Office of Thrift Supervision of its intention, and such payment cannot be made if the Office of Thrift Supervision objects to such payment.

The articles of incorporation of Colonial Financial Services, Inc. provide that it shall indemnify (1) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses and (2) other employees or agents to such extent as shall be authorized by the board of directors and Maryland Law.  Maryland law allows Colonial Financial Services, Inc. to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Colonial Financial Services, Inc.  No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.  The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. Colonial Bankshares, Inc.’s bylaws provide that special meetings of stockholders may be called by the Chairman, the president, a majority of the members of the board of directors or the holders of not less than one-tenth of the outstanding capital stock entitled to vote at the meeting.  Colonial Financial Services, Inc.’s bylaws provide that special meetings of stockholders may be called by the president, by a majority vote of the total authorized directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. Colonial Bankshares, Inc.’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Colonial Bankshares, Inc. at least five days before the date of any such meeting.

Colonial Financial Services, Inc.’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Colonial Financial Services, Inc. at least 80 days prior and not earlier than 90 days prior to such meeting.  However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Management believes that it is in the best interest of Colonial Financial Services, Inc. and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors.  This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally.  Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.  In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Stockholder Action Without a Meeting. The bylaws of Colonial Bankshares, Inc. provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote.  The bylaws of Colonial Financial Services, Inc. do not provide for action to be taken by stockholders without a meeting.  Under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Colonial Bankshares, Inc., provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose.  Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders. Colonial Financial Services, Inc.’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit.  Colonial Bankshares, Inc.’s charter does not provide such a limit on voting common stock.

In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Colonial Financial Services, Inc.’s equity securities without the prior written approval of the Office of Thrift Supervision.  Where any person acquires beneficial ownership of more than 10% of a class of Colonial Financial Services, Inc.’s equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Mergers, Consolidations and Sales of Assets. A federal regulation applicable to Colonial Bankshares, Inc. generally requires the approval of two-thirds of the board of directors and the holders of two-thirds of the outstanding stock of Colonial Bankshares, Inc. entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Colonial Bankshares, Inc.’s assets. Such regulation permits Colonial Bankshares, Inc. to merge with another corporation without obtaining the approval of its stockholders if:

(i)	it does not involve an interim savings institution;

(ii)	Colonial Bankshares, Inc.’s federal stock charter is not changed;

(iii)
each share of Colonial Bankshares, Inc.’s stock outstanding immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of Colonial Bankshares, Inc. after such effective date; and

(iv)	either:

(a)           no shares of voting stock of Colonial Bankshares, Inc. and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

(b)   the authorized but unissued shares or the treasury shares of voting stock of Colonial Bankshares, Inc. to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Colonial Bankshares, Inc. outstanding immediately prior to the effective date of the transaction.

Under Maryland law, “business combinations” between Colonial Financial Services, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities.  Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Colonial Financial Services, Inc.’s voting stock after the date on which Colonial Financial Services, Inc. had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Colonial Financial Services, Inc. at any time after the date on which Colonial Financial Services, Inc. had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Colonial Financial Services, Inc.  A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Colonial Financial Services, Inc. and an interested stockholder generally must be recommended by the board of directors of Colonial Financial Services, Inc. and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Colonial Financial Services, Inc., and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Colonial Financial Services, Inc. other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Colonial Financial Services, Inc.’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Evaluation of Offers.  The articles of incorporation of Colonial Financial Services, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Colonial Financial Services, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Colonial Financial Services, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

●	the economic effect, both immediate and long-term, upon Colonial Financial Services, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

●
the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Colonial Financial Services, Inc. and its subsidiaries and on the communities in which Colonial Financial Services, Inc. and its subsidiaries operate or are located;

●	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Colonial Financial Services, Inc.;

●	whether a more favorable price could be obtained for Colonial Financial Services, Inc.’s stock or other securities in the future;

●
the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Colonial Financial Services, Inc. and its subsidiaries;

●	the future value of the stock or any other securities of Colonial Financial Services, Inc. or the other entity to be involved in the proposed transaction;

●	any antitrust or other legal and regulatory issues that are raised by the proposal;

●
the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

●
the ability of Colonial Financial Services, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Colonial Bankshares, Inc.’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal. Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered corporation that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements.   The regulations also provide, however, that a stockholder of a federally chartered corporation whose shares are listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation that at the effective date of the merger will be listed on a national securities exchange, or any combination of such shares of stock and cash.

Under Maryland law, stockholders of Colonial Financial Services, Inc. will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Colonial Financial Services, Inc. is a party as long as the common stock of Colonial Financial Services, Inc. trades on a national securities exchange.

Amendment of Governing Instruments. No amendment of Colonial Bankshares, Inc.’s stock charter may be made unless it is first proposed by the board of directors then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.

Colonial Financial Services, Inc.’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that directors may only be removed for cause and by the affirmative vote of at least a majority of the votes eligible to be cast by stockholders;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Colonial Financial Services, Inc.;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by Colonial Financial Services, Inc.;

(xi)	The limitation of liability of officers and directors to Colonial Financial Services, Inc. for money damages;

(xii)	The inability of stockholders to cumulate their votes in the election of directors;

(xiii)       The advance notice requirements for stockholder proposals and nominations; and

(xiv)
The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.  Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF COLONIAL FINANCIAL SERVICES, INC.

Although the board of directors of Colonial Financial Services, Inc. is not aware of any effort that might be made to obtain control of Colonial Financial Services, Inc. after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Colonial Financial Services, Inc.’s articles of incorporation to protect the interests of Colonial Financial Services, Inc. and its stockholders from takeovers which the board of directors might conclude are not in the best interests of Colonial Bank, FSB, Colonial Financial Services, Inc. or Colonial Financial Services, Inc.’s stockholders.

The following discussion is a general summary of the material provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws, Colonial Bank, FSB’s charter and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect.  The following description of certain of these provisions is necessarily general and is not intended to be a complete description of the document or regulatory provision in question.  Colonial Financial Services, Inc.’s articles of incorporation and bylaws are included as part of Colonial Bankshares, MHC’s application for conversion filed with the Office of Thrift Supervision and Colonial Financial Services, Inc.’s registration statement filed with the Securities and Exchange Commission.  See “Where You Can Find Additional Information.”

Articles of Incorporation and Bylaws of Colonial Financial Services, Inc.

Colonial Financial Services, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts.  As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Colonial Financial Services, Inc. more difficult.

Directors. The board of directors will be divided into three classes.  The members of each class will be elected for a term of three years and only one class of directors will be elected annually.  Thus, it would take at least two annual elections to replace a majority of the board of directors.  Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

Restrictions on Call of Special Meetings.  The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the President, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting.  The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights.   The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.  This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office.  The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”).

Authorized but Unissued Shares.  After the conversion, Colonial Financial Services, Inc. will have authorized but unissued shares of common and preferred stock.  See “Description of Capital Stock of Colonial Financial Services, Inc. Following the Conversion.”  The articles of incorporation authorize 50,000,000 shares of serial preferred stock.  Colonial Financial Services, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class).  In the event of a proposed merger, tender offer or other attempt to gain control of Colonial Financial Services, Inc. that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction.  An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Colonial Financial Services, Inc.  The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws.  Amendments to the articles of incorporation must be approved by the board of directors and also by at least a majority of the outstanding shares of the voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions.  A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Colonial Bankshares, Inc.—Amendment of Governing Instruments” above.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Colonial Financial Services, Inc.’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.  Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting shares.

The provisions requiring the affirmative vote of 80% of outstanding shares for certain stockholder actions have been included in the articles of incorporation of Colonial Financial Services, Inc. in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law.  Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between Colonial Financial Services, Inc. and an “interested stockholder”.  See “Comparison of Stockholder Rights for Existing Stockholders of Colonial Bankshares, Inc.—Mergers, Consolidations and Sales of Assets”, above.

Evaluation of Offers.  The articles of incorporation of Colonial Financial Services, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Colonial Financial Services, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Colonial Financial Services, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors.  For a list of enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of Colonial Bankshares, Inc.—Evaluation of Offers”, above.

Purpose and Anti-Takeover Effects of Colonial Financial Services, Inc.’s Articles of Incorporation and Bylaws.  Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors.  These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion.  Our board of directors believes these provisions are in the best interests of Colonial Financial Services, Inc. and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Colonial Financial Services, Inc. and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Colonial Financial Services, Inc. and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Colonial Financial Services, Inc. and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Colonial Financial Services, Inc. for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Colonial Financial Services, Inc.’s assets.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company.  As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so.  Such provisions will also make it more difficult to remove our board of directors and management.  Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Charter of Colonial Bank, FSB

Colonial Bank, FSB’s charter provides that for a period of five years from the closing of the conversion and offering, no person other than Colonial Financial Services, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Colonial Bank, FSB.  This provision does not apply to any tax-qualified employee benefit plan of Colonial Bank, FSB or Colonial Financial Services, Inc. or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Colonial Financial Services, Inc. or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Colonial Bank, FSB.  In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Conversion Regulations

Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion.  Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company.  The Office of Thrift Supervision has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution.  However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted.  The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.  In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision.  Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Office of Thrift Supervision.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.  Acquisition of more than 10% of any class of a savings bank’s voting stock, if the acquiror is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under the regulations.  Such control factors include the acquiror being one of the two largest stockholders.  The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank’s stock who do not intend to participate in or seek to exercise control over a savings bank’s management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

(i)	the acquisition would result in a monopoly or substantially lessen competition;

(ii)	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

(iii)	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

DESCRIPTION OF CAPITAL STOCK OF COLONIAL FINANCIAL SERVICES, INC.
FOLLOWING THE CONVERSION

General

Colonial Financial Services, Inc. is authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.  Colonial Financial Services, Inc. currently expects to issue in the offering and exchange up to 5,646,424 shares of common stock, subject to adjustment up to 6,493,388 shares.  Colonial Financial Services, Inc. will not issue shares of preferred stock in the conversion.  Each share of Colonial Financial Services, Inc. common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock.  Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Colonial Financial Services, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. Colonial Financial Services, Inc. may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors.  The payment of dividends by Colonial Financial Services, Inc. is subject to limitations that are imposed by law and applicable regulation.  The holders of common stock of Colonial Financial Services, Inc. will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor.  If Colonial Financial Services, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the conversion, the holders of common stock of Colonial Financial Services, Inc. will have exclusive voting rights in Colonial Financial Services, Inc.  They will elect Colonial Financial Services, Inc.’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors.  Any person who beneficially owns more than 10% of the then-outstanding shares of Colonial Financial Services, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit.  If Colonial Financial Services, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.  As a federal stock savings association, corporate powers and control of Colonial Bank, FSB are vested in its board of directors, who elect the officers of Colonial Bank, FSB and who fill any vacancies on the board of directors.  Voting rights of Colonial Bank, FSB are vested exclusively in the owners of the shares of capital stock of Colonial Bank, FSB, which will be Colonial Financial Services, Inc., and voted at the direction of Colonial Financial Services, Inc.’s board of directors.  Consequently, the holders of the common stock of Colonial Financial Services, Inc. will not have direct control of Colonial Bank, FSB.

Liquidation. In the event of any liquidation, dissolution or winding up of Colonial Bank, FSB, Colonial Financial Services, Inc., as the holder of 100% of Colonial Bank, FSB’s capital stock, would be entitled to receive all assets of Colonial Bank, FSB available for distribution, after payment or provision for payment of all debts and liabilities of Colonial Bank, FSB, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Colonial Financial Services, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Colonial Financial Services, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Colonial Financial Services, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued.  The common stock is not subject to redemption.

Preferred Stock

None of the shares of Colonial Financial Services, Inc.’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On October 1, 2009, Colonial Bankshares, Inc. was notified that the audit practice of Beard Miller Company LLP, an independent registered public accounting firm, was combined with ParenteBeard LLC in a transaction pursuant to which Beard Miller Company LLP combined its operations with ParenteBeard LLC and certain of the professional staff and partners of Beard Miller Company LLP joined ParenteBeard LLC either as employees or partners of ParenteBeard LLC.  On October 1, 2009, Beard Miller Company LLP resigned as the auditors of Colonial Bankshares, Inc. and, with the approval of the Audit Committee of Colonial Bankshares, Inc.’s board of directors, ParenteBeard LLC was engaged as Colonial Bankshares, Inc.’s independent registered public accounting firm.

During the fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through October 1, 2009, Colonial Bankshares, Inc. did not consult with ParenteBeard LLC regarding any item requiring disclosure under Item 304(a)(2) of Securities and Exchange Commission Regulation S-K.

The report of the independent registered public accounting firm of Beard Miller Company LLP regarding Colonial Bankshares, Inc.’s financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through October 1, 2009, the date of resignation, there were no (1) disagreements with Beard Miller Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard Miller Company LLP would have caused it to make reference to such disagreement in its reports or (2) reportable events under Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K.

TRANSFER AGENT

The transfer agent and registrar for Colonial Financial Services, Inc.’s common stock is Registrar and Transfer Company, Cranford, New Jersey.

EXPERTS

The consolidated financial statements of Colonial Bankshares, Inc. as of December 31, 2009 and 2008, and for the years then ended appearing in this prospectus and elsewhere in the registration statement have been audited by ParenteBeard LLC, independent registered public accountants, as stated in their reports with respect thereto, and are included herein in reliance given upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Colonial Financial Services, Inc., Colonial Bankshares, MHC, Colonial Bankshares, Inc. and Colonial Bank, FSB, will issue to Colonial Financial Services, Inc. its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion.  ParenteBeard LLC has provided an opinion to us regarding the New Jersey income tax consequences of the conversion.  Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Sonnenschein Nath & Rosenthal LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Colonial Financial Services, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement.  Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates.  The Securities and Exchange Commission telephone number is 1-800-SEC-0330.  In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Colonial Financial Services, Inc.  The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Colonial Bankshares, MHC has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311.  Our Plan of Conversion and Reorganization is available, upon request, at each of our branch offices.

In connection with the offering, Colonial Financial Services, Inc. will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Colonial Financial Services, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934.  Under the plan of conversion and reorganization, Colonial Financial Services, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the offering.

COLONIAL BANKSHARES, INC.

Separate financial statements for Colonial Financial Services, Inc. have not been included in this prospectus because Colonial Financial Services, Inc. has not engaged in any significant activities, has no significant assts, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Colonial Bankshares, Inc.

We have audited the accompanying consolidated statements of financial condition of Colonial Bankshares, Inc. and subsidiary (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended. Colonial Bankshares, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Colonial Bankshares, Inc. and subsidiary as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

                                                                                                                                                                                                                                                       /s/ ParenteBeard LLC

Malvern, Pennsylvania
March 16, 2010

COLONIAL BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2009	2008

	(Dollars In Thousands, Except Share and Per Share Data)

Assets

Cash and amounts due from banks	$15,882	$23,407
Investment securities available for sale	166,378	165,462
Investment securities held to maturity (fair value 2009 - $41,395; 2008 - $16,332)	41,032	16,897
Loans receivable (net of allowance for loan losses 2009 - $2,606; 2008 - $2,105)	321,607	303,151
Real estate owned	—	113
Federal Home Loan Bank stock, at cost	1,731	1,991
Office properties and equipment, net	11,387	11,563
Bank-owned life insurance	2,777	2,674
Accrued interest receivable	2,272	2,298
Deferred taxes	910	1,752
Other assets	4,565	1,268

Total Assets	$568,541	$530,576

Liabilities and Stockholders’ Equity

Liabilities

Deposits:
Non-interest-bearing	$21,111	$18,146
Interest-bearing	479,255	439,085
Total deposits	500,366	457,231
Federal Home Loan Bank short-term borrowings	7,300	3,000
Federal Home Loan Bank long-term borrowings	14,000	28,227
Advances from borrowers for taxes and insurance	661	620
Other liabilities	697	868
Total Liabilities	523,024	489,946

Commitments and contingencies

Stockholders’ Equity

Preferred stock, 1,000,000 shares authorized and unissued	—	—
Common stock, par value $0.10 per share; authorized 10,000,000 shares; issued 4,521,696 shares; outstanding: 4,440,246 in 2009 and 4,428,021 in 2008	452	452
Additional paid-in capital	20,628	20,290
Unearned shares held by Employee Stock Ownership Plan (ESOP)	(1,084)	(1,200)
Treasury stock, at cost, (2009 - 134,625 shares; 2008 – 129,125 shares)	(1,596)	(1,559)
Retained earnings	23,879	22,439
Accumulated other comprehensive income	3,238	208
Total Stockholders’ Equity	45,517	40,630

Total Liabilities and Stockholders’ Equity	$568,541	$530,576

See notes to consolidated financial statements

COLONIAL BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2009	2008
	(Dollars in Thousands, Except Per Share Data)
Interest Income
Loans, including fees	$18,677	$16,946
Mortgage-backed securities	5,722	5,513
Securities:
Taxable	2,237	4,117
Tax-exempt	719	575
Total Interest Income	27,355	27,151
Interest Expense
Deposits	12,408	14,055
Borrowings	1,106	1,641
Total Interest Expense	13,514	15,696
Net Interest Income	13,841	11,455
Provision for Loan Losses	615	756
Net Interest Income after Provision for Loan Losses	13,226	10,699
Non-Interest Income
Fees and service charges	1,225	1,125
Gain on sale of loans	56	7
Loss on sale of real estate owned	(5)	-
Net gain on sales and calls of securities	14	561

Impairment charge on investment securities	(1,126)	(1,161)
Portion of loss recognized in other comprehensive income (before taxes)	-	-
Net impairment losses recognized in earnings	(1,126)	(1,161)

Earnings on bank-owned life insurance	103	96
Total Non-Interest Income	267	628
Non-Interest Expenses
Compensation and benefits	5,779	5,434
Occupancy and equipment	1,621	1,364
Data processing	837	799
FDIC insurance premiums	964	322
Office supplies	181	165
Professional fees	443	378
Advertising	208	204
Prepayment penalty on payoff of FHLB borrowing	459	-
Other	1,169	963
Total Non-Interest Expenses	11,661	9,629
Income before Income Tax Expense	1,832	1,698
Income Tax expense	392	353
Net Income	$1,440	$1,345

Per Share Data (Note 3):
Earnings per share – basic	$0.34	$0.31
Earnings per share – diluted	$0.34	$0.31

See notes to consolidated financial statements

COLONIAL BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock	Additional Paid-in Capital	Unearned Shares Held by ESOP	Retained Earnings	Treasury Stock	Accumu- lated Other Compre- hensive Income	Total Stock- holders’ Equity
(Dollars in thousands)

Balance, January 1, 2008	$452	$19,922	$(1,316)	$21,094	$(1,189)	$65	$39,028
Comprehensive income:

Net income	-	-	-	1,345	-	-	1,345
Net change in unrealized gain on investment securities available for sale, net of reclassification adjustments and tax benefit of $24	-	-	-	-	-	143	143
Total Comprehensive Income	-	-	-	-	-	-	$1,488

ESOP shares committed to be released	-	(2)	116	-	-	-	114
Purchase of treasury stock – 40,500 shares					(370)		(370)
Stock-based compensation expense (restricted stock awards)	-	222	-	-	-	-	222
Stock-based compensation expense (stock options)	-	148	-	-	-	-	148

Balance, December 31, 2008	452	20,290	(1,200)	22,439	(1,559)	208	40,630

Comprehensive income:

Net income	-	-	-	1,440	-	-	1,440
Net change in unrealized gain on investment securities available for sale, net of reclassification adjustments and tax expense of $1,691	-	-	-	-	-	3,030	3,030

Total Comprehensive Income	-	-	-	-	-	-	$4,470

ESOP shares committed to be released	-	(32)	116	-	-	-	84
Purchase of treasury stock – 5,500 shares	-	-	-	-	(37)	-	(37)
Stock-based compensation expense (restricted stock awards)	-	222	-	-	-	-	222
Stock-based compensation expense (stock options)	-	148	-	-	-	-	148

Balance, December 31, 2009	$452	$20,628	$(1,084)	$23,879	$(1,596)	$3,238	$45,517

See notes to consolidated financial statements

COLONIAL BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2009	2008
Cash Flows from Operating Activities:	(In thousands)
Net income	$1,440	$1,345
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for loan losses	615	756
Depreciation expense	665	593
ESOP expense	84	114
Stock-based compensation expense	370	370
Impairment charge on investment securities	1,126	1,161
Deferred income taxes	(848)	(670)
Net earnings on bank-owned life insurance	(103)	(96)
Net gain on sales and calls of investment securities	(14)	(561)
Loans originated for sale	(4,128)	(331)
Proceeds from sale of loans	4,184	338
Gain on sale of loans	(56)	(7)
Loss on sale of real estate owned	5	-
Net amortization of loan fees	88	25
Accretion of premium and discount on investment securities, net	(483)	(504)
Decrease (increase) in accrued interest receivable	26	(113)
Increase in other assets	(3,297)	(35)
Decrease in other liabilities	(171)	(62)
Net cash provided by (used in) operating activities	(497)	2,323
Cash Flows from Investing Activities:
Proceeds from sales of investment securities available for sale	5,085	22,120
Proceeds from sales of mortgage-backed securities available for sale	1,674	13,937
Proceeds from calls and maturities of investment securities available for sale	44,128	35,190
Proceeds from calls and maturities of investment securities held to maturity	17,728	3,680
Purchase of investment securities available for sale	(49,751)	(23,972)
Purchase if investment securities held to maturity	(42,947)	(3,712)
Purchase of mortgage-backed securities available for sale	(26,972)	(65,488)
Purchase of office properties and equipment	(489)	(1,883)
Principal repayments from investment securities	1,121	547
Principal repayments from mortgage-backed securities	28,974	16,124
Net decrease in Federal Home Loan Bank stock	260	554
Maturity of interest-bearing time deposits	-	208
Proceeds from the sale of foreclosed real estate	108	-
Net increase in loans receivable	(19,159)	(63,005)
Net cash used for investing activities	(40,240)	(65,700)
Cash Flows from Financing Activities:
Net increase in deposits	43,135	85,849
(Decrease) increase in Federal Home Loan Bank short-term borrowings	4,300	(20,380)
Proceeds from Federal Home Loan Bank long-term borrowings	4,000	6,000
Repayment of Federal Home Loan Bank long-term borrowings	(18,227)	(332)
Increase in advances from borrowers for taxes and insurance	41	39
Acquisition of treasury stock	(37)	(370)
Net cash provided by financing activities	33,212	70,806
Increase (decrease) in cash and cash equivalents	(7,525)	7,429
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	23,407	15,978
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$15,882	$23,407
Supplemental Cash Flow Disclosures:
Cash paid:
Interest	$13,779	$15,909
Income taxes	$1,086	$1,017
Supplemental Schedule of Noncash Investing and Financing Activities:
Other real estate acquired in settlement of loans	$-	$113

See notes to consolidated financial statements

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

In 2003, Colonial Bank, FSB (the “Bank”) reorganized into the two-tier mutual holding company structure.  As part of the reorganization, the Bank formed Colonial Bankshares, Inc. (the “Company”) and Colonial Bankshares, MHC (the “Mutual Holding Company”), a federally-chartered, mid-tier, stock holding company and mutual holding company, respectively.  Colonial Bank, FSB became a federally-chartered capital stock savings bank, and a wholly-owned subsidiary of Colonial Bankshares, Inc.  Colonial Bankshares, Inc. became the wholly-owned subsidiary of Colonial Bankshares, MHC, whose activity is not included in the accompanying consolidated financial statements.  The same directors and officers who manage Colonial Bank, FSB manage Colonial Bankshares, Inc. and Colonial Bankshares, MHC.  The MHC, the Company and the Bank are subject to regulation and supervision by the Office of Thrift Supervision.

In 2005, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission in connection with the Company’s offer and sale of shares of its common stock in a public offering.  The offering was completed on June 30, 2005.

In 2006, the Bank established a Delaware corporation, CB Delaware Investments, Inc. (the “Operating Subsidiary”), whose purpose is to invest in and manage securities.

In 2007, the Bank opened its new administrative headquarters/full-service office in Vineland, New Jersey.  The Bank also   maintains branch offices in Bridgeton, Cedarville, Mantua, Millville, Upper Deerfield, Vineland and Sewell, New Jersey.  The Bank’s principal business consists of attracting customer deposits and investing these deposits primarily in single-family residential, commercial, and consumer loans and investments.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Colonial Bankshares, Inc., its wholly-owned subsidiary, Colonial Bank, FSB and the Bank’s wholly-owned subsidiary, CB Delaware Investments, Inc.  All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses,  the potential impairment of Federal Home Loan Bank stock, the evaluation of other than temporary impairment of investment securities and the valuation of deferred tax assets.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Significant Group Concentrations of Credit Risk

Most of the Bank’s activities are with customers located within Southern New Jersey.  Note 4 discusses the types of investment securities that the Bank invests in.  Note 5 discuss the types of lending that the Bank engages in.  The Bank does not have any significant concentrations to any one industry or customer.  Although the Bank has a diversified portfolio, its debtors’ ability to honor their contracts is influenced by the region’s economy.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

The Company and the Bank maintain cash deposits in other depository institutions that occasionally exceed the amount of deposit insurance available.  Management periodically assesses the financial condition of these institutions and believes that the risk of any possible credit loss is minimal.

The Bank is required to maintain average reserve balances in vault cash, with the Federal Reserve Bank or with the Federal Home Loan Bank based upon outstanding balances of deposit transaction accounts.  No reserve balance was required at December 31, 2009 and 2008.

Investment Securities

Debt securities that management has the positive intent and ability to hold until maturity are classified as held to maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums, or unaccreted discounts.  Premiums are amortized and discounts are accreted using a method which produces results which approximate the interest method over the estimated remaining term of the underlying security.

Securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and the yield of alternative investments are classified as available for sale.  These securities are carried at estimated fair value, which is determined using published quotes where available.  If published quotes are not available, fair values are based on quoted market prices of comparable instruments.  Unrealized gains and losses are excluded from earnings and are reported net of tax in other comprehensive income.  Realized gains and losses are included in the statements of income and are determined based on the adjusted cost of the specific security sold.

Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date.

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation.  Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) whether or not the Company intends to sell or expects that it is more likely than not that it will be required to sell the investment security prior to an anticipated recovery in fair value.  Once a decline in value for a debt security is determined to be other-than-temporary, the other-than-temporary impairment is separated in (a) the amount of total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of other-than-temporary impairment related to all other factors.  The amount of the total other-than-temporary impairment related to credit loss is recognized in earnings.  The amount of other-than-temporary impairment related to other factors is recognized in other comprehensive income (loss).

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans Held for Sale

At December 31, 2009 and 2008, the Bank had no loans held for sale.  To date, all loans sold by the Company have been sold servicing released.  All gains and losses are calculated based on each loan sold using the specific identification method.

Loans Receivable

The Bank grants mortgage, commercial and consumer loans to customers.  A substantial portion of the loan portfolio is represented by mortgage loans throughout the counties of Cumberland and Gloucester of New Jersey.  The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans receivable that management has the intent and ability to hold until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees and costs.  Interest income is accrued on the unpaid principal balance.  Loan origination fees and costs are deferred and recognized as an adjustment of the yield (interest income) of the related loans.  The Bank is amortizing these amounts over the contractual life of the loan.

The accrual of interest is discontinued when the contractual payment of principal or interest have become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing.  A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured.  When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses.  Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal.  Loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against earnings.  Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level considered necessary to provide for estimated probable loan losses.  Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s past loan loss experience, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors.  This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payments status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, the Bank does not separately identify individual consumer and mortgage loans for impairment disclosures, unless they are subject to a restructuring agreement.

The allowance consists of specific, general and unallocated components.  The specific component relates to loans that are classified as doubtful, substandard or special mention.  For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value for that loan.  The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative estimate of probable losses.  The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Federal Home Loan Bank Stock

Federal Home Loan Bank of New York (“FHLB”) Stock, which represents required investment in the common stock of a correspondent bank, is carried at cost.

The Company evaluates the FHLB stock for impairment.  Management’s determination of whether this investment is impaired is based on its assessment of the ultimate recoverability of the cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of the cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB.

Management believes no impairment charge is necessary related to the FHLB of New York stock as of December 31, 2009.

Office Properties and Equipment

Office properties and equipment are recorded at cost.  Depreciation is computed using the straight-line method over the expected useful lives of the related assets.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Bank-Owned Life Insurance

The Bank invests in bank owned life insurance (“BOLI”) as a source of funding for employee benefit expenses.  BOLI involves the purchasing of life insurance by the Bank on a chosen group of employees.  The Bank is the owner and beneficiary of the policies.  This life insurance investment is carried at the cash surrender value of the underlying policies.  Income from the increase in cash surrender value of the policies is included in non-interest income on the statements of income.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

The Bank follows the policy of charging the costs of advertising to expense as incurred.

Stock Compensation Plans

In 2006, Board of Directors of the Company approved the Colonial Bankshares, Inc. 2006 Stock-based Incentive Plan (the “Stock Plan”).  Prior to 2006, the Company had no stock option plans or stock-based compensation other than the ESOP.  Compensation costs related to share-based payment transactions are recognized in the financial statements over the period that an employee provides service in exchange for the award.  For the years ended December 31, 2009 and 2008, there were stock options outstanding and the related compensation expense of approximately $148 thousand and $148 thousand, respectively, included in the accompanying statements of income.  For the years ended December 31, 2009 and 2008, there was a tax benefit recognized related to this stock-based compensation of approximately $51 thousand and $51 thousand, respectively.

Income Taxes

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  Colonial Bankshares, Inc. and its subsidiary file a consolidated federal income tax return.

Earnings Per Share

Basic earnings per share (“EPS”) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as unvested restricted stock awards and outstanding stock options, were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Diluted EPS is calculated by adjusting the weighted average number of shares on common stock outstanding to include the effect of contracts or securities exercisable or which could be converted into common stock, if dilutive, using the treasury stock method.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit.  Such financial instruments are recorded in the statements of financial condition when they are funded.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale investment securities, are reported as a separate component of the stockholders’ equity section of the statement of financial condition, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows:

	Years Ended December 31,
	2009	2008
	(In Thousands)
Unrealized holding gains (losses) on available for sale securities	$3,609	$(481)
Reclassification adjustment for net (gains) on sales and calls of securities	(14)	(561)
Impairment charge on investment securities	1,126	1,161
Net unrealized gains	4,721	119

Income tax expense (benefit)	1,691	(24)
Net of tax amount	$3,030	$143

Reclassifications

Certain reclassifications have been made to the previous year’s consolidated financial statements to conform to the current year’s presentation.  The reclassifications had no effect on net income.

Recent Accounting Pronouncements

In June 2009, the FASB issued guidance now codified as FASB ASC Topic 105 “Generally Accepted Accounting Principles”, as the single source of authoritative nongovernmental U. S. GAAP.  FASB ASC Topic 105 does not change current U. S. GAAP, but is intended to simplify user access to all authoritative U. S. GAAP by providing all authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative.  These provisions of FASB ASC Topic 105 are effective for interim and annual periods ending after September 15, 2009.  The adoption of this guidance did not have an impact on its consolidated financial statements.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued guidance now codified as FASB Accounting Standards Codification (“ASC”) Topic 820-10, Fair Value Measurements and Disclosures.  FASB ASC Topic 820-10 clarifies the application of previous guidance when the volume and level of activity for the asset or liability has significantly decreased and guidance on identifying circumstances when a transaction may not be considered orderly.  This guidance is effective for interim and annual reporting periods ending after June 15, 2009.  The application of the provisions of FASB ASC Topic 820-10 did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 320-10, Investments – Debt and Equity Securities.   FASB ASC Topic 320-10 amends the other-than-temporary impairment guidance in U. S. generally accepted accounting principles for debt securities.  FASB ASC Topic 320-10 expands disclosures about other-than-temporary impairment and requires that the annual disclosures in existing generally accepted accounting principles be made for interim reporting periods.  FASB ASC Topic 320-10 changes the presentation and amount of the other-than-temporary impairment recognized in the income statement.  The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings.  The amount of the total other-than-temporary impairment related to all other factors is recognized in other comprehensive income.  This guidance is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The application of the provisions of FASB ASC Topic 320-10 did not have a material impact on the Company’s consolidated financial statements.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 825-10, Financial Instruments.  FASB ASC Topic 825-10 amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements.  This guidance also requires those disclosures in summarized financial information at interim reporting periods.  This FASB ASC Topic 825-10 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The application of the provisions of FASB ASC Topic 825-10 did not have a material impact on the Company’s consolidated financial statements, although additional interim disclosures have been provided.

In August 2009, the FASB issued ASU 2009-05, Measuring Liabilities at Fair Value, to amend FASB ASC Topic 820, Fair Value Measurements and Disclosures, to clarify how entities should estimate the fair value of liabilities.  FASB ASC Topic 820, as amended, includes clarifying guidance for circumstances in which a quoted price in an active market is not available, the effect of the existence of liability transfer restriction, and the effect of quoted prices for the identical liability, including when the identical liability is traded as an asset.  The amended guidance in FASB ASC Topic 820 on measuring liabilities at fair value is effective for the first interim or annual reporting period beginning after August 28, 2009, with earlier application permitted.  The application of the provisions of FASB ASU 2009-05 did not have a material impact on the Company’s consolidated financial statements.

In September 2009, the FASB issued ASU 2009-12, Investment in Certain Entities That Calculate Net Assets Value per Share (or Its Equivalent), to amend FASB ASC Topic 820, Fair Value Measurements and Disclosures.  The amendments within ASU 2009-12 create a practical expedient to measure the fair value of an investment in the scope of the amendments in this ASU on the basis of the net assets value per share of the investment (or its equivalent) determined as of the reporting entity’s measurement date.  It also requires disclosures by major category of investment about the attributes of those investments, such as the nature of any restriction on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments, and the investment strategies of the investees.  It improves financial reporting by permitting use of a practical expedient, with appropriate disclosures, when measuring the fair value of an alternative investment that does not have a readily determinable fair value.  It also improves transparency by requiring additional disclosures about investment in the scope of the amendments in this ASU to enable users of financial statements to understand the nature and risks of investments and whether the investments are probable of being sold at amounts different from net assets value per share.  The ASU is effective for interim and annual periods ending after December 15, 2009.  Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.  The application of the provisions of FASB ASU 2009-12 did not have a material impact on the consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force (“EITF”) (ASC 605).  The objective of ASU 2009-13 is to address the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit.  ASU 2009-13 provides principles and application guidance on whether multiple deliverables exits, how the arrangement should be separated, and the consideration allocated.  It requires an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor-specific objective evidence or third-party evidence of selling price.  It also eliminates the use of the residual method and requires an entity to allocate revenue using the relative selling price method.  ASU 2009-13 shall be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted.  The Company does not anticipate the adoption of this FASB ASU will have a material impact on the consolidated financial statements.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In October 2009, the FASB issued ASU 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.  The ASU amends ASC Topic 470 and provides guidance for accounting and reporting for own-share lending arrangements issued in contemplation of a convertible debt issuance.  At the date of issuance, a share-lending arrangement entered into on an entity’s own shares should be measured at fair value in accordance with Topic 820 and recognized as an issuance cost, with an offset to additional paid-in-capital.  Loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs.  The amendments also require several disclosures including a description and the terms of the arrangement and the reason for entering into the arrangement.  The effective dates of the amendments are dependent upon the date the share-lending arrangement was entered into and include retrospective application for arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009.  The Company does not anticipate the adoption of this FASB ASU will have a material impact on the consolidated financial statements.

In October 2009, the FASB issued ASU 2009-16, Transfers and Servicing (Topic 860) – Accounting for Transfers of Financial Assets.  This Update amends the Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets-an amendment of FASB Statement No, 140.  The amendments in this Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets.  In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets.  Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting.  This Update is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009.  The Company does not anticipate the adoption of this FASB ASU will have a material impact on the consolidated financial statements.

In October 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Update amends the Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R).  The amendments in this Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity.  The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements.  This Update is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009.  Early application is not permitted.  The Company does not anticipate the adoption of this FASB ASU will have a material impact on the consolidated financial statements.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In January 2010, the FASB issued ASU 2010-01, Equity (Topic 505) – Accounting for Distribution to Shareholders with Components of Stock and Cash.  The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend.  This Update codifies the consensus reached in EITF Issue No. 09-E, “Accounting for Stock Dividends, Including Distributions to Shareholders with Components of Stock and Cash.  This Update is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis.  The implementation had no effect on the consolidated financial statements.

In January 2010, the FASB issued ASU 2010-02, Consolidation (Topic 810) - Accounting and Reporting for Decreases in Ownership of a Subsidiary - A Scope Clarification.  This Update clarifies that the scope of the decrease in ownership provisions of Subtopic 810-10 and related guidance applies to:

●	A subsidiary or group of assets that is a business or nonprofit activity;
●	A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and
●	An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

This Update also clarifies that the decrease in ownership guidance in Subtopic 810-10 does not apply to: (a) sales of in substance real estate; and (b) conveyances of oil and gas mineral rights, even if these transfers involve businesses.  The amendments in this Update expand the disclosure requirements about deconsolidation of a subsidiary or derecognition of a group of assets to include:

●	The valuation techniques used to measure the fair value of any retained investment;
●	The nature of any continuing involvement with the subsidiary or entity acquiring the group of assets; and
●
Whether the transaction that resulted in the deconsolidation or derecognition was with a related party or whether the former subsidiary or entity acquiring the assets will become a related party after the transaction.

This Update is effective beginning in the period that an entity adopts FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB 51 (now included in Subtopic 810-10).  If an entity has previously adopted Statement 160, the amendments are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009.  The amendments in this Update should be applied retrospectively to the first period that an entity adopts Statement 160.  The Company does not anticipate the adoption of this FASB ASU will have a material impact on the consolidated financial statements.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurements as set forth in Codification Subtopic 820-10.  The FASB’s objective is to improve these disclosures and increase the transparency in financial reporting.  Specifically, ASU 2010-06 amends Codification Subtopic 820-10 to now require:

●	A reporting entity to disclose separately the amount of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and
●	In the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements.

In addition, ASU 2010-06 clarifies the requirements of the following existing disclosures:

●
For purposes of reporting fair value measurement for each class of assets and liabilities, a reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities; and

●	A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.

ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Company is currently evaluating the potential impact the new pronouncement will have on its consolidated financial statements.

NOTE 3 – EARNINGS PER SHARE

There are no convertible securities which would affect the net income (numerator) in calculating basic and diluted earnings per share.  Basic and diluted earnings per share data are based on the weighted-average number of common shares outstanding during each period.  Diluted earnings per share are further adjusted for potential common shares that were dilutive and outstanding during the period.  Potential common shares consist of stock options outstanding and non-vested stock grants under the stock-based incentive plans.  The dilutive effect of potential common shares is computed using the treasury stock method.  The following table sets forth the composition of the weighted average common shares (denominator) used in the basic and diluted earnings per share computation.  At December 31, 2009 and 2008, respectively, there were 231,918 and 249,643 anti-dilutive non-vested awards and options excluded from the computation of earnings per share because the option price was greater than the average market price, respectively.

	December 31,
	2009	2008
Net Income	$1,440,000	$1,345,000

Weighted average common shares outstanding	4,521,696	4,521,696
Average unearned ESOP shares	(119,954)	(131,557)
Average treasury stock shares	(133,065)	(100,778)
Weighted average common shares outstanding - basic	4,268,677	4,289,361
Effect of dilutive non-vested shares and stock options outstanding	-	-
Weighted average common shares outstanding - diluted	4,268,677	4,289,361
Earnings per share-basic	$0.34	$0.31
Earnings per share-diluted	$0.34	$0.31

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENT SECURITIES

Investment securities are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Available for Sale:
December 31, 2009
U. S. Government obligations	$28,973	$169	$-	$29,142
Corporate debt obligations	10,563	232	(123)	10,672
Mutual funds	1,561	64	-	1,625
Municipal debt obligations	2,817	49	(36)	2,830
SBA pools	5,231	29	(39)	5,221
Mortgage-backed securities	112,262	4,643	(17)	116,888
	$161,407	$5,186	$(215)	$166,378

December 31, 2008
U. S. Government obligations	$21,963	$331	$(49)	$22,245
Corporate debt obligations	15,249	67	(1,833)	13,483
Mutual funds	2,643	-	-	2,643
Municipal debt obligations	3,659	49	(76)	3,632
SBA pools	6,453	58	(62)	6,449
Mortgage-backed securities	115,245	2,172	(407)	117,010
	$165,212	$2,677	$(2,427)	$165,462

Held to Maturity:
December 31, 2009
Corporate debt obligations	5,209	90	(7)	5,292
Municipal debt obligations	33,173	220	(93)	33,300
Mortgage-backed securities	2,650	153	-	2,803
	$41,032	$463	$(100)	$41,395

December 31, 2008
U. S. Government obligations	$932	$38	$-	$970
Corporate debt obligations	3,969	19	(729)	3,259
Municipal debt obligations	8,853	217	(223)	8,847
Mortgage-backed securities	3,143	113	-	3,256
	$16,897	$387	$(952)	$16,332

All of the Company’s mortgage-backed securities at December 31, 2009 and 2008 have been issued by government agencies or government sponsored enterprises.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENT SECURITIES (CONTINUED)

The amortized cost and estimated fair value of investment securities at December 31, 2009, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are calculated as being due in their final stated maturity date.

	Held to Maturity		Available for Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Due in one year or less	$29,199	$29,221	$9,502	$9,622
Due after one year through five years	1,472	1,526	40,921	41,320
Due after five year through ten years	4,096	4,224	13,938	14,182
Due thereafter	6,265	6,424	97,046	101,254
	$41,032	$41,395	$161,407	$166,378

At December 31, 2009 and 2008, $90.2 million and $74.2 million, respectively, of securities were pledged as collateral to secure certain deposits and FHLB advances.

Gross gains and losses of $344 thousand and $330, respectively, for the year ended December 31, 2009, and $713 thousand and $152 thousand, respectively, for the year ended December 31, 2008, were realized on sales and calls of investment securities.

The following table shows the Company’s available for sale investments’ gross unrealized losses and fair value, and length of time that individual securities have been in a continuous unrealized loss position:

At December 31, 2009	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
Corporate debt obligations	$766	$16	1,357	$107	$2,123	$123
Municipal debt obligations	846	36	-	-	846	36
SBA pools	-	-	2,278	39	2,278	39
Mortgage-backed securities	1,350	15	2,064	2	3,414	17
Total	$2,962	$67	$5,699	$148	$8,661	$215

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENT SECURITIES (CONTINUED)

At December 31, 2008	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
U. S. Government obligations	$451	$13	$1,931	$36	$2,382	$49
Corporate debt obligations	8,889	1,157	2,748	676	11,637	1,833
Municipal debt obligations	1,373	76	-	-	1,373	76
SBA pools	1,609	38	1,316	24	2,925	62
Mortgage-backed securities	31,136	357	2,046	50	33,182	407

Total	$43,458	$1,641	$8,041	$786	$51,499	$2,427

The following table shows the Company’s held to maturity investments’ gross unrealized losses and fair value, and length of time that individual securities have been in a continuous unrealized loss position:

At December 31, 2009	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
Corporate debt obligations	$462	$7	$-	$-	$462	$7
Municipal debt obligations	1,306	85	391	8	1,697	93

Total	$1,768	$92	$391	$8	$2,159	$100

At December 31, 2008	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
Corporate debt obligations	$1,474	$351	$605	$378	$2,079	$729
Municipal debt obligations	2,367	223	-	-	2,367	223

Total	$3,841	$574	$605	$378	$4,446	$952

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation.  Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) whether or not the Company intends to sell or expects that it is more likely than not that it will be required to sell the investment security prior to an anticipated recovery in fair value.  Once a decline in value for a debt security is determined to be other-than-temporary, the other-than-temporary impairment is separated into (a) the amount of total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of other-than-temporary impairment related to all other factors.  The amount of the total other-than-temporary impairment related to credit loss is recognized in earnings.  The amount of other-than-temporary impairment related to other factors is recognized in other comprehensive income (loss).

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENT SECURITIES (CONTINUED)

For the year ended December 31, 2009, due to a decline in the fair value of the Company’s investment in a mutual fund, the Company identified the impairment of this available-for-sale security as other-than-temporary and recorded a loss of $100 thousand as a charge against operating results.  Also, for the year ended December 31, 2009, due to a downgrade by a credit rating agency to below investment grade, the Company identified the impairment of two held-to-maturity corporate debt obligations as other-than-temporary and recorded a loss of $815 thousand as a charge against operating results.  Also, for the year ended December 31, 2009, the Company identified the impairment of an available-for-sale corporate debt obligation as other-than-temporary impairment and recorded the loss of $211 thousand as a charge against operating results.  The total other-than-temporary impairment taken in 2009 was all related to credit losses.  Subsequent to December 31, 2009, the Company reduced its position in the corporate debt investment securities that the Company identified had other-than-temporary impairment as noted above.  The Company sold its position, $950,000, in one of the held-to-maturity corporate debt obligations at a pre-tax loss of $30,000 and the Company sold $500,000, which is half of its position in the other held-to-maturity corporate debt obligations at a pre-tax loss of $25,000.  The Company also sold $250,000 which is 25% of its position, in the available-for-sale corporate debt obligations at a pre-tax gain of $1,000.  For the year ended December 31, 2008, due to a decline in the fair value of the Company’s investment in a mutual fund, the Company took a pre-tax investment write down of $1.2 million for other-than-temporary impairment.  The Company’s decision was based on the length of time the mutual fund was in a loss position and based on the fact that the mutual fund had not made any recovery during recent changes in interest rates.  At December 31, 2009 and 2008, mutual funds are carried at their estimated fair value.

At December 31, 2009, there were seven securities in the less-than-twelve-months category and 18 securities in the twelve-months-or-more category for the available for sale portfolio.  Included in the seven securities in the less-than-twelve month position for the available-for-sale category are (a) two corporate debt securities, one of which has been in a loss position for seven months and one of which has been in a loss position for 1 month; (b) three municipal debt securities, each of which has been in a loss position for 2, 3 and 11 months, respectively; and (c) two mortgage-backed securities, both of which have been in a loss position for 1 month.  Included in the 18 securities in the twelve-months-or-more position for the available-for-sale category are (a) two corporate debt securities; (b) thirteen SBA pools; and (c) three mortgage-backed securities.  At December 31, 2009, there were four securities in the less-than-twelve month position and one security in the more-than-twelve month position for the held-to-maturity portfolio.  Included in the four securities in the less-than-twelve month position for the held-to-maturity category are (a) one corporate debt security which has been in a loss position for one month and (b) three municipal debt securities all of which have been in a loss position for three months.  The one security that was in the more-than-twelve month position for the held-to-maturity was a municipal debt obligation.

As of December, 31, 2009 management believes that the estimated fair value of the securities noted above are primarily dependent on the movement in market interest rates.  These investment securities are comprised of securities that are rated investment grade by at least one bond credit rating service, pools of loans from the Small Business Administration and pools of loans from a government sponsored enterprise.  Management believes that these fair values will recover as the underlying portfolios mature.  The Company does not intend to sell or expects that it is not more likely than not that it will be required to sell the investment security prior to an anticipated recovery in fair value.  Management does not believe any individual unrealized loss as of December 31, 2009 represents an other-than-temporary impairment.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS RECEIVABLE

Loans receivable at December 31, 2009 and 2008 consist of the following:

	2009	2008
	(In Thousands)
Mortgage loans:
One-to-four family	$151,352	$145,329
Multi-family	4,108	4,942
Commercial	97,075	81,983
Construction	14,093	12,223
Home equity loans and credit lines	37,892	41,293
Commercial loans	17,864	17,177
Consumer and other loans	2,223	2,616
	324,607	305,563
Deferred loan fees	(394)	(307)
Allowance for loan losses	(2,606)	(2,105)
	$321,607	$303,151

Our loans are originated and administered through our loan policies.  We originate one- to four-family residential real estate loans, home equity loans and lines of credit, commercial real estate loans, commercial business loans, construction loans, consumer loans and multi-family loans.  We offer fixed-rate, adjustable-rate and balloon loans that amortize with monthly loan payments.  We have not originated or purchased any sub-prime or Alt-A loans.  We have not originated or purchased payment-option ARMs or negative amortizing loans.

Nonaccrual loans amounted to approximately $5.3 million and $1.9 million at December 31, 2009 and December 31, 2008, respectively.  At December 31, 2009, the nonaccrual loans were comprised of $4.0 million of one- to-four family residential loans, $215,000 of home equity loans and $1.0 million of commercial and construction loans.  The Bank had no loan balances past due 90 days or more and still accruing interest at December 31, 2009 and 2008, respectively.

At December 31, 2009, the Bank had 9 loans that were restructured totaling approximately $4.8 million.  Four of the loans are commercial real estate, construction and multi-family loans with an outstanding balance of $4.1 million, three of the loans are one –to-four family loans with an outstanding balance of $711,000 and two of the loans are consumer loans.

At December 31, 2009 and 2008, the Bank had $1.0 million and $431,000 of impaired loans, respectively.  The amounts of related valuation allowances were $107,000 and $113,000, respectively, at those dates.  There was $758,000 and $154,000 of impaired loans at December 31, 2009 and 2008, respectively, for which no specific reserve was recorded.  There was $279,000 and $277,000 of impaired loans at December 31, 2009 and 2008, respectively, for which a specific reserve was recorded.  For 2009 and 2008, the average daily balance of impaired loans totaled $390,000 and $417,000, respectively.  For the year ended December 31, 2009, the amount of interest the Bank should have earned on the impaired loans was $63,000 and the amount of interest not recognized into income on the impaired loans was $29,000.  For the year ended December 31, 2008, the amount of interest the Bank should have earned on the impaired loans was $23,000 and the amount of interest not recognized into income on the impaired loans was $28,000.

In the normal course of business, the Bank has extended loans to executive officers, directors and principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties) on the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with others.  A summary of loan activity to related parties is as follows (in thousands):

	Balance January 1,	Additions	Amounts Collected	Balance December 31,
2009	$6,405	$579	$1,863	$5,121

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

NOTE 5 - LOANS RECEIVABLE

The following is a summary of changes in the allowance for loan losses:

	2009	2008
	(In thousands)
Balance, beginning of year	$2,105	$1,392
Provision charged to operations	615	756
Charge-offs	(117)	(50)
Recoveries	3	7
Balance, end of year	$2,606	$2,105

NOTE 6 – OFFICE PROPERTIES AND EQUIPMENT

Office properties and equipment at December 31, 2009 and 2008 are summarized by major classification as follows:

	Estimated Useful Life in Years	2009	2008
		(In thousands)
Land	Indefinite	$4,105	$4,017
Buildings	25	8,302	8,190
Furniture, Fixtures and equipment	3 – 7	3,126	2,927
		15,533	15,134
Accumulated depreciation		(4,146)	(3,571)
		$11,387	$11,563

The Company has spent $361 thousand for the acquisition of land in the Borough of Buena in Atlantic County, New Jersey, $792 thousand for the acquisition of land in Millville, Cumberland County, New Jersey and $1.3 million for the acquisition of land in Harrison Township, Gloucester County, New Jersey as possible branch locations.  The cost of the land for all of the above properties is included in the Land total.  As the Company is in the early stages of planning, we cannot determine completion dates or estimated costs to complete cannot be determined.  In January 2009, the Bank opened a branch office in Cedarville, New Jersey.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - DEPOSITS

Deposits at December 31, 2009 and 2008 consist of the following major classifications (dollars in thousands):
	2009		2008
	Amount	Average Rate	Amount	Average Rate

Certificates of deposit:
0.00% - 2.00%	$58,082	$1.25%	$-	$-%
2.01% - 4.00%	87,718	2.74	178,445	3.58
4.01% - 6.00%	60,928	4.75	63,215	5.06
6.01% - 8.00%	-	-	-	-
More than 8.00%	-	-	-	-
Total certificates of deposit	206,728	2.91	241,660	3.97

Non-interest bearing demand	21,111	-	18,146	-
NOW	98,810	.85	55,439	.72
Super NOW	19,755	1.47	15,532	1.75
Savings	90,957	2.63	81,050	2.76
Money market deposit	63,005	1.63	45,404	3.26
	$500,366	2.11%	$457,231	3.06%

A summary of certificates of deposit by maturity at December 31, 2009 is as follows (in thousands):

2010	$127,448
2011	60,424
2012	8,446
2013	3,278
2014	4,767
Thereafter	2,365
$206,728

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $98.7 million and $125.5 million at December 31, 2009 and 2008, respectively.  Included in the certificate of deposit balances at December 31, 2009 are brokered certificates of deposit in the amount of $19.3 million at a weighted average rate of 4.77% with maturities as follows, $13.3 million in 2010, and $6.0 million in 2011.

A summary of interest expense on deposits for the years ended December 31, 2009 and 2008 are as follows:

	2009	2008
	(In thousands)
NOW and Super NOW	$799	$862
Savings	2,241	2,232
Money market demand	1,123	1,029
Certificates of deposit	8,245	9,932
	$12,408	$14,055

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – FEDERAL HOME LOAN BANK BORROWINGS

Federal Home Loan Bank (FHLB) borrowings at December 31 are as follows:

Maturity	Interest Rate	2009	2008
		(In thousands)
June 23, 2009	3.35%	$-	3,000
October 19, 2009	4.65%	-	4,000
November 20, 2009	4.23%	-	4,000
December 03, 2009	3.89%	-	4,000
January 04, 2010	0.32%	5,300	-
June 03, 2010	0.59%	2,000	-
June 23, 2010	3.88%	3,000	3,000
October 18, 2010	4.70%	4,000	4,000
April 20, 2011	1.22%	2,000	-
June 23, 2011	4.31%	3,000	3,000
October 22, 2012	2.12%	2,000	-
June 30, 2021	5.57%	-	6,227
		$21,300	$31,227

At December 31, 2009, the Bank had a borrowing capacity of $123.7 million available from the FHLB of New York, of which $21.3 million was outstanding, which is based on the amount of FHLB stock held or levels of other assets, including United States Government obligations, which are available for collateral.  In June 2009, the Bank paid off a long-term FHLB advance with a rate of 5.57% and a maturity of 2021.  The Bank incurred a prepayment penalty in the amount of $459,000 which was recorded in non-interest expense.

NOTE 9 – INCOME TAXES

Retained earnings include $1.5 million at December 31, 2009 and 2008, for which no provision for federal income tax has been made.  These amounts represent deductions for bad debt reserves for tax purposes which were only allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended.  The Small Business Job Protection Act of 1996 eliminated the special bad debt deduction granted solely to thrifts.  Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves.  However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Bank itself pays a cash dividend in excess of earnings and profits, or liquidates.  The Act also provides for the recapture of deductions arising from “applicable excess reserve” defined as the total amount of reserve over the base year reserve.  The Bank’s total reserve exceeds the base year reserve and deferred taxes have been provided for this excess.

The income tax provision consists of the following for the years ended December 31:

	2009	2008
	(In thousands)
Current:
Federal	$1,240	$1,023
State	-	-
Total current	$1,240	1,023

Deferred	(848)	(670)
Total	$392	$353

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – INCOME TAXES (CONTINUED)

A reconciliation of the statutory federal income tax at a rate of 34% to the income tax expense included in the statements of income for the years ended December 31 is as follows (dollars in thousands):

	2009			2008
	Amount	% of Pretax Income		Amount	% of Pretax Income
Federal income tax at statutory rate	$623	34.0%		$578	34.0%
State tax, net of federal benefit	(108)	(5.9	) %	(85)	(5.0	) %
Tax exempt income	(244)	(13.3	) %	(196)	(11.5	) %
Life insurance income	(35)	(1.9	) %	(33)	(1.9	) %
Other	156	8.5%		89	5.2%
Total	$392	21.4%		$353	20.8%

The components of the net deferred tax asset, included in other assets, are as follows:

	December 31,
	2009	2008
	(In thousands)
Deferred tax assets:
Deferred loan fees	$158	$122
Allowance for loan losses	1,407	841
Securities impairment	299	351
State net operating loss carryforwards	662	682
Capital loss carryforwards	380	-
Stock-based compensation	277	204
Nonaccrual interest adjustment	61	-
AMT credit carryforward	-	88
Prepaid expenses	-	4
Depreciation	-	44
Total deferred tax assets	3,244	2,336

Valuation allowance	(585)	(542)

Deferred tax liabilities:
Prepaid expenses	(17)	-
Net unrealized gain on securities available for sale	(1,732)	(42)
Total deferred tax liabilities	(1,749)	(42)
Net Deferred Tax Asset	$910	$1,752

The Company has New Jersey state net operating loss carryforwards of approximately $11.0 million beginning to expire in 2014.  New Jersey state net operating losses incurred prior to January 1, 2009 may be carried forward for seven succeeding years, and losses incurred in periods after January 1, 2009 may be carried forward for 20 years.

The Company also has federal and state capital loss carryforwards of approximately $900,000 and $1.1 million, respectively.  Federal and state capital losses may be carried back three years and carried forward five succeeding years.

NOTE 10 – BENEFIT PLANS

The Bank has a 401(k) Savings Plan (the “Plan”).  All employees are eligible to participate after completing one year of eligible service.  The employees may contribute up to fifteen percent of their compensation to the Plan with the Bank matching fifty percent of the first six percent or a maximum of three percent of total salary.  Full vesting in the Plan is prorated equally over a five-year period.  The Bank’s contributions to the Plan for the years ended December 31, 2009 and 2008 were $74 thousand and $68 thousand, respectively.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – BENEFIT PLANS (CONTINUED)

The Bank has an Employee Stock Ownership Plan (“ESOP”) for the benefit of employees who meet the eligibility requirements as defined in the plan.  The ESOP trust acquired 166,398 shares of common stock in the initial public offering using proceeds of a loan from the Company.  The Bank will make cash contributions to the ESOP on an annual basis sufficient to enable the ESOP to make the required loan payments to the Company.  The loan bears an interest rate of 6.00% with principal and interest payable annually in equal installments over fifteen years.  The loan is secured by the shares of the stock purchased.

As the debt is repaid, shares are released from the collateral and allocated to qualified employees.  Accordingly, the shares pledged as collateral are reported as unearned ESOP shares in the Consolidated Statements of Financial Condition.  As the shares are released from collateral, the Company reports compensation expense equal to the average market price of the shares, and the shares become outstanding for earnings per share computations.  The Company’s compensation expense for the ESOP was $84 thousand and $114 thousand for the years ended December 31, 2009 and 2008, respectively.  The following table presents the components of the ESOP shares:

	December 31,
	2009	2008
Shares released for allocation	58,015	46,412
Unreleased shares	108,383	119,986
Total ESOP shares	166,398	166,398
Fair value of unreleased shares	$786,861	$941,890

NOTE 11 – STOCK-BASED COMPENSATION

Under the 2006 Stock-Based Incentive Plan (the “2006 Plan”), the Company may grant options to purchase up to 221,563 shares of Company stock and may grant up to 88,625 shares of common stock as restricted stock awards.

The 2006 Plan enables the Board of Directors to grant stock options to executives, other key employees and nonemployee directors.  The options granted under the Plan may be either non-qualified stock options (NQOs) or incentive stock options (ISOs).  Only NQOs may be granted to nonemployee directors under this plan and ISOs may be granted to employees.  The Company has reserved 221,563 shares of common stock for issuance upon the exercise of options granted under the 2006 Plan.  No grants may be made more than ten years after adoption of the plan.  Options may not be granted with an exercise price that is less than 100% of the fair market value of the Company’s common stock on the date of grant.  Options may not be granted with a term longer than 10 years.  Stock options granted under the Incentive Plan are subject to limitations under Section 422 of the Internal Revenue Code.  The number of shares available under the 2006 Plans, the number of shares subject to outstanding options and the exercise price of outstanding options will be adjusted to reflect any stock dividend, stock split, merger, reorganization or other event generally affecting the number of the Company’s outstanding shares.  At December 31, 2009, there are 25,095 shares available for option grants under the 2006 Plan.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – STOCK-BASED COMPENSATION (CONTINUED)

On October 19, 2006, 88,625 shares of restricted stock were awarded.  The restricted shares awarded had a grant date fair value of $12.47 per share.  The restricted stock awarded vest 20% annually beginning October 19, 2007.  During the years ended December 31, 2009 and 2008, $222 thousand and $222 thousand in compensation expense was recognized in regard to these restricted stock awards, respectively.  The tax benefits recognized related to such stock-based compensation was $75 thousand and $75 thousand for the years ended December 31, 2009 and 2008.  At December 31, 2009, there was $396 thousand of unrecognized compensation expense related to the restricted stock awards which is expected to be recognized over a period of 1.75 years.

	Number of shares	Weighted Average Grant Date Fair Value
Restricted stock, beginning of year	53,175	$12.47
Granted	-	-
Forfeited	-	-
Vested	17,725	12.47
Restricted stock, end of year	35,450	$12.47

On October 19, 2006, options to purchase 196,468 shares of common stock at $12.47 per share were awarded.  The options awarded vest 20% annually beginning October 19, 2007.  The following is a summary of the Company’s stock option activity for the years ended December 31, 2009 and 2008:

	Options	Weighted Average Exercise Price
Outstanding at January 1, 2009 and 2008	196,468	$12.47
Granted during 2009 and 2008	-	-
Exercised	-	-
Forfeitures	-	-
Outstanding at December 31, 2009 and 2008	196,468	$12.47
Exercisable at December 31, 2009	117,882	$12.47

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 2006:  dividend yield of 0%, risk-free interest rate of 4.79%, expected life of 6.5 years, and expected volatility of 15.00%.  The weighted average fair value of options granted in 2006 was $3.79 per share.  Weighted average contractual term of options outstanding and exercisable were 6.75 years at December 31, 2009, and 7.75 years at December 31, 2008.  The aggregate intrinsic value of options outstanding was $0 and $0 at December 31, 2009 and 2008, respectively.

Stock-based compensation expense related to stock options granted for the years ended December 31, 2009 and 2008 was $148 thousand and $148 thousand, respectively, with a related tax benefit of $51 thousand and $51 thousand, respectively.  No options were granted in 2009 or 2008.  As of December 31, 2009, there was approximately $267 thousand of unrecognized compensation cost.    The cost will be recognized on a graded vesting method over a period of 1.75 years.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and letters of credit.  Such commitments involve, to varying degrees, elements of credit, and interest rate risk in excess of the amount recognized in the statements of financial condition.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments.  The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

At December 31, 2009 and 2008, the following financial instruments were outstanding whose contract amounts represent credit risk:

	2009	2008
	(In thousands)
Commitments to grant loans	$13,365	$9,361
Unfunded commitments under lines of credit	21,078	21,986
Standby letters of credit	4,429	3,424
	$38,872	$34,771

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The Bank evaluates each customer’s credit worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation.  Collateral held varies but generally includes personal or commercial real estate.

Unfunded commitments under lines of credit are collateralized except for the overdraft protection lines of credit and commercial unsecured lines of credit.  The amount of collateral obtained is based on management’s credit evaluation, and generally includes personal or commercial real estate.  The overdraft protection lines and the commercial unsecured lines of credit total approximately $4.4 million and usually do not contain specified maturity dates and may not be drawn upon to the extent to which the Bank is committed.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  The majority of these standby letters of credit expire within the next twelve months.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments.  The Bank requires collateral supporting these letters of credit when deemed necessary.  Management believes that the proceeds obtained through liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees.

NOTE 13 – REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – REGULATORY CAPITAL REQUIREMENTS

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to total adjusted assets (as defined) and of risk-based capital (as defined) to risk-weighted assets (as defined).  Management believes, as of December 31, 2009, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2009, the most recent notification from the regulators categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action.  To be categorized as well-capitalized, the Bank must maintain minimum tangible, core and risk-based ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are presented in the table.

	Actual		For Capital Adequacy Purposes		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(In Thousands)
As of December 31, 2009:
Tangible Capital (to Adjusted Total Assets)	$40,398	7.17%	$ >8,450	>1.50%	N/A	N/A
Core Capital (to Adjusted Total Assets)	40,398	7.17%	>22,533	>4.00%	$>28,166	>5.00%
Tier 1 Capital (to Risk-Weighted Assets)	40,398	11.94%	N/A	N/A	>20,307	>6.00%
Total Capital (to Risk-Weighted Assets)	42,645	12.60%	>27,076	>8.00%	>33,845	>10.00%

As of December 31, 2008:
Tangible Capital (to Adjusted Total Assets)	$38,524	7.27%	$ >7,951	>1.50%	N/A	N/A
Core Capital (to Adjusted Total Assets)	38,524	7.27%	>21,203	>4.00%	$>26,503	>5.00%
Tier 1 Capital (to Risk-Weighted Assets)	38,524	12.42%	N/A	N/A	>18,616	>6.00%
Total Capital (to Risk-Weighted Assets)	40,528	13.06%	>24,822	>8.00%	>31,027	>10.00%

Office of Thrift Supervision regulations imposes limitations upon all capital distributions by savings institutions, like the Bank, such as dividends and payments to repurchase or otherwise acquire shares.  The Company may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders’ equity to be reduced below applicable regulatory capital maintenance requirements, or if such declaration and payments would otherwise violate regulatory requirements.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – REGULATORY CAPITAL REQUIREMENTS (CONTINUED)

The following table reconciles the Bank’s GAAP capital to its regulatory capital as of the dates indicated:

	December 31,
	2009	2008

Total equity capital	$43,636	$38,732
Less:
Net unrealized gain on available-for-sale securities	3,238	208
Tier I Capital	$40,398	$38,524

Allowance for loan losses includable in Tier 2 capital	2,218	2,005
Unrealized gains on available-for-sale mutual funds (equity securities)	29	-
Total risk-based capital	$42,645	$40,528

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique.  Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sale transaction on the dates indicated.  The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates.  As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

FASB ASC Topic 820 “Fair Value Measurement and Disclosures” establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy under FASB ASC Topic 820 are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2: Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

For assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2009 and 2008 are as follows:

	December 31, 2009	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
Securities available-for-sale	$166,378	$1,625	$164,753	$-

	December 31, 2008	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
Securities available-for-sale	$165,462	$2,643	$162,819	$-

For assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2009 and 2008 are as follows:

	December 31, 2009	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
Impaired loans	$172	$-	$-	$172

	December 31, 2008	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Observable Other Inputs	(Level 3) Significant Unobservable Inputs
Impaired loans	$164	$-	$-	$164
Real estate owned	$113	$-	$-	$113

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities.  Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful.  The following methods and assumptions were used to estimate the fair values of the Company’s financial instruments at December 31, 2009 and 2008:

Cash and Amounts Due From Banks (Carried at Cost)

The carrying amounts reported in the balance sheet for cash and amounts due from banks approximate those assets’ fair values.

Investment Securities

The fair value of investment securities available for sale (carried at fair value) and held to maturity (carried at amortized cost) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Loans Receivable (Carried at Cost)

The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans.  Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal.  Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Impaired Loans (Generally Carried at Fair Value)

Impaired loans are those for which the Company has measured impairment generally based on the fair value of the loan’s collateral.  Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds.  These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.  At December 31, 2009 the fair value consists of the loan balances of $279,000, net of a specific valuation allowance of $107,000.

Federal Home Loan Bank Stock (Carried at Cost)

The carrying amount of FHLB of New York stock approximates fair value, and considers the limited marketability of such security.

Accrued Interest Receivable and Payable (Carried at Cost)

The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposits (Carried at Cost)

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-Term Borrowings (Carried at Cost)

The carrying amounts of short-term borrowings approximate their fair values.

Long-Term Borrowings (Carried at Cost)

Fair values of FHLB advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity.  These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Off-Balance Sheet Financial Instruments (Disclosed at Cost)

Fair values for the Company’s off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties’ credit standing.

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The estimated fair value of the Company’s financial instruments at December 31, 2009 and 2008 are as follows:

	2009		2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)

Assets:
Cash and amounts due from banks	$15,882	$15,882	$23,407	$23,407
Investment securities available-for-sale	166,378	166,378	165,462	165,462
Investment securities held-to-maturity	41,032	41,395	16,897	16,332
Federal Home Loan Bank stock	1,731	1,731	1,991	1,991
Loans receivable, net	321,607	334,147	303,151	311,796
Accrued interest receivable	2,272	2,272	2,298	2,298

Liabilities:
Deposits	500,366	505,687	457,231	467,070
Federal Home Loan Bank short-term borrowings	7,300	7,300	3,000	3,000
Federal Home Loan Bank long-term borrowings	14,000	14,237	28,227	30,896
Accrued interest payable	168	168	433	433

Off-balance sheet financial instruments:
Commitments to extend credit and letters of credit	-	-	-	-

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – PARENT COMPANY ONLY FINANCIAL INFORMATION

CONDENSED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2009	2008
ASSETS	(In thousands)

Cash and cash equivalents	$435	$361
Equity investment in Colonial Bank, FSB	43,640	38,737
Loan receivable – ESOP	1,198	1,292
Other assets	244	240

Total Assets	$45,517	$40,630

LIABILITIES AND STOCKHOLDERS’ EQUITY

STOCKHOLDERS’ EQUITY

Total Stockholders’ Equity	$45,517	$40,630

Total Liabilities and Stockholders’ Equity	$45,517	$40,630

CONDENSED STATEMENTS OF INCOME

	Years Ended December 31,
	2009	2008
	(In thousands)

Interest income	$78	$89
Equity in earnings of Colonial Bank, FSB	1,789	1,684
Total income	1,867	1,773

General, administrative and other expenses	427	428

Net income	$1,440	$1,345

COLONIAL BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)

CONDENSED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2009	2008
	(In thousands)

Cash flows from operating activities:
Net income	$1,440	$1,345
Share-based compensation expense	370	370
Equity in undistributed earnings Colonial Bank, FSB	(1,789)	(1,684)
Increase in cash from ESOP loan repayment	94	88
Increase in other assets	(4)	(231)

Net cash from operating activities	111	(112)

Cash flows from financing activities:
Acquisition of treasury stock	(37)	(370)

Net cash (used in) financing activities	(37)	(370)

Net increase (decrease) in cash and cash equivalents	74	(482)

Cash and cash equivalents at beginning of period	361	843

Cash and cash equivalents at end of period	$435	$361

NOTE 16 – CONVERSION AND REORGANIZATION TO STOCK HOLDING COMPANY

On  February 18, 2010, the Boards of Directors of Colonial Bankshares, Inc. (the “Company”), Colonial Bankshares, MHC, (the “Mutual Holding Company”), and Colonial Bank, FSB (the “Bank”) each unanimously adopted a Plan of Conversion or Reorganization of the Mutual Holding Company (the “Plan”) pursuant to which the Mutual Holding Company will undertake a “second-step” conversion and cease to exist.  The Bank will reorganize from a two-tier mutual holding company structure to a fully public stock holding company structure.  The mutual Holding Company currently owns approximately 55.0% of the shares of common stock of the Company.

Pursuant to the Plan, (i) the Bank will become a wholly owned subsidiary of a to-be-formed stock corporation (“New Holding Company”), (ii) the shares of common stock of the Company held by person other than the Mutual Holding Company (whose shares will be cancelled) will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons (excluding shares purchased in the stock offering described below and cash received in lieu of fractional shares), and (iii) the New Holding Company will offer and sell shares of common stock representing the ownership interest of the Mutual Holding Company in a subscription offering.  The Plan is subject to regulatory approval as well as the approval of the Mutual Holding Company’s members (depositors and certain borrowers of the Bank) and the Company’s stock holders (including the approval of a majority of the Company’s outstanding shares of common stock held by persons other than the Mutual Holding Company).

NOTE 17 – SUMMARIZED CONSOLIDATED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table presents summarized consolidated quarterly data for each of the last two years.

Three Months Ended:	December 31,	September 30,	June 30,	March31,

	(Dollars in thousands, except per share data)
2009
Total interest income	$6,916	$6,819	$6,791	$6,829
Total interest expense	3,037	3,347	3,523	3,607
Net interest income	3,879	3,472	3,268	3,222
Provision for loan losses	320	100	-	195
Net interest income after provision for loan losses	3,559	3,372	3,268	3,027
Total non-interest income	(154)	(211)	256	376
Total non-interest expense	2.825	2,751	3,289	2,796
Income before income taxes	580	410	235	607
Income taxes (benefit)	118	80	30	164
Net income (loss)	$462	$330	$205	$443
Basic earnings (loss) per share	$0.11	$0.08	$0.05	$0.10
Diluted earnings (loss) per share	$0.11	$0.08	$0.05	$0.10

Three Months Ended:	December 31,	September 30,	June 30,	March31,

	(Dollars in thousands, except per share data)
2008
Total interest income	$7,118	$6,976	$6,587	$6,470
Total interest expense	3,903	3,977	3,878	3,938
Net interest income	3,215	2,999	2,709	2,532
Provision for loan losses	608	148	-	-
Net interest income after provision for loan losses	2,607	2,851	2,709	2,532
Total non-interest income	301	22	183	122
Total non-interest expense	2,452	2,503	2,393	2,281
Income before income taxes	456	370	499	373
Income taxes (benefit)	86	86	112	69
Net income (loss)	$370	$284	$387	$304
Basic earnings (loss) per share	$0.09	$0.07	$0.09	$0.07
Diluted earnings (loss) per share	$0.09	$0.07	$0.09	$0.07

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Colonial Financial Services, Inc. or Colonial Bank, FSB.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Colonial Financial Services, Inc. or Colonial Bank, FSB since any of the dates as of which information is furnished herein or since the date hereof.

Up to 3,105,000 Shares
(Subject to Increase to up to 3,570,750 Shares)

(Proposed Holding Company for
Colonial Bank, FSB)

COMMON STOCK
par value $0.01 per share

PROSPECTUS

 Stifel Nicolaus

[Prospectus Date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until ___________________, or 25 days after commencement of the syndicated community offering, all dealers that effect transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Letterhead of Colonial Bankshares, Inc.]

Dear Fellow Stockholder:

Colonial Bankshares, Inc. is soliciting stockholder votes regarding the mutual-to-stock conversion of Colonial Bankshares, MHC.  Pursuant to a Plan of Conversion and Reorganization, our organization will convert from a partially public company to a fully public company by selling a minimum of 2,295,000 shares of common stock of a newly formed company named Colonial Financial Services, Inc., which will become the holding company for Colonial Bank, FSB.

The Proxy Vote
We have received conditional regulatory approval to implement the Plan of Conversion and Reorganization.  However, we must also receive the approval of our stockholders.  Enclosed is a Proxy Statement/Prospectus describing the proposals being presented at our annual meeting of stockholders.  Please promptly vote the enclosed Proxy Card.  Our Board of Directors urges you to vote “FOR” the approval of the Plan of Conversion and Reorganization and “FOR” the other matters being presented at the annual meeting.

The Exchange
At the conclusion of the conversion, your shares of Colonial Bankshares, Inc. common stock will be exchanged for new shares of Colonial Financial Services, Inc. common stock.  The number of new shares that you receive will be based on an exchange ratio that is described in the Proxy Statement/Prospectus.  Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of Colonial Bankshares, Inc. who holds stock certificates.  The transmittal form explains the procedure to follow to exchange your shares.  Please do not deliver your certificate(s) before you receive the transmittal form.  Shares of Colonial Bankshares, Inc. that are held in street name (e.g. in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering
We are offering the shares of common stock of Colonial Financial Services, Inc. for sale at $10.00 per share.  The shares are being offered in a Subscription Offering to eligible customers of Colonial Bank, FSB.  If all shares are not subscribed for in the Subscription Offering, shares would be available in a Community Offering, to Colonial Bankshares, Inc. public stockholders and others not eligible to place orders in the Subscription Offering.  If you may be interested in purchasing shares of our common stock, contact our Stock Information Center to receive a stock order form and prospectus.  The stock offering period is expected to expire on [expiration date].

If you have any questions please refer to the Questions & Answers section herein.

We thank you for your support as a stockholder of Colonial Bankshares, Inc.

Sincerely,

Edward J. Geletka
President and Chief Executive Officer

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  None of the Securities and Exchange Commission, the Office of Thrift Supervision, or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF COLONIAL FINANCIAL SERVICES, INC.
PROXY STATEMENT OF COLONIAL BANKSHARES, INC.

Colonial Bank, FSB is converting from the mutual holding company structure to a fully-public stock holding company structure. Currently, Colonial Bank, FSB is a wholly-owned subsidiary of Colonial Bankshares, Inc., and Colonial Bankshares, MHC owns 55.0% of Colonial Bankshares, Inc.’s common stock. The remaining 45.0% of Colonial Bankshares, Inc.’s common stock is owned by public stockholders. As a result of the conversion, a newly formed Maryland corporation named Colonial Financial Services, Inc. will replace Colonial Bankshares, Inc. as the holding company of Colonial Bank, FSB.  Each share of Colonial Bankshares, Inc. common stock owned by the public will be exchanged for between 0.9399 and 1.4624 shares of common stock of Colonial Financial Services, Inc., so that immediately after the conversion Colonial Bankshares, Inc.’s existing public stockholders will own the same percentage of Colonial Financial Services, Inc. common stock as they owned of Colonial Bankshares, Inc.’s common stock immediately prior to the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, as further discussed below.  The actual number of shares that you will receive will depend on the percentage of Colonial Bankshares, Inc. common stock held by the public at the completion of the conversion, the final independent appraisal of Colonial Financial Services, Inc. and the number of shares of Colonial Financial Services, Inc. common stock sold in the offering described in the following paragraph. It will not depend on the market price of Colonial Bankshares, Inc. common stock. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. Based on the $_____ per share closing price of Colonial Bankshares, Inc. common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least ____________ shares of Colonial Financial Services, Inc. common stock are sold in the offering (which is between the ____ and the ____ of the offering range), the initial value of the Colonial Financial Services, Inc. common stock you receive in the share exchange would be less than the market value of the Colonial Bankshares, Inc. common stock you currently own. See “Risk Factors—The market value of Colonial Financial Services, Inc. common stock received in the share exchange may be less than the market value of Colonial Bankshares, Inc. common stock exchanged.”

Concurrently with the exchange offer, we are offering up to 3,570,750 shares of common stock of Colonial Financial Services, Inc., representing the 55.0% ownership interest of Colonial Bankshares, MHC in Colonial Bankshares, Inc., for sale to eligible depositors and certain borrowers of Colonial Bank, FSB and to the public, including Colonial Bankshares, Inc. stockholders, at a price of $10.00 per share. The conversion of Colonial Bankshares, MHC and the offering and exchange of common stock by Colonial Financial Services, Inc. is referred to herein as the “conversion and offering.” After the conversion and offering are completed, Colonial Bank, FSB will be a wholly-owned subsidiary of Colonial Financial Services, Inc., and 100% of the common stock of Colonial Financial Services, Inc. will be owned by public stockholders. As a result of the conversion and offering, Colonial Bankshares, Inc. and Colonial Bankshares, MHC will cease to exist.

Colonial Bankshares, Inc.’s common stock is currently traded on the Nasdaq Global Market under the trading symbol “COBK.”  For a period of 20 trading days after the completion of the conversion and offering, we expect Colonial Financial Services, Inc.’s shares of common stock will trade on the Nasdaq Global Market under the symbol “COBKD,” and, thereafter, the trading symbol will revert to “COBK.”

The conversion and offering cannot be completed unless the stockholders of Colonial Bankshares, Inc. approve the Plan of Conversion and Reorganization of Colonial Bankshares, MHC, referred to herein as the “plan of conversion.”  Colonial Bankshares, Inc. is holding its annual meeting of stockholders at the executive offices of Colonial Bank, FSB, 2745 S. Delsea Drive, Vineland, New Jersey 08360, on [meeting date], at 3:00 p.m., local time, to consider and vote upon the plan of conversion.  We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the annual meeting by Colonial Bankshares, Inc. stockholders, including shares held by Colonial Bankshares, MHC, and (ii) a majority of the total number of votes entitled to be cast at the annual meeting by Colonial Bankshares, Inc. stockholders other than Colonial Bankshares, MHC.  Colonial Bankshares, Inc.’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion.

This document serves as the proxy statement for the annual meeting of stockholders of Colonial Bankshares, Inc. and the prospectus for the shares of Colonial Financial Services, Inc. common stock to be issued in exchange for shares of Colonial Bankshares, Inc. common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Office of Thrift Supervision.  This document does not serve as the prospectus relating to the offering by Colonial Financial Services, Inc. of its shares of common stock for sale, which is being made pursuant to a separate prospectus.  Stockholders of Colonial Bankshares, Inc. are not required to participate in the stock offering.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 16 for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Office of Thrift Supervision, or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, please read this proxy statement/prospectus including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to our proxy information agent, Laurel Hill Advisory Group, LLC, at 1-888-___________, Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern Time.

The date of this proxy statement/prospectus is [document date], and it is first being mailed to stockholders of Colonial Bankshares, Inc. on or about _____, 2010.

COLONIAL BANKSHARES, INC.
2745 S. Delsea Drive
Vineland, New Jersey 08360
(856) 205-0058

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On [meeting date], Colonial Bankshares, Inc. will hold its annual meeting of stockholders at the executive offices of Colonial Bank, FSB, 2745 S. Delsea Drive, Vineland, New Jersey 08360.  The meeting will begin at 3:00 p.m., local time.  At the meeting, stockholders will consider and act on the following:

1.
The approval of a plan of conversion and reorganization pursuant to which: (a) Colonial Bankshares, MHC and Colonial Bankshares, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Colonial Financial Services, Inc., a Maryland corporation, will become the holding company for Colonial Bank, FSB; (c) the outstanding shares of Colonial Bankshares, Inc., other than those held by Colonial Bankshares, MHC, will be converted into shares of common stock of Colonial Financial Services, Inc.; and (d) Colonial Financial Services, Inc. will offer shares of its common stock for sale in a subscription offering, and, if necessary, a community offering and/or syndicated community offering;

2.	The election of three directors;

3.	The ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm for the year ending December 31, 2010;

4.
The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the plan of conversion and reorganization;

5.	The following informational proposals:

5a.
Approval of a provision in Colonial Financial Services, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Colonial Financial Services, Inc.’s articles of incorporation;

5b.
Approval of a provision in Colonial Financial Services, Inc.’s bylaws requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Colonial Financial Services, Inc.’s bylaws;

5c.
Approval of a provision in Colonial Financial Services, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Colonial Financial Services, Inc.’s outstanding voting stock; and

6.	Such other business that may properly come before the meeting.

NOTE:  The board of directors is not aware of any other business to come before the meeting.

The provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws that are summarized as informational proposals 5a through 5c were approved as part of the process in which our board of directors approved the plan of conversion and reorganization (referred to herein as the “plan of conversion”).  These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion.  While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

The board of directors has fixed [record date], as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at an adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of Colonial Bankshares, Inc. at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion.  In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by Colonial Bankshares, Inc. by _____, 2010.

Please complete and sign the enclosed proxy card, which is solicited by the board of directors, and mail it promptly in the enclosed envelope.  If you prefer, you may vote by using the telephone or Internet.  For information on submitting your proxy or voting by telephone or Internet, please refer to instructions on the enclosed proxy card.  The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Marie E. Davis
Corporate Secretary

Vineland, New Jersey
[document date]

QUESTIONS AND ANSWERS
FOR STOCKHOLDERS OF COLONIAL BANKSHARES, INC.
REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion and reorganization.  The plan of conversion and reorganization described herein (referred to as the “plan of conversion”) has been conditionally approved by Colonial Bankshares, Inc.’s primary federal regulator, the Office of Thrift Supervision.  However, such approval by this agency does not constitute a recommendation or endorsement of the plan of conversion.

Q.   WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.
Colonial Bankshares, Inc. stockholders as of [record date] are being asked to vote on the plan of conversion pursuant to which Colonial Bankshares, MHC will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Maryland corporation, Colonial Financial Services, Inc., is offering its common stock to eligible depositors and borrowers of Colonial Bank, FSB, to stockholders of Colonial Bankshares, Inc. as of [record date] and to the public. The shares offered represent Colonial Bankshares, MHC’s current 55.0% ownership interest in Colonial Bankshares, Inc.  Voting for approval of the plan of conversion will also include approval of the exchange ratio and the articles of incorporation and bylaws of Colonial Financial Services, Inc. (including the anti-takeover provisions and provisions limiting stockholder rights).  Your vote is important. Without sufficient votes “FOR” its adoption, we cannot implement the plan of conversion and complete the stock offering.

In addition, stockholders are being asked to elect three directors to serve for a three-year term and until their successors are elected and qualified, and are being asked to approve the ratification of ParenteBeard LLC as the independent registered public accounting firm for the year ending December 31, 2010.

In addition, Colonial Bankshares, Inc. stockholders are being asked to approve the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the plan of conversion.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation and bylaws of Colonial Financial Services, Inc.:

●
Approval of a provision in Colonial Financial Services, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Colonial Financial Services, Inc.’s articles of incorporation;

●
Approval of a provision in Colonial Financial Services, Inc.’s bylaws requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Colonial Financial Services, Inc.’s bylaws; and

●
Approval of a provision in Colonial Financial Services, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Colonial Financial Services, Inc.’s outstanding voting stock.

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The provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws that are included as informational proposals were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion.  While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of Colonial Financial Services, Inc. if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Your vote is important.  We cannot implement the plan of conversion and the related stock offering unless the adoption of the plan of conversion receives the affirmative vote of a majority of shares held by our public stockholders.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.           [Same as the offering prospectus]

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING COLONIAL BANKSHARES, INC. SHARES?

A.
As more fully described in “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 0.9399 shares at the minimum and 1.2716 shares at the maximum of the offering range (or 1.4624 shares at the adjusted maximum of the offering range) of Colonial Financial Services, Inc. common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Colonial Bankshares, Inc. common stock, and the exchange ratio is 1.1058 (at the midpoint of the offering range), after the conversion you will receive 110 shares of Colonial Financial Services, Inc. common stock and $5.80 in cash, the value of the fractional share, based on the $10.00 per share purchase price of stock in the offering.

If you own shares of Colonial Bankshares, Inc. common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares.  If you own shares in the form of Colonial Bankshares, Inc. stock certificates after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. New certificates of Colonial Financial Services, Inc. common stock and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the exchange agent receives properly executed transmittal forms and your Colonial Bankshares, Inc. stock certificates.  You should not submit a stock certificate until you receive a transmittal form.

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Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.
The shares will be based on a price of $10.00 per share because that is the price at which Colonial Financial Services, Inc. will sell shares in its stock offering.  The amount of common stock Colonial Financial Services, Inc. will issue at $10.00 per share in the offering and the exchange is based on an independent appraisal of the estimated market value of Colonial Financial Services, Inc., assuming the conversion and offering are completed.  RP Financial, LC., an appraisal firm experienced in appraisal of financial institutions, has estimated that, as of February 19, 2010, this market value ranged from $41.7 million to $56.5 million, with a midpoint of $49.1 million.  Based on this valuation, the number of shares of common stock of Colonial Financial Services, Inc. that existing public stockholders of Colonial Bankshares, Inc. will receive in exchange for their shares of Colonial Bankshares, Inc. common stock will range from 1,878,444 to 2,541,424, with a midpoint of 2,209,934 (a value of $18.8 million to $25.4 million, with a midpoint of $22.1 million, at $10.00 per share).  The number of shares received by the existing public stockholders of Colonial Bankshares, Inc. is intended to maintain their existing 45.0% ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The independent appraisal is based in part on Colonial Bankshares, Inc.’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to Colonial Bankshares, Inc.

Q.	DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF COLONIAL BANKSHARES, INC. COMMON STOCK?

A.
No, the exchange ratio will not be based on the market price of Colonial Bankshares, Inc. common stock. Instead, the purpose of the exchange ratio is to maintain the ownership percentage of existing public stockholders of Colonial Bankshares, Inc.  Therefore, changes in the price of Colonial Bankshares, Inc. common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	WHY DOESN’T COLONIAL BANKSHARES, INC. WAIT TO CONDUCT THE CONVERSION AND OFFERING UNTIL THE STOCK MARKET IMPROVES SO THAT CURRENT STOCKHOLDERS CAN RECEIVE A HIGHER EXCHANGE RATIO?

A.
The board of directors believes that the stock holding company form of organization and the capital raised in the conversion offer important advantages and that it is in the best interest of our stockholders to complete the conversion and offering sooner rather than later. There is no way to know when market conditions will change, when regulations governing conversion to stock form will change, or how they may change, or how changes in market conditions might affect stock prices for financial institutions. The board of directors concluded that it would be better to complete the conversion and offering now, under existing Office of Thrift Supervision conversion regulations and under a valuation that offers a fair exchange ratio to existing stockholders and an attractive price to new investors, rather than wait an indefinite amount of time for potentially better market conditions.

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Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.
No.  If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after completion of the conversion.  If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.
Mark your vote, sign each proxy card enclosed and return the card(s) in the enclosed proxy reply envelope.  For information on submitting your proxy, please refer to instructions on the enclosed proxy card.  YOUR VOTE IS IMPORTANT.  PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.
No.  Your broker, bank or other nominee will not be able to vote your shares without instructions from you.  You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.
Your vote is very important.  We believe the conversion and offering are in the best interests of our stockholders and the communities we serve.  However, not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion. Without sufficient favorable votes “for” the plan of conversion, we cannot complete the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.
Yes. If you would like to receive a prospectus and stock order form, you may call our Stock Information Center, toll-free, at (_____) ______-________, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time.  The Stock Information Center is closed weekends and bank holidays.

Eligible depositors and certain borrowers of Colonial Bank, FSB have priority subscription rights allowing them to purchase common stock in a subscription offering.  Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described herein.  In the event orders for Colonial Financial Services, Inc. common stock in a community offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the New Jersey counties of Cumberland and Gloucester; second to cover orders of Colonial Bankshares, Inc. stockholders as of [record date]; and thereafter to cover orders of the general public.

4

Stockholders of Colonial Bankshares, Inc. are subject to an ownership limitation.  Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Colonial Bankshares, Inc. common stock, may not exceed 5% of the total shares of common stock of Colonial Financial Services, Inc. to be issued and outstanding after the completion of the conversion.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than 2:00 p.m., Eastern Time on _____, 2010.

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT COLONIAL BANK, FSB?

A.
No.  The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged.  Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit.  Loans and rights of borrowers will not be affected.  Depositors will no longer have voting rights in Colonial Bankshares, MHC, which will cease to exist after the conversion and offering.  Only stockholders of Colonial Financial Services, Inc. will have voting rights after the conversion and offering.

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to our proxy information agent, Laurel Hill Advisory Group, LLC, at 1-888-_________, Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern Time.  Questions about the stock offering may be directed to our Stock Information Center at 1-800-_______, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time.  The Stock Information Center is closed weekends and bank holidays.

5

SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you.  To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Election of Directors,” “Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm,”  “Proposal 4 — Adjournment of the Annual Meeting,” “Proposals 5a through 5c — Informational Proposals Related to the Articles of Incorporation and Bylaws of Colonial Financial Services, Inc.” and the consolidated financial statements and the notes to the consolidated financial statements.

The Annual Meeting

Date, Time and Place. Colonial Bankshares, Inc. will hold its annual meeting of stockholders at the executive offices of Colonial Bank, FSB, 2745 S. Delsea Drive, Vineland, New Jersey 08360, on [meeting date], at 3:00 p.m., Eastern Time.

The Proposals. Stockholders will be voting on the following proposals at the annual meeting:

1.
The approval of a plan of conversion and reorganization pursuant to which: (a) Colonial Bankshares, MHC and Colonial Bankshares, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Colonial Financial Services, Inc., a Maryland corporation, will become the holding company for Colonial Bank, FSB; (c) the outstanding shares of Colonial Bankshares, Inc., other than those held by Colonial Bankshares, MHC, will be converted into shares of common stock of Colonial Financial Services, Inc.; and (d) Colonial Financial Services, Inc. will offer shares of its common stock for sale in a subscription offering, and, if necessary, a community offering and/or syndicated community offering;

2.	The election of three directors;

3.	The ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm for the year ending December 31, 2010;

4.
The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the plan of conversion; and

5.	The following informational proposals:

5a.
Approval of a provision in Colonial Financial Services, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Colonial Financial Services, Inc.’s articles of incorporation;

5b.
Approval of a provision in Colonial Financial Services, Inc.’s bylaws requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Colonial Financial Services, Inc.’s bylaws;

6

5c.
Approval of a provision in Colonial Financial Services, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Colonial Financial Services, Inc.’s outstanding voting stock; and

6.	Such other business that may properly come before the meeting.

The provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals 5a through 5c were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Colonial Financial Services, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Vote Required for Approval of Proposals by the Stockholders of Colonial Bankshares, Inc.

Proposal 1: Approval of the Plan of Conversion and Reorganization.  We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the annual meeting by Colonial Bankshares, Inc. stockholders, including shares held by Colonial Bankshares, MHC, and (ii) a majority of the total number of votes entitled to be cast at the annual meeting by Colonial Bankshares, Inc. stockholders other than Colonial Bankshares, MHC.

Proposal 1 must also be approved by the members of Colonial Bankshares, MHC at a special meeting of members called for that purpose.  Members will receive separate informational materials for Colonial Bankshares, MHC regarding the conversion.

Proposal 2:  Election of directors.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

Proposal 3:  Ratification of appointment of independent registered public accounting firm. The affirmative vote of a majority of the shares cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of ParenteBeard LLC as the independent registered public accounting firm for the year ending December 31, 2010.

Proposal 4:  Approval of the adjournment of the annual meeting.  We must obtain the affirmative vote of at least a majority of the votes cast by Colonial Bankshares, Inc. stockholders at the annual meeting to adjourn the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the proposal to approve the plan of conversion.

7

Informational Proposals 5a through 5c.  The provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws that are summarized as informational proposals were approved as part of the process in which the board of directors of Colonial Bankshares, Inc. approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion.  While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Colonial Financial Services, Inc. if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Colonial Bankshares, Inc.  At this time, we know of no other matters that may be presented at the annual meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the annual meeting.  To revoke your proxy, you must advise the corporate secretary of Colonial Bankshares, Inc. in writing before your common stock has been voted at the annual meeting, deliver a later-dated proxy or attend the annual meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Vote by Colonial Bankshares, MHC

Management anticipates that Colonial Bankshares, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above.  If Colonial Bankshares, MHC votes all of its shares in favor of each proposal, the election of directors, the ratification of the appointment of the independent registered public accounting firm and the approval of the adjournment of the anual meeting, if necessary, would be assured.

As of [record date] the directors and executive officers of Colonial Bankshares, Inc. beneficially owned ____ shares, or approximately ___% of the outstanding shares of Colonial Bankshares, Inc. common stock, and Colonial Bankshares, MHC owned 2,441,716 shares, or approximately 55.0% of the outstanding shares of Colonial Bankshares, Inc. common stock.

Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” the plan of conversion, “FOR” the election of directors, “FOR” the adjournment of the annual meeting, if necessary, and “FOR” the Informational Proposals 5a through 5c.  In addition, the Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of ParenteBeard LLC as independent registered public accounting firm for the year ending December 31, 2010.

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The Companies

Colonial Bankshares, MHC

Colonial Bankshares, MHC is the federally chartered mutual holding company of Colonial Bankshares, Inc.  Colonial Bankshares, MHC’s principal business activity is the ownership of 2,441,716 shares of common stock of Colonial Bankshares, Inc., or 55.0% of the issued and outstanding shares as of December 31, 2009.  Upon completion of the conversion and offering, Colonial Bankshares, MHC will no longer exist.

Colonial Bankshares, MHC’s executive offices are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number at this address is (856) 205-0058.

Colonial Bankshares, Inc.

Colonial Bankshares, Inc. is a federally chartered corporation that owns all of the outstanding common stock of Colonial Bank, FSB.  At December 31, 2009, Colonial Bankshares, Inc. had consolidated assets of $568.7 million, deposits of $500.4 million and stockholders’ equity of $45.5 million.  Upon completion of the conversion and offering, Colonial Bankshares, Inc. will no longer exist.

Colonial Bankshares, Inc.’s executive offices are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number at this address is (856) 205-0058.

Colonial Financial Services, Inc.

Colonial Financial Services, Inc. is a newly formed Maryland corporation that will own all of the outstanding common stock of Colonial Bank, FSB upon completion of the conversion and the offering.  Upon the completion of the conversion and offering, Colonial Financial Services, Inc. will be the successor to Colonial Bankshares, Inc.

Colonial Financial Services, Inc.’s executive offices are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number at this address is (856) 205-0058.

Colonial Bank, FSB

Colonial Bank, FSB is a federally chartered savings bank headquartered in Vineland, New Jersey.  Colonial Bank, FSB was originally founded in 1913. Colonial Bank, FSB conducts business from its main office located in Vineland, New Jersey, its eight branch offices located in Cumberland and Gloucester Counties, New Jersey and through its Delaware operating subsidiary, CB Delaware Investments, Inc., which was formed in September 2006.  Our principal business activity is the origination of one- to four-family residential and commercial real estate loans.  We also offer home equity loans and lines of credit, commercial business loans and construction and land loans, and, to a lesser extent, multi-family real estate loans and consumer loans.  We also invest in mortgage-backed securities and other investment securities.  We offer a variety of deposit accounts, including demand accounts, NOW accounts, money market accounts, savings accounts and certificates of deposit.  Deposits are our primary source of funds for our lending and investing activities.  We have also used borrowed funds as a source of funds, and we borrow principally from the Federal Home Loan Bank of New York.

Colonial Bank, FSB is subject to comprehensive regulation and examination by the Office of Thrift Supervision.

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Colonial Bank, FSB’s executive offices are located at 2745 S. Delsea Drive, Vineland, New Jersey 08360, and its telephone number at this address is (856) 205-0058.  Its website address is www.colonialbankfsb.com.  Information on this website is not and should not be considered to be a part of this prospectus.

Plan of Conversion and Reorganization

The Boards of Directors of Colonial Bankshares, Inc., Colonial Bankshares, MHC, Colonial Bank, FSB and Colonial Financial Services, Inc. have adopted a plan of conversion and reorganization pursuant to which Colonial Bank, FSB will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of Colonial Bankshares, Inc. will receive shares in Colonial Financial Services, Inc. in exchange for their shares of Colonial Bankshares, Inc. common stock based on an exchange ratio.  This conversion to a stock holding company structure also includes the offering by Colonial Financial Services, Inc. of shares of its common stock to eligible depositors and certain borrowers of Colonial Bank, FSB and to the public, including Colonial Bankshares, Inc. stockholders, in a subscription offering and, if necessary, in a community offering and/or syndicated community offering.  Following the conversion and offering, Colonial Bankshares, MHC and Colonial Bankshares, Inc. will no longer exist, and Colonial Financial Services, Inc. will be the parent company of Colonial Bank, FSB.

The conversion and offering cannot be completed unless the stockholders of Colonial Bankshares, Inc. approve the plan of conversion.  Colonial Bankshares, Inc.’s stockholders will vote on the plan of conversion at Colonial Bankshares, Inc.’s annual meeting.  This document is the proxy statement used by Colonial Bankshares, Inc.’s board of directors to solicit proxies for the annual meeting.  It is also the prospectus of Colonial Financial Services, Inc. regarding the shares of Colonial Financial Services, Inc. common stock to be issued to Colonial Bankshares, Inc.’s stockholders in the share exchange.  This document does not serve as the prospectus relating to the offering by Colonial Financial Services, Inc. of its shares of common stock in the subscription offering and any community offering, syndicated community offering or firm commitment offering, which will be made pursuant to a separate prospectus.

Our Current Organizational Structure

In January 2003, Colonial Bank, FSB completed its conversion from a mutual savings bank into the two-tiered mutual holding company structure and became a wholly owned subsidiary of Colonial Bankshares, Inc. In June 2005, Colonial Bankshares, Inc. sold 2,079,980 shares of its common stock to the public, representing 46.0% of its then-outstanding shares, at $10.00 per share.  The remaining 2,441,716 shares were issued to Colonial Bankshares, MHC.

Pursuant to the terms of Colonial Bankshares, MHC’s plan of conversion and reorganization, Colonial Bankshares, MHC will convert from the mutual holding company to the stock holding company corporate structure.  As part of the conversion, we are offering for sale in a subscription offering and possibly in a community offering and a syndicated community offering shares of Colonial Financial Services, Inc. common stock representing the majority ownership interest in Colonial Bankshares, Inc. that is currently held by Colonial Bankshares, MHC.  Upon the completion of the conversion and offering, Colonial Bankshares, MHC and Colonial Bankshares, Inc. will cease to exist, and we will complete the transition of our organization from being partially owned by public stockholders to being fully owned by public stockholders.  Upon completion of the conversion, public stockholders of Colonial Bankshares, Inc. will receive shares of common stock of Colonial Financial Services, Inc. in exchange for their shares of Colonial Bankshares, Inc.

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The following diagram shows our current organizational structure, which is commonly referred to as the “two-tier” mutual holding company structure:

Our Organizational Structure Following the Conversion

After the conversion and offering are completed, we will be organized as a fully public stock holding company, as follows:

Reasons for the Conversion and the Offering

[Same as the offering prospectus]

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Conditions to Completion of the Conversion

The Office of Thrift Supervision has conditionally approved the plan of conversion.  However, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

We cannot complete the conversion unless:

●	The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of Colonial Bankshares, MHC as of ___, 2010;

●
The plan of conversion is approved by a vote of at least two-thirds of the outstanding shares of common stock of Colonial Bankshares, Inc. as of [record date], including shares held by Colonial Bankshares, MHC.;

●
The plan of conversion and reorganization is approved by a vote of at least a majority of the outstanding shares of common stock of Colonial Bankshares, Inc. as of [record date], excluding those shares held by Colonial Bankshares, MHC;

●	At least the minimum number of shares of Colonial Financial Services, Inc. common stock offered are sold; and

●
We receive the final approval of the Office of Thrift Supervision to complete the conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

Colonial Bankshares, MHC intends to vote its ownership interest in favor of the plan of conversion.  At [record date], Colonial Bankshares, MHC owned 55.0% of the outstanding shares of common stock of Colonial Bankshares, Inc.  The directors and executive officers of Colonial Bankshares, Inc. and their affiliates owned ___ shares of Colonial Bankshares, Inc., or ___% of the outstanding shares of common stock as of [record date]. They have indicated their intention to vote those shares in favor of the plan of conversion.

The Exchange of Existing Shares of Colonial Bankshares, Inc. Common Stock

Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders of Colonial Bankshares, Inc. will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable.  Each publicly held share of Colonial Bankshares, Inc. common stock will, at the completion of the conversion, be automatically converted into the right to receive a number of shares of Colonial Financial Services, Inc. common stock.  The number of shares of common stock will be determined pursuant to an exchange ratio that ensures that the public stockholders will own the same percentage of common stock in Colonial Financial Services, Inc. after the conversion as they held in Colonial Bankshares, Inc. immediately prior to the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio is not dependent on the market value of Colonial Bankshares, Inc.’s currently outstanding common stock.  The exchange ratio is based on the percentage of Colonial Bankshares, Inc. common stock held by the public, the independent valuation of Colonial Financial Services, Inc. prepared by RP Financial, LC. and the number of shares of Colonial Financial Services, Inc. common stock issued in the offering. The exchange ratio is expected to range from approximately 0.9399 exchange shares for each publicly held share of Colonial Bankshares, Inc. at the minimum of the offering range to 1.4624 exchange shares for each publicly held share of Colonial Bankshares, Inc. at the adjusted maximum of the offering range.

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If you are a stockholder of Colonial Bankshares, Inc. at the conclusion of the conversion, your shares will be exchanged for shares of Colonial Financial Services, Inc.  The number of shares you receive will be based on the number of shares of common stock you own and the final exchange ratio determined as of the conclusion of the conversion.

The following table shows how the exchange ratio will adjust based on the number of shares of common stock issued in the offering and the shares of common stock issued and outstanding on the date of this proxy statement/prospectus.  The table also shows how many whole shares of Colonial Financial Services, Inc. a hypothetical owner of Colonial Bankshares, Inc. common stock would receive in the exchange for 100 shares of Colonial Bankshares, Inc. common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.
					Total Shares of Common Stock to be Issued in Conversion and Offering		Equivalent Value of Shares Based Upon Current Market Price (1)
	Shares to be Sold in This Offering		Shares of Colonial Financial Services, Inc. to be Issued for Shares of Colonial Bankshares, Inc.			Exchange Ratio		Shares to be Received for 100 Existing Shares
	Amount	Percent	Amount	Percent

Minimum	2,295,000	55.0%	1,878,444	45.0%	4,173,444	0.9399	$9.39	93
Midpoint	2,700,000	55.0	2,209,934	45.0	4,909,934	1.1058	11.05	110
Maximum	3,105,000	55.0	2,541,424	45.0	5,646,424	1.2716	12.71	127
15% above Maximum	3,570,750	55.0	2,922,638	45.0	6,493,388	1.4624	14.62	146

(1)
Represents the value of shares of Colonial Financial Services, Inc. common stock to be received in the conversion by a holder of one share of Colonial Bankshares, Inc., pursuant to the exchange ratio, assuming the market price of $10.00 per share.

Options to purchase shares of Colonial Bankshares, Inc. common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of Colonial Financial Services, Inc. common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio.  The aggregate exercise price, term and vesting period of the options will remain unchanged.

The Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Colonial Bankshares, Inc. common stock into the right to receive shares of Colonial Financial Services, Inc. common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Colonial Bankshares, Inc. who holds stock certificates.  The transmittal forms will contain instructions on how to exchange stock certificates of Colonial Bankshares, Inc. common stock for stock certificates of Colonial Financial Services, Inc. common stock.  We expect that stock certificates evidencing shares of Colonial Financial Services, Inc. common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Colonial Bankshares, Inc. stock certificates and other required documents.  Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

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No fractional shares of Colonial Financial Services, Inc. common stock will be issued to any public stockholder of Colonial Bankshares, Inc. when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Colonial Bankshares, Inc. stock certificates.  If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares.

You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions.  After the conversion, stockholders will not receive shares of Colonial Financial Services, Inc. common stock and will not be paid dividends on the shares of Colonial Financial Services, Inc. common stock until existing certificates representing shares of Colonial Bankshares, Inc. common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Colonial Bankshares, Inc. common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Colonial Financial Services, Inc. common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Colonial Bankshares, Inc. common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of Colonial Financial Services, Inc. common stock that we issue in exchange for existing shares of Colonial Bankshares, Inc. common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

[Same as the offering prospectus]

How We Intend to Use the Proceeds From the Offering

[Same as the offering prospectus]

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

[Same as the offering prospectus]

Our Dividend Policy

[Same as the offering prospectus]

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Purchases and Ownership by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for ______________ shares of common stock in the offering, representing ___% of shares to be sold at the midpoint of the offering range.  The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering.  Following the conversion, our directors and executive officers, together with their associates, are expected to own _______ shares of common stock, or ____% of our total outstanding shares of common stock at the midpoint of the offering range, which includes shares they currently own that will be exchanged for new shares of Colonial Financial Services, Inc.

Market for Common Stock

[Same as the offering prospectus]

Tax Consequences

As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Colonial Bankshares, MHC, Colonial Bankshares, Inc., Colonial Bank, FSB, Colonial Financial Services, Inc., persons eligible to subscribe in the subscription offering, or existing stockholders of Colonial Bankshares, Inc.  Existing stockholders of Colonial Bankshares, Inc. who receive cash in lieu of fractional share interests in shares of Colonial Financial Services, Inc. will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Changes in Stockholders’ Rights for Existing Stockholders of Colonial Bankshares, Inc.

As a result of the conversion, existing stockholders of Colonial Bankshares, Inc. will become stockholders of Colonial Financial Services, Inc.  Some rights of stockholders of Colonial Financial Services, Inc. will be reduced compared to the rights stockholders currently have in Colonial Bankshares, Inc.  The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law.  Many of the differences in stockholder rights under the articles of incorporation and bylaws of Colonial Financial Services, Inc. are not mandated by Maryland law but have been chosen by management as being in the best interests of Colonial Financial Services, Inc. and all of its stockholders.  The differences in stockholder rights in the articles of incorporation and bylaws of Colonial Financial Services, Inc. include the following:  (i) greater lead time required for stockholders to submit proposals for certain provisions of new business or to nominate directors; and (ii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of Stockholders’ Rights For Existing Stockholders of Colonial Bankshares, Inc.” for a discussion of these differences.

Dissenters’ Rights

Stockholders of Colonial Bankshares, Inc. do not have dissenters’ rights in connection with the conversion and offering.

Important Risks in Owning Colonial Financial Services, Inc.’s Common Stock

Before you decide to purchase stock, you should read the “Risk Factors” section beginning on page 16 of this proxy statement/prospectus.

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RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of Colonial Financial Services, Inc. common stock.

Risks Related to Our Business

[Same as the offering prospectus]

Risks Related to the Offering and the Exchange

The market value of Colonial Financial Services, Inc. common stock received in the share exchange may be less than the market value of Colonial Bankshares, Inc. common stock exchanged.

The number of shares of Colonial Financial Services, Inc. common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Colonial Bankshares, Inc. common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of Colonial Financial Services, Inc. common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public shareholders of Colonial Bankshares, Inc. common stock will own the same percentage of Colonial Financial Services, Inc. common stock after the conversion and offering as they owned of Colonial Bankshares, Inc. common stock immediately prior to completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares).  The exchange ratio will not depend on the market price of Colonial Bankshares, Inc. common stock.

The exchange ratio ranges from 0.9399 shares at the minimum to 1.2716 shares at the maximum (or 1.4624 at the adjusted maximum) of the offering range of Colonial Financial Services, Inc. common stock per share of Colonial Bankshares, Inc. common stock. Shares of Colonial Financial Services, Inc. common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Colonial Bankshares, Inc. common stock at the time of the exchange, the initial market value of the Colonial Financial Services, Inc. common stock that you receive in the share exchange could be less than the market value of the Colonial Bankshares, Inc. common stock that you currently own. Based on the most recent closing price of Colonial Bankshares, Inc. common stock prior to the date of this proxy statement/prospectus, which was $___, unless at least _____ shares of Colonial Financial Services, Inc. common stock are sold in the offering (which is between the ____ and the _____ of the offering range), the initial value of the Colonial Financial Services, Inc. common stock you receive in the share exchange would be less than the market value of the Colonial Bankshares, Inc. common stock you currently own.

[Remaining risks are the same as the offering prospectus]

16

INFORMATION ABOUT THE ANNUAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Colonial Bankshares, Inc. of proxies to be voted at the annual meeting of stockholders to be held at the executive offices of Colonial Bank, FSB, 2745 S. Delsea Drive, Vineland, New Jersey 08360, on [meeting date], at 3:00 p.m., Eastern Time, and any adjournment or postponement thereof.

At the annual meeting, stockholders will consider and vote upon the Plan of Conversion and Reorganization of Colonial Bankshares, MHC (referred to herein as the “plan of conversion”).

In addition, stockholders will vote on the election of directors, the ratification of the appointment of the independent registered public accounting firm, a proposal to approve the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the plan of conversion, and informational proposals with respect to the articles of incorporation and bylaws of Colonial Financial Services, Inc.

Voting in favor of or against the plan of conversion includes a vote for or against the conversion of Colonial Bankshares, MHC to a stock holding company as contemplated by the plan of conversion.  Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Colonial Bank, FSB.

Who Can Vote at the Meeting

You are entitled to vote your Colonial Bankshares, Inc. common stock if our records show that you held your shares as of the close of business on [record date].  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee.  As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on [record date], there were _________ shares of Colonial Bankshares, Inc. common stock outstanding.  Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on [record date], you may attend the meeting.  However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Colonial Bankshares, Inc. common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

17

Quorum; Vote Required

The annual meeting will be held only if there is a quorum.  A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion and Reorganization.  We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Colonial Bankshares, Inc. entitled to be cast at the annual meeting, including shares held by Colonial Bankshares, MHC, and (ii) a majority of the outstanding shares of common stock of Colonial Bankshares, Inc. entitled to be cast at the annual meeting, other than shares held by Colonial Bankshares, MHC.

Proposal 2:  Election of directors.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

Proposal 3:  Ratification of appointment of independent registered public accounting firm. The affirmative vote of a majority of the shares cast at the annual meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of ParenteBeard LLC as the independent registered public accounting firm for the year ending December 31, 2010.

Proposal 4:  Approval of the adjournment of the annual meeting.  We must obtain the affirmative vote of at least a majority of the votes cast by Colonial Bankshares, Inc. stockholders at the annual meeting to adjourn the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 5a through 5c.  The provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws that are summarized as informational proposals were approved as part of the process in which the board of directors of Colonial Bankshares, Inc. approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion.  While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Colonial Financial Services, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

18

Other Matters.  We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Colonial Bankshares, Inc.  At this time, we know of no other matters that may be presented at the annual meeting.

Shares Held by Colonial Bankshares, MHC and Our Officers and Directors

As of [record date], Colonial Bankshares, MHC beneficially owned 2,441,716 shares of Colonial Bankshares, Inc. common stock.  This equals approximately 55.0% of our outstanding shares.  Colonial Bankshares, MHC intends to vote all of its shares in favor of each proposal presented by Colonial Bankshares, Inc. at the meeting.

As of [record date], our officers and directors beneficially owned ____ shares of Colonial Bankshares, Inc. common stock, not including shares that they may acquire upon the exercise of outstanding stock options.  This equals ___% of our outstanding shares and ___% of shares held by persons other than Colonial Bankshares, MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Colonial Bankshares, Inc. common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Colonial Bankshares, Inc. common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors.  Our board of directors recommends that you vote “FOR” approval of the plan of conversion, “FOR” the election of directors, “FOR” the ratification of the appointment of the independent registered public accounting firm, “FOR” approval of the adjournment of the annual meeting, and “FOR” each of the Informational Proposals 5a through 5c.

If any matters not described in this proxy statement/prospectus are properly presented at the annual meeting, the board of directors will use their judgment to determine how to vote your shares.  We do not know of any other matters to be presented at the annual meeting.

If your Colonial Bankshares, Inc. common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the annual meeting.  To revoke your proxy, you must advise the corporate secretary of Colonial Bankshares, Inc. in writing before your common stock has been voted at the annual meeting, deliver a later-dated proxy or attend the annual meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

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Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the annual meeting by the board of directors.  Colonial Bankshares, Inc. will pay the costs of soliciting proxies from its stockholders.  To the extent necessary to permit approval of the plan of conversion and the other proposals being considered,  Laurel Hill Advisory Group, LLC, our proxy solicitor, directors, officers or employees of Colonial Bankshares, Inc. and Colonial Bank, FSB may solicit proxies by mail, telephone and other forms of communication.  We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as information agent and stockholder proxy solicitor, we will pay Laurel Hill Advisory Group, LLC, $____ plus out-of-pocket expenses and charges for telephone calls in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan

If you participate in Colonial Bank, FSB Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the Employee Stock Ownership Plan. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Colonial Bankshares, Inc. common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the plan’s trustee is _____, 2010.

Participants in the 401(k) Plan

[to be drafted]

Recommendation of the Board of Directors

The board of directors recommends that you promptly sign and mark the enclosed proxy in favor of the above described proposals, including the adoption of the plan of conversion, and promptly return it in the enclosed envelope.  Voting the proxy card will not prevent you from voting in person at the annual meeting.  For information on submitting your proxy, please refer to the instructions on the enclosed proxy.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

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PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The boards of directors of Colonial Bankshares, Inc. and of Colonial Bankshares, MHC have approved the plan of conversion and reorganization.  The plan of conversion must also be approved by the members of Colonial Bankshares, MHC and the stockholders of Colonial Bankshares, Inc.  A special meeting of members and the annual meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form.  Currently, Colonial Bank, FSB is a wholly-owned subsidiary of Colonial Bankshares, Inc. and Colonial Bankshares, MHC owns approximately 55.0% of Colonial Bankshares, Inc.’s common stock. The remaining 45.0% of Colonial Bankshares, Inc.’s common stock is owned by public stockholders. As a result of the conversion, our newly formed company, Colonial Financial Services, Inc., will become the holding company of Colonial Bank, FSB.  Each share of Colonial Bankshares, Inc. common stock owned by the public will be exchanged for between 0.9399 shares at the minimum and 1.2716 shares at the maximum of the offering range (or 1.4624 at the adjusted maximum of the offering range) of Colonial Financial Services, Inc. common stock, so that Colonial Bankshares, Inc.’s existing public stockholders will own the same percentage of Colonial Financial Services, Inc. common stock as they owned of Colonial Bankshares, Inc.’s common stock immediately prior to the conversion (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares).  The actual number of shares that you will receive will depend on the percentage of Colonial Bankshares, Inc. common stock held by the public at the completion of the conversion, the final independent appraisal of Colonial Financial Services, Inc. and the number of shares of Colonial Financial Services, Inc. common stock sold in the offering described in the following paragraph. It will not depend on the market price of Colonial Bankshares, Inc. common stock.

Concurrently with the exchange offer, we are offering up to 3,570,750 shares of common stock of Colonial Financial Services, Inc., representing the 55.0% ownership interest of Colonial Bankshares, MHC in Colonial Bankshares, Inc., for sale to eligible depositors and to the public at a price of $10.00 per share. After the conversion and offering are completed, Colonial Bank, FSB will be a wholly-owned subsidiary of Colonial Financial Services, Inc., and 100% of the common stock of Colonial Financial Services, Inc. will be owned by public stockholders. As a result of the conversion and offering, Colonial Bankshares, Inc. and Colonial Bankshares, MHC will cease to exist.

Colonial Financial Services, Inc. intends to contribute between $16.7 million and $22.9 million of net proceeds, or $26.5 million if the offering range is increased by 15%, to the Colonial Bank, FSB and to retain between $3.2 million and $4.5 million of the net proceeds, or $5.2 million if the offering range is increased by 15%.  The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	First, to depositors with accounts at Colonial Bank, FSB with aggregate balances of at least $50 at the close of business on January 31, 2009.

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(ii)
Second, to our tax-qualified employee benefit plans (including Colonial Bank, FSB’s employee stock ownership plan and 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.  We expect our employee stock ownership plan to purchase 4% of the shares of common stock sold in the stock offering.

(iii)	Third, to depositors with accounts at Colonial Bank, FSB with aggregate balances of at least $50 at the close of business on [supplemental date].

(iv)
Fourth, to depositors of Colonial Bank, FSB at the close of business on [member voting date], and to borrowers of Colonial Bank, FSB as of January 2, 2003 whose borrowings remained outstanding at the close of business on [member voting date].

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons residing in the New Jersey counties of Cumberland and Gloucester, and then to Colonial Bankshares, Inc.’s public stockholders as of [stockholder record date].  The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time.  We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” managed by Stifel, Nicolaus & Company, Incorporated.  We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering.  Any determination to accept or reject stock orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Community Offering.”  The syndicated community offering may begin at any time following the commencement of the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us, with approval of the Office of Thrift Supervision. Alternatively, we may sell any remaining shares in an underwritten public offering, which would be conducted on a firm commitment basis. See “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of Colonial Financial Services, Inc.  All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering.  The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

A copy of the plan of conversion is available for inspection at each branch office of Colonial Bank, FSB and at the Northeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to Colonial Bankshares, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website.  See “Where You Can Find Additional Information.”

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The board of directors recommends that you vote “FOR” the Plan of of Colonial Bankshares, MHC.

 [Remainder of section to be the same as the offering prospectus section entitled “The Conversion and the Offering”]

PROPOSAL 2 — ELECTION OF DIRECTORS

Colonial Bankshares, Inc.’s Board of Directors is currently comprised of five members.  Our bylaws provide that directors are divided into three classes, with one class of directors elected annually.  Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify.  Three directors will be elected at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify.  The Nominating Committee of the board of directors has nominated the following persons to serve as Director for a three-year term: Edward J. Geletka.

The table below sets forth certain information, as of [record date], regarding the nominees, the other current members of our board of directors, and executive officers who are not directors, including the terms of office of board members.  It is intended that the proxies solicited on behalf of the board of directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine.  At this time, the board of directors knows of no reason why any of the nominees might be unable to serve, if elected.  Except as indicated herein, there are no arrangements or understandings between any of the nominees or continuing directors and any other person pursuant to which such nominees or continuing directors were selected.

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Name	Position(s) Held With Colonial Bankshares, Inc.	Age	Director Since (1)	Current Term Expires	Shares Beneficially Owned		Percent of Class

NOMINEES
Edward J. Geletka	President, Chief Executive Officer and Director	48	2001	2010	71,335	(2)	1.6%

CONTINUING BOARD MEMBERS

Frank M. Hankins, Jr.	Director	92	1947	2012	63,697	(3)	1.4%
Albert A. Fralinger, Jr.	Chairman of the Board	77	1971	2011	62,358	(4)	1.3%
Gregory J. Facemyer, CPA	Vice Chairman of the Board	54	1994	2012	44,998	(5)	1.0%
John Fitzpatrick, CPA	Director	47	2005	2011	11,298	(6)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

L. Joseph Stella, III	Executive Vice President and Chief Financial Officer	52	N/A	N/A	36,604	(7)	*
William F. Whelan	Executive Vice President and Chief Operations Officer	57	N/A	N/A	19,324	(8)	*
Richard W. Dapp	Senior Vice President and Chief Credit Officer	55	N/A	N/A	31,980	(9)	*

All Directors and Executive Officers as a Group (10 persons)					398,590	(10)	9.0%

*	Less than 1%.
(1)	Includes service with Colonial Bank, FSB and Colonial Bankshares, Inc.
(2)
Includes 9,827 shares held in Mr. Geletka’s account in Colonial Bank, FSB’s 401(k) Plan, 4,498 shares allocated to Mr. Geletka under Colonial Bank, FSB’s employee stock ownership plan, 3,195 shares held by Mr. Geletka’s spouse, 6,800 unvested shares awarded under the Company’s 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 26,700 shares.

(3)
Includes 15,350 shares held in trust for Mr. Hankins’ grandchildren, 1,740 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 6,648 shares.

(4)
Includes 10,000 shares held by Mr. Fralinger’s spouse, 1,740 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 6,648 shares.

(5)
Includes 10,000 shares held in Mr. Facemyer’s profit sharing plan, 1,740 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 6,648 shares.

(6)	Includes 1,740 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 6,648 shares.
(7)
Includes 10,539 shares held in Mr. Stella’s account in Colonial Bank, FSB’s 401(k) plan, 3,465 shares allocated to Mr. Stella under Colonial Bank, FSB’s employee stock ownership plan, 900 shares held jointly with Mr. Stella’s spouse, 3,400 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 13,200 shares.

(8)
Includes 3,661 shares held in Mr. Whelan’s account in Colonial Bank, FSB’s 401(k) plan, 2,163 shares allocated to Mr. Whelan under Colonial Bank, FSB’s employee stock ownership plan, 2,400 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 7,200 shares.

(9)
Includes 20 shares held in Mr. Dapp’s account in Colonial Bank, FSB’s 401(k) plan, 1,983 shares allocated to Mr. Dapp under Colonial Bank, FSB’s employee stock ownership plan, 2,400 unvested shares awarded under our 2006 Stock-based Incentive Plan as to which he has voting but not dispositive power and exercisable options to purchase 7,200 shares.

(10)	Includes shares held by two directors whose terms expire at the annual meeting of stockholders.

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Directors and Executive Officers

The biographies of each of the nominees and continuing board members below contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director. Each director is also a director of Colonial Bankshares, MHC (the mutual holding company that owns 55.0% of Colonial Bankshares, Inc.’s shares of common stock) and Colonial Bank, FSB, and each executive officer is also an executive officer of Colonial Bankshares, MHC and Colonial Bank, FSB.

Directors

Albert A. Fralinger, Jr. is the Chairman and Chief Financial Officer of Fralinger Engineering, a civil engineering firm that he founded in 1960.  Mr. Fralinger has more than 40 years of experience as chief executive of his own company.  He has served as Chairman on various Boards including the Delaware River and Bay Authority and the South Jersey Regional Health System.  Mr. Fralinger has lived in the community in which Colonial Bank, FSB operates for over 60 years.  Mr. Fralinger has a three-year term that expires in 2011.

Gregory J. Facemyer, CPA, has been a self-employed certified public accountant since 1980.  Mr. Facemyer is a Township Committeeman in Hopewell Township, and has lived in the community in which Colonial Bank, FSB operates for over 50 years.  Mr. Facemyer’s experience as a certified public accountant qualifies him as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission.  Mr. Facemyer has a three-year term that expires in 2012.

Edward J. Geletka has served as the President and Chief Executive Officer of Colonial Bank, FSB since 2000, and has been employed by Colonial Bank, FSB in a variety of positions since 1987.  Mr. Geletka has over 30 years of banking experience.  During his tenure as President and Chief Executive Officer, Colonial Bank, FSB has grown in assets from $125 million at December 31, 1999, to over $568 million at December 31, 2009.  Mr. Geletka has lived in the community in which Colonial Bank, FSB operates for over 45 years.  Mr. Geletka is being nominated for a three-year term that expires in 2013.

Frank M. Hankins, Jr. is the retired Chairman of H. H. Hankins & Brothers Lumber in Bridgeton, New Jersey.  Mr. Hankins has over 50 years of experience as chief executive of his own company, and has lived in the community in which Colonial Bank, FSB operates for more than 75 years.  Mr. Hankins has a three-year term that expires in 2012.

John Fitzpatrick, CPA, is the President of Premier Accounting Services, of Pitman, New Jersey, formerly called Fitzpatrick & McIlvaine, CPAs PC, which he founded in 1992.  Mr. Fitzpatrick’s experience as a certified public accountant qualifies him as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission.   Mr. Fitzpatrick has lived in the community in which Colonial Bank, FSB operates for over 40 years.  Mr. Fitzpatrick has a three-year term that expires in 2011.

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Executive Officers Who are Not Directors

L. Joseph Stella, III, CPA has served as Executive Vice President and Chief Financial Officer of Colonial Bank, FSB since March 1999.

William F. Whelan was appointed Executive Vice President and Operations Officer in January 2007.  He was appointed Senior Vice President of Colonial Bank, FSB in July 2005.  Mr. Whelan was previously the Chief Executive Officer of St. Joseph’s Carpenter Society, a charitable organization that constructs housing units, and worked for that organization from 2001 until 2005.  From 1974 until 2001, Mr. Whelan worked for financial institutions in numerous positions.  Mr. Whelan has served as a Cumberland County Freeholder since 2008.

Richard W. Dapp has served as Senior Vice President and Chief Credit Officer of Colonial Bank, FSB since July 2004.  From November 2003 to July 2004, Mr. Dapp served as Vice President/Chief Commercial Lending Officer for Franklin Savings Bank, Pilesgrove, New Jersey.  From June 2001 to November 2002, Mr. Dapp served as Cumberland County Regional Vice President for Commerce Bank, NA, Vineland, New Jersey.

Board Independence

The board of directors has determined that each of Colonial Bankshares, Inc.’s directors, with the exception of Mr. Geletka, is “independent” as defined in Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market.  In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, which are not required to be reported under “—Transactions With Certain Related Persons,” below.  During the year ended December 31, 2009, Colonial Bank, FSB paid $18,948 to Fralinger Engineering for site work for a branch office and site plan approvals for another branch office.  Chairman Albert Fralinger is Chairman and Chief Financial Officer of Fralinger Engineering.

Board Leadership Structure and Risk Oversight

Our board of directors is chaired by Albert A. Fralinger, Jr., who is a non-executive director. This structure ensures a greater role for the independent directors in the oversight of Colonial Bankshares, Inc. and Colonial Bank, FSB and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

The board of directors is actively involved in oversight of risks that could affect Colonial Bankshares, Inc.  This oversight is conducted primarily through committees of the board of directors, but the full board of directors has retained responsibility for general oversight of risks.  The board of directors satisfies this responsibility through full reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Colonial Bankshares, Inc.  Risks relating to the direct operations of Colonial Bank, FSB are further overseen by the board of directors of Colonial Bank, FSB, who are the same individuals who serve on the board of directors of Colonial Bankshares, Inc.  The board of directors of Colonial Bank, FSB also has additional committees that conduct additional risk oversight.  Further, the board of directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization, such as the requirement that all loans in excess of $300,000 must be submitted to the full board of directors for approval.

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Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock.  Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis.  Based on our review of ownership reports required to be filed for the year ended December 31, 2009, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics

Colonial Bankshares, Inc. has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions.  The Code of Ethics has been filed with the Securities and Exchange Commission as Exhibit 14 to the Annual Report on Form 10-KSB for the year ended December 31, 2008 (File No. 000-51385).

Meetings and Committees of the Board of Directors

The business of Colonial Bankshares, Inc. is conducted at regular and special meetings of the board and its committees.  In addition, the “independent” members of the board of directors (as defined in the listing standards of the NASDAQ Stock Market) meet in executive sessions.  The standing committees of the board of directors of Colonial Bankshares, Inc. are the Audit, Compensation and Nominating Committees.  The entire board of directors acts with respect to compensation decisions upon recommendations from the Compensation Committee, although the President and Chief Executive Officer does not participate with respect to decisions on his compensation.  Colonial Bankshares, Inc. relies upon NASDAQ’s “Controlled Company Exemption” from the independence requirements with respect to compensation committees for companies with majority stockholders.  Colonial Bankshares, Inc. is a “Controlled Company” because more than 50% of its shares of common stock are owned by Colonial Bankshares, MHC.

During the year ended December 31, 2009, the board of directors met at 13 regular meetings and no special meetings.  No member of the board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

Audit Committee.  The Audit Committee is comprised of directors Facemyer (who serves as Chairman), Fitzpatrick and Hankins.  The Board of Directors has determined that each of Messrs. Facemyer and Fitzpatrick qualifies as an “audit committee financial expert.”  Information with respect to the experience of Messrs. Facemyer and Fitzpatrick is included in “Directors and Executive Officers.”  Each member of the Audit Committee is “independent” in accordance with the listing standards of the NASDAQ Stock Market.

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Our board of directors has adopted a written charter for the Audit Committee, which is available on our website at http://www.colonialbankfsb.com.    As more fully described in the Audit Committee Charter, the Audit Committee reviews the records and affairs of Colonial Bankshares, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America.  The Audit Committee met four times during the year ended December 31, 2009.

Nominating Committee.  The Nominating Committee consists of all of the directors of Colonial Bankshares, Inc. who are not standing for election.  Colonial Bankshares, Inc. relies upon NASDAQ’s “Controlled Company Exemption” from the independence requirements with respect to nominating committees for companies with majority stockholders.  Colonial Bankshares, Inc. is a “Controlled Company” because more than 50% of its shares of common stock are owned by Colonial Bankshares, MHC.

The Nominating Committee does not operate under a written charter.  Our Bylaws govern the nominations process, in accordance with Office of Thrift Supervision regulations, and the board of directors, by resolution, addresses the nominations process set forth in the Bylaws.  The Nominating Committee met once during the year ended December 31, 2009.

The board of directors seeks members who represent a mix of backgrounds and experiences that will enhance the quality of the board of directors’ deliberations and decisions.  As the holding company for a community bank, the board of directors also seeks directors who can continue to strengthen Colonial Bank, FSB’s position in its community and can assist Colonial Bank, FSB with business development through business and other community contacts.  The board of directors believes it should be comprised of persons with skills in areas such as:

●	finance, insurance and accounting;

●	sales and markets;

●	strategic planning;

●	organization leadership;

●	legal; and

●	government and governmental relationships.

The Nominating Committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service.  Current members of the board of directors with skills and experience that are relevant to Colonial Bankshares, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective.  If there were a vacancy on the board of directors because any member of the board of directors does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee would determine the desired skills and experience of a new nominee, solicit suggestions for director candidates from all board members and may engage in other search activities.  In addition to the skills noted above, candidates should possess certain attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of Colonial Bankshares, Inc., a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other points of view.  In addition to examining a candidate’s qualifications in light of the above attributes, the Nominating Committee would consider the following:  the overall character of the candidate and any existing or potential conflict of interest; the candidate’s willingness to serve and ability to devote the time and effort required; the candidate’s record of leadership; and the ability to develop business for Colonial Bankshares, Inc.

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In addition, our Bylaws provide that a director must own at least 100 shares of common stock of Colonial Bankshares, Inc.  During the year ended December 31, 2009, we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Nominating Committee may consider qualified candidates for director suggested by our stockholders.  Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 2745 S. Delsea Drive, Vineland, New Jersey 08360.  The Corporate Secretary must receive a submission not less than 150 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting.  The submission must include the following:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating Committee;

●
The name and address of the stockholder as such information appears on Colonial Bankshares, Inc.’s books, and the number of shares of Colonial Bankshares, Inc.’s common stock that are owned beneficially by such stockholder.  If the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

●
The name, address and contact information for the candidate, and the number of shares of common stock of Colonial Bankshares, Inc. that are owned by the candidate.  If the candidate is not a holder of record, appropriate evidence of the candidate’s ownership will be required;

●	A statement of the candidate’s business and educational experience;

●	Such other information regarding the candidate as would be required to be included in Colonial Bankshares, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

●	A statement detailing any relationship between the candidate and any customer, supplier or competitor of Colonial Bankshares, Inc. or its affiliates;

●	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

●	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

There have been no material changes to these procedures since they were previously disclosed in the proxy statement for our 2009 annual meeting of stockholders. Submissions that are received and that satisfy the above requirements are forwarded to the Chairman of the Nominating Committee for further review and consideration.  A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice Of Business To Be Conducted At An Annual Meeting.”

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Audit Committee Report

The Audit Committee has issued a report that states as follows:

●	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2009;

●
We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance”; and

●
We have received the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this document into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Colonial Bankshares, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Gregory J. Facemyer, CPA	John Fitzpatrick, CPA	Frank M. Hankins, Jr.

Compensation Committee

The Compensation Committee of the board of directors of Colonial Bankshares, Inc. is responsible for developing compensation guidelines and for recommending the compensation for the Chief Executive Officer, the Chief Financial Officer and other senior executive officers.  The Compensation Committee currently consists of Messrs. Richard S. Allen (who currently serves as Chairman), Facemyer and Fitzpatrick.  No member of the Compensation Committee is a current or former officer or employee of Colonial Bankshares, Inc., Colonial Bank, FSB or any subsidiary.  Each of the members is independent as defined in the NASDAQ listing standards.  For the year ended December 31, 2009, all Compensation Committee decisions were submitted to the full board of directors for review; however, Mr. Geletka did not participate in the consideration of his compensation.  During the year ended December 31, 2009, the Compensation Committee met two times.

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Our board of directors has adopted a written charter for the Compensation Committee, which is available on our website at http://www.colonialbankfsb.com.  This charter sets forth the responsibilities of the compensation committee and reflects the Compensation Committee’s commitment to create a compensation structure that compensates senior management and aligns the interests of senior management with those of our stockholders.

Our philosophy is to align executive compensation with the interests of our stockholders and to determine appropriate compensation levels that will enable us to meet the following objectives:

●	To attract, retain and motivate an experienced, competent executive management team;

●	To reward the executive management team for the enhancement of stockholder value based on our annual earnings performance and the market price of our stock;

●	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

●	To encourage ownership of our common stock through stock-based compensation to all levels of management; and

●	To maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Colonial Bankshares, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity.  The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.  The Compensation Committee and the Chief Executive Officer review the same information in connection with this recommendation.

 The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in the company’s market area.  Comparative salaries paid by other financial institutions are considered in establishing the salary for the given executive officer.  The Compensation Committee has utilized bank compensation surveys compiled by the American Bankers Association and the New Jersey Bankers Association as well as other surveys prepared by trade groups and independent benefit consultants.  In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position.  These factors are considered subjectively and none of the factors are accorded a specific weight.

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Communications with the Board of Directors

Any stockholder who wishes to contact our board of directors or an individual director may do so by writing to:  Colonial Bankshares, Inc., 2745 S. Delsea Drive, Vineland, New Jersey 08360, Attention:  Corporate Secretary.  Communications are reviewed by the Corporate Secretary and are then distributed to the board of directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received.   The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee of Colonial Bankshares, Inc., and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Attendance at Annual Meetings of Stockholders

Colonial Bankshares, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable scheduling conflicts.  All of our then-current directors attended the 2009 annual meeting of stockholders.

Executive Compensation

The following table sets forth for the years ended December 31, 2009 and 2008 certain information as to the total remuneration paid by us to Mr. Geletka, who serves as President and Chief Executive Officer, and the two most highly compensated executive officers of Colonial Bank, FSB other than Mr. Geletka (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($) (1)	Total ($)
Edward J. Geletka President, Chief Executive Officer and Director	2009	196,500	19,581	—	—	21,916	237,997
	2008	189,082	3,706	—	—	22,893	215,681

L. Joseph Stella, III Executive Vice President and Chief Financial Officer	2009	136,228	13,575	—	—	11,768	161,571
	2008	131,085	2,569	—	—	12,247	145,901

William F. Whelan Executive Vice President and Operations Officer
	2009	127,660	12,831	—	—	11,456	151,947
	2008	122,841	4,815	—	—	12,043	139,899

(1)
For 2009, includes: employer matching contributions of $6,073, $4,133 and $3,946 allocated to the accounts of Messrs. Geletka, Stella and Whelan, respectively, under the Colonial Bank, FSB 401(k) plan; the fair market value at December 31, 2009 of the shares of common stock allocated pursuant to the Colonial Bank, FSB employee stock ownership plan in 2009, representing $5,280, $3,297 and $3,279 for each of Messrs. Geletka, Stella and Whelan, respectively; unused sick pay in the amount of $5,934, $4,114 and $3,855 paid to Messrs. Geletka, Stella and Whelan, respectively; and life insurance premiums in the amount of $250, $224 and $376 paid on behalf of Messrs. Geletka, Stella and Whelan, respectively.  Also includes an automobile allowance of $4,379 for Mr. Geletka.

Salary for the Named Executive Officers is paid pursuant to Employment Agreements, which are discussed below under “—Employment Agreements.”  Amounts included in the “Bonus” column are discretionary bonuses, which are discussed below under “—Bonuses.”

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Employment Agreements.  Colonial Bank, FSB has entered into amended and restated employment agreements with Edward J. Geletka, L. Joseph Stella, III, and William F. Whelan.  The agreement for Mr. Geletka has an initial term of three years and the agreements for Messrs. Stella and Whelan each have an initial term of two years.  Unless notice of non-renewal is provided, the agreements renew annually.  The agreements provide for the payment of a base salary, which will be reviewed at least annually, and which may be increased, but not decreased.  Under the agreements, the current base salaries for Messrs. Geletka, Stella and Whelan are $192,864, $133,707 and $125,298, respectively.  In addition to the base salary, each agreement provides for, among other things, participation in bonus programs, participation in other employee pension benefit and fringe benefit plans applicable to executive employees which may not be adversely changed without approval of the executive, and reimbursement of business expenses, including fees for memberships in clubs and organizations.  Mr. Geletka’s agreement provides for the use of an automobile and reimbursement of expenses associated with the use of such automobile.  Each executive’s employment may be terminated for just cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

The executives are entitled to severance payments and benefits in the event of termination of employment under specified circumstances, including in the event the executive’s employment is terminated for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following:

(1)	the failure to elect or reelect or to appoint or reappoint the executive to his executive position;

(2)	a material change in the executive’s functions, duties, or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance or scope;

(3)	the liquidation or dissolution of Colonial Bankshares, Inc. or Colonial Bank, FSB;

(4)
a material reduction in the executive’s base salary or a relocation of the executive’s principal place of employment by more than 25 miles from its location as of the date of the employment agreement; or

(5)           a material breach of the employment agreement by Colonial Bank, FSB.

The executives will also be entitled to severance payments and benefits in the event of the executive’s involuntary termination following a change in control of Colonial Bankshares, Inc. or Colonial Bank, FSB or the executive’s resignation from employment following a change in control.  These severance payments will be equal to, for Mr. Geletka, three times the sum of his base salary and the highest rate of bonus awarded to the him during the prior three years, payable in a lump sum, and, for Messrs. Stella and Whelan, two times the sum of the base salary and highest rate of bonus awarded during the prior three years, payable in a lump sum.  In addition, Colonial Bank, FSB will continue to provide life, medical, dental and disability coverage for 36 months after termination of the agreement for Mr. Geletka, and coverage for 24 months after termination of the agreement for Messrs. Stella and Whelan.

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Upon termination of the executive’s employment for which severance payments are due, other than in connection with a change in control, the executive agrees not to compete with Colonial Bankshares, Inc. or Colonial Bank, FSB, for one year following termination of employment, within 25 miles of any existing branch of Colonial Bank, FSB or within 25 miles of any office for which Colonial Bank, FSB or a subsidiary has filed an application for regulatory approval. Should the executive become disabled, the executive would be entitled to benefits provided under any disability program sponsored by Colonial Bankshares, Inc. or Colonial Bank, FSB.  To the extent such benefits are less than the executive’s base salary, Colonial Bank, FSB would continue to pay the difference between the benefits provided under any disability program sponsored by Colonial Bank, FSB or Colonial Bankshares, Inc. and the executive’s base salary for a period of one year, and would continue to provide life, medical and dental coverage for the remaining term of the agreement or one year, whichever is longer.  In the event the executive dies while employed by Colonial Bank, FSB, the executive’s beneficiary, personal representatives or estate will be paid the executive’s base salary for one year and the executive’s family will be entitled to continuation of medical and dental benefits for two years after Mr. Geletka’s death, and one year after Mr. Stella’s or Mr. Whelan’s death.

Upon termination of the employment agreement upon retirement (as defined therein), the executive would only be entitled to benefits under any retirement plan of Colonial Bank, FSB and other plans to which the executive is a party.  The employment agreements also provide that in the event termination payments would include an “excess parachute payment” under Section 280G of the Internal Revenue Code, such benefits would be reduced to the extent necessary to avoid any such “excess benefit payment.”

Bonuses.  For the year ended December 31, 2009, we paid discretionary bonuses to our directors and officers, including our Named Executive Officers.  Our Named Executive Officers received bonuses equal to approximately 11% of their base salaries, based upon the Compensation Committee’s review of numerous performance factors, such as earnings per share, returns on average assets and average equity, credit quality, efficiency ratio, regulatory ratings, deposit growth, loan growth and asset growth, and management factors, such as teamwork, leadership and productivity.  Under the bonus plan in effect for the year ended December 31, 2008, Named Executive Officers were eligible to receive discretionary bonuses up to 30% of base salary, based upon returns on assets.  For the year ended December 31, 2008, Named Executive Officers received discretionary bonuses of approximately 2.5% of their base salary, which was less than the maximum bonuses that could have been awarded based on our returns on assets as calculated pursuant to the prior bonus plan.  These amounts are included in the “Bonus” column of the Summary Compensation Table.

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Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2009 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009 (1)
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Edward J. Geletka	26,700	17,800	—	12.47	10/19/2016	6,800	49,368	—	—

L. Joseph Stella, III	13,200	8,800	—	12.47	10/19/2016	3,400	24,684	—	—

William F. Whelan	7,200	4,800	—	12.47	10/19/2016	2,400	17,424	—	—

(1)
All equity awards noted in this table were granted pursuant to the Colonial Bankshares, Inc. 2006 Stock-based Incentive Plan, which was approved by stockholders on July 19, 2006, and represent all awards held at December 31, 2009 by the Named Executive Officers.  On October 19, 2006, the Named Executive Officers were granted shares of restricted stock and stock options.  Shares of restricted stock vest at a rate of 20% per year commencing on October 19, 2007.  Stock options vest at a rate of 20% per year commencing on October 19, 2007, have an exercise price of $12.47, the closing price on the date of grant, and expire ten years from the date of grant.

(2)	Based on the closing stock price of $7.26 per share on December 31, 2009 as reported by the NASDAQ Stock Market.

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Stock-Based Incentive Plan.  Our stockholders approved the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan (the “Incentive Plan”) at our 2006 Annual Meeting of Stockholders.  The purpose of the Incentive Plan is to provide our officers, employees and directors with additional incentives to promote our growth and performance.

The Incentive Plan authorizes the issuance of up to 310,188 shares of our common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards.  No more than 88,625 shares may be issued as restricted stock awards, and no more than 221,563 shares may be issued pursuant to the exercise of stock options.  Employees and outside directors are eligible to receive awards under the Incentive Plan.

Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards as follows:

Stock Options.  A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time.  The exercise price may not be less than the fair market value on the date the stock option is granted.  Fair market value for purposes of the Incentive Plan means the final sales price of our shares of common stock as reported on the NASDAQ Stock Market on the date the option is granted, or if our shares of common stock were not traded on such date, then on the day prior to such date or on the next preceding day on which our shares of common stock were traded, and without regard to after-hours trading activity.

Stock options are either “incentive” stock options or “non-qualified” stock options.  Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with our stock that was owned by the participant for at least six months prior to delivery, or by reduction in the number of shares deliverable pursuant to the stock option, or subject to a “cashless exercise” through a third party.  Cash may be paid in lieu of any fractional shares under the Incentive Plan and generally no fewer than 100 shares may be purchased on exercise of an award unless the total number of shares available for purchase or exercise pursuant to an award is less than 100 shares.

Stock Appreciation Rights.  Stock appreciation rights give the recipient the right to receive a payment in shares of common stock of an amount equal to the excess of the fair market value of a specified number of shares of common stock, on the date of the exercise of the stock appreciation rights, over the fair market value of the common stock on the date of the grant of the stock appreciation right, as set forth in the recipient’s award agreement.  Stock appreciation rights will not be granted unless we solely settle the stock appreciation right in common stock and there is no further ability to defer the income received on the exercise of the stock appreciation right.

Stock Awards.  Stock awards under the Incentive Plan will be granted only in whole shares of common stock.  Recipients have the rights to direct the voting of any unvested shares under such awards.  In addition, recipients have rights to dividends, if any, paid with respect to such shares.  No stock options or shares of restricted stock were granted to our Named Executive Officers during the year ended December 31, 2009.

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Employee Stock Ownership Plan and Trust.  Colonial Bank, FSB implemented an employee stock ownership plan in connection with Colonial Bankshares, Inc.’s initial public offering.  Employees with at least one year of employment with Colonial Bank, FSB are eligible to participate. As part of the offering, the employee stock ownership plan trust borrowed funds from Colonial Bankshares, Inc. and used those funds to purchase 166,398 shares of the common stock.  The shares of common stock purchased by the employee stock ownership plan are the collateral for the loan. The loan will be repaid principally from Colonial Bank, FSB through discretionary contributions to the employee stock ownership plan over a period of 15 years.  The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan will be equal to 6.00% for the term of the loan.  Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan become fully vested upon completion of five years of credited service, with credit given to participants for years of service with Colonial Bank, FSB prior to the adoption of the plan.  A participant’s interest in his account under the plan also fully vest in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan).  Vested benefits are payable in the form of shares of common stock and/or cash. Colonial Bank, FSB’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits.  Therefore, benefits payable under the employee stock ownership plan cannot be estimated.  Pursuant to Financial Accounting Standards Board Accounting Standards Codification 718-40, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.  The employee stock ownership plan will terminate in the event of a change in control.

In connection with the conversion, the trustee for our existing employee stock ownership plan is expected to purchase, on behalf of the employee stock ownership plan, 4% of the shares of common stock sold in the offering.  We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Colonial Financial Services, Inc. equal to the aggregate purchase price of the common stock.  The loan will be repaid principally through Colonial Bank, FSB’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 10-year term of the loan.  The interest rate for the employee stock ownership plan loan is expected to be the prime interest rate plus 1%, determined as of the date of the origination of the loan.  See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan.  The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants.

We reserve the right to purchase shares of common stock in the open market following the offering in order to fund all or a portion of the employee stock ownership plan.  We also reserve the right to have the employee stock ownership plan purchase more than 4% of the shares of common stock sold in the offering if necessary to complete the offering at the minimum of the offering range.

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Directors’ Compensation

The following table sets forth for the year ended December 31, 2009 certain information as to the total remuneration we paid to our directors other than Mr. Geletka.  Mr. Geletka does not receive fees for his services as a director.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2009
Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($) (2)	All other compensation ($)	Total ($)
Richard S. Allen (3)	27,434	—	—	—	27,434
Gregory J. Facemyer	35,464	—	—	—	35,464
Albert A. Fralinger, Jr.	35,500	—	—	—	35,500
Frank M. Hankins, Jr.	28,930	—	—	—	28,930
James Quinn (3)	25,184	—	—	—	25,184
John Fitzpatrick	30,134	—	—	—	30,134

(1)
Each director received an award of 4,350 shares of restricted stock granted on October 19, 2006 with a grant date fair value of $54,245 (based on a grant date fair value of $12.47 per share).  Awards vest in five equal annual installments beginning on the first anniversary of the date of grant.  As of December 31, 2009, each director had 1,740 unvested shares of restricted stock.

(2)
Each director received an award of 11,078 stock options on October 19, 2006 with a grant date fair value of $41,986 (based on a grant date fair value of $3.79 per stock option).  Each option has an exercise price of $12.47, the closing price of our common stock on the date of grant.  Options vest in five equal annual installments beginning on the first anniversary of the date of grant.  As of December 31, 2009, each director held 4,430 unexercised and unvested stock options.

(3)	Directors’ terms for Messrs. Allen and Quinn will expire at the 2010 annual meeting of stockholders.

Each of the individuals who currently serve as a director of Colonial Bankshares, Inc. also serves as a director of Colonial Bank, FSB and earns director fees in that capacity, although directors who are also employees of Colonial Bank, FSB do not receive director fees.  Each non-employee director of Colonial Bank, FSB is paid an annual retainer fee of $7,500.   The Chairman of the Board is paid a fee of $2,030 per board meeting, the Vice Chairman of the Board is paid a fee of $1,675 per board meeting and all other non-employee directors are paid a fee of $1,407 per board meeting.

Directors are eligible to participate in our Incentive Plan, described above in “—Stock-Based Incentive Plan.”  No grants were made under this plan to directors during the year ended December 31, 2009.

Transactions With Certain Related Persons

In the ordinary course of business, Colonial Bank, FSB makes loans available to its directors, officers and employees.  These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Colonial Bank, FSB.  Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to Colonial Bankshares, Inc.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to Colonial Bankshares, Inc.’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

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In accordance with the listing standards of the NASDAQ Stock Market, any transactions that would be required to be reported under this section of this document must be approved by our audit committee or another independent body of the board of directors.  In addition, any transaction with a director is reviewed by and subject to approval of the members of the board of directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to us from an unrelated party through an arms-length transaction.

Indemnification of Directors and Officers

The officers, directors, agents and employees of Colonial Financial Services, Inc. are indemnified with respect to certain actions pursuant to Colonial Financial Services, Inc.’s articles of incorporation and Maryland law.  Maryland law allows Colonial Financial Services, Inc. to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Colonial Financial Services, Inc.  No such indemnification may be given (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated, or (iii) to the extent otherwise provided by Maryland law.  The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons by our bylaws or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Benefits to be Considered Following Completion of the Conversion

Following the stock offering, we intend to adopt a new stock-based benefit plan that will provide for grants of stock options and restricted common stock awards.  The number of options granted or shares awarded under the plan may not exceed 10% and 4%, respectively, of the shares sold in the stock offering if the stock-based benefit plan is adopted within one year after the stock offering, in accordance with regulations and policy of the Office of Thrift Supervision.

The stock-based benefit plan will not be established sooner than six months after the stock offering and if adopted within one year after the stock offering would require the approval by stockholders owning a majority of the outstanding shares of Colonial Financial Services, Inc. common stock eligible to be cast.  If the stock-based benefit plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.  The following additional restrictions would apply to our stock-based benefit plan only if the plan is adopted within one year after the stock offering:

●	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

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●	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

●	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

●
any tax-qualified employee stock benefit plans and management stock benefit plans, in the aggregate, may not hold more than 10% of the shares sold in the offering, unless Colonial Bank, FSB has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock benefit plans, may be increased to up to 12% of the shares sold in the offering;

●	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

●	accelerated vesting is not permitted except for death, disability or upon a change in control of Colonial Bank, FSB or Colonial Financial Services, Inc.; and

●
our executive officers or directors must exercise or forfeit their options in the event that Colonial Bank, FSB becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

Our current intention is to present the stock-based benefit plan for stockholder approval within 12 months following the completion of the conversion or more than 12 months after the completion of the conversion.  In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under the stock-based benefit plan will be based in part on the price of Colonial Financial Services, Inc.’s common stock at the time the shares are awarded. The stock-based benefit plan is subject to stockholder approval, and cannot be implemented until at least six months after the offering.  The following table presents the total value of all shares that would be available for award and issuance under the stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	91,800 Shares Awarded at Minimum of Offering Range	108,000 Shares Awarded at Midpoint of Offering Range	124,200 Shares Awarded at Maximum of Offering Range	142,830 Shares Awarded at Maximum of Offering Range, As Adjusted
(In thousands, except share price information)

$8.00	$734	$864	$994	$1,143
10.00	918	1,080	1,242	1,428
12.00	1,102	1,296	1,490	1,714
14.00	1,285	1,512	1,739	2,000

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The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of common stock of Colonial Financial Services, Inc. at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted.  The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share.

Exercise Price	Grant-Date Fair Value Per Option	229,500 Options at Minimum of Range	270,000 Options at Midpoint of Range	310,500 Options at Maximum of Range	357,075 Options at Maximum of Range, As Adjusted
(In thousands, except exercise price and fair value information)

$8.00	$3.21	$737	$867	$997	$1,146
10.00	4.01	920	1,083	1,245	1,432
12.00	4.81	1,104	1,299	1,494	1,718
14.00	5.61	1,287	1,515	1,742	2,003

The tables presented above are provided for informational purposes only.  There can be no assurance that our stock price will not trade below $10.00 per share.  Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 12.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Colonial Bankshares, Inc. has approved the engagement of ParenteBeard LLC to be our independent registered public accounting firm for the year ending December 31, 2010, subject to the ratification of the engagement by our stockholders.  At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of ParenteBeard LLC for the year ending December 31, 2010.  A representative of ParenteBeard LLC is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by ParenteBeard LLC during the years ended December 31, 2009 and 2008:

Audit Fees.  The aggregate fees billed to us for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements were $114,250 and $107,500 during the years ended December 31, 2009 and 2008, respectively.

Audit Related Fees.  There were no fees billed to us for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “—Audit Fees,” above, during the years ended December 31, 2009 and 2008.

Tax Fees.  The aggregate fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance were $16,000 and $15,000 during the years ended December 31, 2009 and 2008, respectively.

All Other Fees.  There were no fees billed to us during the years ended December 31, 2009 and 2008 that are not described above.

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 The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by ParenteBeard LLC, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit.  The Audit Committee pre-approved 100% of the tax fees described above during the years ended December 31, 2009 and 2008.

In order to ratify the selection of ParenteBeard LLC as independent registered public accounting firm for the year ending December 31, 2010, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected.  The Audit Committee of the board of directors recommends a vote “FOR” the ratification of ParenteBeard LLC as independent registered public accounting firm for the year ending December 31, 2010.

Change in Independent Registered Public Accounting Firm

On October 1, 2009, Colonial Bankshares, Inc. was notified that the audit practice of Beard Miller Company LLP, an independent registered public accounting firm, was combined with ParenteBeard LLC in a transaction pursuant to which Beard Miller Company LLP combined its operations with ParenteBeard LLC and certain of the professional staff and partners of Beard Miller Company LLP joined ParenteBeard LLC either as employees or partners of ParenteBeard LLC.  On October 1, 2009, Beard Miller Company LLP resigned as the auditors of Colonial Bankshares, Inc. and, with the approval of the Audit Committee of Colonial Bankshares, Inc.’s Board of Directors, ParenteBeard LLC was engaged as Colonial Bankshares, Inc.’s independent registered public accounting firm.

During the fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through October 1, 2009, Colonial Bankshares, Inc. did not consult with ParenteBeard LLC regarding any item requiring disclosure under Item 304(a)(2) of Securities and Exchange Commission Regulation S-K.

The report of the independent registered public accounting firm of Beard Miller Company LLP regarding Colonial Bankshares, Inc.’s financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through October 1, 2009, the date of resignation, there were no (1) disagreements with Beard Miller Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard Miller Company LLP would have caused it to make reference to such disagreement in its reports or (2) reportable events under Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K.

PROPOSAL 4 — ADJOURNMENT OF THE ANNUAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the annual meeting, the proposals may not be approved unless the annual meeting is adjourned to a later date or dates in order to permit further solicitation of proxies.  In order to allow proxies that have been received by Colonial Bankshares, Inc. at the time of the annual meeting to be voted for an adjournment, if necessary, Colonial Bankshares, Inc. has submitted the question of adjournment to its stockholders as a separate matter for their consideration.  The board of directors of Colonial Bankshares, Inc. recommends that stockholders vote “FOR” the adjournment proposal.  If it is necessary to adjourn the annual meeting, no notice of the adjourned annual meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the annual meeting of the hour, date and place to which the annual meeting is adjourned.

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The board of directors recommends that you vote “FOR” the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the plan of conversion.

PROPOSALS 5a THROUGH 5c — INFORMATIONAL PROPOSALS RELATED TO THE
ARTICLES OF INCORPORATION AND BYLAWS OF
COLONIAL FINANCIAL SERVICES, INC.

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Colonial Bankshares, Inc. has approved each of the informational proposals numbered 5a through 5c, all of which relate to provisions included in the articles of incorporation or bylaws of Colonial Financial Services, Inc. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public stockholders of Colonial Bankshares, Inc., whose rights are presently governed by the charter and bylaws of Colonial Bankshares, Inc., will become stockholders of Colonial Financial Services, Inc., whose rights will be governed by the articles of incorporation and bylaws of Colonial Financial Services, Inc.  The following informational proposals address the material differences between the governing documents of the two companies.  This discussion is qualified in its entirety by reference to the charter and bylaws of Colonial Bankshares, Inc. and the articles of incorporation and bylaws of Colonial Financial Services, Inc.  See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws that are summarized as informational proposals 5a through 5c were approved as part of the process in which the board of directors of Colonial Bankshares, Inc. approved the plan of conversion.  These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion.  Colonial Bankshares, Inc.’s stockholders are not being asked to approve these informational proposals at the annual meeting.  While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of Colonial Financial Services, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Colonial Financial Services, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

43

Informational Proposal 5a. – Approval of a Provision in Colonial Financial Services, Inc.’s Articles of Incorporation Requiring a Super-Majority Vote to Approve Certain Amendments to Colonial Financial Services, Inc.’s Articles of Incorporation.  No amendment of the charter of Colonial Bankshares, Inc. may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.  The articles of incorporation of Colonial Financial Services, Inc. generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, D and E of Article Fifth (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities and Majority Vote), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Approval of Certain Business Combinations), Article 11 (Indemnification, etc. of Directors and Officers), Article 12 (Limitation of Liability) and Article 13 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.

These limitations on amendments to specified provisions of Colonial Financial Services, Inc.’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote.  While this limits the ability of stockholders to amend those provisions, Colonial Bankshares, MHC, as a 55.0% stockholder, currently can effectively block any stockholder proposed change to the charter.

The requirement of a super-majority stockholder vote to amend specified provisions of Colonial Financial Services, Inc.’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror.  The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Colonial Financial Services, Inc. and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of a provision in Colonial Financial Services, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Colonial Financial Services, Inc.’s articles of incorporation.

Informational Proposal 5b. – Approval of a Provision in Colonial Financial Services, Inc.’s Bylaws Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to Colonial Financial Services, Inc.’s Bylaws.  An amendment to Colonial Bankshares, Inc.’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Office of Thrift Supervision. The bylaws of Colonial Financial Services, Inc. provide that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

The requirement of a super-majority stockholder vote to amend the bylaws of Colonial Financial Services, Inc. is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders.  While this limits the ability of stockholders to amend the bylaws, Colonial Bankshares, MHC, as a 55.0% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the board of directors of both Colonial Bankshares, Inc. and Colonial Financial Services, Inc. may by a majority vote amend either company’s bylaws.

44

This provision in Colonial Financial Services, Inc.’s bylaws could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Colonial Financial Services, Inc. and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of the provision in Colonial Financial Services, Inc.’s bylaws requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Colonial Financial Services, Inc.’s bylaws.

Informational Proposal 5c. – Approval of a Provision in Colonial Financial Services, Inc.’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of Colonial Financial Services, Inc.’s Outstanding Voting Stock.  The articles of incorporation of Colonial Financial Services, Inc. provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by Colonial Financial Services, Inc. to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to any employee benefit plan of Colonial Financial Services, Inc. or any subsidiary or a trustee of a plan.

The charter of Colonial Bank, FSB will provide that, for a period of five years from the effective date of the conversion, no person shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock.  The foregoing restriction does not apply to:

●	the purchase of shares by underwriters in connection with a public offering; or

●	the purchase of shares by any employee benefit plan of Colonial Bankshares, Inc. or any subsidiary.

The provision in Colonial Financial Services, Inc.’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of Colonial Financial Services, Inc.’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of Colonial Financial Services, Inc. common stock and thereby gain sufficient voting control so as to cause Colonial Financial Services, Inc. to effect a transaction that may not be in the best interests of Colonial Financial Services, Inc. and its stockholders generally.  This provision will not prevent a stockholder from seeking to acquire a controlling interest in Colonial Financial Services, Inc., but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder.  The board of directors of Colonial Financial Services, Inc. believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transaction and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal.  This provision in Colonial Financial Services, Inc.’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction.  Thus, it may be deemed to have an anti-takeover effect.

45

The board of directors recommends that you vote “FOR” the approval of a provision in Colonial Financial Services, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Colonial Financial Services, Inc.’s outstanding voting stock.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF
COLONIAL BANKSHARES, INC. AND SUBSIDIARIES

[Same as the offering prospectus]

FORWARD-LOOKING STATEMENTS

[Same as the offering prospectus]

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

[Same as the offering prospectus]

OUR DIVIDEND POLICY

[Same as the offering prospectus]

MARKET FOR THE COMMON STOCK

[Same as the offering prospectus]

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[Same as the offering prospectus]

CAPITALIZATION

[Same as the offering prospectus]

PRO FORMA DATA

[Same as the offering prospectus]

46

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

[Same as the offering prospectus]

BUSINESS OF COLONIAL FINANCIAL SERVICES, INC.

[Same as the offering prospectus]

BUSINESS OF COLONIAL BANKSHARES, INC. AND COLONIAL BANK, FSB

[Same as the offering prospectus]

SUPERVISION AND REGULATION

[Same as the offering prospectus]

TAXATION

[Same as the offering prospectus]

MANAGEMENT

[Same as the offering prospectus]

BENEFICIAL OWNERSHIP OF COMMON STOCK

[Same as the offering prospectus]

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[Same as the offering prospectus]

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING
STOCKHOLDERS OF COLONIAL BANKSHARES, INC.

[Same as the offering prospectus]

RESTRICTIONS ON ACQUISITION OF COLONIAL FINANCIAL SERVICES, INC.

47

[Same as the offering prospectus]

DESCRIPTION OF CAPITAL STOCK OF COLONIAL FINANCIAL SERVICES, INC.
FOLLOWING THE CONVERSION

[Same as the offering prospectus]

TRANSFER AGENT

The transfer agent and registrar for Colonial Financial Services, Inc.’s common stock is Registrar and Transfer Company, Cranford, New Jersey.

EXPERTS

The consolidated financial statements of Colonial Bankshares, Inc. as of December 31, 2009 and 2008, and for the years then ended appearing in this proxy statement/prospectus and elsewhere in the registration statement have been audited by ParenteBeard LLC, independent registered public accountants, as stated in their reports with respect thereto, and are included herein in reliance given upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Colonial Financial Services, Inc., Colonial Bankshares, MHC, Colonial Bankshares, Inc. and Colonial Bank, FSB, will issue to Colonial Financial Services, Inc. its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion.  ParenteBeard LLC has provided an opinion to us regarding the New Jersey income tax consequences of the conversion.  Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Sonnenschein Nath & Rosenthal LLP., Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Colonial Financial Services, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this proxy statement/prospectus does not contain all the information set forth in the registration statement.  Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates.  The Securities and Exchange Commission telephone number is 1-800-SEC-0330.  In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Colonial Financial Services, Inc.  The statements contained in this proxy statement/prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

48

Colonial Bankshares, MHC has filed with the Office of Thrift Supervision an application on Form AC with respect to the conversion. This proxy statement/prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311. Our plan of conversion and reorganization is available, upon request, at each of our banking offices.

In connection with the offering, Colonial Financial Services, Inc. will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Colonial Financial Services, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934.  Under the plan of conversion and reorganization, Colonial Financial Services, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the offering.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 2745 S. Delsea Drive, Vineland, New Jersey 08360, no later than _______________, 2010.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING

Provisions of Colonial Bankshares, Inc.’s Bylaws.  Under Colonial Bankshares, Inc.’s Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders.  These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than five days in advance of such meeting, subject to certain exceptions) by the Secretary of Colonial Bankshares, Inc.

Provisions of Colonial Financial Services, Inc.’s Bylaws.  Colonial Financial Services, Inc.’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, Colonial Financial Services, Inc. Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

49

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Colonial Financial Services, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Colonial Financial Services, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of Colonial Financial Services, Inc.’s Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Colonial Financial Services, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The 2011 annual meeting of stockholders is expected to be held May 19, 2011.  If the conversion is completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 18, 2011 and no later than February 28, 2011.  If notice is received before February 18, 2011 or after February 28, 2011, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.  If the conversion is not completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by May 16, 2011.  If notice is received after May 16, 2011, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

50

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the annual meeting other than the matters described above in the proxy statement/prospectus.  However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

A COPY OF COLONIAL BANKSHARES, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 2745 S. DELSEA DRIVE, VINELAND, NEW JERSEY OR BY CALLING (856) 205-0058.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement/prospectus, including the Notice of the Annual Meeting of Stockholders, is available on the internet at www.cfpproxy.com/5833.

51

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
COLONIAL BANKSHARES, INC. AND ITS SUBSIDIARIES

[Same as the offering prospectus]

[Financial Statements that are the same as the offering prospectus to appear here]

F-1

PART II:		INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.		Other Expenses of Issuance and Distribution
			Amount (1)

	*	Registrant’s Legal Fees and Expenses	$525,000
	*	Registrant’s Accounting Fees and Expenses	105,000
	*	Conversion Agent and Data Processing Fees	25,000
	*	Marketing Agent Fees (1)	1,410,000
	*	Marketing Agent Expenses (Including Legal Fees and Expenses)	160,000
	*	Appraisal Fees and Expenses	50,000
	*	Printing, Postage, Mailing and EDGAR Fees	174,000
	*	Filing Fees (OTS, Nasdaq, FINRA and SEC)	31,500
	*	Transfer Agent Fees and Expenses	12,500
	*	Business Plan Fees and Expenses	45,000
	*	Proxy Solicitor Fees and Expenses	45,000
	*	Other	60,000
	*	Total	$2,643,000

*             Estimated
(1)
Colonial Financial Services, Inc. has retained Stifel, Nicolaus & Company, Incorporated to assist in the sale of common stock on a best efforts basis in the offerings.  Fees are estimated at the adjusted maximum of the offering range, assuming 40% of the shares are sold in the subscription and community offerings and 60% of the shares are sold in the syndicated community offering.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Colonial Financial Services, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10.  Indemnification, etc. of Directors and Officers.

A.            Indemnification.  The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.            Procedure.  If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit.  It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.            Non-Exclusivity.  The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.            Insurance.  The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.            Miscellaneous.  The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder.  The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.            Limitations Imposed by Federal Law.  Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11.  Limitation of Liability.  An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL.  If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.                 Recent Sales of Unregistered Securities

Not Applicable.

Item 16.                 Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

  (a)             List of Exhibits
1.1	Engagement Letter between Colonial Bankshares, MHC, Colonial Financial Services, Inc., Colonial Bank, FSB and Stifel, Nicolaus & Company, Incorporated
1.2	Form of Agency Agreement between Colonial Bankshares, MHC, Colonial Financial Services, Inc., Colonial Bank, FSB and Colonial Bankshares, Inc., and Stifel, Nicolaus & Company, Incorporated
2	Plan of Conversion and Reorganization
3.1	Articles of Incorporation of Colonial Financial Services, Inc.
3.2	Bylaws of Colonial Financial Services, Inc.
4	Form of Common Stock Certificate of Colonial Financial Services, Inc.
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered
8.1	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.
8.2	Form of State Tax Opinion
10.1	Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan (1)
10.2	Form of Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan Stock Option Agreement (Outside Directors) (2)
10.3	Form of Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan Stock Option Agreement (Employees) (2)
10.4	Form of Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan Restricted Stock Award Notice (Outside Directors) (2)
10.5	Form of Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan Restricted Stock Award Notice (Employees) (2)
10.6	Employment Agreement By and Between Colonial Bank, FSB and Edward J. Geletka (3)
10.7	Employment Agreement By and Between Colonial Bank, FSB and L. Joseph Stella, III (4)
10.8	Employment Agreement By and Between Colonial Bank, FSB and William F. Whelan (5)
10.9	Amended and Restated Employment Agreement with Edward J. Geletka (6)
10.10	Amended and Restated Employment Agreement with L. Joseph Stella, III (7)
10.11	Amended and Restated Employment Agreement with William F. Whelan (8)
10.12	Bonus Plan, including amendments (9)
21	Subsidiaries of Registrant
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)
23.2	Consent of ParenteBeard LLC
23.3	Consent of RP Financial, LC.
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between Colonial Bank, FSB and RP Financial, LC.
99.2	Letter of RP Financial, LC. with respect to Subscription Rights
99.3	Appraisal Report of RP Financial, LC.**
99.4	Marketing Materials
99.5	Stock Order and Certification Form
99.6	Data Conversion Engagement Letter with Stifel, Nicolaus & Company, Incorporated
99.7	Letter of RP Financial, LC. with respect to Liquidation Account

*	To be filed supplementally
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

(1)
Incorporated by reference to the Definitive Proxy Statement for the Annual Meeting of Stockholders of Colonial Bankshares held July 20, 2006 (File no. 000-51385), filed with the Securities and Exchange Commission on June 15, 2006.

(2)	Incorporated by reference to the Current Report on Form 8-K of Colonial Bankshares, Inc. (File no. 000-51385), filed with the Securities and Exchange Commission on October 23, 2006.
(3)
Incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on November 14, 2006.

(4)
Incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on November 14, 2006.

(5)
Incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on November 14, 2006.

(6)
Incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K for the year ended December 31, 2008 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on March 31, 2009.

(7)
Incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K for the year ended December 31, 2008 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on March 31, 2009.

(8)
Incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K for the year ended December 31, 2008 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on March 31, 2009.

(9)
Incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K for the year ended December 31, 2008 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on March 31, 2009.

  (b)           Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.                 Undertakings

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vineland, State of New Jersey on March 15, 2010.

COLONIAL FINANCIAL SERVICES, INC.

By:	/s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Colonial Financial Services, Inc. (the “Company”) hereby severally constitute and appoint Edward J. Geletka as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Edward J. Geletka may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Edward J. Geletka shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Edward J. Geletka	President, Chief Executive Officer and	March 15, 2010
Edward J. Geletka	Director (Principal Executive Officer)

/s/ L. Joseph Stella, III	Executive Vice President and Chief	March 15, 2010
L. Joseph Stella, III	Financial Officer (Principal Financial and Accounting Officer)

/s/ Albert A. Fralinger, Jr.	Chairman of the Board	March 15, 2010
Albert A. Fralinger, Jr.

/s/ Gregory J. Facemyer	Vice Chairman of the Board	March 15, 2010
Gregory J. Facemyer

/s/ John Fitzpatrick	Director	March 15, 2010
John Fitzpatrick

/s/ Frank M. Hankins, Jr.	Director	March 15, 2010
Frank M. Hankins, Jr.

As filed with the Securities and Exchange Commission on March 17, 2010

 Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
TO
REGISTRATION STATEMENT
ON
FORM S-1

Colonial Financial Services, Inc.
Vineland, New Jersey

EXHIBIT INDEX

1.1	Engagement Letter between Colonial Bankshares, MHC, Colonial Financial Services, Inc., Colonial Bank, FSB and Stifel, Nicolaus & Company, Incorporated
1.2	Form of Agency Agreement between Colonial Bankshares, MHC, Colonial Financial Services, Inc., Colonial Bank, FSB and Colonial Bankshares, Inc., and Stifel, Nicolaus & Company, Incorporated
2	Plan of Conversion and Reorganization
3.1	Articles of Incorporation of Colonial Financial Services, Inc.
3.2	Bylaws of Colonial Financial Services, Inc.
4	Form of Common Stock Certificate of Colonial Financial Services, Inc.
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered
8.1	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.
8.2	Form of State Tax Opinion
10.1	Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan (1)
10.2	Form of Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan Stock Option Agreement (Outside Directors) (2)
10.3	Form of Colonial Bankshares, Inc. 2006 stock-Based Incentive Plan Stock Option Agreement (Employees) (2)
10.4	Form of Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan Restricted Stock Award Notice (Outside Directors) (2)
10.5	Form of Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan Restricted Stock Award Notice (Employees) (2)
10.6	Employment Agreement By and Between Colonial Bank, FSB and Edward J. Geletka (3)
10.7	Employment Agreement By and Between Colonial Bank, FSB and L. Joseph Stella, III (4)
10.8	Employment Agreement By and Between Colonial Bank, FSB and William F. Whelan (5)
10.9	Amended and Restated Employment Agreement with Edward J. Geletka (6)
10.10	Amended and Restated Employment Agreement with L. Joseph Stella, III (7)
10.11	Amended and Restated Employment Agreement with William F. Whelan (8)
10.12	Bonus Plan, including amendments (9)
21	Subsidiaries of Registrant
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)
23.2	Consent of ParenteBeard LLC
23.3	Consent of RP Financial, LC.
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between Colonial Bank, FSB and RP Financial, LC.
99.2	Letter of RP Financial, LC. with respect to Subscription Rights
99.3	Appraisal Report of RP Financial, LC.**
99.4	Marketing Materials
99.5	Stock Order and Certification Form
99.6	Data Conversion Engagement Letter with Stifel, Nicolaus & Company, Incorporated
99.7	Letter of RP Financial, LC. with respect to Liquidation Account

*	To be filed supplementally
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.
(1)
Incorporated by reference to the Definitive Proxy Statement for the Annual Meeting of Stockholders of Colonial Bankshares held July 20, 2006 (File no. 000-51385), filed with the Securities and Exchange Commission on June 15, 2006.

(2)	Incorporated by reference to the Current Report on Form 8-K of Colonial Bankshares, Inc. (File no. 000-51385), filed with the Securities and Exchange Commission on October 23, 2006.
(3)
Incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on November 14, 2006.

(4)
Incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on November 14, 2006.

(5)
Incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on November 14, 2006.

(6)
Incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K for the year ended December 31, 2008 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on March 31, 2009.

(7)
Incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K for the year ended December 31, 2008 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on March 31, 2009.

(8)
Incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K for the year ended December 31, 2008 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on March 31, 2009.

(9)
Incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K for the year ended December 31, 2008 of Colonial Bankshares (File no. 000-51385), filed with the Securities and Exchange Commission on March 31, 2009.